                                                   RULE NO. 424(b)(5)
                                                   REGISTRATION NO. 333-61783


PROSPECTUS SUPPLEMENT (To Prospectus dated August 3, 1999)

                          Approximately $320,100,000
             Corporate Lease-Backed Certificates, Series 1999-CLF1
               Bear Stearns Commercial Mortgage Securities Inc.
                                   Depositor
Capital Lease Funding, L.P.                       Bedford Capital Funding Corp.
                                 Loan Sellers
  The Trust:

  . The trust's assets will consist primarily of 170 corporate and United
    States post office lease-backed loans which, with the support of enhancements described in this prospectus supplement, generally require payments sufficient to make all payments due on the loans through maturity.

  . The loans are secured by an assignment of leases and rents, as well as first liens on commercial properties.

  . Office properties, retail properties and United States post offices will represent additional security for a material concentration of these loans.

  The Certificates:

  . The Series 1999-CLF1 Corporate Lease-Backed Certificates will consist of twelve classes of certificates, some of which are not offered by this prospectus supplement and the accompanying prospectus.

  . Only the Class A certificates are offered pursuant to this prospectus supplement and the accompanying prospectus. The Class A certificates are divided into Class A-1, Class A-2, Class A-3 and Class A-4 certificates. This prospectus supplement and the accompanying prospectus relate only to the offered certificates.

  . The non-offered certificates consist of Class X, Class B, Class C, Class
    D, Class E, Class F certificates and the residual certificates, which will consist of the Class R-I and Class R-II certificates.

  . MBIA Insurance Corporation will unconditionally and irrevocably guarantee to the Trustee, for the benefit of holders of the Class A certificates, the timely payment of any interest accrued on the Class A certificates, the timely distribution (subject to the limitations described herein) of scheduled principal to which they are entitled and the final payment of principal no later than August 2018.
                                     MBIA
  Certain characteristics of the offered certificates include:

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                     Initial                    Assumed Final      Rated Final
                   Certificate  Pass-Through     Distribution      Distribution        Ratings
Class              Balance (1)      Rate           Date (2)          Date (3)     (S&P/Moody's) (4)
---------------------------------------------------------------------------------------------------
Class A-1......    $29,132,000      6.730%(5)    May 20, 2003      May 20, 2030        AAA/Aaa
---------------------------------------------------------------------------------------------------
Class A-2......    $25,481,000      7.000%(5)  October 20, 2005    May 20, 2030        AAA/Aaa
---------------------------------------------------------------------------------------------------
Class A-3......   $110,676,000      7.000%(5)  October 20, 2012    May 20, 2030        AAA/Aaa
---------------------------------------------------------------------------------------------------
Class A-4......   $154,811,000      7.000%(5)  August 20, 2018     May 20, 2030        AAA/Aaa

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                         (footnotes to table on following page)

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these offered securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  You should carefully consider the risk factors beginning on page S-24 in this prospectus supplement and page 18 in the accompanying prospectus.

  Payments on the loans backed by corporate and United States post office leases, with the support of certain enhancements, represent the sole source of payment on these securities. The certificates will represent interests only in the trust and will not represent interests in or obligations of the depositor, nor interests in or obligations of either of the loan sellers. Neither the certificates nor the underlying loans are insured or guaranteed by any governmental agency.

  The underwriters, Bear, Stearns & Co. Inc., Banc of America Securities LLC, and Prudential Securities Incorporated will purchase the offered certificates from Bear Stearns Commercial Mortgage Securities Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about August 31, 1999.

Bear, Stearns & Co. Inc. Banc of America Securities LLC   Prudential Securities

                                August 10, 1999

             Footnotes to Table on Cover of Prospectus Supplement

(1) Subject to a variance of plus or minus 5%.
(2) The "Assumed Final Distribution Date" with respect to any class of offered certificates is the distribution date on which the final distribution would occur for such class of certificates based upon the assumptions, among others, that all payments are made when due and that no loan is prepaid, in whole or in part, prior to its stated maturity. The actual performance and experience of the loans will likely differ from such assumptions. See "Yield and Maturity Considerations" in this prospectus supplement for a complete list of modelling assumptions.
(3) The "Rated Final Distribution Date" for each class of offered certificates has been set at the first distribution date that follows two years after the end of the amortization term for the loan that, as of August 15, 1999, has the longest remaining amortization term, irrespective of its scheduled maturity. See "Ratings" in this prospectus supplement.
(4) It is a condition to their issuance that the classes of offered certificates be assigned ratings by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's"; and, together with S&P, the "Rating Agencies") no lower than those set forth above, and that such rating be assigned without regard to the MBIA policy. The ratings on the offered certificates do not represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent prepayment premiums will be received.
(5) The pass-through rates for the Class A-1, Class A-2, Class A-3 and Class A-4 certificates for each distribution date will be equal to their respective fixed rates per annum as set forth in the table; provided that such pass-through rates will not exceed the weighted average Net Loan Rate (as defined in this prospectus supplement) for any distribution date.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
EXECUTIVE SUMMARY.........................................................  S-7
SUMMARY OF PROSPECTUS SUPPLEMENT.......................................... S-10
RISK FACTORS.............................................................. S-24
RISKS RELATED TO THE CERTIFICATES......................................... S-24
 Lack of Control Over Trust Fund.......................................... S-24
 Certificates Not Obligations of Depositor, Loan Sellers or Underwriters;
  No Remedy Other than Limited Repurchase Obligations..................... S-24
 Yield Considerations..................................................... S-24
 Prepayments and Repurchases.............................................. S-25
 Borrower Default......................................................... S-26
 Bankruptcy Proceedings................................................... S-27
 Advance Interest and Other Payments...................................... S-28
 Use of Net Proceeds Account.............................................. S-29
 Different Timing of Loan Amortization.................................... S-29
 Potential Conflicts of Interest.......................................... S-29
 Year 2000 Disruptions.................................................... S-30
RISKS RELATED TO THE LOANS................................................ S-30
 Credit Quality of Credit Lease Tenants and Guarantors.................... S-30
 Factors Affecting Lease Enhancement Policy Proceeds...................... S-31
 Factors Affecting Extended Amortization Policy Proceeds.................. S-32
 Balloon Payments......................................................... S-33
 Certain USPS Lease Loan Final Payments................................... S-33
 Factors Affecting Servicer Protective Actions............................ S-34
 Factors Affecting Credit Tenant Leases with U.S. Postal Service.......... S-35
 Federal Assignment of Claims Act......................................... S-36
 USPS Lease Loans Differ From Corporate Lease Loans....................... S-36
 Factors Affecting Possible Foreclosure and Liquidation Proceeds;
  Limitations on Foreclosure.............................................. S-37
 Nature of the Mortgaged Properties....................................... S-38
 Risks Particular to Tenant Industry Segments............................. S-39
 Limited Assets and Obligations of the Borrowers.......................... S-41
 Environmental Considerations............................................. S-41
 Multi-Borrower Note; Limited Cross-Collateralization..................... S-41
 Geographic Concentration................................................. S-42

                                                                           Page
                                                                           ----
 Other Concentrations..................................................... S-42
 Prepayment Premiums...................................................... S-44
 Limited Information...................................................... S-45
 Litigation............................................................... S-45
 Other Risks.............................................................. S-45
DESCRIPTION OF THE LOAN POOL.............................................. S-46
 General.................................................................. S-46
 Certain Terms and Conditions of the Loans................................ S-48
 Changing Terms........................................................... S-51
 Significant Loans and Tenants............................................ S-51
 Additional Loan Information.............................................. S-61
 Certain Underwriting Matters............................................. S-62
 The Loan Sellers......................................................... S-65
 Assignment of the Loans;
  Repurchases............................................................. S-65
 Representations and Warranties; Repurchases.............................. S-67
 Changes in Loan Pool Characteristics..................................... S-74
THE CREDIT LEASES......................................................... S-75
 General.................................................................. S-75
 Credit Lease Term........................................................ S-75
 Amounts Payable Under the Credit Leases.................................. S-75
 Assignment and Subleasing................................................ S-76
 Estoppel Letters......................................................... S-76
 Insurance................................................................ S-76
 Credit Lease Defaults by Credit Lease Tenant............................. S-77
 Credit Lease Tenant's Self-Help; Right of Offset......................... S-77
 Operating Covenants; Credit Lease Tenant Alterations..................... S-78
 Other Borrower Obligations; Credit Lease Tenant Rent Abatement and Lease
  Termination Rights...................................................... S-78
 Borrower Obligations; USPS Credit Lease Tenant Rent Abatement and Lease
  Termination Rights...................................................... S-81
SERVICING OF THE LOANS.................................................... S-82
 General.................................................................. S-82
 The Master Servicer and the Special Servicer............................. S-85
 Sub-Servicers............................................................ S-86
 Servicing Compensation and Payment of Expenses........................... S-86
 Events of Default........................................................ S-89
 Rights Upon Event of Default............................................. S-89

                               TABLE OF CONTENTS

                                                                           Page
                                                                           -----
 Evidence as to Compliance................................................  S-90
 Modifications, Waivers, Amendments and Consents..........................  S-90
 Sale of Defaulted Loans..................................................  S-91
 Limitations on Foreclosure...............................................  S-92
 REO Properties...........................................................  S-93
 Inspections; Collection of Operating Information.........................  S-94
 Termination of the Special Servicer......................................  S-94
DESCRIPTION OF THE CERTIFICATES...........................................  S-95
 General..................................................................  S-95
 Registration and Denominations...........................................  S-95
 Distributions on the Certificates........................................  S-96
 Assumed Final Distribution Date; Rated Final Distribution Date........... S-103
 Subordination; Allocation of Losses and Certain Expenses................. S-104
 Appraisal Reduction Amounts.............................................. S-105
 Advances................................................................. S-106
 Servicer Protective Actions.............................................. S-108
 Accounts................................................................. S-108
 Reports to Certificateholders; Certain Available Information............. S-111
 Voting Rights............................................................ S-115
 Termination.............................................................. S-115
THE TRUSTEE AND THE FISCAL AGENT.......................................... S-116
 The Trustee.............................................................. S-116
 Certain Matters Regarding the Trustee.................................... S-116
 The Fiscal Agent......................................................... S-116
THE ENHANCEMENT INSURER................................................... S-117

                                                                          Page
                                                                          -----
THE EXTENSION INSURER.................................................... S-117
THE RESIDUAL VALUE INSURERS.............................................. S-117
DESCRIPTION OF THE MBIA POLICY........................................... S-118
THE CERTIFICATE INSURER.................................................. S-119
 MBIA.................................................................... S-119
 MBIA Financial Information.............................................. S-120
 Where You Can Obtain Additional Information About MBIA.................. S-121
 Year 2000 Readiness Disclosure.......................................... S-121
 Financial Strength Ratings of MBIA...................................... S-121
YIELD AND MATURITY CONSIDERATIONS........................................ S-122
 Yield Considerations.................................................... S-122
 Weighted Average Lives.................................................. S-124
USE OF PROCEEDS.......................................................... S-130
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................................. S-130
 General................................................................. S-130
 Status of Offered Certificates.......................................... S-130
 Discount and Premium; Prepayment Premiums............................... S-130
 Possible Taxes on Income From Foreclosure Property and Other Taxes...... S-131
 Reporting Requirements.................................................. S-131
CERTAIN ERISA CONSIDERATIONS............................................. S-131
LEGAL INVESTMENT......................................................... S-134
METHOD OF DISTRIBUTION................................................... S-135
LEGAL MATTERS............................................................ S-135
EXPERTS.................................................................. S-136
RATINGS.................................................................. S-136
INDEX OF PRINCIPAL DEFINITIONS........................................... S-137

                    IMPORTANT NOTICE ABOUT THIS PROSPECTUS
                  SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

  In this prospectus supplement, "we" refers to the depositor, Bear Stearns Commercial Mortgage Securities Inc., and "you" refers to a prospective investor in the offered certificates.

  We tell you about the offered certificates in two separate documents that progressively provide more details. These documents are:

  . the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and

  . this prospectus supplement, which describes the specific terms of the offered certificates.

  The accompanying prospectus contains general information about mortgage pass-through certificates we might offer publicly although some of the information may not apply to the Series 1999-CLF1 Corporate Lease-Backed Certificates or the particular classes of Series 1999-CLF1 Corporate Lease-Backed Certificates being offered. This prospectus supplement describes the specific terms of the series of pass-through certificates being offered to you.

  If we describe terms of the series of pass-through certificates offered hereby differently in this prospectus supplement than we do in the prospectus, you should rely on the information in this prospectus supplement rather than on the more general information in the prospectus. However, you should carefully review this prospectus supplement and the accompanying prospectus together, because neither one by itself provides complete information about the series of pass-through certificates offered hereby.

  You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

  This prospectus supplement begins with several introductory sections describing the Series 1999-CLF1 and the trust in abbreviated form:

  . Executive Summary, which begins on page S-7 of this prospectus supplement and shows certain characteristics of the offered certificates in tabular form;

  . Summary of Prospectus Supplement, which begins on page S-10 of this prospectus supplement and gives a brief introduction of the key features of Series 1999-CLF1 and the loans; and

  . Risk Factors, which begins on page S-24 of this prospectus supplement and describes certain risks that apply to Series 1999-CLF1 which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

  This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

  Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page S-137 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Significant Definitions" beginning on page 110 in the prospectus. Terms that are used but not defined in this prospectus supplement will have the meanings specified in the prospectus.


                               ----------------

  Whenever we use words like "intends," "anticipates" or "expects" or similar words in this prospectus supplement, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control, that could cause actual results to differ materially from what we think they will be. Any forward-looking statements in this prospectus supplement speak only as of the date of this prospectus supplement. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus supplement to reflect any change in our expectation with respect to the subject of such forward-looking statement or to reflect any change in events, conditions or circumstances on which any such forward-looking statement is based.

                               EXECUTIVE SUMMARY

  The following executive summary does not include all relevant information relating to the offered certificates and the loans. In particular, this executive summary does not address the risks and special considerations involved with an investment in the offered certificates, and prospective investors should carefully review the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus before making any investment decision. Certain capitalized terms used in this executive summary may be defined elsewhere in this prospectus supplement, including in Annex A attached to this prospectus supplement, or in the accompanying prospectus.

                                      Approximate
                        Initial        Percentage
                      Certificate          of      Approximate                               Weighted
                       Balance or      Aggregate     Initial                     Pass-        Average
                        Notional      Cut-off Date   Credit                     Through        Life       Principal
  Class   Ratings (1)  Amount (2)       Balance      Support     Description     Rate       (years) (3)  Window (3)
---------------------------------------------------------------------------------------------------------------------
  Offered Certificates
---------------------------------------------------------------------------------------------------------------------
  A-1       AAA/Aaa    $29,132,000        7.60%        16.5%    Fixed Rate(5)   6.7300%         2.00      9/99 - 5/03
---------------------------------------------------------------------------------------------------------------------
  A-2       AAA/Aaa    $25,481,000        6.65%        16.5%    Fixed Rate(5)   7.0000%         5.00     5/03 - 10/05
---------------------------------------------------------------------------------------------------------------------
  A-3       AAA/Aaa   $110,676,000       28.87%        16.5%    Fixed Rate(5)   7.0000%        10.00    10/05 - 10/12
---------------------------------------------------------------------------------------------------------------------
  A-4       AAA/Aaa   $154,811,000       40.38%        16.5%    Fixed Rate(5)   7.0000%        16.18    10/12 -  8/18
---------------------------------------------------------------------------------------------------------------------
  Private Certificates--Not Offered Hereby
---------------------------------------------------------------------------------------------------------------------
  X        AAAr/Aaa   $320,100,000(4)      N/A          N/A    Variable  Rate   0.1290%(6)     11.87         N/A
                                                               (Interest  Only)
---------------------------------------------------------------------------------------------------------------------
  B          AA/Aa     $16,292,000        4.25%       12.25%         WAC        7.1044%(7)     19.19      8/18 - 2/19
---------------------------------------------------------------------------------------------------------------------
  C          A/A2      $15,334,000        4.00%        8.25%         WAC        7.1044%(7)     20.36     2/19 - 12/20
---------------------------------------------------------------------------------------------------------------------
  D         BBB/NR     $24,918,000        6.50%        1.75%         WAC        7.1044%(7)     22.38     12/20 - 5/23
---------------------------------------------------------------------------------------------------------------------
  E          BB/NR      $3,834,000        1.00%         .75%         WAC        7.1044%(7)     24.00     5/23 - 12/23
---------------------------------------------------------------------------------------------------------------------
  F          B/NR       $2,874,923        0.75%           0%         WAC        7.1044%(7)     24.87     12/23 - 5/28

(1) Ratings shown are those of S&P and Moody's, respectively.
(2) Subject to a variance of plus or minus 5%.
(3) Based on the Maturity Assumptions (as defined under "Yield and Maturity Considerations" in this prospectus supplement).
(4) Notional amount.
(5) The pass-through rates for the Class A-1, Class A-2, Class A-3 and Class A-4 certificates for each distribution date will be equal to their respective fixed rates per annum as set forth in the table; provided that such pass-through rates will not exceed the weighted average Net Loan Rate (as defined in this prospectus supplement) for any distribution date (the "WAC").
(6) Initial pass-through rate as of the delivery date. The pass-through rate for the Class X Certificates for any distribution date is variable and will, in general, equal the excess, if any, of (a) the WAC over (b) the weighted average of the pass-through rates for the Class A certificates for such distribution date, adjusted to reflect certificate balances that would have been outstanding had all net liquidation proceeds been distributed when received. Interest on the Class X Certificates will accrue on a notional amount equal to the Class A certificate balance, similarly adjusted. See "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement.
(7) Initial pass-through rate as of the delivery date. The pass-through rate for the Class B, C, D, E and F certificates is the WAC.

  Simultaneously with the issuance of the certificates, MBIA Insurance Corporation will issue a financial guaranty insurance policy which will (among other things) unconditionally and irrevocably guarantee to the Trustee, for the benefit of the holders of the Class A certificates, the timely payment of accrued interest, the timely distribution (subject to the limitations described herein) of scheduled principal and the full payment of principal no later than August 2018 on each class of Class A certificates to which each such class is entitled from time to time.

  The loans include 96 loans (the "USPS Lease Loans"), representing approximately 13.24% of the aggregate principal balance of the loans, which are secured by assignment of leases to the United States Postal Service, and 74 loans (the "Corporate Lease Loans"), representing approximately 86.76% of the aggregate principal balance of the loans, which are secured by assignments of leases to various other corporate tenants. Below is certain information regarding the loans and the mortgaged properties as of August 15, 1999. All weighted averages set forth below are based on the respective principal balances as of August 15, 1999 of the loans. We have described the loans and provided additional information regarding the loans and the mortgaged properties under "Description of the Loan Pool" in this prospectus supplement and in Annex A to this prospectus supplement.

                           Loan Pool Characteristics

                                                               Entire Loan Pool
Characteristics                                                 (Approximate)
---------------                                                ----------------
Initial Loan Pool Balance....................................    $383,352,924
Number of Loans..............................................             170
Number of Mortgaged Properties...............................             171
Number of Credit Lease Tenants/Guarantors/Parents............              23
Average Cut-off Date Balance.................................    $  2,255,017
Weighted Average Loan Rate...................................            7.31%
Weighted Average Remaining Lock-Out/Defeasance Period for the
 Corporate Lease Loans*......................................      146 months
Weighted Average Remaining Lockout Period for USPS Lease
 Loans**.....................................................        0 months
Weighted Average Remaining Term to Maturity..................      234 months

--------
 * Weighted average of period prepayment is prohibited on loans, whether or not defeasance is permitted.
** All USPS Lease Loans require payment of yield maintenance premiums to maturity.

                                                              % of
                                                           Aggregate      S&P
                                                            Cut-off     Credit
  Tenant/Guarantor/Parent                                 Date Balance Rating(1)
  -----------------------                                 ------------ ---------
  U.S. Postal Service(2).................................    13.24%    Not Rated
  Royal Ahold............................................    10.38%    A
  CVS Corporation........................................     9.65%    A
  Rite Aid Corporation...................................     8.31%    BBB
  Walgreen Co. ..........................................     7.14%    A+
  Eckerd Corporation (3).................................     6.60%    BBB+
  Home Depot U.S.A., Inc. (3)............................     6.07%    AA-
  Chase Manhattan Mortgage Corp. (3).....................     5.94%    A+
  Middlesex Mutual Assurance Company (4).................     5.22%    AA
  American Stores Company................................     4.52%    A
  Lowe's Companies, Inc..................................     4.21%    A
  Wal-Mart Stores, Inc...................................     3.12%    AA
  Winn-Dixie Stores, Inc. (5)............................     2.30%    CP A-2
  Hoyts Cinemas Limited (6)..............................     2.24%    Not Rated
  J. Sainsbury PLC.......................................     2.00%    A
  Accor S.A. ............................................     1.98%    BBB
  Bed Bath & Beyond, Inc. ...............................     1.97%    BBB-
  Circuit City Stores, Inc. (6) .........................     1.96%    Not Rated
  Nash Finch Company.....................................     0.85%    BBB-
  International Business Machines Corp. .................     0.82%    A+
  LaSalle Bank National Association......................     0.67%    AA-
  Sterling Jewelers, Inc. ...............................     0.53%    BB+
  McDonald's Corporation.................................     0.26%    AA

                                                                     Cumulative
                                                          % of         % of
                                                        Aggregate    Aggregate
                                                       Cut-off Date Cut-off Date
Tenant/Guarantor/Parent Credit Rating(1)                 Balance      Balance
----------------------------------------               ------------ ------------
U.S. Postal Service (2)...............................    13.24%       13.24%
AA....................................................     8.60%       21.84%
AA-...................................................     6.75%       28.59%
A+....................................................    13.90%       42.49%
A.....................................................    30.77%       73.26%
CP A-2 (5)............................................     2.30%       75.56%
BBB+..................................................     6.60%       82.16%
BBB...................................................    10.28%       92.44%
BBB-..................................................     2.82%       95.26%
Below Investment Grade (6)............................     4.74%      100.00%
  Total...............................................   100.00%      100.00%

Footnotes to tables on pages S-8 and S-9:

(1) Ratings based on publicly available long-term senior unsecured debt ratings as of July 1999 except as described below.
(2) The United States Postal Service has no public rating.
(3) The rating shown is of the respective parent company; however, such parent companies have not guaranteed the lease obligations of their subsidiaries/affiliates.
(4) Middlesex Mutual Assurance Company has an investment grade financial strength rating from S&P based solely on S&P's analysis of publically available information.
(5) The rating shown is the commercial paper rating.
(6) Hoyts Cinemas and Circuit City have no public rating, however, the loan seller estimates that these credits are below investment grade.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

  This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

                           Relevant Parties and Dates

Depositor...................  Bear Stearns Commercial Mortgage Securities Inc.
                              The Depositor is a Delaware corporation and maintains its principal office at 245 Park Avenue, New York, New York 10167. Neither the Depositor nor any of its affiliates has insured or guaranteed the Offered Certificates.

Master Servicer and Special
Servicer....................
                              Midland Loan Services, Inc., a Delaware
                              corporation. The Master Servicer will engage ORIX Real Estate Capital Markets, LLC as subservicer ("ORIX") with respect to loans acquired from Bedford Capital Funding Corp.

Loan Sellers................  Capital Lease Funding, L.P. and Bedford Capital
                              Funding Corp. (indirectly through Prudential
                              Securities Credit Corporation, a Delaware corporation). Capital Lease Funding, L.P., a Delaware limited partnership, maintains its principal office at 110 Maiden Lane, 36th Floor, New York, New York 10005. Bedford Capital Funding Corp., a New Hampshire corporation, maintains its principal office at 116 South River Road, Bedford, New Hampshire 03110.

Trustee.....................  LaSalle Bank National Association, a national banking association, is the trustee for the certificateholders. See "The Trustee and the Fiscal Agent" in this prospectus supplement. The Trustee will also have duties with respect to REMIC administration.

Fiscal Agent................  ABN AMRO Bank N.V., a Netherlands banking corporation, is the fiscal agent for the certificateholders and the indirect corporate parent of the Trustee. See "The Trustee and the Fiscal Agent" in this prospectus supplement.

Class A Certificate           MBIA Insurance Corporation, a New York
Insurer.....................  corporation, is the Class A certificate insurer.
                              See "The Certificate Insurer" in this prospectus supplement.

Cut-off Date................  August 15, 1999. The full amount of payments due on the loans after this date (including with respect to interest accrued prior to this date) will be assets of the trust.

Delivery Date...............  On or about August 31, 1999.

Due Date....................  With respect to any Corporate Lease Loan, the
                              15th day of the month (except in the case of 9 Corporate Lease Loans, which are due on the 1st or the 5th day of the month), and with respect to any USPS Lease Loan, the 1st day of the month.

Business Day................  A day other than Saturday, Sunday or a day on which banks in New York, Illinois, Texas or Missouri are permitted or required by law to be closed.

Determination Date..........
                              The 15th day of the month or, if such 15th day is not a Business Day, the immediately succeeding Business Day.

Master Servicer Remittance    The Business Day immediately preceding the
Date........................  Distribution Date.

Distribution Date...........  For any month, the 20th day of the month, or, if such 20th day is not a Business Day, the immediately succeeding Business Day, but not less than four Business Days after the Determination Date.

Record Date.................
                              With respect to any Distribution Date, the 14th day of the calendar month in which such Distribution Date occurs.

Interest Accrual Period.....  For any Distribution Date, the period from and including the 15th day of the calendar month immediately preceding the month in which such Distribution Date occurs, up to and including the 14th day of the calendar month in which such Distribution Date occurs. Although the principal balance of the certificates will change during the Interest Accrual Period, interest will accrue during the entire Interest Accrual Period only on the principal balance of the certificates at the end of such Interest Accrual Period.

Collection Period...........
                              With respect to any Distribution Date, the period that begins on the day immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, on the day that begins immediately following the Cut-off Date) and ends on and includes the Determination Date in the calendar month in which such Distribution Date occurs.

                               Offered Securities

The Offered Certificates; Certificate Balances and Pass-Through Rates

  We are offering four classes of Corporate Lease-Backed Certificates (collectively, the "Offered Certificates") to you as part of Series 1999-CLF1. The Offered Certificates are listed in the chart on the cover of this prospectus supplement. The certificates will have the approximate aggregate initial principal amount indicated on the chart on the cover of this prospectus supplement, subject to a variance of plus or minus 5%, and will accrue interest at an annual pass-through rate as indicated on the chart on the cover of this prospectus supplement. Interest on your certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis. Your certificates will have the benefit of an unconditional and irrevocable financial guaranty insurance policy issued by MBIA Insurance Corporation guaranteeing (among other things) timely payment of interest, timely payment of scheduled principal (subject to the limitations described herein) and full payment of principal on your certificates by August 2018.

The Private Certificates

  Series 1999-CLF1 will consist of a total of 12 classes. We will not offer the Class X, Class B, Class C, Class D, Class E, Class F, Class R-I and Class R-II through this prospectus supplement and the accompanying prospectus. We refer to the non-offered certificates as the "Private Certificates."

  The Private Certificates will have the approximate aggregate initial principal amount or notional amount set forth below, subject to a variance of plus or minus 5% and will accrue interest at an annual pass-through rate as set forth below.

                                              Approximate Initial Pass-Through
   Class                                      Certificate Balance     Rate
   -----                                      ------------------- ------------
   Class X...................................    $320,100,000(1)     0.1290%(2)
   Class B...................................    $ 16,292,000        7.1044%(3)
   Class C...................................    $ 15,334,000        7.1044%(3)
   Class D...................................    $ 24,918,000        7.1044%(3)
   Class E...................................    $  3,834,000        7.1044%(3)
   Class F...................................    $  2,874,923        7.1044%(3)
   Class R-I.................................                (4)             (4)
   Class R-II................................                (4)             (4)

--------
(1) The Class X Certificates will not have a certificate balance. The Class X Certificates will accrue interest on a notional amount that is equal to the aggregate balance of the Class A Certificates outstanding from time to time, adjusted to reflect certificate balances that would have been outstanding had all net liquidation proceeds been distributed when received.
(2) Initial pass-through rate as of the delivery date. The pass-through rate for the Class X Certificates for any distribution date is described in footnote 6 to the Executive Summary.
(3) Initial pass-through rate as of the delivery date. The pass-through rate for the Class B, C, D, E and F Certificates is the WAC, which is the weighted average loan interest rate (net of the adjusted MBIA premium rate and fee rates payable to the master servicer and the trustee).
(4) The Class R-I and the Class R-II Certificates will not have a principal amount or a pass-through rate.

The Trust

  The Offered Certificates and the Private Certificates will represent beneficial ownership interests in a trust created by the Depositor. The trust's assets will primarily consist of 170 loans secured by (a) assignments of leases and rents, (b) first liens on 171 commercial properties, and (c) a security interest in funds on deposit in certain rent escrow and reserve accounts. The trust's assets will also include the Trustee's rights under the MBIA financial guaranty insurance policy and certain other insurance policies.

Distributions

 A. Amount and Order of Distributions

  On each distribution date, funds available for distribution from the loans, net of specified trust expenses (including payment of the premium for the MBIA Policy), will be distributed in the following amounts and order of priority:

  First, Class A and Class X: To interest on Class A-1, Class A-2, Class A-3, Class A-4 and Class X, pro rata, in accordance with their interest entitlements.

  Second, MBIA: To reimburse MBIA for any draws on its policy in respect of interest that remain unreimbursed, plus any accrued but unpaid interest thereon.

  Third, Class A: To the extent of amounts then required to be distributed as principal on all the Certificates, to principal on Class A-1, Class A-2, Class A-3 and Class A-4, in that order, until each class is reduced to zero; provided that all payments of voluntary prepayments of principal will be made to the Class A Certificates pro rata.

  Fourth, Class A: To reimburse Class A-1, Class A-2, Class A-3 and Class A-4, pro rata, for any previously unreimbursed losses on the loans allocable to principal that were previously borne by those classes.

  Fifth, MBIA: To reimburse MBIA for any draws on its policy which remain unreimbursed, plus any accrued but unpaid interest thereon, except that to the extent that the proceeds of any unreimbursed draws were used to pay the remaining principal balance of the Class A certificates in August 2018, the amount that MBIA is entitled to receive under this clause Fifth on any distribution date as reimbursement for such draws shall not exceed the amount of principal that the Class A Certificateholders would have been entitled to receive on such distribution date had such draws not been made.

  Finally, Private Certificates other than Class X: In the amounts and order of priority provided for in the pooling and servicing agreement.

  To the extent available funds from receipts on the loans and related insurance policies, together with principal and interest advances made by the Master Servicer, the Trustee or the Fiscal Agent, net of any draws on the MBIA policy in respect of post-liquidation assumed principal payments, are not sufficient to make distributions in item First (other than distributions on the Class X certificates), the Trustee will make a draw under the MBIA policy in the amount of such shortfall. In addition, to the extent available funds (as described in the foregoing sentence) are not sufficient to make distributions in item Third, MBIA will make payments of assumed scheduled principal payments in respect of previously liquidated loans (within the limitations described in this prospectus supplement) on each distribution date and the Trustee will make a draw on the MBIA policy on the distribution date in August 2018 to the extent of any remaining Certificate Balance of the Class A certificates on such distribution date after taking into account other distributions of principal on such date.

 B. Interest and Principal Entitlements

  We describe each class's interest entitlement in "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement. As described in such section, there are circumstances in which the interest entitlement for any class for a distribution date could be less than one full month's interest at the pass-through rate on such certificate's principal balance or notional amount as a result of prepayment interest shortfalls.

  We also describe the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date in "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement.

 C. Limitations on Prepayment

  Prepayment is prohibited with respect to 40 loans, representing 52.53% of the aggregate Cut-off Date Balance, which are subject to defeasance. With respect to substantially all other loans in the trust (other than the USPS Lease Loans, which represent approximately 13.24% of the aggregate Cut-off Date Balance, and one Corporate Lease Loan), a borrower may not voluntarily prepay a loan during a period of years following the origination of the loan (the "Lock-out Period").
After the Lock-out Period or, in the case of the USPS Lease Loans or Corporate Lease Loans not subject to a Lock-out Period, at any time during the term of the loan, a borrower may prepay the loan provided the borrower also pays the required prepayment consideration or yield maintenance premiums. We refer to any prepayment consideration and yield maintenance premiums as "Prepayment Premiums." If a casualty or condemnation event occurs with respect to the mortgaged property, the borrower will not be subject to the Lock-out Period nor will the borrower have to pay the prepayment premium in connection with any resulting prepayment. You will see a description of the terms of the loans relating to Prepayment Premiums in "Description of the Loan Pool--Certain Terms and Conditions of the Loans--Prepayment Provisions" in this prospectus supplement.

  We describe the manner in which any Prepayment Premiums received during a particular collection period will be allocated to the classes of certificates entitled to principal, on the one hand, and the Class X Certificates, on the other hand, in "Description of the Certificates--Distributions on the Certificates--Distributions of Prepayment Premiums" in this prospectus supplement.

Subordination

 A. General

  The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. We show entitlement to receive principal and interest on any distribution date in descending order. We show the manner in which loan losses are allocated is depicted in ascending order.



              Class A-1, Class A-2, Class A-3, Class A-4, Class X*



                          Private Certificates (other
                         than the Class X Certificates)


* The Class X certificates will only be senior with respect to payments of interest and will not be entitled to receive any payments in respect of principal.

  The credit enhancement available for the benefit of the holders of the Offered Certificates includes such subordination, the MBIA Policy, certain other insurance policies and an expense reserve fund (as described below). We provide a more detailed description of the credit enhancement available for the benefit of the holders of the Offered Certificates in "Description of the Certificates--Subordination; Allocation of Losses and Certain Expenses" and the "The MBIA Policy" in this prospectus supplement.

 B. Shortfalls in Available Distribution Amount

  The following types of shortfalls in available funds, to the extent not covered by the expense reserve fund, will be allocated in the same manner as loan losses or shortfalls due to unadvanced delinquencies:

  . shortfalls resulting from additional compensation (other than the master servicing fee) which the Master Servicer or Special Servicer is entitled to receive;

  . shortfalls resulting from interest on advances of principal and interest made by the Master Servicer, the Trustee or the Fiscal Agent (to the extent not covered by default interest paid by the borrower or by MBIA);

  . shortfalls resulting from indemnities or expense reimbursements payable to MBIA;

  .  shortfalls resulting from extraordinary expenses of the trust; and

  . shortfalls resulting from a reduction of a loan's interest rate by a bankruptcy court or resulting from a modification of the loan's interest rate by the Special Servicer or from other unanticipated or default-related expenses of the trust.

  The MBIA policy will protect the Class A certificateholders from such shortfalls. You should read "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement for additional information on the allocation of shortfalls.

                                The MBIA Policy

  Simultaneously with the issuance of the Certificates, MBIA will issue the MBIA policy to the Trustee for the benefit of the Class A certificateholders. Under the MBIA policy, MBIA will unconditionally and irrevocably guarantee

  . the timely payment to the holders of the Class A certificates on each Distribution Date of their monthly entitlement of interest;

  . within the limitations described below, timely payment of scheduled principal; and

  .  final payment of principal on or before the distribution date in August
     2018.

  To the extent a Loan is liquidated following a default and net liquidation proceeds are received, such net liquidation proceeds will be deposited with the Trustee for the account of MBIA in a segregated account (the "Net Proceeds Account") and reinvested in specified permitted investments at the direction of MBIA. Pursuant to the MBIA policy, MBIA will also unconditionally and irrevocably guarantee timely distributions of assumed scheduled principal payments equal to principal payments which would have been due on such Loan had it remained outstanding from the date that such net liquidation proceeds are deposited with the Trustee for the account of MBIA until such net liquidation proceeds and reinvestment income are fully depleted. Such amounts will be depleted by monthly payments by MBIA of such assumed scheduled principal payments, together with interest at a rate based on the pass-through rates of the Class A certificates accrued on a balance equal to the initial net liquidation proceeds less cumulative assumed scheduled principal payments to date. Such feature of the MBIA policy is designed to provide limited protection to Class A certificateholders from acceleration of principal payments as a result of receipt of net liquidation proceeds on defaulted loans. On any distribution date on which all remaining Class A certificates are paid in full, or either rating agency shall have indicated that the ratings on the Class A certificates would be downgraded, qualified or reduced due to the existence of the Net Proceeds Account or if MBIA's rating is reduced, the Trustee will transfer all funds remaining in the Net Proceeds Account to the Distribution Account, and MBIA will have no further obligation to make post-liquidation scheduled principal payments except for the final payment in August 2018.

  In addition, the MBIA policy will cover any amount distributed to holders of the Class A certificates that is sought to be recovered as a voidable preference by a trustee in bankruptcy of the Depositor, the trust or any Loan Seller pursuant to the federal Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction. The MBIA policy will not guarantee the reimbursement of any servicer advances or any additional trust fund expenses incurred.

                                   The Loans

The Loan Pool

 A. General

  The trust's primary assets will be 170 fixed rate corporate and United States post office lease-backed loans with an aggregate Cut-off Date Balance of approximately $383,352,924, subject to a variance of plus or minus 5%. The "Cut-off Date Balance" of each loan is its unpaid principal balance as of the Cut-off Date, after application of all payments of principal due on or before such date. Each loan is evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on fee interests in 161 mortgaged properties, leasehold interests in 9 mortgaged properties and, in the case of 2 mortgaged properties, both a fee and leasehold interest in such mortgaged property. The pool of loans (the "Loan Pool") consists of 170 fixed rate credit lease-backed loans which are backed by the net lease obligations of the United States Postal Service ("USPS"), in the case of the USPS Lease Loans, and 22 other credit lease tenants (taking into account guarantors or parent companies, as applicable). In addition, the trust's assets will also include:

  . the related assignments of leases and rents, the mortgages and the pledges of the borrower reserve funds,

  .  certain accounts,

  .  the right to draw upon amounts in an expense reserve fund,

  . the trust's interest in the lease enhancement policies, the extended amortization policies and the residual value insurance policies,

  . the trust's interest in certain other insurance policies, reserves and agreements as set forth in the pooling and servicing agreement, and

  .  the Trustee's rights under the MBIA financial guaranty insurance policy.

  You should read "Description of the Certificates--General" in this prospectus supplement for additional information.

  Pursuant to its Enhanced Lease Program, Capital Lease Funding, L.P. originated or acquired the 74 Corporate Lease Loans, which represent approximately 86.76% of the aggregate Cut-off Date Balance. Pursuant to its USPS Lease Program, Bedford Capital Funding Corp. originated the 96 USPS Lease Loans, which represent approximately 13.24% of the aggregate Cut-off Date Balance.

  Payments on the loans are backed by credit tenant lease obligations ("Credit Leases"). In the case of each Corporate Lease Loan, pursuant to an assignment of leases and rents delivered by each borrower, together with a letter of acknowledgment from the related tenant, the tenant will be required to make monthly rental payments directly to the Master Servicer, except in the case of the Middlesex Loan where payments are made by the borrower and the tenant directly guarantees payments under the related note. The Master Servicer will apply such payments to the related loan. In the case of the USPS Lease Loans, an assignment of leases and rents was delivered by each borrower pursuant to specific authority under the terms of the lease permitting such assignment, together with a power of attorney signed by the borrower and delivered to the USPS giving notice of such assignment and directing that payment be made to the Subservicer. The USPS's payment history reflects the USPS's acceptance of notice to it that payments should be made directly to the Subservicer.

Advances; Servicing of Loans

 A. Servicing

  Subject to the standards set forth in the pooling and servicing agreement, the Master Servicer and the Special Servicer (with respect to specially serviced loans and REO loans) will be required to perform customary servicing of the Loans for the benefit of certificateholders including, without limitation, collection of payments, reporting to the Trustee (which in turn reports to the certificateholders), and taking action with respect to loans in default.

 B. P&I Advances

  The Master Servicer is required to advance (each, a "P&I Advance") delinquent monthly loan payments, if it determines that the advance will be recoverable. The Master Servicer will not be required to advance balloon payments due at maturity (in excess of an assumed monthly scheduled payment) or interest in excess of a loan's regular interest rate (without considering any default rate). However, in the case of 18 loans with a balloon payment, a residual value insurance policy, as described below, is in effect under which the insurer is obligated, subject to the terms of the policy, to pay an amount equal to the full balloon payment if the borrower fails to make such payment when due under the loan. The Master Servicer also is not required to advance prepayment or yield maintenance premiums. If an advance is made, the Master Servicer will not advance its Master Servicing Fee, but will advance the Trustee's fee. If the Master Servicer fails to make a P&I Advance, then the Trustee or, if the Trustee fails to do so, the Fiscal Agent will be required to make the P&I Advance, if it determines that the P&I Advance will be recoverable. The Trustee and the Fiscal Agent may rely on the Master Servicer's determination that the P&I Advance will be nonrecoverable.

 C. Servicing Advances

  Subject to the limits described below, the Master Servicer or Special Servicer, as applicable, may also be required to make advances necessary to protect and maintain the related credit lease and the mortgaged property, as necessary in the performance of servicer protective actions with respect to the Loans. The Master Servicer or the Special Servicer may make advances necessary to maintain the lien on the mortgaged property, to enforce the related loan documents or to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses ("Servicing Advances"). If the Master Servicer or the Special Servicer, as applicable, fails to make a Servicing Advance, then the Trustee or, if the Trustee fails to do so, the Fiscal Agent will be required to make the Servicing Advance, if it determines that the Servicing Advance will be recoverable. The Trustee and the Fiscal Agent may rely on the Master Servicer's determination that a Servicing Advance will be nonrecoverable.

 D. Interest on Advances

  The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, as applicable, will be entitled to interest as described in this prospectus supplement on any advances made. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the Offered Certificates.

 E. Servicer Protective Actions

  In addition to their general servicing and advancing obligations, the Master Servicer and the Special Servicer will be specifically obligated to perform servicer protective actions and, subject to the limits described below, to make Servicing Advances in support of such actions, to prevent the credit lease tenants from exercising any Maintenance Termination or Abatement Rights or any Additional Termination or Abatement Rights (each, as defined in this prospectus supplement). For a more detailed description of the servicer protective actions of the Master Servicer and the Special Servicer, you should read "The Enhanced Lease Program--Servicer Protective Actions" in Annex C of this prospectus supplement and "The USPS Lease Program--Servicer Protective Actions" in Annex D of this prospectus supplement.

 F. Expense Reserve Fund

  The Expense Reserve Fund, funded from fees payable by borrowers under 65 of the Corporate Lease Loans to Capital Lease Funding, L.P., will provide an additional source of funds for Advances for the Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent, as applicable, with respect to all loans as well as payment of additional trust expenses. The Expense Reserve Fund will be used for Servicing Advances only to the extent the required expenses cannot be covered from amounts on deposit in reserve funds established by the related borrower or any excess cash flow from the mortgaged property. We describe the Expense Reserve Fund in more detail in "The Enhanced Lease Program--The Expense Reserve Fund" in Annex C of this prospectus supplement.

Capital Lease Funding Enhanced Lease Program

  Through its Enhanced Lease Program, Capital Lease Funding, L.P. provides Corporate Lease Loans to fee and/or leasehold owners of commercial real properties long-term net leased to credit tenants whose public long term senior unsecured debt ratings, are generally investment grade, whose obligations are guaranteed by investment grade entities or whose parent companies not acting as guarantors are investment grade companies. If the credit lease tenant, guarantor or parent does not carry a public rating, Capital Lease Funding, L.P. may nevertheless make the loan if such tenant or guarantor has received a confidential private rating from at least one Rating Agency indicating that its credit meets parameters generally consistent with an investment grade rating. In some cases, Capital Lease Funding, L.P. may make loans where neither the tenant, its parent or a guarantor has an investment grade rating if the credit quality of any such entity is satisfactory and other factors are present that support the quality of the loan. Of the 74 Corporate Lease Loans backing the certificates, 12 loans, representing 18.61% of the Cut-Off Date Balance of all the Loans, were made in reliance on the investment grade rating of a parent company that is not a guarantor, and 5 loans, representing 4.74% of the Cut-Off Date Balance, do not have a tenant, guarantor or parent with an investment grade rating or its equivalent.

  Monthly rental payments due under the terms of the related Credit Leases are the principal source of repayment for the Corporate Lease Loans. The Enhanced Lease Program is specifically intended to mitigate or eliminate real estate-related or borrower-related event risks present in certain of the Credit Leases that could cause an interruption or reduction of a credit tenant's obligation to pay rent under the Credit Lease. Though certain of the Credit Leases have certain lease termination or rent abatement rights, protection against, and from the effects of, the exercise of any such rights is provided through a combination of the program's features described below. In addition, to the extent rental payments in an extension term are required to pay interest and principal of the Corporate Lease Loan in full, or a balloon payment is otherwise due at maturity, the risk of tenant nonrenewal or of the borrower's inability otherwise to pay a balloon payment is covered by extended amortization term or residual value insurance policies described below.

  In addition, except in the case of the Middlesex Loan, where the investment-grade tenant is an affiliate of the borrower and guarantees payments under the related note, the terms of the Corporate Lease Loans all require that the borrowers be single-purpose entities. Single-purpose entities are those where such borrowers' organizational documents or the terms of the Corporate Lease Loans limit their activities to the ownership of only the related mortgaged property and limit the borrowers' ability to incur additional indebtedness.

  You should read "The Enhanced Lease Program" which is attached as Annex C to this prospectus supplement for additional information about the Enhanced Lease Program.

Bedford USPS Lease Program

  Through its USPS Lease Program, Bedford Capital Funding Corp. makes loans to owners of fee and/or leasehold properties leased to the United States Postal Service. Generally, borrowers which individually, or together with other affiliated borrowers, have loan balances in excess of $500,000 are required to be single-purpose entities. Like the Enhanced Lease Program, and with the benefit of additional features used in the Enhanced Lease Program, the USPS Lease Program is intended to mitigate or eliminate real estate-related or borrower-related event risks present in the USPS Leases, each of which are "Double Net Leases" as defined below. The USPS Lease Program does not involve extended amortization loans or loans with significant balloon payments due at maturity but, as enhanced by the features described below, except as specifically described in this prospectus supplement, is otherwise generally comparable to the Enhanced Lease Program.

  You should read "The USPS Lease Program" which is attached as Annex D to this prospectus supplement for additional information about the USPS Lease Program.

Termination and Abatement Rights

  We divided lease termination rights and rent abatement rights in the Credit Leases into four categories:

  . termination and abatement rights directly arising from certain defined casualties or condemnation ("Casualty or Condemnation Termination or Abatement Rights");

  . termination and abatement rights arising from a borrower default in the performance of its obligations under the Credit Lease to maintain, repair or replace the related mortgaged property ("Maintenance Termination or Abatement Rights");

  . termination and abatement rights arising from a borrower default in the performance of various other mortgagor obligations under the Credit Lease ("Additional Termination or Abatement Rights"); and

  . termination rights of a tenant which has declined to exercise its right to renew the Credit Lease and has vacated the property (a "Tenant Non-Renewal Action"), in connection with the expiration of the initial term of the related Credit Lease, in the case of three Corporate Lease Loans which have been underwritten with terms to maturity that extend beyond the initial term of the related Credit Lease.

  The features of the Enhanced Lease Program and the USPS Lease Program are applied to mitigate or eliminate the above termination and abatement rights in accordance with the type of the related Credit Lease.

  . ""Bond-Type Leases" have neither Casualty or Condemnation Termination or Abatement Rights nor Maintenance Termination or Abatement Rights, and do not have Additional Termination or Abatement Rights.

  . ""Triple Net Leases" have Casualty or Condemnation Termination or Abatement Rights and may have Additional Termination or Abatement Rights, but do not have Maintenance Termination or Abatement Rights.

  . ""Double Net Leases" have Casualty or Condemnation Termination or Abatement Rights and Maintenance Termination or Abatement Rights, and may have Additional Termination or Abatement Rights.

Lease Enhancement Policies

  Corporate Lease Loans with any Casualty or Condemnation Termination or Abatement Rights and all USPS Lease Loans have the benefit of lease enhancement insurance policies, which provide for payment of substantially all amounts due under the loan over the term of the loan or in a lump sum payment to the Trustee when a mortgaged property has been subjected to a casualty or condemnation and the related tenant has exercised a Casualty or Condemnation Termination or Abatement Right. The non-cancelable lease enhancement insurance policies have been issued by either a wholly-owned subsidiary of American International Group, Inc. or Chubb Custom Insurance Co., each with a financial strength rating of "AAA" from S&P.

Extended Amortization Policies

  Three Corporate Lease Loans with an aggregate Cut-off Date Balance of $17,081,471 have terms to maturity that extend beyond the initial term of the related Credit Lease and have the benefit of extended amortization insurance policies. The insurer will make payment of substantially all amounts due under the

Corporate Lease Loan over the term of the loan or in a lump sum payment under such policies to the Trustee in the event that a mortgagor defaults in the payment of principal and interest on a Corporate Lease Loan following a Tenant Non-Renewal Action. The extended amortization insurance policies have been issued by a wholly-owned insurance company subsidiary of Berkshire Hathaway, Inc., with a financial strength rating of "AAA" from S&P.

Residual Value Insurance Policies

  In addition, 19 of the Corporate Lease Loans, which represent 32.01% of the aggregate Cut-off Date Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the respective remaining terms thereof, thereby leaving substantial balloon payments due and payable on their respective maturity dates, unless prepaid prior thereto, but are subject to a residual value insurance policy under which the insurer is obligated to pay an amount equal to the full balloon payment to the Trustee if the borrower fails to make such payment under the loan. The residual value insurance policies have been issued by Financial Structures Limited and reinsured by Royal Indemnity Co., with a financial strength rating of "AA-" from S&P with respect to 16 loans, and RVI America Insurance Co., with a financial strength rating of "A" from S&P with respect to 2 loans. In the case of the one additional Corporate Lease Loan with such a balloon payment, the tenant is obligated to either pay the balloon payment in full at maturity or enter into an extension of the Credit Lease for a term which will fully amortize the loan.

Borrower Reserve Funds/Excess Cash Flow

  For each loan relating to a Double Net Lease, the borrower has established a reserve fund (each, a "Borrower Reserve Fund") which will be administered by the Master Servicer and has been pledged as collateral for the Loan. The Master Servicer will apply amounts on deposit in a Borrower Reserve Fund in accordance with the borrower reserve agreement for, among other things, maintenance, repairs and replacements to the related mortgaged property. In the case of the Corporate Lease Loans, reserves are generally structured to provide at least 125% of the amount determined by an engineering firm approved by Capital Lease Funding, L.P. to be sufficient to cover the mortgagor's expected maintenance, repair and replacement obligations under the Credit Lease. In the case of the USPS Lease Loans, such reserves are generally structured to provide at least 125% (and, on average, approximately 150%) of the amount determined by an engineering firm approved by Bedford Capital Funding Corp. to be sufficient to cover the expected mortgagor's maintenance, repair and replacement obligations under the Credit Lease. Each Borrower Reserve Fund will be funded from a predetermined portion of monthly rental payments not otherwise required for debt service, and may also be funded in part by an initial deposit. In addition to reserves, all of the Double Net Leases (other than the USPS Lease Loans and one Corporate Lease Loan) have debt service coverage in excess of the amount required to make payments of principal and interest and fund such reserves. Such excess amounts are available as necessary in the performance of Borrower Protective Actions and Servicer Protective Actions.

Servicer Protective Actions

  The pooling and servicing agreement, which is the agreement which among other things sets out terms for servicing of the Loans, requires that the Master Servicer and the Special Servicer perform comprehensive servicing, advancing and monitoring actions. These obligations are intended to prevent a termination of a Credit Lease or an abatement of rent due to a credit lease tenant's exercise of its Maintenance Termination or Abatement Rights or its Additional Termination or Abatement Rights. In the exercise of these servicer protective actions, and subject to the related loan documents and applicable law, the Master Servicer and the Special Servicer is entitled to have access to the mortgaged property and any excess cash flow therefrom, and may use funds on deposit in the Borrower Reserve Fund or the Expense Reserve Fund (as defined herein) to accomplish necessary repairs and maintenance. If such funds are insufficient, the Master Servicer or the Special Servicer, as applicable, must advance funds (as long as such advance is not determined to be nonrecoverable), as necessary, in connection with actions by the Master Servicer or the Special Servicer to prevent the exercise of Maintenance Termination or Abatement Rights and Additional Termination or Abatement Rights. In the case of each USPS Lease Loan, such advances are required only to cover costs in excess of amounts in the related Borrower Reserve Funds, and only for routine maintenance and other expenses which are of the type taken into account in establishing the amount of such Borrower Reserve Fund. The performance of servicer protective actions which consist of notices and claims related to the lease enhancement policies, the residual value insurance policies, the extended amortization polices and "force placed" insurance polices, as well as Servicing Advances by the Master Servicer, will not, in the absence of the occurrence of an event which requires the loan to be serviced as a specially serviced loan, cause a loan to be a specially serviced loan. In addition, so long as the loan is not delinquent in payments of principal and interest, the Special Servicer will not proceed with any foreclosure action on the related mortgaged property in connection with the exercise of such termination or abatement rights subject to certain conditions as further described in this prospectus supplement.

Borrower Protective Actions

  Each mortgagor and its principals have an incentive to perform its obligations under the related Credit Lease in accordance with the Credit Lease and the loan documents, including advancing its own funds to pay the costs of these obligations if amounts on deposit in the Borrower Reserve Fund are insufficient or unavailable to the mortgagor to cover such expenses, to prevent its loss of equity in the mortgaged property, loss of any excess cash flow, possible tax liability of the mortgagor and, in some instances, personal liability of the principals of the mortgagor. The amortization of the original loan balance suggests that such equity will be particularly significant later in the life of the loan, when the costs of performance under the loans are less predictable. However, the borrowers are generally special purpose entities with limited assets, and their principals may not have the ability to provide additional funds for such purpose.

Documentation and Underwriting Criteria

  The loan documents and underwriting criteria are designed to mitigate against mortgagors taking any actions which might give rise to Maintenance Termination or Abatement Rights or Additional Termination or Abatement Rights. In addition, the loan documents permit the Master Servicer and the Special Servicer to gain access to the mortgaged property, to cure any mortgagor defaults and generally, in the case of Corporate Lease Loans, pursuant to documents signed by tenants, to extend the cure period under the related Credit Lease.

Expense Reserve Fund

  The pooling and servicing agreement provides for a trust-level Expense Reserve Fund to be created and funded from payments under all but nine (which represent 21.49% of the aggregate Cut-off Date Balance) of the Corporate Lease Loans. Even though funded only from Corporate Lease Loans, the Expense Reserve Fund will be available to cover the following matters with respect to USPS Lease Loans as well as all Corporate Lease Loans: (i) to provide additional funds for use by the Master Servicer or the Special Servicer, as applicable, when performing servicer protective actions on the loans, (ii) to pay trust expenses, if any, related to the loans, (iii) as an additional source of funds to make advances and to reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for advances later deemed nonrecoverable with respect to the loans, (iv) to cover prepayment interest shortfalls which might arise upon certain payments under the lease enhancement insurance policies, (v) to pay any shortfall between interest due on the Class A Certificates and reinvestment income earned on funds in the Net Proceeds Account, and (vi) as credit support, to the extent funds are insufficient as a result of losses incurred with respect to the loans to make all distributions required to be made on a distribution date. Such Expense Reserve Fund will be funded over time from a portion equal to 0.3% of each monthly rental payment on leases backing all but 9 of the Corporate Lease Loans and, assuming no prepayments or defaults, total deposits (not including reinvestment income) to the Expense Reserve Fund over the life of the certificates will be in excess of $1,500,000.

                     Additional Aspects of the Certificates

Denominations

  We will offer the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in minimum denominations of $10,000 initial principal amount. You may make investments in excess of the minimum denominations in any whole dollar denomination.

Registration, Clearance and Settlement

  We will register each class of Offered Certificates in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC").

  We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the Offered Certificates. You should read "Description of the Certificates--Registration and Denominations" in this prospectus supplement and "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the accompanying prospectus for additional information on registration, clearance and settlement of the Offered Certificates.

Optional Termination

  At its option, the Master Servicer or any holder or holders (other than the Depositor or the Loan Sellers) of certificates representing a majority interest in the Controlling Class (as defined herein) may purchase all of the loans and REO mortgaged properties, and thereby effect a termination of the trust and early retirement of the then-outstanding certificates, on any distribution date on which the remaining aggregate principal balance of the loan pool is less than 1.0% of the aggregate Cut-off Date Balance. You should read "Description of the Certificates--Termination" in this prospectus supplement for additional information on the optional termination of the trust.

Tax Status

  An election will be made to treat a portion of the trust as two separate REMICs--REMIC I and REMIC II--for federal income tax purposes. In the opinion of counsel, such portion of the trust will qualify for this treatment.

  Pertinent federal income tax consequences of an investment in the Offered Certificates include:

  . Each class of Offered Certificates will constitute "regular interests" in the REMIC II.

  . The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

  . You will be required to report income on the Offered Certificates in accordance with the accrual method of accounting.

  . The Class X Certificates will be, and the other classes of the Offered Certificates may be, issued with original issue discount.

  You should read "Certain Federal Income Tax Considerations" in this prospectus supplement and in the accompanying prospectus for additional information on the federal tax consequences of an investment in the Offered Certificates.

Certain ERISA Considerations

  Subject to important considerations described under "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

  You should read "Certain ERISA Considerations" in this prospectus supplement and "ERISA Considerations" in the accompanying prospectus for additional information on the ERISA considerations of an investment in the Offered Certificates.

Legal Investment

  None of the classes of Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus your ability to purchase the Offered Certificates, may be subject to significant interpretative uncertainties.

  You should read "Legal Investment" in this prospectus supplement and in the accompanying prospectus for additional information on the legal investment restrictions on the Offered Certificates.

Certificate Ratings

  It is a requirement for issuance of the Offered Certificates that they receive credit ratings no lower than the ratings indicated on the cover of this prospectus supplement from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's," and together with S&P, the "Rating Agencies"), and that such ratings be assigned without regard to the MBIA policy.

  The Rating Agencies' ratings of the Offered Certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. Although MBIA has guaranteed the payment of interest and principal on the Offered Certificates, the initial ratings assigned to such certificates are not dependent on the benefit of the MBIA policy. A security rating does not address the frequency of prepayments (either voluntary or involuntary), the effect of any prepayment interest shortfalls or the possibility that certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of prepayment premiums or default interest.

  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected class of Offered Certificates.

  A change in the credit rating of a Credit Lease tenant and/or the related guarantor may have a related positive or adverse effect on the rating of the Offered Certificates.

  You should read "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a description of the limitations of the ratings of the Offered Certificates.

                                 RISK FACTORS

  You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the loans. Therefore, you should carefully consider the risk factors relating to the credit leases, the loans and the mortgaged properties.

  The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment. If any of the following risks actually occur, your investment could be materially and adversely affected.

  This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

                       Risks Related to the Certificates

Lack of Control Over Trust Fund

  You and other certificateholders generally do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Loans--General" in this prospectus supplement. Such decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the Master Servicer, the Trustee or the Special Servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if such decision is determined to be in your best interests by such party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Certificates Not Obligations of Depositor, Loan Sellers or Underwriters; No Remedy Other than Limited Repurchase Obligations

  The certificates are not obligations of the Depositor, the Loan Sellers, the underwriters or any other third party, and solely represent interests in the assets of the trust. The sole obligation of the Loan Sellers with respect to the Certificates are their obligations to repurchase loans which are subject to material defects in documentation or material breaches of representations and warranties, to the extent such defects or breaches cannot be cured. Bedford, which has limited assets, may be unable to fulfill any obligation to repurchase loans under such circumstances and accordingly Capital Lease Funding, L.P. has agreed to repurchase such USPS Lease Loans in the event Bedford shall have failed to fulfill its repurchase obligation.

Yield Considerations

  The yield on any certificate will depend on (a) the price at which such certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any offered certificate will, in turn, depend on, among other things:

  .  the pass-through rate for such certificate;

  . the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the loans (including those in connection with defaulted loans and insurance proceeds, whether paid in a lump sum or over time) and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance or notional amount of the class of certificates to which such certificate belongs;

  . the rate, timing and severity of realized losses and additional trust expenses and the extent to which such losses and expenses, to the extent not covered by the MBIA policy or other insurance policies, result in the failure to pay interest on, or a reduction of the certificate balance or notional amount of, the class of certificates to which such certificate belongs;

  . the timing and severity of any prepayment interest shortfalls and the extent to which such shortfalls are allocated in reduction of the interest payable on the class of certificates to which such certificate belongs; and

  . the extent to which prepayment premiums are collected and, in turn, distributed on the class of certificates to which such certificate belongs.

  Loan delinquencies and defaults may affect the yield of a certificate in three ways. First, delinquent interest payments, to the extent not advanced by the Master Servicer, Trustee or Fiscal Agent, including in cases when the Master Servicer deems such an advance to be nonrecoverable or the amount of advances is limited by the appraisal reduction feature described in this prospectus supplement, may result in delays in receipt of interest on a certificate. Second, the yield may be affected by the allocation of realized losses resulting from such default to the principal balance or notional amount of such certificate. More senior classes of certificates, including the Class A certificates, have the benefit of subordination of more junior classes to protect against such risks. Third, loan defaults, to the extent of receipt of net liquidation proceeds, may result in an initial acceleration of principal paid to certificateholders, and a write-off of later payments due on the defaulted loan may result in a delay of distributions of principal to more senior classes even though they do not bear a realized loss. In the case of the Class A certificates, the MBIA policy provides protection against any unadvanced delinquencies and losses not covered by subordination of junior classes of certificates, and also to a limited extent against the accelerated distribution of principal due to receipt of net liquidation proceeds.

  It is impossible to predict with certainty any of the factors described in the preceding paragraph. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any class of offered certificates. See "Description of the Loan Pool", "Description of the Certificates--Distributions on the Certificates" and "-- Subordination; Allocation of Losses and Certain Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Yield and Maturity Considerations" in the accompanying prospectus.

Prepayments and Repurchases

  The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. In addition, under 67 USPS Credit Leases, which represent 9.01% of the aggregate Cut-off Date Balance, the tenant has the option to purchase the fee interest of the mortgagor on specific dates preceding the maturity date of the loan and at fixed prices set forth in the related Credit Lease, the exercise of which would require prepayment of the loan accompanied by payment of a prepayment premium of at least 5% (except in the case of two USPS Lease Loans which have prepayment premiums of at least 2% and 2.5%). With respect to 4 USPS Lease Loans, with a Cut-off Date Balance of approximately $922,614, the borrowers have indicated an intention to sell the underlying property, which would result in prepayment of the loans.

  The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the loans is higher or lower than you anticipate and results in a faster or slower rate of payment of principal of your certificates.

  Voluntary prepayments, if permitted, generally require payment of a prepayment premium. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their loans due to the existence of a prepayment premium. In addition, voluntary payments (unlike other principal payments) will be distributed pro rata among the Class A certificates so long as they remain outstanding.

  The rate at which voluntary prepayments occur on the loans will be affected by a variety of factors, including:

  .  the terms of the loans;

  .  the length of any prepayment lock-out period;

  .  the level of prevailing interest rates;

  .  the availability of credit;

  .  the applicable yield maintenance charges or prepayment premiums;

  . the Master Servicer's or Special Servicer's ability to enforce those charges or premiums; and

  .  economic, demographic, tax, legal or other factors.

  Involuntary prepayments may occur due, among other things, to casualty or condemnation with respect to the Mortgaged Property, exercise by the tenant for a USPS Lease Loan of the purchase option under the credit lease, or default on the loan. We cannot assure you that involuntary prepayments will not occur.

  No prepayment premiums will be required for prepayments in connection with a casualty or condemnation. No prepayment premium will be required to be paid under a Lease Enhancement Policy if the insurer makes a lump sum payment in full, and if the insurer makes a lump sum payment in full under an Extended Amortization Policy any prepayment premium owing with such prepayment will be subject to a cap equal to 5% of the outstanding balance of the loan. In addition, if either loan seller repurchases any loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the loan had been prepaid in part or in full, except that no prepayment consideration or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

  With respect to USPS Lease Loans, a yield maintenance prepayment premium will be due upon mandatory prepayment of the loan when the USPS exercises a purchase option. However, only the purchase price, the Borrower Reserve Fund and additional collateral, if any, for the loan will be available to pay the principal of, accrued interest on and any prepayment premium due upon prepayment of such loan. Of 67 USPS Lease Loans with purchase options occurring during the loan term, all but 20 provide for a purchase price sufficient to pay principal and accrued interest plus the applicable Prepayment Premium at any level of interest rates because the purchase price exceeds all remaining principal and interest payments due after the purchase option date. Of the remaining USPS Lease Loans, at current interest rates only 3 loans, with an aggregate Cut-off Date Balance of $1,004,664, would receive insufficient proceeds on exercise of the purchase option to pay the full Prepayment Premium due under such loan. However, the fixed purchase price and other collateral for other loans may also not be sufficient to pay the principal plus accrued interest on the loan together with the applicable Prepayment Premium if applicable interest rates are significantly lower at time of prepayment.

Borrower Default

  Liquidations of mortgaged properties following defaults on loans may result in losses to the most subordinate class of certificates, and may result in an acceleration of payments to senior certificateholders, and generally will do so without collection of a prepayment premium.

  The rate and timing of delinquencies or defaults on the Loans may affect:

  .  the aggregate amount of distributions on the certificates;

  .  their yield to maturity;

  .  the rate of principal payments; and

  .  their weighted average life.

  Such factors will be mitigated for Class A certificateholders, however, by the terms of the MBIA policy, which provides that, so long as the Class A certificates remain outstanding, MBIA's retention in the Net Proceeds Account of net recoveries does not cause a downgrade of the Class A certificates and MBIA's rating has not been reduced, any recoveries of principal on liquidation will be remitted to and deposited by the Trustee for the account of MBIA in the Net Proceeds Account rather than being remitted to Class A certificateholders as a principal prepayment. Instead, Class A certificateholders will be entitled to receive interest and principal scheduled to have been paid had the loan not been liquidated from the date that such recoveries of principal are deposited into the Net Proceeds Account until post-liquidation principal with respect to that loan has been distributed in an amount equal to net liquidation proceeds received together with reinvestment income thereon, net of the portion thereof applied to interest on the Certificates. Prior to the liquidation of the related loan, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, is required to advance for any shortfall in principal or interest payments subject to its respective determination of recoverability.

  If losses on the loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class (other than Class A), such class will suffer a loss equal to the full amount of such excess (up to the outstanding principal amount of such class). Class A certificates will suffer losses under such circumstances if and only if MBIA fails to fulfill its obligations under the MBIA policy.

  If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates and are not covered by MBIA, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

  Even if losses on the loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. Distribution of the principal portion of net liquidation proceeds will generally accelerate the return of principal on the Certificates, but the Class A Certificates are protected from such acceleration to the extent described in this prospectus supplement. However, under the terms of the MBIA policy, MBIA will guarantee payments of scheduled principal on liquidated loans to the Class A certificateholders only to the extent of amounts available in the Net Proceeds Account with respect to those loans. If such amounts are less than the scheduled principal balances of liquidated loans, Class A certificateholders will not be entitled to any further payments of principal until the distribution date in August 2018, thus potentially extending the weighted average life and yield to maturity of such certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining loans.

  Delinquencies and defaults on the loans may significantly delay the receipt of distributions by you on your certificates, except to the extent of protection provided by the MBIA policy or other insurance policies, or unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Bankruptcy Proceedings

  Loans are at risk both for tenant and borrower bankruptcy. By the terms of the Corporate Lease Loans other than the Middlesex Loan (which is guaranteed by the investment grade tenant), however, the borrowers thereunder are required to be organized as single-purpose entities (that is, entities prohibited under the loan documents or organizational documents from owning property other than the mortgaged property and related assets and from incurring additional debt for borrowed money) and further are subject to certain separateness covenants (such as requirements to maintain separate books and records) that are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the Mortgaged Property. We cannot assure you, however, that such borrowers will comply with such requirements. USPS Lease Loans to a single borrower, or affiliated borrowers, with an aggregate loan balance in excess of $500,000 generally require that such borrower or borrowers be single-purpose entities, but none of the USPS Lease Loans imposes separateness covenants on the borrowers.

  Under the federal Bankruptcy Code, Title 11 of the United States Code (the "Bankruptcy Code") , the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a loan; (2) reduce monthly payments due under a loan; (3) change the rate of interest due on a loan; or (4) otherwise alter the loan's repayment schedule.

  Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the Trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

  Under the Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the Trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

  As a result of the foregoing, the Trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

  Income from, and the market value of, the mortgaged properties could be adversely affected by the bankruptcy or insolvency of a significant tenant or a group of smaller tenants or the guarantor or parent or guarantors or parents of such tenants.

  Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects its lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant. The amount of the claim would be limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining rent reserved under the lease (but not to exceed three years' rent). Depending on the terms of a guarantee and applicable law, a guarantor of a bankrupt tenant may similarly have a reduced obligation if the tenant rejects the lease.

  No assurance can be given that tenants will not file for bankruptcy protection in the future or, if any tenants so file, they will continue to make rental payments in a timely manner.

Advance Interest and Other Payments

  To the extent described in this prospectus supplement, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a loan will be specially serviced and the Special Servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the certificates. The payment of interest on advances and the payment of compensation to the Special Servicer may lead to shortfalls in amounts otherwise distributable on the certificates, but the Class A certificates are protected from such shortfalls by the MBIA policy.

Use of Net Proceeds Account

  So long as the Class A certificates remain outstanding, retention of net liquidation proceeds in the Net Proceeds Account does not adversely affect the rating of the Class A certificates and MBIA's rating is not reduced, net liquidation proceeds will be deposited in a Net Proceeds Account, and such deposited net proceeds, together with reinvestment income thereon, will be used by MBIA to make payments equal to scheduled principal payments and a portion of interest paid on the Class A certificates at a rate based on the pass-through rates of the Class A certificates. To the extent such blended pass-through rate exceeds the rate of reinvestment income, the related part of the Net Proceeds Account may be depleted before payment of principal of the Class A certificates in an amount equal to the net proceeds initially deposited, and therefore may result in a greater loss to subordinate certificateholders than would have been the case had net liquidation proceeds been distributed to pay principal of the Class A certificates when received.

Different Timing of Loan Amortization

  As principal payments or prepayments are made on a loan that is part of a pool of loans, the pool will be subject to more concentrated risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal (other than Voluntary Prepayments) until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

Potential Conflicts of Interest

  LaSalle Bank National Association, the Trustee, is the credit tenant with respect to one of the loans, representing 0.67% of the aggregate Cut-off Date Balance. This could cause a conflict between the Trustee's duties to the trust under the pooling and servicing agreement and its interest as the tenant under the related Credit Lease. In addition, the pooling and servicing agreement does not restrict the Master Servicer, the Special Servicer or the Trustee from owning certificates. Such ownership similarly could cause a conflict between any such person's duties to the Trust under the pooling and servicing agreement and its interests as a certificateholder. However, the pooling and servicing agreement provides that the loans shall be administered by the Master Servicer and the Special Servicer in accordance with the servicing standards without regard to the Trustee's or any other party to the pooling and servicing agreement's status as a tenant or otherwise under a Credit Lease and without regard to ownership of any certificate by the Master Servicer, the Special Servicer or any affiliate of any such persons.

  The Special Servicer will have considerable latitude in determining whether to liquidate or modify defaulted Loans. See "Servicing of the Loans-- Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

  As discussed in this prospectus supplement under "Servicing of the Loans-- Termination of the Special Servicer", the holder or holders of a majority interest in the Controlling Class (as defined in this prospectus supplement) may at any time replace and designate a replacement subject to the satisfaction of certain conditions. This could cause a conflict between the replacement Special Servicer's duties to the trust under the pooling and servicing agreement and its appointment by the majority holders of the Controlling Class. However, the pooling and servicing agreement provides that the loans shall be administered in accordance with the servicing standards and the pooling and servicing agreement will be enforceable against the Special Servicer. See "Servicing of the Loans--General" in this prospectus supplement.

Year 2000 Disruptions

  The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information. The issue presented by the "year 2000 problem" is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. If the Master Servicer, the Special Servicer or the Trustee do not have by the year 2000 computerized systems which are year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the loans could materially and adversely affect your investment.

                          Risks Related to the Loans

Credit Quality of Credit Lease Tenants and Guarantors

  Payments on the loans are dependent principally, and payments on the certificates are dependent to a great extent, on the payment by each Credit Lease tenant or the related guarantor, if any, of monthly rental payments and other payments due under the terms of its Credit Lease. For almost all Corporate Lease Loans, either the tenant itself (in the case of 14 Corporate Lease Loans), the related guarantor (in the case of 43 Corporate Lease Loans) or a parent of the tenant which does not guarantee the tenant's obligations under the lease (in the case of 12 Corporate Lease Loans) has an investment grade public long-term senior unsecured debt rating from S&P or, if such tenant, guarantor or parent does not carry a public rating, either (1) it has received a confidential private rating from S&P that its credit meets parameters consistent with an investment grade rating and/or (2) an internal credit evaluation of such entity was conducted by Moody's for the sole purpose of rating this transaction. Though they do not have public unsecured loan-term debt ratings, the credit quality of Winn-Dixie (with an unsecured commercial paper rating of "A-2") and Middlesex Mutual Assurance Company (which has an investment grade financial strength rating from S&P based solely on S&P's analysis of publicly available information) are consistent with that standard. However, Capital Lease Funding, L.P. will occasionally make loans secured by leases to below investment grade tenants, and the loans backing the certificates include loans to Sterling Jewelers, Inc. (rated "BB+"), and Circuit City and Hoyt's Cinema (which do not have public ratings but which Capital Lease Funding, L.P. believes would be below investment grade). In cases where the parent of the tenant has such a rating but does not guarantee the lease obligations of its subsidiary, there is no contractual obligation of a rated entity to make lease payments, and no assurances can be given that such parent will fulfill its subsidiary's obligations. The debt ratings from Moody's may be lower or higher than the related debt rating from S&P, or Moody's may not rate such credit. See the table entitled "Tenants" under "Description of the Loan Pool-- Significant Loans and Tenants" in this prospectus supplement for more information on the ratings provided by Moody's. The United States Postal Service does not carry a public long-term debt rating. A change in the credit rating of the Credit Lease tenants and/or such guarantors or parents may have a related positive or adverse effect on the rating of the certificates. See "Description of the Loan Pool--Significant Loans" in this prospectus supplement.

  If a Credit Lease tenant defaults on its obligations to make monthly rental payments under a Credit Lease or the related guarantor defaults on its obligations under the associated guarantee, if any, the borrower will have the obligation but may not have the ability to make required payments on the related loan. In the event of a payment default on the loan, the Special Servicer may be entitled to foreclose upon or otherwise realize upon the related mortgaged property to recover amounts due under the loan, and will also be entitled to pursue any available remedies against the defaulting Credit Lease tenant and any guarantor, which may include rights to all future monthly rental payments, subject to reduction if the mortgaged property is leased to a new tenant. If the default occurs before significant amortization of the loan has occurred and no recovery is available from the borrower, the Credit Lease tenant or any guarantor, it is unlikely that the Special Servicer will be able to recover in full the amounts then due under the loan.

  The ratio of the principal balance of each Corporate Lease Loan as of the Cut-off Date to the appraised value at origination of the related mortgage property assuming that the Credit Lease were to stay in place (the "Leased Fee Value") ranges from 71.30% to 102.47%, with a weighted average of 88.55%. The value of any mortgaged property may be lower following a Credit Lease tenant or guarantor default and is likely to be substantially lower if such default occurs early in the term of the Credit Lease rather than later when the remaining term of the Credit Lease contributes less to the Leased Fee Value of the mortgaged property.

Factors Affecting Lease Enhancement Policy Proceeds

  With respect to each Triple Net and Double Net Lease, Capital Lease Funding, L.P. ("CLF") has obtained (in the case of USPS Lease Loans, on behalf of Bedford Capital Funding Corp. ("Bedford")) a non-cancelable credit lease enhancement insurance policy (each, a "Lease Enhancement Policy") from either Lexington Insurance Co., a subsidiary of American International Group, Inc., or, in the case of 8 Corporate Lease Loans (representing 16.26% of the aggregate Cut-off Date Balance), Chubb Custom Insurance Co. ("Chubb"), each with a financial strength rating of "AAA" from S&P (the "Enhancement Insurer"). Each Lease Enhancement Policy provides generally that in the event of the exercise by a Credit Lease tenant of a Casualty or Condemnation Termination or Abatement Right, the Enhancement Insurer will have the option either to (1) pay to the Trustee, as an insured under the Lease Enhancement Policy, a lump sum payment equal to the outstanding principal balance of the Loan, plus accrued and unpaid interest thereon through the date of payment, and take an assignment of the Loan and all related rights (including any rights under any related hazard or other insurance policies and rights to any condemnation proceeds) or (2) pay, for the remaining term of the Loan or the period of any rent abatement, whichever is shorter, the difference between the monthly rental payment due and the amount actually received from the Credit Lease tenant by the Master Servicer or the Special Servicer, as applicable; provided, however, each Lease Enhancement Policy issued by Chubb will not pay amounts described under clause (2) above in the event a tenant exercises a Casualty Abatement Right; however, the borrower under each such Loan will be required to maintain business interruption insurance to offset such abatement risk for not less than 12 months.
  The Enhancement Insurer's obligation under each Lease Enhancement Policy is subject only to submission of a claim by the Master Servicer on behalf of the Trustee. The Master Servicer will be obligated under the pooling and servicing agreement to submit notice of claims under the Lease Enhancement Policies after receipt of notice of a casualty or condemnation as soon as reasonably practicable, but in any event within three Business Days. The Lease Enhancement Policies provide that payments are to be made on the due date for the related monthly rental payment. The Enhancement Insurer is not required to pay interest for the period from the due date for the monthly rental payment or the date of a lump sum payment in full through the due date of the Loan, nor is the Enhancement Insurer required to pay any prepayment premium due thereunder or any amounts the borrower is obligated to pay thereunder to reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent for outstanding Servicing Advances. Any such interest shortfall or other amounts (other than prepayment premiums) required to be paid to certificateholders or paid to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, to the extent not recoverable from the borrower, will be recoverable from the Expense Reserve Fund to the extent of funds therein. In the event of a lump sum payment, however, no prepayment premiums will be payable to certificateholders.

  Casualty or Condemnation Termination or Abatement Rights arising from losses arising from earthquakes for mortgaged properties located in specified areas ("Earthquake Zones") are excluded from coverage by the Lease Enhancement Policies, absent special endorsements thereto. None of the mortgaged properties is located in affected areas except (1) the Circuit City Loan in Fayetteville, Arkansas, (2) the Accor Loan in Issaquah, Washington, (3) the Bed, Bath & Beyond Loan in Mission Viejo, California and (4) 14 USPS Lease Loans.

  . With respect to the Circuit City Loan, the Accor Loan and the Bed, Bath & Beyond Loan, each such Loan is backed by a Bond-Type Lease, and in each case the tenant has no right to terminate the Credit Lease or abate payments under the related Credit Lease as a result of earthquake-related damage. However, in the case of the Accor Loan and the Bed, Bath & Beyond Loan, upon the occurrence of a substantial casualty as a result of earthquake-related damage, the tenant is required to purchase the loan for an amount equal to the outstanding principal balance of such loan plus accrued interest, but without the payment of any prepayment premium.

  . With respect to 9 USPS Lease Loans (representing 2.17% of the aggregate Cut-off Date Balance) the related mortgaged properties are located in Earthquake Zones and are not covered by the Lease Enhancement Policy for a Casualty or Condemnation Termination or Abatement Rights arising from earthquake-related damage. However, the related borrower maintains or pays for earthquake insurance naming the mortgagee as an additional insured in the case of 5 such loans (representing 1.10% of the aggregate Cut-off Date Balance).

  . With respect to 4 USPS Lease Loans (representing 1.07% of the aggregate Cut-off Date Balance), the related mortgaged properties are located in Earthquake Zones and are not covered by the Lease Enhancement Policy for a Casualty or Condemnation Termination or Abatement Rights arising from earthquake-related damage, however CLF has obtained reports with respect to each such USPS Lease Loans that indicate that 4 of the related mortgaged properties are located in areas identified as Seismic Zones 1 and are accordingly designated by the Federal Emergency Management Agency ("FEMA") as unlikely to have damaging levels of ground motion, and one related mortgaged property is located in an area identified as a Seismic Zone 2 and is accordingly designated by FEMA as having a low likelihood to have damaging levels of ground motion.

  Casualty or Condemnation Termination or Abatement Rights arising from losses arising from floods for mortgaged properties located in areas specified by FEMA as a Flood Hazard Zone, however no material portion of any mortgaged property related to a Corporate Lease Loan or a USPS Lease Loan is located in a Flood Hazard Zone. There are certain additional exclusions under the Lease Enhancement Policies relating to war, insurrection, rebellion, revolution or civil riot and radioactive matter, and takings (other than by condemnation) by reason of danger to public health, public safety or the environment. See "The Enhanced Lease Program--The Lease Enhancement Policies" in Annex C of this prospectus supplement and "The USPS Lease Program--The Lease Enhancement Policies" in Annex D of the prospectus supplement.

  Protection against Casualty or Condemnation Termination or Abatement Rights is provided first by the Enhancement Insurer through the Lease Enhancement Policies and second, to the extent the Enhancement Insurer defaults, by the application of any condemnation award or casualty insurance coverage. Certificateholders may be adversely affected by any failure by the Enhancement Insurer to pay under the terms of the Lease Enhancement Policies, and any downgrade of the credit rating, including a Rating Agency's rating or internal private classification, of the Enhancement Insurer may adversely affect the ratings of the certificates. However, the Class A certificates are protected from such downgrade risks by the MBIA policy.

Factors Affecting Extended Amortization Policy Proceeds

  CLF has obtained Extended Amortization Policies from the Extension Insurer with respect to 3 Corporate Lease Loans (representing 4.46% of the aggregate Cut-off Date Balance) for which the term of the Corporate Lease Loan extends beyond the primary term of the related Credit Lease. Under each Extended Amortization Policy, in the event that a borrower defaults in its obligations to pay monthly principal and interest on the Corporate Lease Loan during the period after a Tenant Non-Renewal Action, the Extension Insurer will either
(1) pay amounts equal to monthly debt service payments on the Corporate Lease Loan, or (2) pay an amount equal to the unpaid principal balance of the Corporate Lease Loan with accrued interest and yield maintenance up to a cap of five percent (5%) of the outstanding balance of the Corporate Lease Loan. The Extension Insurer's obligation under each Extended Amortization Policy is subject only to submission of a claim by the Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee. Any other amounts required to be paid to certificateholders or paid to the Master Servicer, the Trustee or the Fiscal Agent, to the extent not recoverable from the borrower, will be recoverable from the Expense Reserve Fund to the extent of funds therein.

  Certificateholders may be adversely affected by any failure by the Extension Insurer to pay under the terms of the Extended Amortization Policies, and any downgrade of the credit rating of the Extension Insurer may adversely affect the ratings of the certificates, but Class A certificateholders are protected from such downgrade risks by the MBIA policy.

Balloon Payments

  19 of the loans, which represent 32.01% of the aggregate Cut-off Date Balance, will have substantial payments (that is, balloon payments) due at their respective stated maturities, in each case unless the loan is previously prepaid.

  Loans with balloon payments involve a greater risk to the lender than fully amortizing loans, because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment. Circumstances that will affect the ability of the borrower to accomplish this goal at the time of attempted sale or refinancing include:

  .  the level of available interest rates;

  .  the fair market value of the property;

  .  the borrower's equity in the related property;

  . the financial condition of the borrower and operating history of the property;

  .  tax laws;

  .  prevailing economic conditions, and

  .  the availability of credit for commercial properties.

  See "Description of the Loan Pool--Certain Terms and Conditions of the Loans" and "--Additional Loan Information" herein and "Risk Factors--Factors Affecting Delinquency, Foreclosure and Loss of the Loans--Balloon Payments; Borrower Default" in the accompanying prospectus.

  In the case of 18 loans with a balloon payment, however, a residual value insurance policy is in effect under which the insurer is obligated to pay an amount equal to the full balloon payment if the borrower fails to make such payment under the loan. In the case of the Middlesex Loan, the tenant is obligated to either pay off the loan in full upon the related maturity date or enter into an extension of the Credit Lease for a time period sufficient to fully amortize the loan.

Certain USPS Lease Loan Final Payments

  With respect to 21 USPS Lease Loans, which represent 2.54% of the aggregate Cut-off Date Balance, the payments due under the related note will not be sufficient to fully amortize the respective USPS Lease Loan at maturity, resulting in a final payment which exceeds the related lease payment then due. In the case of 8 of such USPS Lease Loans, the lease extends beyond the maturity date, and the additional lease payments are sufficient to pay the excess of principal and interest due on the maturity date over the lease payments available therefor, together with one month of interest at the regular note rate (though not necessarily at any default rate).

  In the case of 60 USPS Lease Loans, representing 8.35% of the aggregate Cut-off Date Balance, the related Credit Lease expires prior to the maturity date of the Loan in a manner such that rental payments due under the Credit Lease with respect to its existing term would not be sufficient to pay all amounts due under the Loan. In no event does such shortfall exceed 71 days for any Loan or 3.66% of its Cut-off Date Balance.

  Significant factors mitigate the risk of such amortization shortfalls. First, the shortfall arises only upon the failure of USPS to renew its lease, and lease renewals are common for USPS-leased properties. Second, though not necessarily obligated in all cases, the borrower under the USPS Lease Loan is motivated to protect its substantial equity interest in the mortgaged property rather than default on the USPS Lease Loan at its maturity.

  See "Description of the Loan Pool--Certain Terms and Conditions of the Loans" and "--Additional Loan Information" herein and "Risk Factors--Factors Affecting Delinquency, Foreclosure and Loss of the Loans--Balloon Payments; Borrower Default" in the accompanying prospectus.

Factors Affecting Servicer Protective Actions

  Double Net Leases contain Maintenance Termination or Abatement Rights. In particular, such Credit Leases may include rights to terminate the Credit Lease or abate rent in the event of a failure by the borrower to maintain and repair the related mortgaged property or the related common areas, if any, as required under the Credit Leases. In each such case, the related loan is additionally secured by a pledge of a Borrower Reserve Fund, funded at origination of the loan or over time from a portion of the monthly rental payment on the Credit Lease not required for debt service. The amount funded is generally at least 125% (and up to an average of 150%, in the case of the USPS Lease Loans) of the amount determined by an engineering firm approved by CLF (or by Bedford, in the case of the USPS Lease Loans) to be sufficient to cover the costs of any such maintenance and repair during the term of the loan. Any excess amounts are available as necessary in the performance of Servicer Protective Actions. In addition, in many cases Double Net Leases are underwritten with debt service coverage in excess of that required for debt service and reserves. The borrower is generally entitled to be reimbursed from the Borrower Reserve Fund for expenses incurred in connection with such maintenance and repair.

  To the extent the borrower fails to fulfill any such obligations under any such Credit Lease, the Credit Lease tenant may be entitled to exercise a Maintenance Termination or Abatement Right, but in each case only after notice to the Master Servicer or the Special Servicer, as applicable, with an opportunity for the Master Servicer or the Special Servicer, as applicable, to cure. Under the terms of most of the Corporate Lease Loan documents, the Credit Lease tenants have granted the Master Servicer or the Special Servicer, as applicable, extended periods in which to cure a borrower's default and in many cases such cure period is unlimited, provided the Master Servicer or the Special Servicer, as applicable, is diligently pursuing the cure. Once the Master Servicer or the Special Servicer, as applicable, receives notice from a Credit Lease tenant of a default that may give rise to a Maintenance Termination or Abatement Right, the Master Servicer or the Special Servicer, as applicable, is required pursuant to the pooling and servicing agreement to use its best efforts to perform the obligations which the borrower failed to perform, utilizing funds in the Borrower Reserve Fund. To the extent such funds are insufficient, the Master Servicer or the Special Servicer, as applicable, is required to, first, withdraw funds from the Borrower Reserve Fund, second, use excess cash flow from the related Mortgaged Property, if any, third, withdraw funds from the Expense Reserve Fund, and finally to advance its own funds for such purpose (subject only to its determination that such advance would not be nonrecoverable); provided that with respect to USPS Lease Loans, the obligations of the Master Servicer and Special Servicer to make advances of their own funds are limited as described below. In the event the Master Servicer or the Special Servicer, as applicable, fails to make any required advance, the Trustee is required to make such advance and, if the Trustee fails to do so, the Fiscal Agent is required to make such advance, subject in each case to its determination that such advance would not be nonrecoverable. Both the Trustee and the Fiscal Agent will be entitled to rely conclusively on any nonrecoverability determination by the Master Servicer or the Special Servicer, as applicable. See "Description of the Certificates-- Servicer Protective Actions" and "The Enhanced Lease Program--Servicer Protective Actions" in this prospectus supplement.

  A Credit Lease tenant may be entitled to exercise a Maintenance Termination or Abatement Right, which may result in a loss to certificateholders, unless

  . the borrower performs the maintenance or repair as required under the Credit Lease at its own expense or from amounts on deposit in the Borrower Reserve Fund specifically reserved for such required maintenance or repair; or

  . in the event of a default by the borrower of its obligations under the Credit Lease, the Master Servicer or Special Servicer perform appropriate Servicer Protective Actions and make Servicing Advances in support of such actions from all amounts available in the Borrower Reserve Fund and the Expense Reserve Fund as well as excess cash flow, if any, on the Loan, and finally from its own funds (subject only to its determination that such advance would not be nonrecoverable and, for USPS Lease Loans, to a determination that the advance relates to a matter for which any such advance is required as described below) to pay the costs of the required maintenance or repair.

  Certain mortgaged properties with Double Net Leases and Triple Net Leases include Additional Termination or Abatement Rights. Borrower Protective Actions (which, in connection with certain negative covenants, may include recourse to principals of the borrower) provide incentives to the borrower to prevent such rights from being exercised. In the event facts arise which could give rise to Additional Termination or Abatement Rights and the borrower does not take steps sufficient to prevent the exercise of such rights, the Credit Lease tenant is required to provide the Master Servicer or the Special Servicer, as applicable, with notice thereof, and the Master Servicer or the Special Servicer, as applicable, is obligated under the pooling and servicing agreement to take certain Servicer Protective Actions which are designed to prevent the exercise of Additional Termination or Abatement Rights. These actions include any cure rights provided for in a Credit Lease which the Master Servicer or the Special Servicer, as applicable, may exercise following default by the related borrower in respect of the removal or other remediation of hazardous materials, repair or replacement of the mortgaged property following a condemnation or casualty, or other matters. In addition, the Special Servicer may commence legal proceedings against the borrower as may be required, and the Master Servicer may make Servicing Advances for the costs and expenses of such proceedings subject to a determination that such advance will not be nonrecoverable. With respect to USPS Lease Loans, the obligations of the Master Servicer and Special Servicer to make advances of their own funds are limited as described below. See "The Enhanced Lease Program-- Borrower Protective Actions" and "--Servicer Protective Actions" and "The Credit Leases--Other Borrower Obligations; Tenant Rent Abatement and Lease Termination Rights" in this prospectus supplement.

  A Credit Lease tenant may be entitled to exercise an Additional Termination or Abatement Right, which may result in a loss to certificateholders, unless:

  . the borrower performs the obligations required under the Credit Lease at its own expense or from amount on deposit in the Borrower Reserve Fund specifically reserved for such obligations; or

  . in the event of a default by the borrower of its obligations under the Credit Lease, the Master Servicer or Special Servicer perform appropriate Servicer Protective Actions and shall make Servicing Advances in support of such actions from all amounts available in the Borrower Reserve Fund and the Expense Reserve Fund as well as excess cash flow, if any, on the Corporate Lease Loan, and finally from its own funds (subject only to its determination that such advance would not be nonrecoverable and, for USPS Lease Loans, to a determination that the advance relates to a matter for which any such advance is required as described below) to pay the costs of the obligations.

  With respect to the USPS Lease Loans, the Master Servicer and Special Servicer are required to advance their own funds only to prevent the exercise of Maintenance Termination or Abatement Rights, and to some extent Additional Termination or Abatement Rights, related to obligations for which reserves (though inadequate for the actual expense) were established, generally including routine maintenance, payment of insurance premiums; maintenance of heating and air conditioning systems, roof coverings, flashing and insulations, and building structure; and repairs resulting from defects in building construction or installation of equipment, fixtures or appurtenances furnished by the landlord. No advances will be specifically required for certain covenants, such as obligations to comply with identified laws, to avoid specified discrimination or bribery, to cover costs of environmental clean-up not due to tenant activity, and to pay taxes other than ad valorem real property taxes. To the extent the borrower with respect to any USPS Lease Loan has breached its obligation to take actions to prevent the exercise of Maintenance Termination or Abatement Rights or Additional Termination or Abatement Rights, and the Master Servicer and Special Servicer are not required to make advances of their own funds to perform such obligations for the borrower, such servicers are nevertheless required to act in the best interests of Certificateholders subject to accepted servicing standards, which may require use of funds in the Certificate Account to make such advance if, in such servicer's best judgment, losses to Certificateholders would be greater if such termination or abatement rights were exercised.

Factors Affecting Credit Tenant Leases with U.S. Postal Service

  Properties leased to the United States Postal Service secure 96 of the loans, representing approximately 13.24% of the aggregate Cut-off Date Balance. The USPS Lease Loans were originated by Bedford and are backed by leases entered into with the United States Postal Service as tenant (each, a "USPS Credit Lease"). With respect to such loans, the various borrowers, as landlords under the related leases, are responsible for the maintenance and repair of the improvements (in varying degrees) and for other obligations and liabilities associated with ownership of mortgaged property, such as the payment of real estate taxes and the maintenance of insurance. Such borrowers are limited purpose entities that rely on cash flows from the USPS Credit Leases to pay such obligations. While the loans are underwritten at a level intended to enable the borrower to pay such obligations, there can be no assurance that cash flows from the USPS Credit Leases will be sufficient for this purpose. The failure of a borrower as landlord to perform its obligations under a USPS Credit Lease could entitle the lessee to an abatement of rent or, in some circumstances, result in a termination of the credit lease. While MBIA has guaranteed the timely payment of interest, the timely payment of principal (with limitations described herein) and full payment of principal by August 2018 on the Class A certificates, an unscheduled reduction or cessation of payments due under a USPS Credit Lease may result in one or more payments under the MBIA Policy, the reimbursement of which is an entitlement which is prior to the right of the holders of the Private Certificates to distributions of principal and interest. In that case, the Master Servicer, the Trustee or the Fiscal Agent may also be required to make one or more advances which, if not reimbursed from other mortgaged property revenues or deposits into the Collection Account, will result in entitlement senior to those of the holders of the offered certificates.

  Each USPS Credit Lease provides that disputes arising under the USPS Credit Leases must be submitted in writing to the USPS for attempted resolution under the Contract Disputes Act of 1978. Claims of under $50,000 must be decided within 60 days of submission if so requested by the claimant, and larger claims must also be decided within 60 days, or, if to be decided at a later time, by a date specified by the responsible USPS officer. Each USPS Credit Lease provides that the USPS decision with regard to a claim so submitted is final unless appealed or suit is commenced as provided in the Contract Disputes Act. The USPS Credit Leases provide for a one-year period following completion of construction and acceptance by the USPS for the USPS to bring claims of substandard equipment, workmanship and/or materials within the related mortgaged premises. In the event that a borrower fails to proceed promptly to the satisfaction of such warranty, the USPS may have the work performed and deduct the cost thereof from future rental payments. As of the date of this prospectus supplement Bedford has not received any notice of any claims by the USPS under such one-year warranty.

Federal Assignment of Claims Act

  Under the Assignment of Claims Act, as amended (31 U.S.C. 3727, 41 U.S.C.
15), the borrower may assign its rights to be paid amounts due or to become due as a result of the performance of a Credit Lease to a bank, trust company, or other financing institution. The USPS Credit Leases provide that the assignee under any such assignment may thereafter further assign or reassign its rights under the original assignment to any such financing institution. The assignee must file a written notice of assignment and a copy of the assignment with the contracting official or head of the USPS and any disbursing official for such Credit Lease.

USPS Lease Loans Differ From Corporate Lease Loans

  In addition to the nature of their Credit Leases as described above, USPS Lease Loans differ from Corporate Lease Loans on the following principal respects:

  . the origination and underwriting procedures do not require that appraisals, full environmental surveys or seismic studies be obtained;

  . only USPS Lease Loans of borrowers which individually or together with affiliated borrowers had loan balances of $500,000 or more were required to be single-purpose entities, and none of the borrowers is subject, in their organizational documents or loan documents, to restrictive covenants intended to assure that they would be treated as distinct entities, separate from their parent companies and other affiliates, or otherwise be "bankruptcy remote";

  . surveys were not required, and generally were not obtained, in connection with USPS Lease Loans with initial balances of less than $500,000, and title insurance obtained in connection with such Loans continues to have an exception for matters a survey may reveal; and

  . of 6 USPS Lease Loans secured by leasehold interests, one underlying ground lease (relating to a property in New Boston, New Hampshire) provides that the ground lease is subordinate to any fee mortgage such that the leasehold interest may be lost upon foreclosure by any lender against the ground lessor's fee interest; 2 of the underlying ground leases (relating to properties in New Boston, New Hampshire and Nantucket, Massachusetts) prohibit assignment of the leasehold interest without the consent of the ground lessor, and may therefore require the consent of the ground lessor to acquisition of the property by deed in lieu of foreclosure, and adversely affect the value of the leasehold interest in the hands of any purchaser upon foreclosure, whose ability to dispose of the property may be restricted; one of the underlying ground leases is a sublease created under a primary lease the terms of which may not contain adequate protections for the related borrower or the Trust as owner of the related USPS Lease Loan so that the leasehold interest securing the USPS Lease Loan could be lost; one of the underlying ground leases covers an area that has not been divided into a separate tax parcel; three of the ground leases that contain extension options may not permit the lender to exercise such options in lieu of a failure of the related borrower to do so; 4 of the underlying ground leases restrict use of the property to being used as a post office with the effect that the value of the property may be impaired if the USPS were to cease operations at such site and fail to renew the related ground lease; and none of such USPS Lease Loans generally contain requirements that the ground lessor give notice and opportunity to cure, that the ground lease not be amended without the consent of the lender or that a new lease be entered into upon termination of such ground lease.

Factors Affecting Possible Foreclosure and Liquidation Proceeds; Limitations on Foreclosure

  Pursuant to the terms of the pooling and servicing agreement, the Special Servicer is prohibited from foreclosing on a mortgaged property relating to a loan if such loan is not delinquent on payments of principal and interest and the mortgage default relates solely to the covenants, conditions and agreements in the related Credit Lease required to be paid, performed or observed by the borrower, as landlord under such Credit Lease, the breach of which would permit the Credit Lease tenant to terminate the Credit Lease or abate rent thereunder ("Borrower Credit Lease Obligations") unless:

  . all outstanding Servicing Advances, with interest thereon, relating to such loan exceed 60% of the appraised value of the mortgaged property unencumbered by the Credit Lease and the related Loan (the "Anticipated Liquidation Value") with respect to such loan; or

  . the Special Servicer has received the prior written consent of the certificateholder selected by the certificateholders in the Controlling Class or otherwise which holds the largest aggregate certificate balance of the Controlling Class (the "Directing Certificateholder"), provided that unless an Insurer Default (as defined herein) has occurred and is continuing, MBIA will be deemed selected as Directing Certificateholder in any event when the Class A, Class B or Class C certificateholders would otherwise determine the Directing Certificateholder; or

  . any Servicing Advance with respect to such loan is deemed to be nonrecoverable or in the case of a USPS Lease Loan, is of a type for which no advance is specifically required; or

  .  the original scheduled maturity date of such loan has occurred.

  The "Controlling Class" will be the most subordinate class of certificates (other than the Class X Certificates) with an aggregate certificate balance at least equal to 25% of the initial aggregate certificate balance of such class; provided, that for the purpose of determining the Controlling Class, all of the Class A Certificates will collectively be treated as a single class. If no such class of certificates has an aggregate principal balance at least equal to 25% of its initial aggregate certificate balance, then the Controlling Class will be the class of certificates (other than the Class X Certificates) with the largest aggregate principal balance. Any such foreclosure will be subject to the Servicing Standard and any other applicable provision of the pooling and servicing agreement. However, neither the Master Servicer, the Special Servicer nor the Trustee will be prohibited from accelerating the indebtedness evidenced by the mortgage note or other evidence of indebtedness of the borrower under such loan to the extent permitted by the mortgage loan documents, or from requiring payment of default interest in connection with any overdue amounts (including, without limitation, the full amount of the loan after such an acceleration). It is anticipated that the prohibition on foreclosure will protect certificateholders from receiving principal distributions prematurely in the event that the related Credit Lease tenant is otherwise making monthly rental payments and, accordingly, principal and interest payments are being made on the related loan. The foregoing prohibition in no event prevents foreclosure in the event of a default in payment of principal and interest due on the loan. However, the prohibition on foreclosure could restrict the ability of the Master Servicer or the Special Servicer, as applicable, to maximize the recovery with respect to the mortgaged property at any particular time.

  If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer must retain an independent contractor to operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property if such construction is at least 10% complete at the time default on the related loan becomes imminent. In addition, any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject REMIC I to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. In such event, the net proceeds available for distribution to certificateholders will be reduced. The Special Servicer may permit REMIC I to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or net leasing the mortgaged property.

  The foreclosure of a loan or deed of trust requires the adherence to specific state-mandated legal procedures and is historically equitable in nature. Any action to recover amounts due with respect to a defaulted loan is generally subject to possible delays, and subject to a court's equitable powers. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the accompanying prospectus. To the extent required under the pooling and servicing agreement, advances by the Master Servicer may mitigate the adverse impact of such a delay.

Nature of the Mortgaged Properties

  With the exception of the mortgaged properties secured by United States Postal Service facilities, the mortgaged properties consist of commercial properties. Commercial lending is generally viewed as exposing a lender to a greater risk of loss than lending on the security of one- to four-family residences. This is because commercial real estate lending usually involves larger loans, and repayment is typically dependent upon the successful operation of the related real estate project. However, the commercial mortgaged properties which secure the loans are backed by the obligations of generally investment grade tenants, guarantors or parents whose successful operation and overall creditworthiness are not necessarily dependent on any one commercial property.

  With respect to the mortgaged properties serving as United States Postal Service facilities, the mortgaged properties consist of single-user, special-use facilities constructed pursuant to the operational requirements of the United States Postal Service.

  A large number of factors may adversely affect the net operating income and property value of the mortgaged properties. Some of these factors relate to the property itself, such as:

  .  the age, design and construction quality of the property;

  . perceptions regarding the safety, convenience and attractiveness of the property;

  .  the proximity and attractiveness of competing properties;

  .  the adequacy of the property's management and maintenance;

  .  increases in operating expenses;

  . an increase in the capital expenditures needed to maintain the property or make improvements; and

  .  a decline in the financial condition of a major tenant.

  Operation of a commercial property may also be affected by circumstances outside the control of the borrower or lender, such as the quality or stability of the surrounding neighborhood, the development of competing projects or businesses, maintenance expenses (such as energy costs), and changes in laws (such as changes in the tax laws and retroactive changes in building codes). If the cash flow from a particular property is reduced (for example, in the case of a property occupied by its owner, if the owner's business declines), the borrower's ability to repay the loan may be impaired and the resale value of the particular property may decline.

  The borrowers' income would be adversely affected if the related Credit Lease tenants were unable to pay rent or were to become a debtor in a bankruptcy case under the Bankruptcy Code. Changes in payment patterns by credit lease tenants may result from a variety of social, legal and economic factors, such as the rate of inflation and unemployment levels to the extent they already affect the overall creditworthiness of the credit lease tenant. See "Description of the Loan Pool--Additional Loan Information--Tenant Matters" herein.

  Certain types of commercial properties are exposed to particular kinds of risks. See "--Risks Particular to Retail Properties", and "--Risks Particular to Hotels" below.

Risks Particular to Tenant Industry Segments

  Unlike traditional commercial mortgage loans, for which performance of the loans is dependent primarily on the performance of the specific property securing the loans, a Corporate Lease Loan is dependent primarily on the continued credit quality of the tenant, and therefore its performance in its industry taken as a whole. If the tenant defaults does the value of the individual property, which may similarly be affected by industry trends as well as location and other factors, becomes relatively more important.

Retailing Businesses

  Retailing companies are tenants with respect to 67 of the Loans, representing 69.63% of the aggregate Cut-off Date Balance. To the extent the adverse economic factors described below rise to the level of affecting the overall business condition of the tenant or the guarantors, as opposed to localized effects on one property, the creditworthiness of such tenant or guarantor may be adversely affected.

  Several factors may adversely affect the value and successful operation of a retail property, including:

  . changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls);

  . alternative forms of retailing (such as direct mail, video shopping networks and internet web sites which reduce the need for retail space by retail companies);

  .  the quality and philosophy of management;

  . the attractiveness of the properties to tenants and their customers or clients;

  . the public perception of the safety of customers at shopping malls and shopping centers; and

  . the need to make major repairs or improvements to satisfy the needs of major tenants.

  The general strength of retail sales also directly affects retail properties. The retailing industry is currently undergoing consolidation due to many factors, including growth in discount and alternative forms of retailing. If the sales by tenants in the mortgaged properties that contain retail space were to decline, the rents that are based on a percentage of revenues may also decline, and tenants may be unable to pay the fixed portion of their rents or other occupancy costs. The cessation of business by a significant tenant can adversely affect a retail property, not only because of rent and other factors specific to such tenant, but also because significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property.

 Movie Business

  One property, representing approximately 2.24% of the aggregate Cut-off Date Balance, is secured by a property secured by a movie theater. In addition to the risks generally associated with commercial real estate, movie theater properties face the following risks:

  . adverse changes in movie theater patronage, including the seasonal nature of movie theater attendance, which may cause a movie theater's income to fluctuate during the year;

  . movie theater properties are "special purpose" properties that cannot be readily converted to a new use;

  . local competitive conditions, including increased number of competing theaters and competition from other sources of entertainment; and

  . the condition of the local area, including other businesses which attract customers to the area.

  All these conditions and events may increase the possibility that the related Credit Lease tenant will be unable to meet its obligations under the Credit Lease.

 Hotel Business

  One property, representing approximately 1.98% of the aggregate Cut-off Date Balance, is leased to a hotel company. To the extent the adverse economic factors described below rise to the level of affecting the overall business condition of the guarantor, as opposed to localized effects on one property, the creditworthiness of such guarantor may be adversely affected.

  Various factors may adversely affect the economic performance of a hotel, including:

  . adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

  .  the construction of competing hotels or resorts;

  . continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

  . a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

  . changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

  Because hotel rooms generally are rented for short periods of time, hotel properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. In addition, the franchise license may be owned by an entity operating the hotel and not the borrower or, if the franchise license is owned by the borrower, the transferability of the related franchise license agreement may be restricted and, in the event of a foreclosure on a hotel property, the mortgagee may not have the right to use the franchise license without the franchisor's consent. Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable.

 Office Properties

  Office properties secure 3 of the loans, representing approximately 11.83% of the aggregate Cut-off Date Balance.

  Significant factors determining the value of office properties are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Negative changes in the physical plant or surroundings with respect to such features may have a significant impact on occupancy levels, tenant turnover and lease or rental income with respect to such properties. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Limited Assets and Obligations of the Borrowers

  The terms of all Corporate Lease Loans (other than the Middlesex Loan which is guaranteed by the investment grade tenant) require that the borrowers be single-purpose entities (that is, that their assets are substantially limited to the mortgaged property and related assets) and the terms of the USPS Lease Loans generally require that the borrowers be single-purpose entities if the borrower is directly or through common control obligated under Loans in excess of $500,000 in the aggregate. In most cases, such borrowers' organizational documents or the terms of the Loans limit their activities to the ownership of only the related mortgaged property and limit the borrowers' ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the mortgaged property and the Loan. However, we cannot assure you that such borrowers will comply with such requirements. Further, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as "special purpose entities."

  The MBIA Policy guarantees timely payment of interest, timely distribution (subject to the limitations described in this prospectus supplement) of scheduled principal and full payment of principal by August 2018 on the Class A certificates. Since the Loans are largely nonrecourse obligations of the borrowers, you will have to rely upon payments made on the Loans, the Credit Leases, the guarantees, the MBIA policy and the other trust assets, including the related insurance policies described in this prospectus supplement for distributions on your certificates. The certificates and the Loans are not otherwise insured or guaranteed by any governmental entity, by any private mortgage insurer, or by the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or any of their respective affiliates. Payment of amounts due on the Loans will depend significantly on the payments by the tenants under the Credit Leases. See "Certain Legal Aspects of Loans--Bankruptcy Laws" in the accompanying prospectus.

Environmental Considerations

  An environmental site assessment (or an update of a previously conducted assessment) or, in the case of the USPS Lease Loans, an environmental screening was performed (generally in a manner consistent with industry-wide standards) at each of the mortgaged properties in connection with the origination of the related loan. No such assessment, update or screening revealed any material adverse environmental condition or circumstance at any mortgaged property, except as described under "Description of the Loan Pool-- Certain Underwriting Matters--Environmental Assessments" in this prospectus supplement. We cannot assure you, however, that such environmental assessments identified all environmental conditions and risks. Nor can we assure you that all recommended operations and maintenance plans or other activities recommended in environmental assessments will continue to be implemented.

Multi-Borrower Note; Limited Cross-Collateralization

  As described under "Description of the Loan Pool--General" herein, the loan pool includes 1 loan, which represents approximately 1% of the aggregate Cut-off Date Balance as to which two separate entities have signed a single note as joint and several obligors, and have each pledged their respective mortgaged properties. Such arrangement effectively cross-collateralizes the obligations of such borrowers and seeks to reduce the risk that the inability of one property securing such note to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses. Although there otherwise are no sets of fully cross-collateralized loans in the loan pool, in the case of certain USPS Lease Loans to affiliated borrowers, such loans are cross-collateralized to the extent of their borrower reserve funds.

  Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

  A lien granted by such a borrower entity could be avoided if a court were to determine that:

  . such borrower was insolvent when granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured; and

  . such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

  Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could

  . subordinate all or part of the pertinent loan to existing or future indebtedness of that borrower;

  .  recover payments made under that loan; or

  . take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the loan or the mortgages securing such cross-collateralization.

  In addition, to the extent such cross-collateralized borrower reserve funds are depleted for a loan or a group of USPS Lease Loans, such funds would not be available for other related USPS Lease Loans.

Geographic Concentration

  A concentration of mortgaged properties in a particular state or region increases the exposure of the loan pool to any adverse economic developments that may occur in such state or region, conditions in the real estate market where the mortgaged properties securing the related loans are located, changes in governmental rules and fiscal policies, acts of nature, including floods, tornadoes and earthquakes (which may result in uninsured losses), and other factors which are beyond the control of the borrowers. In this regard:

  . 3 of the mortgaged properties, which constitute security for 11.67% of the aggregate Cut-off Date Balance, are located in New Jersey.

  . 21 of the mortgaged properties, which constitute security for 8.83% of the aggregate Cut-off Date Balance, are located in New York.

  . 3 of the mortgaged properties, which constitute security for 7.88% of the aggregate Cut-off Date Balance, are located in Connecticut.

  . 4 of the mortgaged properties, which constitute security for 6.92% of the aggregate Cut-off Date Balance, are located in Ohio.

  . 4 of the mortgaged properties, which constitute security for 6.57% of the aggregate Cut-off Date Balance, are located in Nevada.

  . 6 of the mortgaged properties, which constitute security for 5.61% of the aggregate Cut-off Date Balance, are located in Georgia.

  No more than 2.35% of aggregate Cut-off Date Balance is secured by mortgaged properties located in any particular county in California.

Other Concentrations

  The effect of loan pool losses will be more severe if the losses relate to loans that account for a disproportionately large percentage of the loan pool's aggregate principal balance. In this regard:

  . The largest loan represents approximately 6.07% of the aggregate Cut-off Date Balance.

  . The three largest loans represent, in the aggregate, approximately 17.24% of the aggregate Cut-off Date Balance.

  . The ten largest loans represent, in the aggregate, approximately 39.42% of the aggregate Cut-off Date Balance.

  Each of the other loans represents less than 2% of the aggregate Cut-off Date Balance. Overall, 51 loans have a Cut-Off Date Balance that are higher than the average Cut-off Date Balance.

  A concentration of mortgaged property types or of loans with the same borrower or related borrowers also can pose increased risks. In the former regard:

  . retail properties represent approximately 69.63% of the aggregate Cut-off Date Balance (based on the primary property type for combined office/retail properties);

  .  office properties represent 11.83% of the aggregate Cut-off Date
     Balance;

  . United States Postal Service properties represent 13.24% of the aggregate Cut-off Date Balance;

  .  industrial properties represent 0.82% of the aggregate Cut-off Date
     Balance;

  . hotel properties represent approximately 1.98% of the aggregate Cut-off Date Balance; and

  . movie theater properties represent approximately 2.24% of the aggregate Cut-off Date Balance.

  A concentration of mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the loan pool. For example, if there is a decline in tourism, the hotel industry might be adversely effected, leading to increased losses on loans secured by hotel properties as compared to the loans secured by other property types.

  A concentration of loans with the same tenant and or guarantor can pose increased risks. In this regard:

  . 96 mortgaged properties representing 13.24% of the aggregate Cut-off Date Balance are leased to the United States Postal Service.

  . 4 mortgaged properties representing 10.38% of the aggregate Cut-off Date Balance are leased to or guaranteed by Royal Ahold.

  . 16 mortgaged properties representing 9.65% of the aggregate Cut-off Date Balance are guaranteed by CVS.

  With respect to concentration of borrowers:

  . 14 groups of loans have affiliated borrowers, each such group of loans representing less than 5% of the aggregate principal balance of the loan pool as of the Cut-off Date.

  . 1 group of 2 loans, representing approximately 1% of the aggregate Cut-off Date Balance, are cross-collateralized and cross-defaulted with each other.

  Mortgaged property owned by related borrowers are likely to:

  . have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of loans; and

  . have common general partners which would increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of loans.

  A concentration of tenants or guarantors can increase the risk that the bankruptcy of a tenant or guarantor, or a decline in a particular industry or business, would have a disproportionately large impact on the mortgage pool. See "Description of the Loan Pool" in this prospectus supplement.

Prepayment Premiums

  With limited exception (including all Corporate Lease Loans subject to defeasance for which prepayment is prohibited for the full term of the loan), all of the loans require, for a specified period following the end of the related lock-out period or, in the case of the USPS Lease Loans, at any time during the term of the Loan, that any voluntary principal prepayment be accompanied by a prepayment premium. See "Description of the Loan Pool-- Certain Terms and Conditions of the Loans--Prepayment Provisions" in this prospectus supplement. Any prepayment premiums actually collected on the loans will be distributed among the respective classes of certificates in the amounts and in accordance with the priorities described in this prospectus supplement under "Description of the Certificates--Distributions-- Distributions of Prepayment Premiums". The Depositor, however, makes no representation as to the collectibility of any prepayment premium.

  Provisions requiring prepayment premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

  We also note the following with respect to prepayment premiums:

  . Liquidation proceeds recovered in respect of any defaulted loan will, in general, be applied to cover outstanding servicing expenses and unpaid principal and interest prior to being applied to cover any prepayment premium due in connection with the liquidation of such loan.

  . The Special Servicer may waive a prepayment premium in connection with obtaining a pay-off of a defaulted loan.

  . No prepayment premium will be payable in connection with any repurchase of a loan by either loan seller for a material breach of representation or warranty on the part of either loan seller, or any failure to deliver documentation relating thereto.

  . No prepayment premium will be payable in connection with the purchase of all of the loans and any REO properties by the Master Servicer or any holder or holders of certificates evidencing a majority interest in the controlling class in connection with the termination of the trust.

  . No prepayment premium will be payable in connection with the purchase of defaulted loans by the Master Servicer, Special Servicer or any holder or holders of certificates evidencing a majority interest in the controlling class.

  . No prepayment premium is paid in the event of a payment under a Lease Enhancement Policy or for other prepayment due to casualty or condemnation, and, with respect to Corporate Lease Loans, any prepayment premium paid under an Extended Amortization Policy is subject to a cap of 5% of the balance of the Corporate Lease Loan.

  . The borrower may not have sufficient funds to pay prepayment premiums in the event of exercise of a purchase option by USPS with respect to a USPS Lease Loan, as described under "-- Prepayments and Repurchases" above.

  See "Servicing of the Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "Certain Legal Aspects of Loans-- Default Interest and Limitations on Prepayments" in the accompanying prospectus. See "Description of the Loan Pool--Assignment of the Loans; Repurchases" and "--Representations and Warranties; Repurchases", "Servicing of the Loans--Sale of Defaulted Loans" and "Description of the Certificates-- Termination" in this prospectus supplement.

Limited Information

  The information set forth in this prospectus supplement with respect to the loans is derived principally from one or more of the following sources:

  .  A review of the available credit and legal files relating to the loans.

  . Inspections of the mortgaged properties undertaken by or on behalf of Bedford Capital Funding Corp., with respect to the USPS Lease Loans, and by or on behalf of Capital Lease Funding, L.P., with respect to the Corporate Lease Loans.

  . Unaudited operating statements for the mortgaged properties supplied by the borrowers.

  . Appraisals for the mortgaged properties that generally were performed at origination of each Corporate Lease Loan (which appraisals were used in presenting information regarding the values of the mortgaged properties as of the Cut-off Date under "Description of the Loan Pool" and under Annex A for illustrative purposes only).

  . Information supplied by entities from which the loan sellers acquired, or which currently service, certain of the loans.

  Also, several Loans constitute acquisition financing. Accordingly, limited or no operating information is available with respect to the related mortgaged property. Moreover, all of the loans were originated during the preceding 49 months and, consequently, there are limited payment histories with respect to the loans.

Litigation

  Certain borrowers and the principals of certain borrowers may have been involved in bankruptcy or similar proceedings or have otherwise been parties to real estate-related litigation. In addition, the related borrower under four USPS Lease Loans is currently involved in real estate-related litigation over a subcontractor's claim in the amount of $16,000, for which appropriate reserves have been established.

  There may also be other legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. We cannot assure you that such litigation will not have a material adverse effect on the distributions to certificateholders.

                                  Other Risks

  See "Risk Factors" in the accompanying prospectus for a description of certain other risks and special considerations that may be applicable to your certificates and the loans.

                         DESCRIPTION OF THE LOAN POOL

General

  The Loan Pool will consist of 170 corporate and United States post office lease-backed loans (the "Loans") with an aggregate Cut-off Date Balance of $383,352,924, subject to a variance of plus or minus 5%. See "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the accompanying prospectus. The "Cut-off Date Balance" of each Loan is the unpaid principal balance thereof as of August 15, 1999 (the "Cut-off Date"), after application of all payments of principal due on or before such date, whether or not received. All numerical information provided herein with respect to the Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Loans reflects weighting by related Cut-off Date Balance. All percentages of the Loan Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance.

  Seventy-four (74) of the Loans (the "Corporate Lease Loans"), which represent 86.76% of the aggregate Cut-off Date Balance, were originated or acquired by Capital Lease Funding, L.P. ("CLF"), pursuant to its Enhanced Lease Program. These 74 Corporate Lease Loans are backed by 22 different Credit Lease tenants. With respect to 9 of the Corporate Lease Loans, which represent 21.49% of the aggregate Cut-off Date Balance, eight of the Loans were originated by Banc One Capital Funding Corporation (an affiliate of Bank
One) and one was acquired from Corporate Real Estate Capital, LLC, under origination and underwriting standards which may have varied in some respects from those of CLF. However, in connection with their acquisition by CLF, the Loans were reunderwritten by CLF in compliance with CLF's own origination and underwriting standards and the Enhanced Lease Program. With respect to one Corporate Lease Loan (the "Middlesex Loan"), representing 5.22% of the Cut-off Date Balance, the note executed by the borrower is guaranteed by the investment grade tenant, so that the Trust has recourse directly against the tenant for defaults under the note rather than having recourse limited to rights under the Credit Lease. For a description of the Enhanced Lease Program, see Annex C of this prospectus supplement.

  Ninety-six (96) of the Loans (the "USPS Lease Loans"), which represent approximately 13.24% of the aggregate Cut-off Date Balance, were originated by Bedford Capital Funding Corp. ("Bedford"), pursuant to its USPS Lease program. All the properties which secure the USPS Lease Loans are leased to the United States Postal Service. Upon origination of each USPS Lease Loan, Bedford sold the USPS Lease Loans to Prudential Securities Credit Corporation, a Delaware corporation ("PSCC"), pursuant to terms under which Bedford would cover any losses on the USPS Lease Loans prior to their disposition in a securitization or in another third party transaction, and would share in profits realized from such securitization or other disposition of such USPS Lease Loans. For a description of the USPS Lease Program, see Annex D of this prospectus supplement.

  On or before the Delivery Date, CLF and Bedford, indirectly through PSCC (the "Loan Sellers") will sell their respective Loans to the Depositor and the Depositor will transfer all of the Loans, without recourse, to the Trustee for the benefit of the certificateholders. See "Description of the Loan Pool--The Loan Sellers" and "--Assignment of the Loans; Repurchases" and "-- Representations and Warranties; Repurchase" in this prospectus supplement.

  Credit Lease Assignments. Each of the Loans is secured by an assignment of leases and rents from the Credit Lease tenant ("Credit Lease Assignment") and a first lien on a fee simple and/or leasehold interest in real property. Pursuant to the terms of such assignment of leases and rents, the borrowers have assigned to the related Loan Seller, as security for their obligations, their respective rights under the Credit Leases on the related mortgaged property, and to all income and profits to be derived from the operation and leasing of such mortgaged property, including, but not limited to, an assignment of any guarantee of the Credit Lease tenant's obligations under the Credit Lease and an assignment of the right to receive all monthly rental payments due under the Credit Lease. With respect to the Corporate Lease Loans, pursuant to the terms of the assignment of leases and rents, estoppel letters and applicable notices, each Credit Lease tenant and any guarantor is obligated under the Credit

Leases to make all monthly rental payments directly to the Master Servicer, except in the case of the Middlesex Loan where payments are made by the borrower and the tenant is an affiliate of the borrower and directly guarantees payments under the related note. With respect to USPS Lease Loans, an assignment of leases and rents was delivered by each borrower pursuant to specific authority under the terms of the lease permitting such assignment, together with a power of attorney signed by the borrower and delivered to the USPS giving notice of such assignment and directing that payment be made to ORIX, acting as Sub-Servicer. In each case, the USPS's payment history reflects the USPS's acceptance of notice to it that payments should be made directly to ORIX. Repayment of the Loans and other obligations of the borrowers will be funded from such monthly rental payments and from amounts realized from the liquidation of the Loans and from any policies of insurance. Notwithstanding the foregoing, the borrowers remain liable for all obligations under the loans (subject to the non-recourse provisions thereof).

  In addition to the Credit Lease Assignments, pursuant to the terms of each Loan, the borrower has undertaken certain contractual and indemnification obligations with respect to the mortgaged property. The borrower has certain obligations for the remediation of any hazardous materials on or about the mortgaged property, and will be obligated to maintain the mortgaged property in good repair. The borrower is also obligated to pay all real estate taxes, assessments and other charges, not to transfer any interest in the mortgaged property (except in certain circumstances in accordance with the terms of the Loans), to keep the mortgaged property free and clear of liens and encumbrances not otherwise permitted by the mortgage, to maintain specified levels of insurance on the mortgaged property (subject to the terms of the Credit Lease, including the Credit Lease tenant's right in certain circumstances to self-insure), and to comply with all laws and regulations affecting the mortgaged property. To the extent that the Credit Lease tenant is obligated to perform these obligations under the related Credit Lease, performance of these obligations by the Credit Lease tenant will be accepted as performance of the borrower's obligations under the Loan. With respect to the Corporate Lease Loans, the extent to which the tenant undertakes to perform such obligations varies based on the type of lease. With respect to USPS Lease Loans, the USPS generally does not have the obligation to perform obligations of the borrower, but is required to reimburse the borrower for ad valorem property taxes paid by it.

  Each Loan is evidenced by a promissory note (a "Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee simple and/or leasehold interest in real property (a "Mortgaged Property"). Each Mortgaged Property is or, in two cases, will be improved by a retail, drug or grocery store, a United States Postal Service facility and related improvements, a restaurant, an office building or complex, a theater, a hotel or an industrial building.

  Multi-Borrower Loan; Limited Cross-collateralization. One Corporate Lease Loan, representing approximately 1% of the aggregate Cut-off Date Balance is evidenced by a single promissory note executed by two borrowers who act as joint and several obligors on the note. Each borrower is the owner of a separate Mortgaged Property securing the note.

  With respect to a minority of USPS Loans to sets of affiliated borrowers, such loans to each set of affiliated borrowers are cross-collateralized with loans to their affiliated borrowers but only to the extent of their respective Borrower Reserve Funds.

  Nonrecourse. In general, with limited exception, the Loans constitute nonrecourse obligations of the related borrower. Upon any such borrower's default in the payment of any amount due under the related Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation and any available remedies against the defaulting credit lease tenant and any guarantor. In addition, in those cases where the loan documents permit recourse to a borrower or guarantor, if any, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Loans to be nonrecourse. None of the Loans is insured or guaranteed by the United States, any governmental entity or instrumentality, or any private mortgage insurer.

Certain Terms and Conditions of the Loans

  Due Dates; Grace Periods. Each of the Corporate Lease Loans provides for scheduled payments of principal and interest ("Monthly Payments") to be due (as to each such Loan, the "Due Date") on the 15th day of the month or, in the case of nine Corporate Lease Loans, on the 1st or 5th day of the month. Other than one Corporate Lease Loan with an 11-day grace period, no Corporate Lease Loans due on the 15th of the month provide for any grace period for monthly payments of principal and interest so long as the Master Servicer gives the borrower timely notice of nonreceipt of rent from the tenant. Of the nine Corporate Lease Loans which are due on the 1st or 5th day of the month, 8 provide for between 5-day and 10-day grace periods and one has no grace period. The USPS Lease Loans provide for Monthly Payments to be due on the first day of each month, subject to a 10 business day grace period with respect to an Event of Default and a 10 day grace period with respect to the borrower's obligation to pay a late fee. To the extent any grace period extends beyond the Distribution Date, a servicer advance, which will accrue interest, may result even though the Loan is not delinquent.

  Loan Rates; Calculations of Interest. All of the Loans bear interest at a rate per annum (a "Loan Rate") that is fixed for the remaining term of the Loan. The Middlesex Loan provides for an extension of the term at the option of borrower, upon exercise of the tenant of its option to extend its lease, any such extension term to be at a higher loan rate. Pursuant to the terms of the Chase Loan, the borrower may give notice an extension of the maturity date, which will result in an increase in the loan rate. As of the Cut-off Date, the Loan Rates of the Loans ranged from 6.18% per annum to 8.50% per annum, and the weighted average Loan Rate of the Loans was 7.31%. No Loan permits negative amortization or the deferral of accrued interest. All of the Loans accrue interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis").

  Amortization of Principal. Nineteen of the Loans, which represent 32.01% of the aggregate Cut-off Date Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the respective remaining terms thereof, thereby leaving substantial principal amounts due and payable (each such loan, a "Balloon Loan," and each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. The 19 Balloon Loans in the trust are Corporate Lease Loans, 18 of which have the benefit of a "residual value insurance" policy. Under the terms of the remaining Balloon Loan, the tenant is obligated to either pay the related Balloon Payment in full upon maturity or enter into a new lease for a term which fully amortizes the loan.

  In addition, with respect to three Corporate Lease Loans, which represent 4.46% of the aggregate Cut-off Date Balance, the term of the Corporate Lease Loan extends beyond the primary term of the related Credit Lease. Each such Corporate Lease Loan has the benefit of an Extended Amortization Policy which pays an amount equal to the remaining monthly debt service payments on the Corporate Lease Loan or pays an amount equal to the unpaid balance of the Corporate Lease Loan with accrued interest and other amounts described in the policy, in each case if the mortgagor defaults in the payment of such amounts. See "The Enhanced Lease Program--The Extended Amortization Policies" in Annex C of this prospectus supplement.

  The original term to stated maturity of each Loan was between 66 and 359 months. As of the Cut-off Date, the remaining terms to stated maturity of the Loans will range from 51 to 345 months, and the weighted average remaining term to stated maturity of the Loans will be 234 months. See "Risk Factors-- Risks Related to the Loans--Balloon Payments" in this prospectus supplement.

  Prepayment Provisions. As of origination, except for Loans subject to defeasance as described below, the Corporate Lease Loans provided for a sequence of two periods:

    (1) a period (a "Lock-out Period") during which voluntary principal prepayments are prohibited, followed by

    (2) a period (a "Prepayment Premium Period") during which any voluntary principal prepayment may be made in full or in part, subject to certain limitations, if accompanied by a premium, penalty, or fee (a "Prepayment Premium").

  The Corporate Lease Loans not subject to defeasance generally prohibit voluntary prepayment of principal for a Lock-out Period following the date of origination of such Corporate Lease Loan, except the Middlesex Loan under which the borrower may prepay the loan at any time during the term of the loan if accompanied by payment of prepayment premium other than during the last year of the Loan when no prepayment premium is required. Corporate Lease Loans which are subject to defeasance have a Lock-out Period for prepayment of the full term of the Loan, except for the CVS Loan in Brooklyn, New York, which has a Lock-out Period of 8 years after origination and may be prepaid thereafter subject to a yield maintenance premium. The USPS Lease Loans may be prepaid in full during the term of the Loan without regard to any Lock-out Period, subject to certain limitations (in the absence of a default), if accompanied by a Prepayment Premium.

  Following such Lock-out Period (or at any time during the term in the case of the Middlesex Loan), each Corporate Lease Loan requires payment of Prepayment Premium in an amount equal to (1) the present value as of the date of prepayment of the remaining scheduled payments of principal and interest from the date of prepayment through the maturity date of the Corporate Lease Loan determined by discounting such payments at a rate (which when compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually) less (2) the amount of principal being prepaid. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. Government Securities/Treasury Constant Maturities" for the week ending prior to the prepayment date, of U.S. treasury securities with constant maturities (one longer and one shorter) most nearly approximating the maturity date of each such Corporate Lease Loan. Such Prepayment Premium is required in connection with any voluntary prepayment following the Lock-Out Period, and any involuntary prepayment due to default and acceleration or otherwise. However, in the event of a prepayment due to a condemnation or a casualty no Prepayment Premium is required to be paid by the borrower or the Enhancement Insurer. In addition, any Prepayment Premium paid in connection with prepayments resulting from payment under the Extended Amortization Policies is subject to a cap of 5% of the outstanding balance of the related Corporate Lease Loan. The requirement to pay Prepayment Premiums applies through the maturity date of the Corporate Lease Loans. As of the Cut-off Date, the remaining Lock-out Periods under the Corporate Lease Loans not subject to defeasance ranged from 24 months to 95 months, with a weighted average remaining Lock-out Period of 50 months.

  During the term of each USPS Lease Loan voluntary prepayment is permitted upon, among other things, payment of a Prepayment Premium in an amount equal to the greater of (1) 5% (or 2% and 2.5%, respectively, in the case of two USPS Lease Loans) of the outstanding principal balance of the USPS Lease Loan at the time of prepayment or (2) a yield maintenance formula calculated in the same manner described above with respect to the Corporate Lease Loans.

  As more fully described herein, Prepayment Premiums actually collected on the Loans will be distributed to the respective Classes of Certificateholders in the amounts and priorities described under "Description of the Certificates--Distributions on the Certificates--Distributions of Prepayment Premiums" herein. Neither the Depositor nor any Underwriter makes any representation as to the enforceability of the provision of any Loan requiring the payment of a Prepayment Premium or as to the collectibility of any Prepayment Premium or whether any Prepayment Premium will mitigate the effect of early prepayment on yield. See "Risk Factors--Risks Related to the Loans-- Prepayment Premiums" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

  Defeasance. Corporate Lease Loans, representing 52.53% of the aggregate Cut-off Date Balance, permit the applicable borrower at any time after a specified period (the "Defeasance Lock-out Period"), which is at least two years from the Delivery Date, provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"). The borrower must meet certain conditions in order to exercise its Defeasance Option. Among other conditions the borrower must pay on any Due Date (the "Release Date"):

    (1) all interest accrued and unpaid on the principal balance of the Note to and including the Release Date;

    (2) all other sums, excluding scheduled interest or principal payments, due under the Loan and all other loan documents executed in connection therewith; and

    (3) an amount (the "Collateral Substitution Deposit") that will be sufficient for the borrower to purchase direct non-callable obligations of the United States of America providing payments (a) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, (b) in amounts equal to the scheduled payments due on such dates under the Loan or the defeased amount thereof in the case of a partial defeasance and (c) any costs and expenses incurred in connection with the purchase of such U.S. government obligations.

  The borrower must deliver a security agreement granting the Trust a first priority lien on the Collateral Substitution Deposit and generally, an opinion of counsel to such effect. In addition, the borrower must (1) designate a single purpose entity to assume the Loan and own the collateral; and (2) deliver written confirmation from the Rating Agencies that such defeasance will not result in the downgrade, qualification or withdrawal of the rating of any class of Certificates.

  Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Loan. In general, a successor borrower established or designated pursuant to the related loan documents will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Loan and the borrower will be relieved of all of the defeased obligations thereunder. If a Loan is partially defeased, the related Note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

  No USPS Lease Loan permits the borrower to obtain release of the lien of the mortgage by defeasing its Loan. Neither the Depositor nor any Underwriter makes any representation as to the enforceability of the defeasance provisions of any Loan. See "Risk Factors--Risks Related to the Certificates--Yield Considerations" in this prospectus supplement.

  "Due-on-Sale" and "Due-on-Encumbrance" Provisions. Substantially all of the Loans contain both "due-on-sale" and "due-on-encumbrance" clauses that in each case, subject to certain limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without consent of the holder of the Mortgage. Certain of the Loans permit transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender. In the case of the USPS Lease Loans, transfers of the mortgaged property are permitted under the due on sale provisions (i) with the prior written consent of the lender; (ii) by devise or descent or by operation of law upon the death of a partner, member or stockholder of the mortgagor or any general partner thereof; or (iii) upon the sale, transfer or hypothecation of a partnership, shareholder or membership interest in the mortgagor, by the current partner(s), shareholder(s) or member(s) to an immediate family member (i.e. parents, spouses, siblings, children or grandchildren) of such partner, shareholder or member, or to a principal (or a trust for the benefit of any such person). The Master Servicer or the Special Servicer, as applicable, will determine, in a manner consistent with the servicing standard described under "Servicing of the Loans--General" and with the REMIC Provisions, whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property; provided, however, that neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent that it may otherwise withhold, under any related "due-on-sale" or "due-on-encumbrance" clause unless it:

    (1) shall have received written confirmation from each Rating Agency that such action would not result in the qualification, downgrade or withdrawal, as applicable, of the rating then assigned by such Rating Agency to any class of certificates, such confirmation to be required in the case of any waiver of rights under a related "due-on-sale" clause only if the then-outstanding principal balance of the subject Loan (together with the then-outstanding aggregate principal balance of all other Loans to the same borrower or borrowers that are, to the actual knowledge of the Master Servicer, affiliated) or any group of cross-collateralized loans exceeds 2% of the then-outstanding principal balance of all of the Loans; and

    (2) shall have provided, at least five days prior to the granting of such waiver or consent, to any Directing Certificateholder and, in the case of the Master Servicer, to the Special Servicer, written notice of the matter and a written explanation of the surrounding circumstances and, upon request made within such five-day period, shall have discussed the matter with such Directing Certificateholder and, in the case of the Master Servicer, with the Special Servicer.

  See "Description of the Pooling Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

Changing Terms

  Two Loans, by their terms, provide for extensions at the option of the borrower or tenant which also result in changes to other terms of the Loans.

  Pursuant to the terms of one Loan (the "Chase Loan"), the borrower may exercise an option to extend the maturity date of the Loan, currently March 5, 2013, to a date corresponding to end of the term of a lease on property currently under construction, which could result in an extension of the Loan to no later than October 5, 2017. In the event of any such extension, the Loan rate will increase from 6.79% per annum to 6.83% per annum. The Loan currently amortizes to a balloon balance of approximately $11 million on its current maturity date. In the event of any such extension, the Loan will reamortize based on the new Loan rate to the same balloon balance on its original maturity, and will thereafter pay interest only until its extended maturity, when the balloon payment will come due. The Loan is covered by a Residual Value Insurance Policy, which will continue to cover the Loan as extended. The borrower has given notice of such extension, but the extension will not come into effect until satisfaction of certain additional conditions.

  With respect to the Middlesex Loan, the tenant is an affiliate of the borrower and has guaranteed the borrower's obligation under the Loan. The tenant has the option, at the maturity of the Credit Lease and the Loan, to let the Credit Lease expire, in which case a balloon payment will be due on the Loan in an amount equal to the principal balance of the Loan without any prepayment premium, or to extend the term of the Credit Lease, in which case the borrower will have the option to extend the Loan to December 31, 2018. In connection with any such extension, the Loan rate will increase from 8.375% per annum to 9.75% per annum.

Significant Loans and Tenants

  General. All of the Loans are backed by the obligations of Credit Lease tenants under the Credit Leases. Since the Loans are largely nonrecourse obligations of the borrowers, the principal source of payment on the Loans and, therefore, of a substantial portion of the distributions on the Certificates will be the monthly rental payments due from the Credit Lease tenants under the Credit Leases. The monthly rental payments required to be made by the Credit Lease tenants under the Credit Leases during a Collection Period will be sufficient to pay in full the scheduled amounts to be paid by the borrowers under the related Loans and to fund required reserves, except for the following exceptions:

  . 3 Corporate Lease Loans provide for payments on the loan which, during an initial term under the loan, when taken together with mandatory deposits to Borrower Reserve Funds and fees payable under the terms of the loan, exceed rental payments due under the Credit Lease. In each case, a reserve was created at origination in an amount sufficient to cover any such shortfall.

  . Certain USPS Loans have payments due under the loan near the maturity of the loan which exceeds amounts available for debt service from rental payments due under the related Credit Lease. See "Risk Factors--Certain USPS Lease Loan Final Payments" in this prospectus supplement.

  Credit Lease Tenant/Guarantor/Parent S&P Credit Rating for Corporate Lease
                                     Loans

                                                                 Cumulative  Weighted
                                      Aggregate        % of         % of     Average  Weighted  Weighted
Tenant/Guarantor Credit  Number of  Cut-off Date   Credit Lease Credit Lease Original  Average   Average
Rating(1)                  Loans       Balance         Pool         Pool       DSCR   LTV Ratio Loan Rate
-----------------------  --------- --------------- ------------ ------------ -------- --------- ---------
U.S. Postal Service
 (N/R)..................     96    $ 50,757,173.78     13.24%       13.24%     1.10x      N/A     7.41%
AA......................      3      32,973,291.47      8.60%       21.84%     1.00x    84.59     7.90%
AA-.....................      2      25,871,590.65      6.75%       28.59%     1.00x    80.20     6.83%
A+......................     11      53,284,385.83     13.90%       42.49%     1.20x    83.10     6.99%
A.......................     24     117,943,628.75     30.77%       73.26%     1.04x    90.60     7.20%
CP A-2..................      2       8,830,512.69      2.30%       75.56%     1.00x    95.74     7.34%
BBB+....................     10      25,287,209.01      6.60%       82.16%     1.04x    91.42     7.14%
BBB.....................     15      39,421,167.45     10.28%       92.44%     1.04x    90.20     7.50%
BBB-....................      2      10,809,875.23      2.82%       95.26%     1.00x   101.25     7.67%
Below Investment
 Grade(2)...............      5      18,174,088.69      4.74%      100.00%     1.06x    91.68     7.83%
                            ---    ---------------    ------       ------      ----    ------     ----
                            170    $383,352,923.75    100.00%                  1.06x    88.55     7.31%
                            ===    ===============    ======                   ====    ======     ====

--------
(1) Based on the long-term senior unsecured debt rating from S&P. In the case of Home Depot U.S.A., Inc. ("AA-"), Chase Manhattan Corp. ("A+") and J.C. Penney Company, Inc. ("BBB+"), the rating shown is the rating of the respective parent company although such parent company is not a guarantor of the tenant's obligation. In the case of Winn-Dixie Stores, the rating is a commercial paper rating of A-2. The United States Postal Service, which is the tenant under all of the USPS Credit Leases related to the USPS Lease Loans, does not have a public S&P rating.
(2) Except for Sterling Jewelers, Inc. (rated "BB+"), these credits do not carry public ratings from S&P. However, each has received a "Ratings Estimate" from S&P (or has a confidential rating). CLF believes these ratings are below investment grade.

                                    Tenants

                                                                 Aggregate              Weighted
                                                                  Cut-Off               Average  Weighted  Weighted
                          S&P Credit Moody's Credit Number of      Date         % of    Original  Average   Average
Tenant/Guarantor          Rating(1)    Rating(2)      Loans       Balance     Loan Pool   DSCR   LTV Ratio Loan Rate
----------------          ---------- -------------- --------- --------------- --------- -------- --------- ---------
U.S. Postal Service.....  Not Rated    Not Rated        96    $ 50,757,173.78   13.24%    1.10x      N/A     7.41%
Koninklijke Ahold,
 N.V. ..................  A            A3                4    $ 39,794,374.37   10.38%    1.00x    88.37     7.29%
CVS Corporation.........  A            A3               16    $ 36,992,518.24    9.65%    1.06x    88.30     7.29%
Rite Aid Corporation....  BBB          Baa1             14    $ 31,845,656.23    8.31%    1.05x    89.41     7.26%
Walgreen Co. ...........  A+           Aa3               9    $ 27,373,422.35    7.14%    1.06x    86.95     7.16%
Eckerd Corporation......  BBB+         Baa2             10    $ 25,287,209.01    6.60%    1.04x    91.42     7.14%
Home Depot U.S.A.,
 Inc. ..................  AA-          Not Rated         1    $ 23,288,181.20    6.07%    1.00x    79.21     6.75%
Chase Manhattan Mortgage
 Corp. .................  A+           Not Rated         1    $ 22,756,883.88    5.94%    1.38x    75.86     6.79%
Middlesex Mutual
 Assurance Company......  AA           Not Rated         1    $ 20,026,522.70    5.22%    1.00x    78.54     8.38%
American Stores
 Company................  A            A3                1    $ 17,320,981.78    4.52%    1.03x    98.30     7.20%
Lowe's Companies,
 Inc. ..................  A            A2                2    $ 16,158,008.10    4.21%    1.07x    89.97     6.73%
Wal-Mart Stores, Inc. ..  AA           Aa2               1    $ 11,964,798.53    3.12%    1.00x    94.96     7.17%
Winn-Dixie Stores.......  CP A-2(3)    P2(3)             2    $  8,830,512.69    2.30%    1.00x    95.74     7.34%
Hoyts Cinemas Limited...  Not Rated    Not Rated         1    $  8,605,270.77    2.24%    1.03x    94.56     7.67%
J. Sainsbury PLC........  A            A1                1    $  7,677,746.26    2.00%    1.05x    97.19     7.25%
Accor...................  BBB          Not Rated         1    $  7,575,511.22    1.98%    1.00x    93.52     8.50%
Bed, Bath & Beyond,
 Inc. ..................  BBB-         Not Rated         1    $  7,551,825.22    1.97%    1.00x   102.47     8.00%
Circuit City Stores,
 Inc. ..................  Not Rated    Not Rated         3    $  7,526,691.54    1.96%    1.10x    89.16     8.00%
Nash Finch Company......  BBB-         B2                1    $  3,258,050.01    0.85%    1.00x    98.43     6.90%
International Business
 Machines Corp. ........  A+           A1                1    $  3,154,079.60    0.82%    1.10x   102.07     6.98%
LaSalle Bank National
 Association............  AA-          Aa3               1    $  2,583,409.45    0.67%    1.00x    89.08     7.60%
Sterling Jewelers,
 Inc. ..................  BB+          Not Rated         1    $  2,042,126.58    0.53%    1.10x    88.79     7.89%
The McDonald's
 Corporation............  AA           Aa2               1    $    981,970.24    0.26%    1.05x    81.83     7.15%
                                                       ---    ---------------  ------     ----    ------     ----
                                                       170    $383,352,923.75  100.00%    1.06x    88.55     7.31%
                                                       ===    ===============  ======     ====    ======     ====

  Credit Lease Tenants Table--Footnotes. With respect to (1), see pages S-9 and S-48 for explanatory footnotes. With respect to (1) and (2), the rating shown is for long-term senior unsecured debt except for Eckerd Corporation and Nash Finch Company for which the ratings reflect Moody's senior subordinated debt ratings. Credits shown as "Not Rated" do not carry public ratings from Moody's; however, Moody's has developed internal credit evaluations of these entities for the sole purpose of rating this transaction. With respect to (3), the rating shown is the commercial paper rating of Winn-Dixie Stores, Inc.

                               Credit Lease Type

                                                             Weighted
                                   Aggregate        % of     Average  Weighted
                      Number of  Cut-off Date   Credit Lease Original  Average
                        Loans       Balance         Pool       DSCR   Loan Rate
                      --------- --------------- ------------ -------- ---------
Bond-Type Lease......     11    $ 70,158,282.32     18.30%     1.02x    7.89%
Triple Net Lease.....     23    $152,870,860.05     39.88%     1.07x    7.10%
Double Net Lease.....    136    $160,323,781.38     41.82%     1.08x    7.25%
                         ---    ---------------    ------      ----     ----
                         170    $383,352,923.75    100.00%     1.06x    7.31%
                         ===    ===============    ======      ====     ====

                        Primary Industry of the Tenants

                                                             Weighted
                                      Aggregate              Average    Weighted   Weighted
Tenants/Guarantors       Number of  Cut-off Date     % of    Original   Average     Average
Industry(1)                Loans       Balance     Loan Pool   DSCR   LTV Ratio(2) Loan Rate
------------------       --------- --------------- --------- -------- ------------ ---------
Retail Drug.............     49    $121,498,805.83   31.69%    1.05x      88.93      7.22%
Grocery.................      9    $ 76,881,665.11   20.06%    1.01x      92.76      7.25%
U.S. Postal Service.....     96    $ 50,757,173.78   13.24%    1.10x        N/A      7.41%
Building materials......      2    $ 28,318,806.19    7.39%    1.00x      79.10      6.75%
Banking.................      2    $ 25,340,293.33    6.61%    1.34x      77.20      6.87%
Insurance...............      1    $ 20,026,522.70    5.22%    1.00x      78.54      8.38%
Retail Discount.........      1    $ 11,964,798.53    3.12%    1.00x      94.96      7.17%
Building Material
 Retailer...............      1    $ 11,127,383.11    2.90%    1.09x      95.11      6.71%
Theater.................      1    $  8,605,270.77    2.24%    1.03x      94.56      7.67%
Hotel...................      1    $  7,575,511.22    1.98%    1.00x      93.52      8.50%
Retail..................      1    $  7,551,825.22    1.97%    1.00x     102.47      8.00%
Retail Electronics......      3    $  7,526,691.54    1.96%    1.10x      89.16      8.00%
Computers...............      1    $  3,154,079.60    0.82%    1.10x     102.07      6.98%
Retail Jewelry..........      1    $  2,042,126.58    0.53%    1.10x      88.79      7.89%
Restaurant..............      1    $    981,970.24    0.26%    1.05x      81.83      7.15%
                            ---    ---------------   -----     ----      ------      ----
Total...................    170    $383,352,923.75   100.0%    1.06x      88.55      7.31%
                            ===    ===============   =====     ====      ======      ====

--------
(1) Several of the Credit Lease tenants may be involved in more than one primary business. The above table reflects the primary revenue source for the respective Credit Lease tenants. In certain instances the Credit Lease tenant may not be operating its primary business at the mortgaged property indicated in the foregoing table.
(2) Calculated solely with respect to the Corporate Lease Loans.

  Significant Loans. Each of the following seven Loans, or group of related Loans represents at least 6.07% of the aggregate Cut-off Date Balance. The following information with respect to the seven largest Credit Lease tenants by aggregate Cut-off Date Balance has been prepared on the basis of publicly available information as described below. Neither the Depositor nor any Underwriter makes any representations with respect to the accuracy of such information nor does it purport to be a complete description of the operations or condition of each respective Credit Lease tenant.

  The United States Postal Service Lease Loans and Credit Leases. 96 Loans (the "USPS Lease Loans"), having an aggregate Cut-off Date Balance of $50,757,174 constituting 13.24% of the aggregate Cut-off Date Balance, are secured by Credit Leases (the "USPS Credit Leases") having the United States Postal Service ("USPS") as the Credit Lease tenant. The USPS Lease Loans bear interest at fixed rates ranging from 6.18% to 8.42% per annum. Except in connection with the tenant's exercise of a Casualty or Condemnation Termination or Abatement Right (in which event no Prepayment Premium is required unless there is a default under the USPS Lease Loans), the USPS Lease Loans require payment of a Prepayment Premium at any time during the term of the Loan equal to the greater of (1) 5% (or 2% and 2.5%, respectively, in the case of two USPS Lease Loans) of the outstanding principal balance of the related note at the time of prepayment or (2) a yield maintenance amount based on remaining scheduled principal and interest payments through the maturity of each USPS Lease Loan. The USPS Lease Loans are secured by fee or, in the case of six USPS Lease Loans, leasehold interests in Mortgaged Properties that are each improved by a USPS facility. Overall, the USPS leases approximately 27,000 facilities out of the 36,000 facilities that it occupies nationwide.

  The USPS is an independent establishment of the Executive Branch of the federal government which provides mail service to the public. The former Post Office Department commenced operations as the USPS on July 1, 1971, in accordance with the provisions of the Postal Reorganization Act (the "Act"). Pursuant to the terms of the Act, the USPS is required to establish prices that cover the costs of operating the postal system and since 1982, the USPS has been self-supporting. Consequently, though the USPS is a governmental entity, its operations are not funded by government appropriations. Further, under the Balanced Budget Act of 1997, the USPS was charged with certain liabilities attributable to the operations of its predecessor, the former Post Office Department. To the extent the USPS suffers operating losses, the Act provides for the recovery of such losses through future rate increases, subject to the approval of the Board of Governors of the USPS. By law, the USPS can borrow money only after notifying and offering the debt to the Secretary of the Treasury, which has exercised its right of first refusal for USPS debt in recent years.

  The USPS' World Wide Web site is located at http://www.usps.gov.

  The following information with respect to the USPS was obtained from the USPS's 1998 annual report:

                           Year Ended         Year Ended         Year Ended
USPS (in millions)     September 30, 1998 September 30, 1997 September 30, 1996
------------------     ------------------ ------------------ ------------------
Operating Revenue.....      $60,072            $58,216            $56,402
Operating Expenses....      $57,778            $54,873            $53,113
Operating Income......       $2,294             $3,343             $3,289
Operating Margin......          3.8%               5.7%               5.8%

  The USPS Credit Leases are Double Net Leases. The USPS Lease Loans are each secured by a fee mortgage on properties in 90 locations, or in the case of 6 USPS Lease Loans, by a mortgage on the leasehold interest in such property, more particularly described in Annex A to this prospectus supplement.

  The USPS Credit Leases contain Casualty or Condemnation Termination or Abatement Rights. The risk associated with such Casualty or Condemnation Termination or Abatement Rights has been mitigated by a Lease Enhancement Policy. See "The USPS Lease Program--The Lease Enhancement Policies" in Annex D of this prospectus supplement. The USPS Credit Leases contain borrower obligations which could give rise to Maintenance Termination or Abatement Rights. Such obligations are generally limited to one of two types: (1) the borrower has general maintenance responsibility, including but not limited to roof and structural building maintenance and maintenance for pest control; or
(2) the borrower has responsibility only for maintenance for major mechanical elements of the related Mortgaged Property, including roof, HVAC, boilers, structural building maintenance, periodic painting and maintenance for areas such as parking areas, and all other maintenance obligations are accepted by the USPS. The risk associated with such Maintenance Termination and Abatement Rights is mitigated by Borrower Protective Actions, the Borrower Reserve Fund, the Expense Reserve Fund and Servicer Protective Actions. See "The USPS Lease Program--Borrower Protective Actions--Servicer Protective

Actions" in Annex D of this prospectus supplement. The USPS Credit Leases also include Additional Termination or Abatement Rights. The USPS may terminate or abate rent under various circumstances, including, (1) in the event that the related borrower fails to proceed promptly to remedy claims brought by the USPS under the one-year construction warranty for substandard equipment, workmanship and/or materials and (2) in the event of the violation by the related borrower of various federal statutes and acts (e.g., the Clean Air Act, the Davis-Bacon Act, OSHA, the Clean Water Act and the Rehabilitation
Act). The risk associated with these Additional Termination and Abatement Rights is mitigated by Borrower Protective Actions, the Borrower Reserve Fund, the Expense Reserve Fund and Servicer Protective Actions. See "The USPS Lease Program--Borrower Protective Actions" and "--Servicer Protective Actions" in Annex D of this prospectus supplement.

  The Royal Ahold Loans and Credit Leases. Four Loans (the "Royal Ahold Loans"), having an aggregate Cut-off Date Balance of $39,794,374 and constituting 11.96% of the aggregate Cut-off Date Balance of the Corporate Lease Loans and 10.38% of the aggregate Cut-off Date Balance, are secured by Credit Leases (the "Royal Ahold Credit Leases") having Mayfair Supermarkets, or Bi-Lo (in the case of the Royal Ahold Credit Lease in Boiling Springs, South Carolina), or Stop & Shop (in the case of the Royal Ahold Credit Lease in Marstons Mills, Massachusetts), as tenants. The obligations of each tenant under the Royal Ahold Credit Leases are unconditionally guaranteed as to payment and not of collection by Koninklijke Ahold NV ("Royal Ahold"). In addition, Royal Ahold provides indemnification covering the performance of non-monetary obligations under the Royal Ahold Credit Leases. The long-term debt obligations of Royal Ahold are rated "A" by S&P and "A3" by Moody's. Royal Ahold's rating is currently on "negative outlook" by S&P. The Royal Ahold Loans bear interest at fixed rates ranging from 7.07% to 7.35% per annum. Except in connection with the tenant's exercise of a Casualty or Condemnation Termination or Abatement Right (in which event no Prepayment Premium is required unless there is a default under the relevant Royal Ahold
Loan), the Royal Ahold Loans have remaining Lock-out Periods ranging from August 14, 2001 through February 14, 2007, and thereafter require payment of either a Prepayment Premium or defeasance based on remaining scheduled principal and interest payments through the maturity of each Royal Ahold Loan.

  Royal Ahold (Koninklijke Ahold NV) is a Netherlands corporation, and a leading international food retailer with major operations in the United States, The Netherlands and elsewhere in Europe, and the Asia Pacific region. Royal Ahold is one of the top supermarket operators in the United States with annualized sales of $14 billion. In the United States, Royal Ahold owns the supermarket chains BI-LO, Giant Food Stores, Edwards, Mayfair, Finast, Tops, and Stop & Shop and is expected to acquire Pathmark this fall. The company employs over 280,000 people worldwide. As of December 31, 1998, Royal Ahold operated approximately 1,031 retail food stores in 14 states throughout the United States. In addition to its listing on the New York Stock Exchange, it is also listed on the Zurich Stock Exchange, and on the Brussels Stock Exchange.

  Royal Ahold's stock trades on the NYSE under the symbol "AHO." The World Wide Web site for Royal Ahold can be found at http://www.ahold.nl.

  The following information with respect to Royal Ahold was obtained from Royal Ahold's 1997 and 1998 annual reports, and its first quarter 1999 earnings release:

                                   Sixteen
                                 Weeks Ended     Year Ended       Year Ended
Royal Ahold (in millions)       April 25, 1999 January 3, 1999 December 28, 1997
-------------------------       -------------- --------------- -----------------
Total Sales....................   $ 8,723.2       $30,945.7        $25,271.6
Net (Loss) Profit..............      $164.6          $639.4           $466.7
Total Assets...................   $11,337.8       $13,351.2         $9,414.9
Total Shareholders' Equity.....    $1,908.2        $1,814.3         $1,543.8

--------
* 2.0010 and 1.8860 NLG/US$ exchange rates were used to derive year end Jan. 3, 1999, and Dec. 28, 1997, balance sheet items, respectively. A 0.94 US$/Euro exchange rate was used to derive three months ended April 25, 1999, balance sheet items, respectively.

  The Royal Ahold Loans are each secured by a fee mortgage on grocery stores in Boiling Springs, South Carolina; Hicksville, New York; Marstons Mills, Massachusetts; and Morris Plains, New Jersey. Construction on the related Mortgaged Property in the case of the Royal Ahold Loan located in Hicksville, New York and construction on a portion of the related Mortgaged Property located in Martons Mills, Massachusetts has not begun yet, but in both cases the Credit Lease tenant is responsible for completion of the construction and each is currently fully obligated to make monthly rental payments on a date certain. Each is guaranteed by Royal Ahold under the Royal Ahold Credit Leases, which Royal Ahold Credit Leases are Triple Net Leases, or in the case of the Royal Ahold Loan in Morris Plains, New Jersey, a Bond-Type Lease, or in the case of the Royal Ahold Loan in Boiling Springs, South Carolina, a Double Net Lease.

  Three of the Royal Ahold Loans contain varying Additional Termination or Abatement rights. The risks associated with these Additional Termination or Abatement Rights are mitigated by Borrower Protective Actions, the Borrower Reserve Fund, the Expense Reserve Fund and Servicer Protective Actions. See "The Enhanced Lease Program--Borrower Protective Actions--Servicer Protective Actions" in Annex C of this prospectus supplement. Three of the Royal Ahold Loans also contain varying Casualty or Condemnation Termination or Abatement Rights. The risks associated with such Casualty or Condemnation Termination or Abatement Rights are mitigated by Lease Enhancement Policies. See "The Enhanced Lease Program--The Lease Enhancement Policies" in Annex C of this prospectus supplement. The risks associated with such Maintenance Termination or Abatement Rights are mitigated by Borrower Protective Actions, the Borrower Reserve Fund, the Expense Reserve Fund and Servicer Protective Actions. See "The Enhanced Lease Program" in Annex C of this prospectus supplement.

  The CVS Loans and Credit Leases. Sixteen Loans (the "CVS Loans"), having an aggregate Cut-off Date Balance of $36,992,518 and constituting 11.12% of the aggregate Cut-off Date Balance of the Corporate Lease Loans and 9.65% of the aggregate Cut-off Date Balance are secured by Credit Leases (the "CVS Credit Leases") which are guaranteed by CVS Corporation ("CVS"). The long-term debt obligations of CVS are rated "A" by S&P and "A3" by Moody's. The CVS Loans bear interest at fixed rates ranging from 6.90% to 8.01% per annum. Except in connection with the tenant's exercise of a Casualty or Condemnation Termination or Abatement Right (in which event no Prepayment Premium is required unless there is a default under the CVS Loans), the CVS Loans have remaining Lock-out Periods ranging from August 14, 2001 to September 14, 2006, and thereafter require payment of either a Prepayment Premium or defeasance based on remaining scheduled principal and interest payments through the maturity of each CVS Loan.

  CVS is the leading drug store chain in the Northeast, Mid-Atlantic, Southeast and Midwest regions. They are in the final stages of converting the remaining CVS Revco stores to the CVS brand, and as of the end of 1998, CVS operated 4,122 stores in 25 states and the District of Columbia.

  CVS's stock trades on the NYSE under the symbol "CVS," and its World Wide Web site is located at http://www.cvs.com.

  The following information with respect to CVS was obtained from CVS's 1998 annual report on Form 10-K for the fiscal year ended December 31, 1998 and Form 10-Q for the three months ended March 27, 1999:

                         Three Months Ended    Year Ended        Year Ended
   CVS (in millions)       March 27, 1999   December 31, 1998 December 31, 1997
   -----------------     ------------------ ----------------- -----------------
Net Sales...............      $4,240.5          $15,273.6         $13,749.6
Net (Loss) Profit.......        $164.6             $396.4             $76.9
Total Assets............      $6,842.0           $6,736.2          $5,978.9
Total Shareholders'
 Equity.................      $3,264.2           $3,110.6          $2,614.6

  The CVS Loans are each secured by a fee mortgage (except in the case of the CVS Loans in Binghamton, New York, North Bellmore, New York, and Upper Darby Township, Pennsylvania, each a leasehold mortgage) on retail stores in Anderson, Indiana; Binghamton, New York; Brooklyn, New York; Columbus, Ohio; Kokomo,

Indiana; Medford, New York; New Bedford, Massachusetts; North Bellmore, New York; Owego, New York; Portsmouth, Ohio; Queensbury, New York; Roanoke, Virginia; Rochester, New York; Upper Darby Township, Pennsylvania; Vernon, Connecticut, Washington, North Carolina; and Whitpain Township, Pennsylvania. The obligations of the CVS Tenants under the CVS Credit Leases are guaranteed by CVS.

  The CVS Credit Leases contain Casualty or Condemnation Termination or Abatement Rights. The risk associated with such Casualty or Condemnation Termination or Abatement Rights has been mitigated by a Lease Enhancement Policy. See "The Enhanced Lease Program--The Lease Enhancement Policies" in Annex C of this prospectus supplement. The CVS Credit Leases generally contain Maintenance Termination or Abatement Rights limited to roof and structural building maintenance and maintenance for areas such as parking areas and driveways. The risk associated with such Maintenance Termination and Abatement Rights is mitigated by Borrower Protective Actions, the Borrower Reserve Fund, the Expense Reserve Fund and Servicer Protective Actions. See "The Enhanced Lease Program--Borrower Protective Actions--Servicer Protective Actions" in Annex C of this prospectus supplement. The CVS Credit Leases include Additional Termination or Abatement Rights. The borrower's obligations generally include restoration of the commercial property after casualty or condemnation; the obligation to remove hazardous waste (other than hazardous waste introduced by the Tenant); keeping the commercial property free from mechanics' liens; regulations relating to the borrower's maintenance obligations; certain miscellaneous obligations such as the obligations to maintain a certain number of parking spaces and to comply with or to cause compliance with restrictive use covenants affecting property owned directly or indirectly by the borrower in the area of the commercial property; and the obligation to comply or cause compliance with laws regulating the commercial property or common areas related to the commercial property. The risk associated with these Additional Termination and Abatement Rights is mitigated by Borrower Protective Actions, the Borrower Reserve Fund, the Expense Reserve Fund and Servicer Protective Actions. See "The Enhanced Lease Program-- Borrower Protective Actions "and"--Servicer Protective Actions" in Annex C of this prospectus supplement. In addition, the CVS Tenants are obligated under the CVS Credit Lease to pay the cost of hazard insurance.

  In the performance of the Borrower Protective Actions and Servicer Protective Actions, the borrower and the Master Servicer will have as a source of funds the excess monthly cash flow on the related Loan, the Borrower Reserve Fund and (in the case of the Master Servicer) the Expense Reserve Fund. See "The Enhanced Lease Program--Borrower Protective Actions and Servicer Protective Actions" in Annex C of this prospectus supplement. Furthermore, there is a strong incentive for the borrowers and their respective principal not to breach such use and exclusivity restrictions or parking layout restrictions since such a breach would result in full recourse to the borrowers and, pursuant to a guarantee, to the principal of the borrower, for damages in connection with such breach. Pursuant to the subordination and non-disturbance agreement between the CVS Tenants and CLF, the CVS Tenants have agreed to provide the Master Servicer or the Special Servicer, as applicable, with all notices, to include notice prior to the exercise of any such Additional Termination or Abatement Rights, and to give the Master Servicer or the Special Servicer, as applicable, a reasonable opportunity to cure the borrower's breach.

  The Rite Aid Loans and Credit Leases. Fourteen Loans (the "Rite Aid Loans"), having an aggregate Cut-off Date Balance of $31,845,656 and constituting 9.57% of the aggregate Cut-off Date Balance of the Corporate Lease Loans and 8.31% of the aggregate Cut-off Date Balance, are secured by Credit Leases (the "Rite Aid Credit Leases") having Rite Aid Corporation ("Rite Aid") as the Credit Lease tenant or, if not the Credit Lease tenant, as the guarantor. The long-term debt ratings of Rite Aid's obligations are "BBB" by S&P and "Baal" by Moody's. Rite Aid's rating is currently on "negative outlook" by Moody's. The Rite Aid Loans bear interest at fixed rates ranging from 6.80% to 7.98% per annum. Except in connection with the tenant's exercise of a Casualty or Condemnation Termination or Abatement Right (in which event no Prepayment Premium is required unless there is a default under the Rite Aid Loans), the Rite Aid Loans have remaining Lock-out Periods ranging from August 14, 2001 through November 14, 2006, and thereafter either require payment of a Prepayment Premium based on remaining scheduled principal and interest payments through the maturity of each Rite Aid Loan or provide for defeasance.

  Rite Aid is a Delaware corporation operating a chain of retail drugstores in the United States. As of June 30, 1998, Rite Aid operated 4,010 drugstores in 21 states and the District of Columbia. Rite Aid operates in two business segments: (1) a retail drug segment, and (2) a pharmacy benefit management ("PBM") segment, that includes other managed health care services and mail-order pharmacy service. In addition, through its acquisitions of PCS Health Systems, Inc. from Eli Lilly and Company in the fourth quarter of fiscal year 1999, Rite Aid operates a PBM segment which offers pharmacy benefit management, mail order pharmacy services, marketing prescription plans and sells other managed health care services to employers, health plans and their members and government-sponsored employee benefit programs. In June 1999, the company signed a ten-year agreement with General Nutrition Centers, Inc. and drugstore.com that will result in a 25.3% ownership in drugstore.com, for a cash investment of $7,600,000 as well as other marketing commitments and obligations.

  Rite Aid's common stock trades on the New York Stock Exchange ("NYSE") under the symbol "RAD," and its World Wide Web site is located at http://www.riteaid.com.

  The following information with respect to Rite Aid was obtained from Rite Aid's 1998 annual report on Form 10-K for the fiscal year ended February 27, 1999 and Form 10-Q for the three months ended May 29, 1999:

                                  Three
    Rite Aid (in               Months Ended    Year Ended        Year Ended
      millions)                May 29, 1999 February 27, 1999 February 28, 1998
    ------------               ------------ ----------------- -----------------
Net Sales.....................   $3,624.5       $12,731.9         $11,375.1
Net (Loss) Profit.............      $81.0          $143.7            $305.9
Total Assets..................  $10,677.8       $10,421.7          $7,612.3
Total Shareholders' Equity....   $3,005.3        $2,953.7         $12,907.3

  With the exception of the Rite Aid Credit Leases in Cadillac, Michigan, and Portland, Michigan, which are Bond-Type Leases, the Rite Aid Credit Leases contain Casualty or Condemnation Termination or Abatement Rights. The risk associated with such Casualty or Condemnation Termination or Abatement Rights has been mitigated by a Lease Enhancement Policy. See "The Enhanced Lease Program--The Lease Enhancement Policies" in Annex C of this prospectus supplement. The remainder of the Rite Aid Credit Leases contain Maintenance Termination or Abatement Rights limited to roof and structural building maintenance and maintenance for areas such as parking areas and driveways. The risk associated with such Maintenance Termination and Abatement Rights is mitigated by Borrower Protective Actions, the Borrower Reserve Fund, the Expense Reserve Fund and Servicer Protective Actions. See "The Enhanced Lease Program--Borrower Protective Actions--Servicer Protective Actions" in Annex C of this prospectus supplement. The Rite Aid Credit Leases include Additional Termination or Abatement Rights. The Borrower's obligations generally include restoration of the Mortgaged Property after casualty or condemnation; the obligation to remove hazardous waste (other than hazardous waste introduced by the tenant); keeping the Mortgaged Property free from mechanics' liens; regulations relating to the borrower's maintenance obligations; certain miscellaneous obligations such as the obligations to comply with or to cause compliance with restrictive use covenants affecting property owned directly or indirectly by the borrower in the area of the Mortgaged Property; and the obligation to comply or cause compliance with the laws regulating the Mortgaged Property or common areas related to the Mortgaged Property. The risk associated with these Additional Termination and Abatement Rights is mitigated by Borrower Protective Actions, the Borrower Reserve Fund, the Expense Reserve Fund and Servicer Protective Actions. See "The Enhanced Lease Program-- Borrower Protective Actions--Servicer Protective Actions" in Annex C of this prospectus supplement. In addition, the Rite Aid Tenants are obligated under the Rite Aid Credit Lease to pay the cost of hazard insurance.

  The Rite Aid Loans are each secured by a fee mortgage on retail stores in Alma, Michigan; Alpena, Michigan; Andalusia, Alabama; Cadillac, Michigan; East Greenbush, New York; Hazelton, Pennsylvania; Henderson, Nevada; Las Vegas, Nevada; Muskegon, Michigan; Nanticoke, Pennsylvania; Niles, Michigan; Portland, Michigan; Sault Ste. Marie, Michigan; and Warrenton, North Carolina.

  The Walgreen Loans and Credit Leases. Nine Loans (the "Walgreen Loans"), having an aggregate Cut-off Date Balance of $27,373,422 and constituting 8.23% of the aggregate Cut-off Date Balance of the Corporate Lease Loans and 7.14% of the aggregate Cut-off Date Balance, are secured by Credit Leases (the "Walgreen Credit Leases") having Walgreen Co. ("Walgreen") as the Credit Lease tenant, or if not the Credit Lease tenant, as the guarantor. The long-term, senior unsecured debt obligations of Walgreen are rated "A+" by S&P and "Aa3" by Moody's. The Walgreen Loans bear interest at fixed rates ranging from 6.75% to 7.43% per annum. Except in connection with any tenant's exercise of a Casualty or Condemnation Termination or Abatement Right, the Walgreen Loans have remaining Lock-out Periods ranging from August 14, 2001 through July 14, 2007, and thereafter require payment of a Prepayment Premium. The Walgreen Loans are each secured by a fee mortgage on retail stores in Austin, Texas; Cape Coral, Florida; Chesterfield, Virginia; Colonial Heights, Virginia; Dallas, Texas; Orlando, Florida; Perth Amboy, New Jersey; Portsmouth, Virginia; and Topeka, Kansas.

  Walgreen is an Illinois corporation, and is America's largest drugstore retailer in terms of sales. Walgreen is engaged in the retail sale of prescription and nonprescription drugs and also carries additional product lines such as general merchandise, liquor and beverages, cosmetics, toiletries and tobacco. Walgreen currently operates 2,547 retail drugstores in 35 states and Puerto Rico and two mail order facilities. Walgreen filled 226 million prescriptions in fiscal year 1998--approximately 9 percent of the U.S. retail market. Walgreen announced in June 1999 that it intends to launch a "full service" internet pharmacy in September 1999, expanding beyond its online prescription refill service by allowing new prescription orders over the internet.

  Walgreen's stock trades on the NYSE under the symbol "WAG," and its World Wide Web site is located at: http://www.walgreens.com.

  The following information with respect to Walgreen was obtained from Walgreen's 1998 annual report on Form 10-K for the year ended August 31, 1998 and Form 10-Q for the nine months ended May 31, 1999:

                              Nine Months Ended   Year Ended      Year Ended
   Walgreen (in millions)       May 31, 1999    August 31, 1998 August 31, 1997
   ----------------------     ----------------- --------------- ---------------
Net Sales....................     $13,278.8        $15,307.0       $13,363.0
Net Earnings.................     $   463.5           $511.0          $436.0
Total Assets.................     $ 5,592.4         $4,902.0        $4,207.0
Total Shareholders' Equity...     $ 3,338.3         $2,849.0        $2,373.0

  The Walgreen Loans contain varying Additional Termination or Abatement Rights. The risks associated with these Additional Termination or Abatement Rights have been mitigated by Borrower Protective Actions, the Borrower Reserve Fund, the Expense Reserve Fund and Servicer Protective Actions. See "The Enhanced Lease Program--Borrower Protective Actions--Servicer Protective Actions" in Annex C of this prospectus supplement. The Walgreen Loans also contain varying Casualty or Condemnation Termination or Abatement Rights. The risks associated with such Casualty or Condemnation Termination or Abatement Rights have been mitigated by Lease Enhancement Policies. See "The Enhanced Lease Program--The Lease Enhancement Policies" in Annex C of this prospectus supplement.

  The Eckerd Loans and Credit Leases. Ten Loans (the "Eckerd Loans"), having an aggregate Cut-off Date Balance of $25,287,209 and constituting 7.60% of the aggregate Cut-off Date Balance of the Corporate Lease Loans and 6.60% of the aggregate Cut-off Date Balance, are secured by Credit Leases (the "Eckerd Credit Leases") having Eckerd Corporation ("Eckerd") as the Credit Lease tenant, or if not the Credit Lease tenant, as the guarantor. The Eckerd Loans bear interest at fixed rates ranging from 6.75% to 7.28% per annum. Except in connection with the tenant's exercise of a Casualty or Condemnation Termination or Abatement Right (in which event no Prepayment Premium is required unless there is a default under the relevant Eckerd Loan), the Eckerd Loans have remaining Lock-out-Periods ranging from August 14, 2001 through April 14, 2007, and thereafter requires payment of a Prepayment Premium based on remaining scheduled principal and interest payments through the maturity of each Eckerd Loan.

  Eckerd was founded in 1898 in Erie, Pennsylvania and has grown to become one of the nation's leading drug store chains. Eckerd currently operates approximately 2,900 drugstores in 24 states throughout the northeast, southeast and sunbelt regions of the United States, including drugstores acquired as a result of Eckerd's March 1999 acquisition of the New York-based Genovese drugstore chain. The primary focus of Eckerd stores is the sale of prescription drugs, which, during fiscal year 1997, generated approximately 57% of Eckerd's sales. In 1997, Eckerd merged with J.C. Penney Company, Inc. ("J.C. Penney") and is now a wholly owned subsidiary of J.C. Penney; however, J.C. Penney announced plans in May 1999 to separate Eckerd into a publicly-traded company. The long-term debt obligations of J.C. Penney are rated "BBB+" by S&P and "A3" by Moody's. Eckerd carries a senior subordinated rating of "Baa2." J.C. Penney does not guarantee the Eckerd Credit Leases.

  J.C. Penney's common stock trades on the NYSE under the symbol "JCP," and Eckerd's World Wide Web site is located at http://www.eckerd.com.

  The following information with respect to Eckerd was obtained from J.C. Penney's 1997 annual report on Form 10-K for the fiscal year ended January 31, 1998 and Form 10-Q for the six months ended August 1, 1998:

                                13 Weeks Ended    Year Ended       Year Ended
     Eckerd (in millions)        May 1, 1999   January 31, 1998 February 1, 1997
     --------------------       -------------- ---------------- ----------------
Net Sales......................     $3,047             --               --
Operating Profit...............       $129             --               --
Revenue........................        --          $10,325           $9,663
Operating Earnings.............        --             $254             $347
Total Assets...................        --           $6,361           $6,064

  The Eckerd Loans are each secured by a fee mortgage on retail drug stores in Amsterdam, New York; Atlanta, Georgia; Decatur, Georgia; Fayetteville, North Carolina; Greenville, South Carolina; Lenoir, North Carolina; Marietta, Georgia; New Kensington, Pennsylvania; Newnan, Georgia; and Belle Vernon Township, Pennsylvania. The Eckerd Credit Leases are Triple Net Leases and Double Net Leases.

  The Eckerd Credit Leases contain Casualty or Condemnation Termination or Abatement Rights. The risk associated with such Casualty or Condemnation Termination or Abatement Rights has been mitigated by a Lease Enhancement Policy. See "The Enhanced Lease Program--The Lease Enhancement Policies" in Annex C of this prospectus supplement. Some of the Eckerd Credit Leases contain Maintenance Termination or Abatement Rights limited to roof and structural building maintenance and maintenance for areas such as parking areas and driveways. The risk associated with such Maintenance Termination and Abatement Rights is mitigated by Borrower Protective Actions, the Borrower Reserve Fund, the Expense Reserve Fund and Servicer Protective Actions. See "The Enhanced Lease Program--Borrower Protective Actions--Servicer Protective Actions" in Annex C of this prospectus supplement. The Eckerd Credit Leases include Additional Termination or Abatement Rights. The Borrower's obligations generally include restoration of the Mortgaged Property after casualty or condemnation; the obligation to remove hazardous waste (other than hazardous waste introduced by the tenant); keeping the Mortgaged Property free from mechanics' liens; regulations relating to the borrower's maintenance obligations; certain miscellaneous obligations such as the obligations to comply with or to cause compliance with restrictive use covenants affecting property owned directly or indirectly by the borrower in the area of the Mortgage Property; and the obligation to comply or cause compliance with laws regulating the Mortgaged Property or common areas related to the Mortgaged Property. The risk associated with these Additional Termination and Abatement Rights is mitigated by Borrower Protective Actions, the Borrower Reserve Fund, the Expense Reserve Fund and Servicer Protective Actions. See "The Enhanced Lease Program--Borrower Protective Actions--Servicer Protective Actions" in Annex C of this prospectus supplement. In addition, the Eckerd Tenants are obligated under the Eckerd Credit Leases to pay the cost of hazard insurance.

  The Home Depot Loan and Credit Lease. One Loan (the "Home Depot Loan"), having a Cut-off Date Balance of $23,288,181 and constituting 7.00% of the aggregate Cut-off Date Balance of the Corporate Lease Loans and 6.07% of the aggregate Cut-off Date Balance, is secured by a Credit Leases (the "Home Depot Credit

Lease") having Home Depot USA, Inc. ("Home Depot") as the Credit Lease tenant. Home Depot is the primary domestic operating subsidiary of Home Depot, Inc. While Home Depot does not have any long-term debt obligations which are rated, the long-term debt obligations of Home Depot, Inc. are rated "AA-" by S&P and "Aa3" (senior unsecured) by Moody's. Home Depot, Inc. does not guarantee the Home Depot Credit Lease. The Home Depot Loan bears interest at a fixed rate of 6.75% per annum. Except in connection with any tenant's exercise of a Casualty or Condemnation Termination or Abatement Right (in which event no Prepayment Premium is required unless there is a default under the Home Depot Loan), the Home Depot Loan has a remaining Lock-out Period through August 14, 2001, and thereafter requires payment of a Prepayment Premium. The Home Depot Loan is secured by a fee mortgage on a retail store in Lodi, New Jersey. The Home Depot Credit Lease is a Triple Net Lease.

  Home Depot is a Delaware corporation, and the nation's leading retailer in the home improvement industry. Home Depot currently operates 800 stores in 44 states, five Canadian provinces, Puerto Rico and Chile. Home Depot ranks among the 10 largest retailers in the United States based on net sales volume.

  Home Depot, Inc.'s stock trades on the NYSE under the symbol "HD," and its World Wide Web site is located at http://www.homedepot.com.

  The following information with respect to Home Depot, Inc. was obtained from Home Depot, Inc.'s 1998 annual report on Form 10-K for the fiscal year ended January 31, 1999 and Form 10-Q for the three months ended May 2, 1999:

    Home Depot, Inc.      Three Months Ended    Year Ended       Year Ended
      (in millions)          May 2, 1999     January 31, 1999 February 1, 1998
    ----------------      ------------------ ---------------- ----------------
Net Sales................       $8,952           $30,219          $24,156
Net (Loss) Profit........         $489            $1,614           $1,160
Total Assets.............      $15,199           $13,465          $11,229
Total Shareholders'
 Equity..................       $9,329            $8,740           $7,098

  The Home Depot Loan contains varying Additional Termination or Abatement Rights. The risks associated with these Additional Termination or Abatement Rights have been mitigated by Borrower Protective Actions, the Borrower Reserve Fund, the Expense Reserve Fund and Servicer Protective Actions. See "The Enhanced Lease Program--Borrower Protective Actions--Servicer Protective Actions" in Annex C of this prospectus supplement. The Home Depot Loans also contain varying Casualty or Condemnation Termination or Abatement Rights. The risks associated with such Casualty or Condemnation Termination or Abatement Rights have been mitigated by Lease Enhancement Policies. See "The Enhanced Lease Program--The Lease Enhancement Policies" in Annex C of this prospectus supplement.

  Other Loans and Credit Leases. No other Loans or Credit Leases involve Credit Lease tenants or guarantors underlying more than 5.94% of the aggregate Cut-off Date Balance. Additional information as to the Credit Lease tenants with private ratings and additional credit rating information see "Additional Credit Rating Information" at Annex D of this prospectus supplement.

Additional Loan Information

  General. For a detailed presentation of certain characteristics of the Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A hereto. Certain capitalized terms that appear herein are defined in Annex A.

  Delinquencies. No Loan will be as of the Cut-off Date, or has been since origination, 30 days or more delinquent in respect of any Monthly Payment. All of the Loans were originated during the 49 months prior to the Cut-off Date.

  Tenant Matters. See "--Significant Loans--Corporate Lease Loans" above for a description of the Credit Lease Tenants underlying the Corporate Lease Loans.

  Ground Leases. Nine of the Loans, which represent 16.53% of the aggregate Cut-off Date Balance, are, in each such case, secured by a Mortgage on the applicable borrower's leasehold interest, or both a fee and leasehold interest in the case of one such Loan in the related Mortgaged Property. Each ground lease has a term that extends or can be extended not less than 10 years beyond the stated maturity of the related Loan. In each case, either (i) the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Loan or (ii) the ground lessor has agreed to give the holder of the Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. For all Corporate Lease Loans, but not USPS Lease Loans, the ground lessor is obligated to enter into a new ground lease on the same terms as the existing ground lease with the mortgagee if the ground lease is terminated. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

  Two other Corporate Lease Loans are secured by fee interests in the underlying real estate, but the Credit Leases assigned to secure such Loans are the lessor's interest in a ground lease rather than a space lease.

Certain Underwriting Matters

  Environmental Assessments. Each of the Mortgaged Properties relating to a Corporate Lease Loan was subject, in the case of each Corporate Lease Loan, to a Phase I, and if necessary a Phase II, environmental site assessment, or an update of a previously conducted assessment, or in the case of the USPS Lease Loans, an environmental screening, which assessment, update or screening was conducted generally in accordance with industry-wide standards in connection with the origination of the Loan. No such assessment, update or screening otherwise revealed any material adverse environmental condition or circumstance at any Mortgaged Property, except as set forth below or in certain other cases in which environmental site assessments recommend corrective action to address environmental conditions, and which environmental conditions have been mitigated, or are expected to be addressed in the manner and within the time frames specified in the assessments in third-party clean-up agreements or the related loan documents.

  Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials ("ACMs"). Such laws, as well as common law standards, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

  When recommended by environmental site assessments, operations and maintenance plans (addressing in some cases ACMs, lead-based paint, and/or radon) were required, except in the case of certain Mortgaged Properties where the environmental consultant conducting the assessment also identified the condition of the ACM as good and "non-friable" (i.e. not easily crumbled). There can be no assurance that recommended operations and maintenance plans will continue to be implemented. In many cases, certain adverse environmental conditions were not tested for.

  Certain of the Mortgaged Properties have off-site leaking underground storage tank sites located nearby which the environmental consultant either has advised are not likely to contaminate the related Mortgaged Properties but may require future monitoring or has identified a party not related to the mortgagor (borrower) as responsible for such condition. Certain other Mortgaged Properties may contain contaminants in the soil or groundwater at levels which the environmental consultant has advised are below typical regulatory levels or otherwise are indicative of conditions typically not of regulatory concern and are not likely to require any further action. The environmental assessments revealed other adverse environmental conditions such as the existence or prior existence of underground storage tanks needing replacement, removal or monitoring, and the existence of ACMs needing removal, in connection with which environmental reserves have been established and/or removal or monitoring programs have been or are expected to be implemented. In the case of the Loans, in each case either one or all of the following are mitigants to the above referenced environmental conditions: (1) a responsible party has been identified and has accepted responsibility and indemnified the borrower; (2) the Credit Lease tenant is responsible for all environmental problems; (3) a state agency (for off-site environmental problems) is rectifying the situation; (4) a state agency has been notified and has approved the operations and maintenance or other response plan; or (5) appropriate reserves have been established.

  The information contained herein regarding environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Depositor, the Loan Sellers, any Underwriter, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, or any of their respective affiliates. There can be no assurance that such environmental assessments or studies, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have material adverse effect on the value or cash flow of the related Mortgaged Property.

  Under the pooling and servicing agreement, the Master Servicer or the Special Servicer, as applicable, is obligated to perform Servicer Protective Actions with respect to the Loans, to the extent consistent with the servicing standard, to remediate any adverse environmental conditions on a Mortgaged Property which may lead to a termination of, or abatement of rent under the related Credit Lease by the tenant. With respect to all of the Loans, the pooling and servicing agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. Such requirement precludes enforcement of the security for the related Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Servicing of the Loans" herein and "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans", "Risk Factors--Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Environmental Risks" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the accompanying prospectus.

  Property Condition Assessments. Inspections of all of the Mortgaged Properties were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Loan, other than in the case of those 34 Corporate Lease Loans, which represent 58.18% of the aggregate Cut-off Date Balance, that are backed by Bond-Type or Triple Net Leases pursuant to which the tenant is responsible for all maintenance. Such inspections were generally commissioned to determine the required monthly deposits into cash reserve accounts that will be necessary to fund property maintenance expenses over the term of the related Loan. With respect to certain of the Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment. In general, with limited exception, cash reserves were established to fund such estimated deferred maintenance or replacement items.

  Appraisals and Market Studies. An independent appraiser that is either a member of the Appraisal Institute ("MAI") or state certified performed an appraisal (or updated an existing appraisal) of each of the related Mortgaged Properties in connection with or subsequent to the origination of each Corporate Lease Loan (but not each USPS Lease Loan) in order to establish that the appraised value of the related Mortgaged Property or Properties exceeded the original principal balance of the Corporate Lease Loan, except in the case of the 2 Corporate Lease Loans located in California and Minnesota, which represent 2.80% of the aggregate Cut-off Date Balance, which had a weighted average loan to value ratio of 102.35. Such appraisal or property valuation was prepared in connection with the origination of such Corporate Lease Loan, appraised with the value of the lease and except in the case of the Corporate Lease Loans relating to Mortgaged Properties operated as restaurants and certain other Corporate Lease Loans, conforms to the appraisal guidelines set forth in Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

  No appraisals were obtained in connection with the origination or sale of the USPS Lease Loans.

  None of the Depositor, the Loan Sellers, any Underwriter, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.

  Zoning and Building Code Compliance. Bedford, with respect to the USPS Lease Loans, and CLF, with respect to the Corporate Lease Loans, have examined whether the use and operation of the related Mortgaged Properties were in compliance in all material respects with all applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to such Mortgaged Properties at the time such Loans were originated. Establishment of such compliance may have been supported by title insurance, legal opinions, certifications from government officials, licensed architects or engineers and/or representations by the related borrower contained in the related loan documents. Certain violations may exist, but neither Bedford, with respect to the USPS Lease Loans, nor CLF, with respect to the Corporate Lease Loans, considers them to be material.

  In some cases, the use, operation and/or structure of the related Mortgaged Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, Bedford, with respect to the USPS Lease Loans, and CLF, with respect to the Corporate Lease Loans, have determined that in the event of a material casualty affecting the Mortgaged Property that either:

  (1) insurance proceeds would be available and sufficient to pay off the related Loan in full;

  (2) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Loan; or

  (3) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote.

  Although the lender expects insurance proceeds to be available for application to the related Loan in the event of a material casualty, no assurance can be given that such proceeds would be sufficient to pay off such Loan in full (other than in the case of the Loans that are covered by Lease Enhancement Policies). In addition, if the Mortgaged Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Loan or what would be the revenue-producing potential of the property.

  Surveys. Each of the Mortgage Properties relating to a Corporate Lease Loan was subject to a survey conducted generally in accordance with ALTA standards. Each of the Mortgage Properties relating to a USPS Lease Loan with an initial balance of greater than $500,000 was subject to a survey conducted generally in accordance with ALTA standards. In connection with the Mortgage Properties relating to the USPS Lease Loans with initial balances of less than $500,000, surveys were not required and generally were not obtained. Title insurance obtained in connection with such USPS Lease Loans have an exception for matters which such a survey may have revealed. Although the lender is not aware of any defects to the title which a survey conducted in accordance with ALTA standards may have revealed, no assurance can be given that no exception to the related title insurance policy will reduce the coverage under any related title insurance policy.

  Hazard, Liability and Other Insurance. Substantially all of the Mortgages require that each Mortgaged Property be insured (or alternatively, in the case of Corporate Lease Loans, that the related Credit Lease tenant self-insure) by a hazard insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Loan or 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Loans, the hazard insurance may be in such other amounts as was required by the related originators.

  In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

  Each Mortgage generally also requires the related borrower to maintain, or in the case of the Corporate Lease Loans, permit or require the Credit Lease tenant to maintain or self-insure (as described under "The Credit Leases-- Insurance" in this prospectus supplement), comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by institutional lenders.

  Each Mortgage generally further requires the related borrower to maintain, or in the case of the Corporate Lease Loans, permit or require the Credit Lease tenant to maintain or self-insure (as described under "The Credit Leases--Insurance" in this prospectus supplement), business interruption insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than twelve months.

The Loan Sellers

  Capital Lease Funding, L.P. ("CLF") filed a certificate of limited partnership in the State of Delaware on September 21, 1995. The principal executive office of CLF is located at 110 Maiden Lane, 36th Floor, New York, New York 10005. CLF was formed to act as a commercial lender specializing in providing mortgage loans to owners of properties long-term net-leased to investment grade or near-investment grade tenants. CLF will not insure or guarantee distributions on the offered certificates. CLF's only obligations with respect to the offered certificates will be in respect of certain representations and warranties made to the Depositor by CLF with respect to the Corporate Lease Loans. Except as set forth in the following paragraph, CLF will have no other obligations with respect to the trust.

  Bedford Capital Funding Corp. is a New Hampshire corporation. The principal office of Bedford is located at 116 South River Road, Bedford, New Hampshire 03110. Bedford was founded in 1996 for the purpose of providing mortgage loans to owners of properties long-term net leased to the United States Postal Service. Bedford will not insure or guarantee distributions on the offered certificates. Bedford's only obligations with respect to the offered certificates will be in respect of certain representations and warranties made to the Depositor with respect to the USPS Lease Loans. Bedford will have no other obligations with respect to the trust. Bedford, which has limited assets, may be unable to fulfill any obligation to repurchase loans under such circumstances, and accordingly, CLF has agreed to repurchase such USPS Lease Loans in the event Bedford shall have failed to fulfill its repurchase obligations.

  In connection with the sale of USPS Lease Loans to the Depositor for securitization with the Corporate Lease Loans, and its agreement with respect to USPS Lease Loans described above, CLF has fully reunderwritten the USPS Lease Loans, and provided for issuance of Lease Enhancement Policies and servicer undertakings with respect to such Loans, to assure consistency with the Enhanced Lease Program except as described in this prospectus supplement.

  The information set forth in this prospectus supplement concerning (a) Bedford has been provided by Bedford, and (b) CLF has been provided by CLF. Neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

Assignment of the Loans; Repurchases

  On or prior to the Delivery Date, the Loan Sellers will assign, sell and transfer the Loans, without recourse, to the Depositor, and the Depositor will assign, sell and transfer the Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such assignment and transfer, Bedford will be required to deliver the following documents, among others, to the Trustee with respect to each USPS Lease Loan and CLF will be required to deliver the following documents, among others, to the Trustee with respect to each Corporate Lease Loan:

    (1) the original Note with intervening endorsements, endorsed (without recourse) to the order of the Trustee;

    (2) the original or a certified copy of the related Mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

    (3) the original or a certified copy of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

    (4) an assignment of each related Mortgage in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording);

    (5) an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording);

    (6) an original or certified copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Loan or other binding commitment to issue title insurance);

    (7) an original of each Lease Enhancement Policy, Extended Amortization Policy or any other similar insurance policy, with respect to each Loan, as applicable;

    (8) an original or certified copy of the related lender's UCC Financing Statement (unless the particular document has not been returned from the recording office) with evidence of recording thereon;

    (9) an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing);

    (10) in those cases where applicable, the original or a copy of the related ground lease; and

    (11) with respect to each Loan, the related Credit Lease and, if applicable, the guaranty.

  The Trustee is required to review the documents delivered thereto by the Loan Sellers with respect to each Loan within a specified period following such delivery, and the Trustee will hold the related documents in trust. If it is found during the course of such review or at any time thereafter that any of the above-described documents was not delivered with respect to any Loan or that any such document is defective, and in either case such omission or defect materially and adversely affects the value of such Loan or the interests of certificateholders or MBIA therein, then either Bedford (if, but only if, the affected mortgage loan is a USPS Lease Loan) or CLF (if, but only if, the affected mortgage loan is (1) a Corporate Lease Loan or (2) a USPS Lease Loan, if Bedford shall have failed to fulfill its repurchase obligation) will be obligated, except as otherwise described below, within a period of 90 days following the earlier of its discovery or receipt of notice of such omission or defect to deliver the missing documents or cure the defect in all material respects, as the case may be, or to repurchase (or cause the repurchase of) the affected Loan at a price (the "Purchase Price") generally equal to the unpaid principal balance of such Loan, plus any accrued but unpaid interest thereon at the related Loan Rate to but not including the Due Date in the Collection Period of repurchase, plus any related unreimbursed Servicing Advances (as defined herein) plus unpaid interest on Advances or draws on the MBIA Policy made with respect thereto. However, if such defect or breach is capable of being cured but not within the 90-day period and the applicable Loan Seller has commenced and is diligently proceeding with cure of such defect or breach within such 90-day period, such Loan Seller shall have an additional 90 days to complete such cure or, failing such cure, to repurchase the related Loan (such possible additional cure period shall not apply in the event of a defect that causes the Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the "Code") or not to meet certain Code-specified criteria with respect to required loan-to-value ratio, customary prepayment penalties or permissible defeasance).

  The respective cure/repurchase obligations of the Loan Sellers will constitute the sole remedies available to the certificateholders for any failure on the part of the Loan Sellers to deliver any of the above-described documents with respect to any Loan or for any defect in any such document, and neither the Depositor nor any Underwriter nor any other person will be obligated to repurchase the affected Loan if either the Loan Sellers defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then neither of the Loan Sellers will be required to repurchase (or cause the repurchase of) the affected Loan on the basis of such missing document so long as it continues in good faith attempt to obtain such document or such copy.

  The pooling and servicing agreement requires that the assignments in favor of the Trustee with respect to each Loan described in clauses (4) and (5) of the first paragraph under this heading be submitted for recording in the real property records of the appropriate jurisdictions within a specified number of days following the Delivery Date at the expense of the applicable Loan Sellers. See "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the accompanying prospectus.

Representations and Warranties; Repurchases

  In the pooling and servicing agreement, the Depositor will assign the representations and warranties made by the Loan Sellers to the Depositor in the mortgage loan purchase and sale agreement to the Trustee for the benefit of the Certificateholders. In the mortgage loan purchase and sale agreement, Bedford will be required to represent and warrant solely with respect to the USPS Lease Loans, and CLF will be required to represent and warrant solely with respect to the Corporate Lease Loans, in each case as of the Delivery Date or as of such other date specifically provided in the related representation or warranty, among other things, substantially as follows (subject to certain exceptions indicated):

    (1) the information set forth in the schedule of Loans attached to the pooling and servicing agreement is true and correct in all material respects as of the Cut-off Date;

    (2) each mortgage securing a Loan is a valid first lien on the related mortgaged property subject only to (A) the lien of current real estate taxes and assessments not yet due and payable, and, to the extent they do not materially affect the value of the mortgaged property or materially interfere with the use of the mortgaged properties, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, (C) rights of tenants (whether under ground leases, space leases or operating leases) at the mortgaged property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases), (D) exceptions and exclusions specifically referred to in the related lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Loan and (E) if such Loan is cross-collateralized with any other Loan, the lien of the Mortgage for such other Loan (the exceptions set forth in the foregoing clauses (A), (B), (C), (D), and (E) collectively, "Permitted Encumbrances");

    (3) the Mortgage(s) and Note for each Loan and all other documents to which the related borrower is a party and which evidence or secure such Loan, are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

    (4) no Loan was as of the Cut-off Date, or during the twelve-month period prior thereto, 30 days or more delinquent in respect of any loan payment, without giving effect to any applicable grace period;

    (5) there is no valid offset, defense or counterclaim to any Loan;

    (6) it has not waived any material default, breach, violation or event of acceleration existing under any Mortgage or Note and, to its knowledge, no event has occurred which, with the passing of time or giving of notice would constitute a material default or breach, except for the occurrence of such event under the Mortgages related to (i) three USPS Lease Loans indicated on the Mortgage Loan Schedule as loan numbers 128000032, 128000058 and 128000082 under which the borrower has received notice of the imposition of a mechanic's and/or materialman's lien in the amount of $7,318.35, $11,308.06 and $8,116.22, respectively, but in each case, the final title insurance policy was issued without exception for the related mechanic's and/or materialman's lien and (ii) four USPS Lease Loans indicated on the Mortgage Loan Schedule as loan numbers 128000031, 128000033, 128000052 and 128000056 under which the borrower has received notice of, and is currently contesting, a subcontractor's claim in the amount of $16,000, for which appropriate reserves have been established;

    (7) it has no knowledge of (A) any proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, or (B) any material damage at any Mortgaged Property that materially and adversely affects the value of such Mortgaged Property, and in the event that the related Credit Lease may be terminated or rent may be abated upon the occurrence of a casualty or condemnation, and other than pursuant to exercise of a purchase option for a price at least equal to all principal plus accrued interest on the Loan, such Loan has the benefit of a noncancelable Lease Enhancement Policy for which the entire premium has been paid in full;

    (8) all insurance coverage required under each Mortgage securing a Loan is in full force and effect with respect to the related Mortgaged Property;

    (9) at origination, each Loan complied in all material respects with all requirements of federal and state law, including those requirements pertaining to usury, relating to the origination of such Loan;

    (10) in connection with or subsequent to the origination of the related Loan, one or more environmental site assessments or environmental screenings (or an update of a previously conducted assessment or screening) has been performed with respect to each Mortgaged Property, and it, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessments, screenings or updates referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s);

    (11) the lien of each Mortgage is insured by a title insurance policy issued by a nationally recognized title insurance company (or, in the case of three USPS Lease Loans, the Iowa State Guaranty Agency) that insures the originator, its successors and assigns, as to the first priority lien of such Mortgage in the original principal amount of the related Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such Loan);

    (12) the proceeds of each Loan have been fully disbursed, and there is no requirement for future advances thereunder. Any and all requirements under each Loan as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Delivery Date, have been complied with or any such funds so escrowed have not been released; no cash deposits, letters of credit, pledged accounts, surety bonds or other cash equivalent items have been or are held by or for the account of the Representing Party to assure compliance by the Mortgagor with any of its obligations under the Credit Lease except as otherwise set forth in any borrower reserve agreement;

    (13) the terms of the Note and Mortgage(s) for each Loan have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related mortgage file or indicated on the schedule of Loans, and the related Credit Lease tenant, mortgagor or guarantor, if any, has not been released, in whole or in part, from its obligations under the related Credit Lease or Loan;

    (14) there are no delinquent taxes, ground rents, insurance premiums, assessments, including, without limitation, assessments payable in future installments, or other similar outstanding charges (and, to its actual knowledge, at the origination of such Loan, there were no delinquent water charges or sewer rents) affecting the related Mortgaged Property;

    (15) the related borrower's interest in each Mortgaged Property securing a Loan consists of a fee simple and/or leasehold estate or interest in real property;

    (16) no Loan contains any equity participation by the lender, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for the negative amortization of interest; and

    (17) all escrow deposits (including capital improvements and environmental remediation reserves) relating to each Loan that were required to be delivered to the mortgagee under the terms of the related loan documents have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of the representing party or its agents (which shall include the Master Servicer or subservicer);

    (18) in the case of a Loan with a Lease Enhancement Policy and/or an Extended Amortization Policy and/or residual value insurance policy, the entire premium has been paid in full for each such policy, such policies are each in full force and effect, and the legal, valid and binding obligation of the insurer thereunder, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

    (19) neither it nor any other party has any obligation to make supplemental payments on any Loan in addition to those made by the related borrower (other than (a) the obligations of the applicable Credit Lease tenant under the related Credit Lease, and (b) two USPS Lease Loans, with respect to which there are additional obligors), no Loan contains any provisions whereby payments may be made, in whole or in part, by any source other than the borrower (other than from the monthly rental payments, by the applicable Credit Lease tenant under the related Credit Lease and from the applicable borrower reserve fund);

    (20) each Mortgaged Property is subject to a Credit Lease, and such Credit Lease is in full force and effect, and is a legal, valid, binding and enforceable agreement of the related tenant, except as such enforcement may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally, and general principles of equity, and to the best of its knowledge, no default by the borrower or the tenant has occurred under such Credit Lease and there is no existing condition which, but for the passage of time or the giving of notice, or both, would result in a default under the terms of such Credit Lease;

    (21) each Mortgage File contains an Assignment of Leases, either as a separate instrument or incorporated into the related Mortgage, which creates a valid, perfected and enforceable lien, in any leases, including the Credit Lease (except as such enforcement may be limited by bankruptcy or other laws affecting creditor's rights generally, or by the application of general principles of equity), and it has the full right to assign to the Trustee such Assignment of Leases and the lien created thereby. No person other than the borrower owns any interest in any payments due under the related Credit Leases;

    (22) except with respect to the USPS Credit Leases and the Isaquah Loan, which is not subordinate to the Mortgage but under which the borrower has delivered a non-disturbance agreement, each Credit Lease is subordinate to the related Mortgage subject to the terms and conditions of a subordination, non-disturbance and attornment agreement between the lender and the applicable tenant (except in the case of the Middlesex Loan where such subordination terms are contained in the Credit Lease); any subleases entered into by such tenant will be subject and subordinate to the Credit Lease and will not relieve the tenant of its obligations under the Credit Lease; in the event that the Trustee acquires title to a Mortgaged Property by foreclosure or otherwise, the lessor's interest under the related Credit Lease is freely assignable by the Trustee and its successors and assigns to any person without the consent of the tenant, and, in the event the lessor's interest is so assigned, the tenant will be obligated to recognize the assignee as lessor under such Credit Lease, except in the case of the Middlesex Loan, where the related guarantor has directly guaranteed the payment of the Loan;

    (23) each Credit Lease has an original term ending on or after the date the borrower is required to deposit its final payment on the related Loan with the Trustee or Master Servicer, except with respect to three Corporate Lease Loans which have the benefit of Extended Amortization Policies, and most USPS Lease Loans which have final remaining balances not greater than .03% of the Cut-off Date Balance;

    (24) the monthly loan payment for each loan is less than or equal to the basic rent due under the related Credit Lease, except with respect to three Corporate Lease Loans which have the benefit of Extended Amortization Policies, 18 Corporate Lease Loans which have the benefit of residual value insurance policies, the Middlesex Loan where the guarantor has guaranteed the Loan and most USPS Lease Loans which have final remaining balances not greater than .03% of the Cut-off Date Balance;

    (25) to the best of its knowledge, no sale of any Mortgaged Property is pending or contemplated by any borrower, except with respect to four USPS Lease Loans with an aggregate Cutoff Date Balance of $922,614, and, to the best of its knowledge, there is no assignment of any Credit Lease by any tenant contemplated or pending;

    (26) with respect to the Corporate Lease Loans, each tenant has delivered an estoppel letter and to the extent required to make the Credit Lease subordinate to the Mortgage, a subordination, non-disturbance and attornment agreement except in the case of the Issaquah Loan, where the credit Lease is not subordinate to the Mortgage but the tenant has agreed to attorn; and each guarantor, if applicable, has delivered a guarantor estoppel certificate except in the case of (A) the Binghamton Loan, the Issaquah Loan and the Gorham Loan, where the Guaranty was executed either contemporaneously with, or within 30 days of, loan closing, and (B) the Wal-Mart Loan, as to which no guarantor estoppel certificate exists;

    (27) each tenant has agreed, or in the case of the USPS Credit Lease, is required pursuant to internal postal regulations, to notify the related mortgagee of any default under the related Credit Lease and to provide such mortgagee with additional time and opportunity to cure, except for (i) thirty-six of the Corporate Lease Loans which do not extend the time for cure but for which the borrower is required to cure earlier than the stated cure period; (ii) one Bond-Type Lease (the Bed Bath & Beyond Loan in Mission Viejo, California) which does not provide for notice; (iii) six Corporate Lease Loans (all of which are Bond-Type or Triple Net Leases) which do not provide an express right to cure; and (iv) which time in the case of USPS Credit Leases is determined by USPS to be reasonable;

    (28) except for three Corporate Lease Loans which represent 2.85% of the aggregate Cut-off Date Balance, as to which (i) the Mortgaged Property is subleased or has been assigned or (ii) a material portion of the Mortgaged Property is leased to another party other than the tenant under the Credit Lease, each Mortgaged Property is not subject to any lease other than the related Credit Lease, no person has any possessory interest in, or right to occupy, the related Mortgaged Property except under and pursuant to such Credit Lease and the tenant under the related Credit Lease is in occupancy of the Mortgaged Property;

    (29) to its knowledge, no tenant under a Credit Lease (nor Credit Lease guarantor, if applicable) has been released, in whole or in part, from its obligations under the Credit Lease (or guaranty, as applicable);

    (30) under the terms of the Credit Lease, the tenant is not permitted to assign or sublet its interest or obligations under the Credit Lease unless such tenant remains fully liable thereunder;

    (31) except in the case of the Middlesex Loan, each tenant, whether under a Credit Lease or otherwise is required to make all rental payments directly to the mortgagee, its successors and assigns under the related Loan;

    (32) to its knowledge with respect to any Credit Lease guaranteed by the parent or affiliate of a tenant, each existing guaranty is in full force and effect, and no default exists thereunder;

    (33) each existing lease identified by CLF as a Bond-Type Lease is a bondable lease with no termination or rent abatement rights by the tenant, except in connection with the exercise of a purchase option; and the obligations of any tenant under the Bond-Type Leases, including, but not limited to, the obligation of the tenant to pay fixed and additional rent, are not affected by reason of any damage to or destruction of any portion of the Mortgaged Property, any taking of the Mortgaged Property or any part thereof by condemnation or otherwise, or any prohibition, limitation, interruption, restriction, or interference of the tenant's use, occupancy or enjoyment of the Mortgaged Property;

    (34) each Credit Lease contains no monetary obligations or obligations associated with managing, owning, developing and operating the Mortgaged Property, including, but not limited to, the costs associated with utilities, taxes, insurance, capital and structural improvements and maintenance and repairs, on the part of the borrower unless such obligations are fully reimbursable or paid by the tenant, except as to (i) anticipated maintenance, repair or replacement obligations under USPS Lease Loans (except in the case of some USPS Lease Loans where the tenant is obligated to perform ordinary maintenance obligations) and forty-one Corporate Lease Loans which are Double Net Leases, and (ii) obligations which may give rise to additional termination or abatement rights under such Double Net Leases and twenty-four Triple Net Leases Loans;

    (35) each Credit Lease (other than USPS Leases) contains customary and enforceable provisions which render the rights and remedies of the lessor thereunder adequate for the enforcement and satisfaction of the lessor's rights thereunder except that under the Credit Leases relating to the USPS Lease Loans, the lessor thereunder must rely upon standard common-law remedies;

    (36) the obligations of the tenant under any Credit Lease, including, but not limited to, the obligations of the tenant to pay fixed and additional rent, are not affected by reason of any damage to or destruction of any portion of the leased property or any taking of the leased property or any part thereof by condemnation or otherwise, except for Loans subject to casualty and condemnation Lease Enhancement Policies or Loans which permit termination of rent only pursuant to exercise of a purchase option sufficient to pay the Loan in full;

    (37) for the Loans, any anticipated maintenance, repair, or replacement obligations imposed by any easement or reciprocal easement agreement either is a direct obligation of the tenant or is an obligation or liability of the borrower, reimbursable by the tenant, except in the case of the four Corporate Lease Loans, three of which have sufficient debt service coverage to cover any reasonably anticipated expenses and one of which has established a reserve to cover any reasonably anticipated expenses;

    (38) each Loan provides that the related Credit Lease cannot be modified without the consent of the mortgagee thereunder, and, except for USPS Lease Loans, the tenants have agreed that no amendment, modification, termination or surrender of the Credit Lease (except as expressly permitted by the Credit Lease) will be effective without the prior written consent of the mortgagee or its successors and assigns, except for those Credit Leases for which the related Loans include personal recourse guarantees to principals of the mortgagor;

    (39) no tenant can terminate a Credit Lease for any reason, prior to the payment in full of or the payment of funds sufficient to pay in full (1) the principal balance of the Loan, (2) all accrued and unpaid interest on the Loan and (3) any other sums due and payable under the Loan, as of the termination date; except for a termination due to a default by the related borrower under the Credit Lease, or a termination due to casualty or condemnation;

    (40) each Credit Lease is in full force and effect and, to its actual knowledge, no right or claim of rescission, offset, abatement, diminution, defense or counterclaim to a Credit Lease has been asserted with respect thereto, nor is there any existing condition which, but for the passage of time or giving of notice, would result in a right or claim of rescission, offset, abatement, diminution, defense or counterclaim under the terms of any Credit Lease, except in the case of the USPS Lease Loan identified as number 128000052 on the Mortgage Loan Schedule, where USPS has indicated that it intends to abate rent in an amount of $8,700 based on its performance of a borrower obligation to install a lawn; however, the borrower has sufficient funds in the maintenance reserve for such loan and three related loans to cover such deficiency;

    (41) Except for the Middlesex Loan and the USPS Lease Loans, each borrower is an entity whose organizational documents provide that it is, and at least so long as the loan is outstanding will continue to be, a special purpose entity. For this purpose, "special purpose entity" means a person, other than an individual, which is formed solely for the purpose of owning and operating a single property; does not engage in any business unrelated to such property and the financing thereof; does not have any assets other than those related to its interest in the property or the financing thereof or any indebtedness other than as permitted by the relating Mortgage; maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; conducts business in its own name and uses separate stationery, invoices and checks; does not guarantee or assume the debts or obligations of any other person; does not commingle its assets or funds with those of any other person; transacts business with affiliates on an arm's length basis pursuant to written agreements; and holds itself out as being a legal entity; separate and apart from any other person. Each entity's organizational documents provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable. Each entity's organizational documents provide that they may not be amended with respect to the single purpose entity (as defined above) requirements during the term of the Loan. In addition, except for certain exceptions, each borrower or group of affiliated businesses under USPS Lease Loans with an original aggregate principal of at least $500,000, are entities who are "single purpose entities" formed solely for the purpose of owning and operating a single property; does not engage in any business unrelated to such property and the financing thereof; does not have any assets other than those related to its interest in the property or the financing thereof or any indebtedness other than as permitted by the relating Mortgage;

    (42) with respect to each Loan which is secured by a leasehold interest in, but not by, the related fee interest (the following applying, in the case of the USPS Lease Loan related to the property in Nantucket, Massachusetts, to the borrower's subleasehold interest and not the leasehold interest of the related ground sublessor):

      (a) The ground lease has been duly recorded; the interest of the borrower may be encumbered by the related mortgage and the ground lease does not restrict the use of the related Mortgaged Property by such borrower, its successors or assigns except in the case of the ground leases related to four USPS Lease Loans in which the USPS Credit Lease is restricted to a postal facility.

      (b) Except in the case of the USPS Lease Loans, the lessor under such ground lease has agreed in writing that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the originator and its assigns and that any such action without such consent is not binding on the originator, its successors or assigns.

      (c) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the originator except in the case of 3 USPS Lease Loans which do not explicitly permit the originator to exercise such option but do not prohibit assignment by the borrower of the right to exercise such option) that extends not less than 10 years beyond the stated maturity of the related Loan.

      (d) The ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage other than permitted encumbrances and such ground lease is, and, except for the USPS Lease Loan related to the property in New Boston, New Hampshire, provides that it shall remain prior to any mortgage or other lien upon the related fee interest.

      (e) Except for fixed, currently determinable rent increases, such ground lease does not permit any increase in the amount of monthly rental payment payable by the Credit Lease tenant thereunder during the term of the Loan, and the related Loan's debt service coverage will not be affected by any such rent increase.

      (f) Except for 2 USPS Lease Loans, the ground lease is assignable to the originator under the leasehold estate and its assigns without the consent of the ground lessor thereunder.

      (g) The ground lease is in full force and effect and, to the applicable Loan Seller's actual knowledge after due inquiry (which in the case of four USPS Lease Loans is based solely on representations received from the related borrower), no default has occurred, nor is there any existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of the ground lease.

      (h) Except for the USPS Lease Loans such ground lease requires the lessor to give notice of any default by the Credit Lease tenant to the mortgagee; and such ground lease further provides that no notice given thereunder is effective against the mortgagee unless a copy has been given to the mortgagee.

      (i) Except for the USPS Lease Loans the mortgagee is permitted a reasonable opportunity to cure any default under the ground lease which is curable after the receipt of notice of any default before the ground lessor may terminate the ground lease.

      (j) Under the terms of such ground lease and the related mortgage, taken together, any related insurance proceeds and (in the case of the USPS Lease Loans, to the extent payable to the mortgagor) condemnation awards (other than in respect of a total or substantially total taking) will be applied either (A) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or (B) to the payment of the outstanding principal balance of the Loan, together with any accrued interest therein.

      (k) Under the terms of such ground lease and the related mortgage, taken together, any related condemnation award (in the case of the USPS Lease Loans, to the extent payable to the mortgagor) in respect of a total or substantially total taking of the related Mortgaged Property will be applied first to the payment of the outstanding principal balance of the Loan, together with any accrued interest thereon, except in cases where a different allocation would not be viewed as commercially unreasonable by a prudent commercial mortgage lender.

      (l) Except for ground leases related to USPS Loans, the ground lease requires the lessor thereunder to enter into a new lease with the lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

  In the mortgage loan purchase and sale agreement, each Loan Seller and PSCC will also be required to represent and warrant, as of the Delivery Date, that, immediately prior to the transfer of the USPS Lease Loans, in the case of Bedford and PSCC, and the Corporate Lease Loans, in the case of CLF, to the Trustee, such Loan Seller and PSCC had good and marketable title to, and was the sole owner of, the related Loan and had full right and authority to sell, assign and transfer such Loan.

  If Bedford discovers or is notified of a breach of any of the foregoing representations and warranties with respect to any USPS Lease Loan, or CLF discovers or is notified of a breach of any of the foregoing representations and warranties with respect to any Corporate Lease Loan and in any case such breach materially and adversely affects the value of such Loan or the interests of certificateholders or MBIA therein, then Bedford (if, but only if, the affected mortgage loan is a USPS Lease Loan) or CLF (if, but only if, the affected Loan is (1) a Corporate Lease Loan or (2) a USPS Lease Loan, if Bedford shall have failed to fulfill its repurchase obligation) will be obligated, within a period of 90 days following the earlier of its discovery or receipt of notice of such breach, to cure such breach in all material respects or to repurchase (or cause the repurchase of) the affected Loan at the applicable Purchase Price. However, if such defect or breach is capable of being cured but not within the 90 day period and Bedford or CLF, as the case may be, has commenced and is diligently proceeding with cure of such defect or breach within such 90 day period, Bedford or CLF, as the case may be, shall have an additional 90 days to complete such cure or, failing such cure, to repurchase the related Loan (such possible additional cure period shall not apply on the event of a defect that causes the Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to required loan-to-value ratio, customary prepayment penalties or permissible defeasance).

  The foregoing cure/repurchase obligation of Bedford or CLF, as applicable, will constitute the sole remedy available to the certificateholders for any breach of any of the foregoing representations and warranties, and neither the Depositor nor any Underwriter nor any other person will be obligated to repurchase any affected Loan in connection with a breach of such representations and warranties if either Bedford or CLF, as applicable, defaults on its obligation to do so. Bedford and CLF will be the sole Warranting Parties (as defined in the accompanying prospectus) in respect of the Loans, with Bedford being the sole Warranting Party with respect to the USPS Lease Loans and CLF being the sole Warranting Party with respect to the Corporate Lease Loans. See "Description of the Pooling Agreements-- Representations and Warranties; Repurchases" in the accompanying prospectus.

Changes in Loan Pool Characteristics

  The description in this prospectus supplement of the Loan Pool and the Mortgaged Properties is based upon the Loan Pool as expected to be constituted at the time the Offered Certificates are issued, as adjusted for the scheduled principal payments due on the Loans on or before the Cut-off Date. Prior to the issuance of the offered certificates, a Loan may be removed from the Loan Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. The Depositor believes that the information set forth herein will be representative of the characteristics of the Loan Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Loan Rates and maturities, as well as the other characteristics of the Loans described herein, may vary. Any such material changes in the characteristics of the Loan Pool will be submitted to the Rating Agencies for their review prior to the issuance of the Offered Certificates.

  A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the offered certificates on or shortly after the Delivery Date and will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates. In the event Loans are removed from or added to the Loan Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                               THE CREDIT LEASES

General

  The Credit Lease for each mortgaged property contains its own unique terms based upon the negotiations of the Credit Lease tenant and the borrower. The following discussion sets forth certain general information concerning provisions commonly found in the Credit Leases and additional provisions in Credit Leases with respect to a particular Credit Lease tenant or affiliated Credit Lease tenants.

Credit Lease Term

  Except with respect to three Corporate Lease Loans, each Credit Lease has a primary term that expires substantially simultaneously with the scheduled final maturity date of the related Loan. With respect to the three Corporate Lease Loans, which represent 4.46% of the aggregate Cut-off Date Balance, each such Corporate Lease Loan has the benefit of an Extended Amortization Policy which pays an amount equal to the remaining monthly debt service payments on the Corporate Lease Loan or pays an amount equal to the unpaid balance of the Corporate Lease Loan with accrued interest and other amounts described in the policy, in each case if the mortgagor defaults in the payment of such amounts. In the case of 60 USPS Lease Loans, the final monthly rental payment due under the Credit Lease is not sufficient to fully amortize such loans. See "Risk Factors--Certain USPS Lease Loan Final Payments"

  Except for 19 Corporate Lease Loans with substantial balloon payments and 21 USPS Lease Loans which mature one or two months prior to the full amortization term, the remaining Loans are scheduled to be fully repaid from monthly rental payments made over the primary term of the related Credit Lease and, with respect to 65 Corporate Lease Loans, a reserve fund intended to cover shortfalls in interest under the terms of the loan. With respect to 18 Loans that are underwritten with amortization periods that extend beyond the term of the Credit Lease, a "residual value insurance" policy is in effect under which the insurer is obligated to pay an amount equal to the full balloon payment if the Mortgagor fails to make such payment under the Loan.

Amounts Payable Under the Credit Leases

  Each Credit Lease tenant has signed a subordination and non-disturbance agreement and/or an estoppel letter, pursuant to which it has agreed, except in the case of the USPS Lease Loans where each borrower has signed and delivered to the USPS a power of attorney, pursuant to which it has directed the Credit Lease tenant, during the primary term of each Credit Lease (except in the case of the Middlesex Loan where payments are made by the borrower and the tenant directly guarantees payments under the related note), to make all monthly rental payments pursuant to the provisions of the assignment of leases and rents directly to the Master Servicer. Each monthly rental payment is generally due on or about the first day of each month during the primary term, subject to any applicable grace period ranging from 0 to 30 days. Under 29 of the Corporate Lease Loans, the Master Servicer is obligated to provide notice to the borrower if the monthly rental payment is not received when due, after which the borrower has a three to six day (or eleven day, in the case of one Corporate Lease Loan) grace period after receipt of such notice to remit such payment. If the Master Servicer does not provide such notice in a timely manner, it would be possible for a Monthly Loan Payment to be received after the related Due Date. As with other delinquent payments of principal and interest, this would give rise to an obligation of the Master Servicer to make a P&I Advance. In addition, under certain Credit Leases related to the Corporate Lease Loans, the Credit Lease tenant is obligated to pay additional rent which may be tied to (1) a specified percentage of an amount calculated from the gross sales of the related store, less certain expenses or (2) changes to certain economic indexes such as the Consumer Price Index. These amounts, if any, represent additional cash flow available to the borrower and exceed the monthly rental payments needed to pay the related Monthly Loan Payment.

  Except as described above under "--Credit Lease Term", the amount of the scheduled monthly rental payments payable by each Credit Lease tenant is equal to or greater than the scheduled payment of all principal, interest, fees and other amounts due each month on the related Loan (the "Monthly Loan Payment") and all reserve deposits required thereunder.

  The Credit Leases provide that the Credit Lease tenants or, in the case of the USPS Credit Leases, the borrower (subject to reimbursement by the USPS in all but one case for real property taxes but not assessments), must pay (either directly to the taxing authority or to the borrower, as the case may be) all real property taxes and, with four exceptions under the Corporate Lease Loans, assessments levied or assessed against the respective Mortgaged Property and, except for USPS Lease Loans, all charges for utility services furnished to the Mortgaged Property. This excludes, however, in some Credit Leases any general or special assessment incurred or levied as a result of the borrower's activity in developing the respective mortgaged property for Credit Lease tenant's occupancy or otherwise. The Credit Lease tenant or borrower, in the case of the USPS Credit Leases, may contest any such taxes or assessments relating to the Credit Lease, however, the Credit Lease tenant or borrower, in the case of the USPS Credit Leases, may not take any action which would cause or allow the institution of any foreclosure proceedings or similar actions against the related Mortgaged Property.

Assignment and Subleasing

  Many of the Credit Leases provide that the Credit Lease tenant may sublet all or any part of a mortgaged property or assign its interest under any Credit Lease without the consent or approval of the borrower. No such subletting or assignment will relieve the Credit Lease tenant from any of its obligations under the Credit Lease.

Estoppel Letters

  The borrower, as landlord under a Credit Lease related to the Corporate Lease Loans, has obtained from the related Credit Lease tenant an estoppel letter with respect to each Credit Lease establishing, among other things, that all required improvements and space required to be furnished by the borrower according to the Credit Lease have been duly delivered by the borrower and accepted by the Credit Lease tenant, all work required to be performed by the borrower under the Credit Lease has been completed and, to the Credit Lease tenant's knowledge, there are no defaults by the borrower under the Credit Lease. In addition, under each estoppel letter, the related tenant states that it has commenced or will commence on a date certain to make a specified monthly rental payment for a lease period with a specified beginning and end date. With respect to each USPS Credit Lease, Bedford has obtained from the USPS either an estoppel questionnaire or letter stating, among other things, that the USPS Credit Lease is in full force and effect and, to the USPS's knowledge, there are no defaults by the borrower under the USPS Credit Lease.

Insurance

  Substantially all of the Corporate Credit Leases require the Credit Lease tenant to either maintain or pay for all risk or extended risk casualty insurance on the mortgaged property in a total amount specified therein (but generally in no event less than the "replacement cost" of the buildings). For all loans, each borrower is required under its mortgage to provide and maintain casualty insurance, comprehensive general public liability insurance and rent interruption insurance, or permit the Credit Lease tenant to self-insure (as described below), for 100% of the replacement cost of the buildings. In addition, most of the Corporate Credit Leases require the Credit Lease tenant to maintain comprehensive general public liability insurance with minimum limits per person and per accident and minimum limits with respect to property damage, and certain Credit Leases require the Credit Lease tenant to maintain rent interruption insurance for not less than twelve months. To the extent that the Credit Lease tenant is obligated to maintain insurance (or is permitted to self-insure) and is in compliance with such obligation, such borrower may not be required to separately provide such insurance. Under the terms of the Pooling Agreement, the Master Servicer is obligated to monitor the maintenance of insurance. To the extent the borrower fails to maintain the required insurance coverage, the Master Servicer will "force place" insurance to provide coverage against "all risks" of physical loss and damage and rental loss coverage to the extent it determines such insurance to be reasonably commercially available and provided the Trustee, as mortgagee, has an insurable interest. The costs for such insurance will be advanced as described in "Description of the

Certificates--Advances" in this prospectus supplement, subject to the Master Servicer's determination that such advance is recoverable.

  Under certain of the Credit Leases which require the Credit Lease tenant to maintain either casualty or liability insurance, the Credit Lease tenant may self-insure if its net worth exceeds a specified threshold amount (generally $100 million) as specified in the Credit Lease or if it maintains a required credit rating level.

  Unless there is sufficient debt-service coverage on the Loan, any borrower that is required under the terms of its related Credit Lease to maintain insurance which is not reimbursed in full by the Credit Lease tenant is generally required under the terms of its Loan to maintain with the Master Servicer reserve funds, the required contribution to which are deducted from monthly rental payments within the Borrower Reserve Fund for the payment of insurance premiums for the required coverage.

Credit Lease Defaults by Credit Lease Tenant

  A "Credit Lease Default" shall occur if a Credit Lease tenant defaults in the performance of any covenant or agreement of the Credit Lease, and such default continues after written notice thereof for a specified period (typically 10 days for failure to pay rent, otherwise 30 days) or, if such nonpayment default cannot reasonably be remedied within 30 days, after passage of such additional time as is reasonably necessary to remedy the default. Upon the occurrence of a Credit Lease Default related to a Corporate Lease Loan, the Master Servicer on behalf of the trust may, so long as such Credit Lease Default continues, exercise the rights under the related Credit Lease Assignment and require the borrower either (1) to terminate the related Credit Lease by written notice to the Credit Lease tenant, or (2) not to terminate the Credit Lease and exercise any of its rights under or pursuant to the Credit Lease. The USPS Credit Leases do not provide specific remedies for breach.

  In the event of a Credit Lease Default, generally, the borrower may, by notice to the Credit Lease tenant (1) terminate the Credit Lease, (2) re-enter the mortgaged property, expel the Credit Lease tenant and remove all property therefrom, and (3) re-let the mortgaged property and receive the rent therefrom. The Credit Lease tenant will remain liable for the amount of monthly rental payments otherwise due under the Credit Lease less the amounts received from re-letting, if any, after deducting therefrom the reasonable cost of obtaining possession of the mortgaged property and making any repairs and alterations necessary to prepare it for re-letting. Pursuant to certain of such Credit Leases, the borrower is generally obligated to mitigate its damages. A Credit Lease Default will generally constitute a default under the related Corporate Lease Loan. The Credit Leases, however, generally do not provide for acceleration of the tenant's obligations as a remedy.

Credit Lease Tenant's Self-Help; Right of Offset

  Many Credit Leases provide that the Credit Lease tenant may cure by performing any Credit Lease obligation that the borrower fails to perform if a borrower default is not cured within a specified period after written notice. In addition, although the Credit Lease tenants have been directed to make all monthly rental payments directly to the Servicer, with respect to the Corporate Lease Loans, a few Credit Leases provide that the Credit Lease tenant may cure, at the borrower's expense, any default in payment by borrower under any mortgage or other encumbrance to which the Credit Lease is subordinate. The borrower under the Corporate Lease Loan is then required to pay to the Credit Lease tenant on demand any amounts paid by the Credit Lease tenant under any mortgage or other encumbrance or in the performance of any such obligations of borrower. In many cases, the Credit Lease tenant may deduct the amounts so due from rents. In addition, the Corporate Lease Loan documents executed by the Credit Lease tenant generally provide that if the holder of a first mortgage gives the Credit Lease tenant notice of its interest, then such mortgagee is entitled to notice from the Credit Lease tenant of any borrower defaults and a reasonable cure period to remedy such defaults. Further, such loan documents provide that in the event of a foreclosure, the Credit Lease will be subordinate to the related mortgage. In accordance with the Corporate Lease Loan documents, the mortgagee will not disturb the Credit Lease tenant's possession under the Credit Lease, if the Credit Lease tenant is not in default in its obligations under the Credit Lease and each Credit Lease tenant has agreed to attorn to the mortgagee in such event.

  With respect to the USPS Lease Loans, the Credit Leases provide that the USPS may pay real estate taxes and maintenance costs that are the obligation of the borrower under the related Credit Lease. The borrower is then required to pay to the USPS on demand any such amounts paid by the USPS or the USPS may deduct the amounts so due from rents. In addition, the procedures followed by the USPS provide that if the holder of a first mortgage gives the USPS notice of its interest, then such mortgagee is entitled to notice from the USPS of any borrower defaults and a reasonable cure period determined by USPS to remedy such defaults; provided, however, in the event of a foreclosure, the USPS Credit Lease will not be subordinate to the related mortgage.

Operating Covenants; Credit Lease Tenant Alterations

  While each Credit Lease requires the Credit Lease tenant to fulfill its payment and maintenance obligations during the term of the Credit Lease, in some cases (including in the case of all of the USPS Credit Leases), the Credit Lease tenant has not covenanted to operate the related mortgaged property for the term of the Credit Lease, and the Credit Lease tenant may at any time cease actual operations at the mortgaged property, but it remains obligated to continue to meet all of its obligations under the Credit Lease.

  In addition, several of the Credit Leases permit the Credit Lease tenant, at its own expense and generally with the consent of the borrower, to make such alterations and construct additional buildings or improvements on the mortgaged property as it may deem necessary or desirable. In a few circumstances, generally in Credit Leases where the related tenant has paid for the construction of improvements, the Credit Lease tenant may be permitted under the Credit Lease to demolish any part of a building, provided that the Credit Lease tenant either rebuilds on the location or clears the property of any debris. However, in the case of the USPS Credit Leases, no consent of the borrower is required for alterations or construction of additional buildings, and the USPS, as the Credit Lease tenant, does have the right to remove any additional buildings it placed on the Mortgaged Property during the term of the Credit Lease. Such remedies, if undertaken by the Credit Lease tenant, will not affect the Credit Lease tenant's obligations under the Credit Lease.

Other Borrower Obligations; Credit Lease Tenant Rent Abatement and Lease Termination Rights

  Thirty-four of the Credit Leases, which represent 58.18% of the aggregate Cut-off Date Balance, are Bond-Type Leases or Triple Net Leases obligating each Credit Lease tenant, at its expense, to maintain its mortgaged property, including the roof and structure, in good order and repair. At the end of the term of the Credit Lease, the Credit Lease tenants are obligated to surrender the mortgaged property in good order and in its original condition as when received by the Credit Lease tenant, except for ordinary wear and tear and repairs required to be performed by the borrower, if any.

  136 of the Credit Leases, which represent 41.82% of the aggregate Cut-off Date Balance, are Double Net Leases and provide that the borrower will have sole responsibility for the maintenance, replacement and repair to one or more of the (1) roof, outer walls and structural portion of the mortgaged property,
(2) utility services to the mortgaged property, including underground storm sewers, water lines or electrical lines, and/or (3) the driveways, sidewalks, streets and parking areas. Each borrower under a Double Net Lease is required to remit to the Master Servicer or sub-servicer in the case of the USPS Lease Loans for deposit into the Borrower Reserve Fund, out of the monthly rental payment and in accordance with a Borrower Reserve Agreement or, in the case of the USPS Lease Loans, in other loan documents, certain monies to provide a source of payment for the performance of these obligations. Such reserve amounts have been determined on the basis of an engineer's estimate. Breach of such obligations could give rise to Maintenance Termination or Abatement Rights.

  In addition, in certain Double Net Leases or Triple Net Leases, the borrower is required to comply with additional Affirmative Lease Covenants or Negative Lease Covenants as described below, the breach of which could give rise to Additional Termination or Abatement Rights.

  There are several factors that may encourage a borrower to perform necessary maintenance, repair and replacement under the Credit Lease. First, as the monthly rental payments amortize the Loan, the borrower's equity in the mortgaged property will increase. A borrower's default under the Credit Lease will cause a default under the Loan which may lead to foreclosure and the loss of the borrower's equity. Second, such a default and foreclosure may force the borrower and/or the principals of the borrower to "recapture" certain losses for federal and state income tax purposes, thereby creating tax liability. However, the borrowers are generally single purpose entities with limited assets and may have the ability to provide additional funds for such purposes. In the event the borrower fails to perform such actions, the Master Servicer or the Special Servicer, as applicable, is obligated to use best efforts to do so, to the extent set forth in the pooling and servicing agreement. See "The Enhanced Lease Program--Borrower Protective Actions" and "--Servicer Protective Actions" in Annex C of this prospectus supplement and "The USPS Lease Program--Servicer Protective Actions" in Annex D of this prospectus supplement.

  Affirmative Lease Covenants in the Credit Leases include the following:

    1. Repair After Casualty or Condemnation. In some Credit Leases (including all of the USPS Credit Leases) the borrower is required to restore the mortgaged property in the event of a casualty and/or in the event of a partial condemnation if the Credit Lease tenant does not have the right, or elects not, to terminate its Credit Lease. In some of those cases, the borrower must often commence the restoration within a specified period of time, diligently prosecute such restoration and complete it within a specified period of time. Typically, a failure by borrower to do so will permit the Credit Lease tenant to perform such work at the borrower's expense and/or exercise an Additional Termination or Abatement Right. Any such termination or abatement would not be covered by any Lease Enhancement Policy, which covers a Credit Lease termination or rent abatement directly related to a casualty or condemnation rather than as a result of a borrower's failure to restore. However, the Lease Enhancement Policy, other than any such policy issued by Chubb, will cover rent abatement during the restoration period, provided either the borrower or the Master Servicer is restoring the mortgaged property. With respect to those mortgaged properties covered by Chubb policies, the borrower is required to maintain business interruption insurance and the failure to perform borrower obligations results in personal recourse to the beneficial owners of the borrower. The pooling and servicing agreement will obligate the Master Servicer or the Special Servicer, as applicable, to supervise such restoration and upon a borrower's failure to perform its restoration obligations, to use best efforts to complete restoration. In addition, the Master Servicer will be required to advance funds therefor (so long as such advances are not deemed to be nonrecoverable). The cost of any restoration would generally be paid by the Credit Lease tenant or pursuant to insurance obtained by the Credit Lease tenant or the borrower as described above under "--Insurance" or from excess condemnation proceeds, as applicable. In addition to the protection provided under the Lease Enhancement Policy due to rent abatement during restoration, all such Loans require the borrower or the Credit Lease tenant to maintain at least one year of rental interruption insurance in connection with a casualty. Any such insurance payments are required to be made to the Master Servicer, and the use of such funds for repair will be monitored by the Master Servicer or the Special Servicer, as applicable.

    2. Hazardous Wastes. In some Credit Leases, the borrower represents that it has made a thorough investigation of the physical condition of the mortgaged property and that the borrower has no knowledge that any "toxic or hazardous wastes or substances" were used, generated, stored, treated or disposed of on the mortgaged property. In addition, the borrower agrees to indemnify the Credit Lease tenant with respect to any liability that Credit Lease tenant may incur by reason of these representations being false or by reason of any investigation of any governmental agency regarding toxic or hazardous wastes or substances relating to the issues covered by the representations. The borrower in some Credit Leases is generally required to remove hazardous materials on the Mortgaged Property other than those introduced by the Credit Lease tenant or its agents. CLF obtained Phase I (and, if necessary, Phase II) environmental reports, or in the case of the USPS Credit Leases, environmental screens, from approved third party providers with respect to each Mortgaged Property in connection with origination of the Corporate Lease Loans. The environmental assessments conducted with respect to the Credit Leases (other than the USPS Credit Leases) revealed certain adverse environmental conditions in connection with which environmental reserves have been established and/or removal or monitoring programs have been or are expected to be implemented. In the case of the Corporate Lease Loans, in each case either one or all of the following are mitigants to the above referenced environmental conditions:
  (1) a responsible party has been identified and has accepted responsibility and indemnified the borrower; (2) the Credit Lease tenant is responsible for all environmental problems; (3) a state agency (for off-site environmental problems) is rectifying the situation; (4) a state agency has been notified and has approved an operations and maintenance or other response plan; or (5) appropriate reserves have been established. Under such Credit Leases, if the borrower fails to pursue the appropriate remedy, the Master Servicer or the Special Servicer, as applicable, will use best efforts to perform Servicer Protective Actions to remediate the presence of hazardous materials. Corporate Lease Loans made with respect to Credit Leases with these provisions have generally been structured with cash flows to enable borrowers and the Master Servicer to have cash available to pay for such Servicer Protective Actions in the unlikely event they are necessary.

    3. Discharge Mechanics' and Other Liens. In many Credit Leases, the borrower is required to keep the mortgaged property free from mechanics' liens, and in a few Credit Leases the borrower is required to pay certain taxes (other than real estate taxes) or other charges on the related mortgaged property. To the extent such expenses are anticipated, they are provided for in the Borrower Reserve Fund. In addition, Borrower Protective Actions and Servicer Protective Actions are designed to mitigate this risk.

    4. Unanticipated Repairs. In some Credit Leases, the borrower has agreed to certain ongoing unanticipated repair obligations beyond those that may give rise to Maintenance Termination or Abatement Rights. It is anticipated that this obligation does not materially increase such obligation of the borrower beyond that already required in Double Net Leases. In the case of Triple Net Leases, the related borrowers generally were obligated to establish specified reserves or obtain letters of credit. Borrower Protective Actions, Servicer Protective Actions, and the availability of the Borrower Reserve Fund are designed to mitigate this risk.

    5. Compliance with Laws. Each Credit Lease tenant is typically required to comply with all requirements, rules, orders and regulations of federal, state and municipal governments or other duly constituted public authorities arising from the Credit Lease tenant's use of the mortgaged property, including the making of non-structural alterations. In some Credit Leases, compliance with such requirements not relating to a Credit Lease tenant's specific use are the responsibility of the borrower, and could involve making modifications to the mortgaged property or otherwise incurring expenses. Such responsibilities may include an obligation to contest any change in zoning which has a material impact on the Credit Lease tenant's ability to conduct business. Borrower Protective Actions and Servicer Protective Actions are designed to mitigate this risk.

    6. Access, Parking and Compliance with Documents of Record. In a few Credit Leases, the borrower warrants that it will maintain ingress and egress facilities to adjoining public ways as shown on the related survey, subject to unavoidable temporary closing, temporary relocations necessitated by public authority or other circumstances beyond borrower's control, and covenants that the aggregate area provided for the parking upon the mortgaged property during the term will be sufficient to accommodate a minimum number of automobiles specified in each Credit Lease. In addition, certain borrowers have also agreed to comply with title matters to which the Credit Lease is subject, including easement agreements. Borrower Protective Actions and Servicer Protective Actions are designed to mitigate this risk.

    7. Other Affirmative Covenants. Under certain Credit Leases, the borrower may have additional affirmative covenants, including the obligation to comply with zoning requirements (with certain Credit Leases providing Additional Termination or Abatement Rights for certain zoning changes which impair the ability of the Credit Lease tenant to conduct its business).

  Negative Lease Covenants which occur in the Credit Leases include the following:

    1. Use Restriction Covenants. In some Credit Leases, the borrower or an affiliate is prohibited from using properties within a specified proximity of the mortgaged property for certain prohibited uses, generally either for businesses which would compete with the business conducted by the Credit Lease tenant, or for uses which could adversely affect the appearance or character of the neighborhood. In the event of certain types of Mortgage Defaults in some Corporate Lease Loans, the loan documents will provide for recourse to the principals of the borrower for a violation of these covenants. In addition, Borrower Protective Actions and Servicer Protective Actions are designed to mitigate this risk.

    2. Other Negative Covenants. Particular Credit Leases may include other negative covenants, such as the agreement not to modify the parking lot or other portions of the surrounding premises without the Credit Lease tenant's consent or an agreement not to seek a zoning change. In the event of certain types of defaults in some loans, the loan documents will provide for recourse to the principals of the borrower for a violation of these covenants. Borrower Protective Actions and Servicer Protective Actions are designed to mitigate this risk.

Borrower Obligations; USPS Credit Lease Tenant Rent Abatement and Lease Termination Rights

  Maintenance Obligations. The USPS Credit Leases for each related Mortgaged Property each follow the general format utilized by the USPS in its 27,000 leased facilities throughout the United States. As a general matter, the USPS Credit Lease forms vary only with respect to (i) the form of maintenance rider attached, and (ii) the purchase option rider attached (if any). The borrowers' obligations under the maintenance riders are of two types:

    (1) the borrower has general maintenance responsibility, including but not limited to maintaining the roof and structure, and for pest control; or

    (2) the borrower is responsible for maintaining major mechanical elements of the related Mortgaged Property, including roof, structure, HVAC, parking, periodic painting and boilers, and all other maintenance obligations are accepted by the USPS.

  Bedford has underwritten all USPS Credit Leases such that rent in excess of debt service is sufficient with reserve requirements structured to provide at least 125% (and, on average, 150%) of the amount determined by an engineering firm approved by Bedford of the anticipated costs of maintenance obligations of the borrowers under the particular maintenance riders for each related USPS Credit Lease.

  Abatement/Termination Provisions. Several provisions within the form of USPS Credit Lease may enable the USPS to cancel the USPS Credit Lease. In addition, the USPS is expressly authorized to abate rent under various circumstances hereinafter described.

    (1) Casualty and Maintenance: If all or any portion of the premises is damaged or destroyed by fire or other casualty, etc., the USPS may: (i) terminate the related USPS Credit Lease if the related Mortgaged Property becomes unfit for use and occupancy; (ii) require the borrower to repair or rebuild the related Mortgaged Property, with an abatement of rent for any period that such property or any portion thereof is unfit for use and occupancy (which does not include unsuitability due to design, size or location); or (iii) accomplish all repair necessary and deduct all such costs plus administrative burden from future rents. The Lease Enhancement Policy is designed to mitigate this risk.

    (2) Warranty: The USPS Credit Leases provide for a one-year period following completion of construction and acceptance by the USPS for the USPS to bring claims of substandard equipment, workmanship and/or materials within the related mortgaged premises. In the event that related borrower fails to proceed promptly to the satisfaction of such warranty, the USPS may have the work performed and deduct the cost thereof from future rental payments. Such warranty has expired, and no claims remain unresolved, with respect to 58 USPS Lease Loans. Such warranty will expire within 3 months of the delivery date for 15 USPS Lease Loans with an aggregate Cut-off Date Balance of $9,102,177, within 6 months of the delivery date for an additional 13 USPS Lease Loans with an aggregate Cut-off Date Balance of $7,047,596, within 9 months of the delivery date for 8 USPS Lease Loans with an aggregate Cut-off Date Balance of $5,137,185 and within 12 months of the delivery date for the remaining 2 USPS Lease Loans, with an aggregate Cut-off Date Balance of $831,149.

    (3) Government-related Contractual Provisions: The USPS Credit Leases provide for a termination right of the USPS in the event of the violation by the related borrower of various federal statutes and acts, including the equal opportunity statutes, the Clean Air Act, affirmative action statutes for handicapped workers and Vietnam veterans, the Davis-Bacon Act, OSHA, the Contract Work Hours and Safety Standards Act, acts regarding convict labor and acts regarding drug-free workplaces. Although such federal statutes and acts are included in the USPS Credit Leases, they would appear to be applicable during the period of the construction of USPS facilities, as opposed to the period during which such USPS facility is controlled by the USPS during the term of the related USPS Credit Leases unless the borrower is required to restore the property.

                            SERVICING OF THE LOANS

General

  The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective Loans for which it is responsible, in the best interests and for the benefit of the certificateholders and MBIA, as subrogee as to the current and future interests of the Class A certificateholders, in accordance with any and all applicable laws, the terms of the pooling and servicing agreement, related insurance policies and the respective Loans and, to the extent consistent with the foregoing, the following standard (the "Servicing Standard"): (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or Special Servicer, as the case may be, generally services and administers similar mortgage loans or assets, as applicable, for third parties, giving due consideration to customary and usual standards of practices of prudent institutional commercial mortgage lenders servicing their own loans, or generally services and administers similar mortgage loans or assets, as applicable, held in its own portfolio, whichever servicing procedure is of a higher standard; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Loans or, if a Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Loan to the certificateholders and MBIA, as subrogee as to the current and future interests of the Class A certificateholders on a present value basis; and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with any borrower, any tenant under a Credit Lease or any other parties to the transaction; (ii) the ownership of any certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (iii) the Master Servicer's obligation to make Advances (as defined herein); (iv) the Special Servicer's obligation to make (or to direct the Master Servicer to make) Servicing Advances (as defined herein); (v) the right of the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof to receive compensation for its services or reimbursement of costs under the pooling and servicing agreement or with respect to any particular transaction; (vi) the ownership or servicing of other mortgage loans or other assets by the Master Servicer or the Special Servicer or any of the affiliates thereof, as the case may be; (vii) any credit that the Master Servicer or the Special Servicer has extended to any mortgagor; and (viii) the status of any party to the Pooling Agreement as a tenant or otherwise under the Credit Lease.

  In addition, the pooling and servicing agreement requires the Master Servicer and the Special Servicer to perform Servicer Protection Actions designed to prevent a termination of a Credit Lease or an abatement of rent thereunder due to a Credit Lease tenant's exercise of its Maintenance Termination or Abatement Rights and Additional Termination or Abatement Rights.

  In general, the Master Servicer will be responsible for the servicing and administration of all the Loans as to which no Servicing Transfer Event (as defined herein) has occurred and all Corrected Loans (as defined herein), and the Special Servicer will be obligated to service and administer each Loan (other than a Corrected Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Loan") and each

Mortgaged Property acquired on behalf of the Certificateholders in respect of a defaulted Loan through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property").

  A "Servicing Transfer Event" with respect to any Loan consists of any of the following events:

    (1) the related borrower has failed to make when due any Balloon Payment, which failure has continued, or the Master Servicer determines in its good faith and reasonable judgment will continue, unremedied for 30 days;

    (2) the Master Servicer has received notice that the borrower, and the Master Servicer through the use of Servicer Protective Actions (which consist of filing notices and pursuing claims under the Lease Enhancement Policies, the Extended Amortization Policies and "force place" insurance policies, as well as making Servicing Advances) has failed to correct a condition which may permit the tenant to offset or abate monthly rental payments or terminate the related Credit Lease (a "Credit Lease Termination Condition");

    (3) the related borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure has continued, or the Master Servicer determines in its good faith and reasonable judgment will continue, unremedied for 60 days;

    (4) the Master Servicer has determined in its good faith and reasonable judgment that a default in the making of a Monthly Payment (including a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days;

    (5) there shall have occurred a default under the related loan documents, other than as described in clause (1) or (3) above, that may, in the Master Servicer's good faith and reasonable judgment, materially impair the value of the related mortgaged property as security for the mortgage loan or otherwise materially and adversely affect the interests of Certificateholders, which default has continued unremedied for the applicable cure period under the terms of the Loan (or, if no cure period is specified, 60 days);

    (6) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

    (7) the related borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

    (8) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

    (9) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related mortgaged property.

  The Master Servicer shall continue to collect information and prepare all reports to the Trustee required under the pooling and servicing agreement with respect to any Specially Serviced Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Loans and REO Properties as are specifically provided for in the pooling and servicing agreement. The Master Servicer and the Special Servicer shall not have any responsibility for the performance by each other of their respective duties under the pooling and servicing agreement.

  A Loan will cease to be a Specially Serviced Loan (and will become a "Corrected Loan" as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the mortgage loan to be characterized as a Specially Serviced Loan (and provided that no other Servicing Transfer Event then exists):

    (v) with respect to the circumstances described in clauses (1) and (3) of the preceding paragraph, the related borrower has made three consecutive full and timely Monthly Payments under the terms of such mortgage loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

    (w) with respect to the circumstances described in clause (2) of the preceding paragraph, such default is cured notwithstanding that Servicing Advances relating thereto may still be outstanding;

    (x) with respect to the circumstances described in clauses (4), (6), (7) and (8) of the preceding paragraph, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

    (y) with respect to the circumstances described in clause (5) of the preceding paragraph, such default is cured; and

    (z) with respect to the circumstances described in clause (9) of the preceding paragraph, such proceedings are terminated.

  The Special Servicer will prepare a report (an "Asset Status Report") for each Loan which becomes a Specially Serviced Loan not later than 30 days after the servicing of such Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder (as defined below), the Master Servicer, the Trustee, MBIA and the Rating Agencies. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Status Report if it makes an affirmative determination that such objection is not in the best interest of all the certificateholders. In connection with making such affirmative determination, the Special Servicer may request a vote by all certificateholders. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard or the terms of the applicable Loan documents. If the Directing Certificateholder disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination that such objection is not in the best interests of the certificateholders and MBIA, as subrogee of the Class A certificateholders.

  The "Directing Certificateholder" is the Controlling Class Certificateholder selected by the Certificateholder or group of Certificateholders entitled to a majority of the Voting Rights of the Controlling Class, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Principal Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder; provided further that unless an Insurer Default (as defined herein) has occurred and is continuing, MBIA will be deemed selected as Directing Certificateholder in any event when the Class A, Class B or Class C certificateholders would otherwise determine the Directing Certificateholder.

  A "Controlling Class Certificateholder" is each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner); provided, however, that for the purposes of the definition of "Directing Certificateholder," so long as no Insurer Default has occurred and is continuing, MBIA will be deemed to be a Controlling Class Certificateholder in the event that the Class A, Class B or Class C Certificates would otherwise be the Controlling Class.

  The "Controlling Class" will be, as of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest payment priority (the Class A certificates being treated as a single class for this purpose) that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Sequential Pay Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the Controlling Class shall be the outstanding Class of Sequential Pay Certificates with the largest outstanding Certificate Balance). The Controlling Class as of the Delivery Date will be the Class F Certificates.

  The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the pooling and servicing agreement, including the Servicing Standards, or the REMIC Provisions.

  The Master Servicer and Special Servicer will each be required to service and administer any group of related cross-collateralized Loans as a single Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any cross-collateralized Loan becomes a Specially Serviced Loan, then each other loan that is cross-collateralized with it shall also become a Specially Serviced Loan. Similarly, no cross-collateralized loan shall subsequently become a Corrected Loan, unless and until all Servicing Transfer Events in respect of each other Loan with which it is cross-collateralized, are remediated or otherwise addressed as contemplated above.

  Set forth below is a description of certain pertinent provisions of the pooling and servicing agreement relating to the servicing of the Loans. Reference is also made to the accompanying prospectus, in particular to the section captioned "Description of the Pooling Agreements," for additional important information regarding the terms and conditions of the pooling and servicing agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

The Master Servicer and the Special Servicer

  Midland Loan Services, L.P. was organized under the laws of Missouri in 1992 as a limited partnership. In April 1998, substantially all of the assets of Midland Loan Services, L.P., were acquired by Midland Loan Services, Inc. ("Midland"), a newly formed, wholly-owned subsidiary of PNC Bank, National Association. Midland is a real estate financial services company which provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and originates commercial real estate loans. Midland's address is 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105.

  As of June 30, 1999, Midland was responsible for the servicing of approximately 15,305 commercial and multifamily loans with a principal balance of approximately $40.79 billion. The collateral for these loans is located in all 50 states, Puerto Rico and the District of Columbia. Approximately 10,091 loans with a total principal balance of approximately $31.03 billion pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hotel/motel and other types of income producing properties. In addition, Midland (or its predecessor in interest) has serviced credit tenant lease-backed loans originated by CLF since 1995. Midland also services newly-originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

  Midland has been approved as a master and special servicer for investment grade-rated commercial and multifamily mortgage-backed securities by S&P. Midland is ranked "Strong" as a commercial loan servicer and asset manager and "Above Average" as a master servicer by S&P. S&P rates commercial loan servicers, master servicers and asset managers in one of five rating categories: Strong, Above Average, Average, Below Average and Weak. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

  The information set forth in this prospectus supplement concerning the Master Servicer and the Special Servicer has been provided by Midland. Accordingly, none of the Depositor, the Loan Sellers or the Underwriters makes any representation or warranty as to the accuracy or completeness of such information.

Sub-Servicers

  The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the pooling and servicing agreement for such delegated duties. All of the USPS Lease Loans are currently being primarily serviced by ORIX Real Estate Capital Markets, LLC ("ORIX"), which will become the Sub-Servicer of such loans on behalf of the Master Servicer. Each sub-servicing agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (each, a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer may
(i) assume such party's rights and obligations under such Sub-Servicing Agreement, (ii) enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or such other successor Master Servicer or Special Servicer and such Sub-Servicer shall mutually agree or (iii) terminate such Sub-Servicer without cause (but only upon payment to the Sub-Servicer of specified compensation). The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

  The Master Servicer and Special Servicer will each be solely liable for all fees owed by it to any Sub-Servicer retained thereby, irrespective of whether its compensation pursuant to the pooling and servicing agreement is sufficient to pay such fees. Each Sub-Servicer retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the pooling and servicing agreement. See "--Servicing Compensation and Payment of Expenses" in this prospectus supplement.

Servicing Compensation and Payment of Expenses

  Pursuant to the pooling and servicing agreement, the Master Servicer will be entitled to receive a monthly servicing fee (the "Master Servicing Fee") equal to a per annum rate which shall be 0.17% (including a sub-servicer fee rate of 0.09%) for each USPS Lease Loan and a per annum rate of 0.10% for each Corporate Lease Loan (the "Master Servicing Fee Rate") on the then outstanding principal balance of such Loan calculated on the basis of a 360-day year consisting of twelve 30-day months as more particularly described in the schedule of Loans. The Master Servicing Fee relating to each Loan will be retained by the Master Servicer from payments and collections (including insurance proceeds and liquidation proceeds) in respect of such Loan. In the event that Midland shall resign or be terminated as the Master Servicer and a successor Master Servicer shall agree for any reason to perform services of the Master Servicer for an amount (the "Successor Servicer Retained Fee") less than the Master Servicing Fee, no part of any excess of the Master Servicing Fee over the Successor Servicer Retained Fee will be available for payment to certificateholders. The Master Servicer (subject to the Sub-Servicing Agreement with ORIX) and the Special Servicer will also be entitled to retain as additional servicing compensation (1) Prepayment Interest Excess, (2) all investment income earned on amounts on deposit in the Rent Escrow Account, the Certificate Account and the Servicing Accounts, and (3) all amounts collected with respect to the Loans (that are not Specially Serviced Loans) in the nature of loan service transaction fees, late fees and late payment charges, demand fees, modification fees, extension fees, beneficiary statement charges and similar fees and charges, and assumption and assignment fees.

  If a borrower prepays a Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Master Servicing Fees and Special Servicing Fees) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess". Conversely, if a borrower prepays a Loan, or a payment is made under a Lease Enhancement Policy with respect to a Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Master Servicing Fees and any Prepayment Interest Excess, and net of amounts on deposit in the Expense Reserve Fund) on such prepayment will constitute a "Prepayment Interest Shortfall". Prepayment Interest Excesses collected on the Loans will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will cover, out of its own funds, any Prepayment Interest Shortfalls incurred with respect to the Loans during any Collection Period, but only to the extent of Prepayment Interest Excesses and a portion of its aggregate Master Servicing Fee for the related Collection Period.

  Pursuant to the pooling and servicing agreement, the Special Servicer will be entitled to receive a monthly special servicing fee (the "Special Servicing Fee") for each Specially Serviced Loan equal to a per annum rate of 0.30% for each Corporate Lease Loan and a per annum rate of 0.75% for each USPS Lease Loan. A workout fee (the "Workout Fee") will in general be payable with respect to each Corrected Loan. As to each Corrected Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% for each Corporate Lease Loan and a per annum rate of 1.5% for each USPS Lease Loan to, each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Loan for so long as it remains a Corrected Loan. The Special Servicer will not be entitled to receive any Workout Fee to the extent the Servicing Transfer Event related solely to the event described in clause (2) of the definition of the Servicing Transfer Event. The Workout Fee with respect to any Corrected Loan will cease to be payable if such loan again becomes a Specially Serviced Loan or if the related mortgaged property becomes an REO Property; provided that a new Workout Fee will become payable if and when such mortgage loan again becomes a Corrected Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to Loans that became Corrected Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Loan as to which the Special Servicer obtains a full or discounted payoff with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds. As to each such Specially Serviced Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% for each Corporate Lease Loan and a per annum rate of 1.5% for each USPS Lease Loan to, the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any Loan by the Loan Sellers for a breach of representation or warranty or for defective or deficient Loan documentation so long as such repurchase occurs within the time required under the pooling and servicing agreement, (ii) the purchase of any Specially Serviced Loan or REO Property by the Master Servicer, the Special Servicer or any holder or holders of certificates evidencing a majority interest in the Controlling Class or (iii) the purchase of all of the Loans and REO Properties by the Master Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust. If, however, Liquidation Proceeds are received with respect to any Corrected Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such liquidation proceeds that constitute principal and/or interest. The Special Servicer will be authorized to invest or direct the investment of funds held in any REO accounts maintained by it in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

  Midland will pay all expenses incurred in connection with its responsibilities under the pooling and servicing agreement (subject to reimbursement as described in this prospectus supplement), including all fees of any sub-servicers retained by it and the various other expenses described in this prospectus supplement as expenses of the Master Servicer.

  As additional servicing compensation, the Sub-Servicers (or, to the extent such Sub-Servicers are not entitled thereto, the Master Servicer) with respect to USPS Lease Loans that are not Specially Serviced Loans, and the Special Servicer with respect to Specially Serviced Loans, generally will be entitled to retain all assumption, extension fees and modification fees, "Default Interest" (that is, interest in excess of interest at the related Mortgage Rate accrued as a result of a default) (to the extent such Default Interest is not otherwise applied to cover interest on Advances if received on a Specially Serviced Loan or a Corporate Lease Loan), late payment charges (to the extent such late payment charges are not otherwise applied to cover interest on Advances if received on a Specially Serviced Loan), charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Loans (and, accordingly, such amounts will not be available for distribution to certificateholders). The respective Sub-Servicers (or, to the extent such Sub-Servicers are not entitled thereto, the Master Servicer) shall be entitled to receive all amounts collected for checks returned for insufficient funds with respect to all Loans (including Specially Serviced Loans) as additional servicing compensation. Default Interest and late payment charges accrued in respect of any Loan after it has become a Specially Serviced Loan are to be applied to cover interest on Advances in respect of such Loan. In addition, collections on a Loan are to be applied to interest (at the related Loan Rate) and principal then due and owing prior to being applied to Default Interest and late payment charges.

  The Master Servicer and the Special Servicer will, in general, each be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the pooling and servicing agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or Special Servicer in connection with the servicing of a Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases, will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Loan or REO Property ("Related Proceeds"). Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof).

  The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable and good faith judgment of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, ultimately recoverable from Related Proceeds (any Servicing Advance not so recoverable, a "Nonrecoverable Servicing Advance").

  The foregoing paragraph notwithstanding, the Master Servicer is required (at the direction of the Special Servicer if a Specially Serviced Loan or an REO Property is involved) to pay directly out of the Certificate Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders and MBIA (as a collective whole), as evidenced by an officer's certificate delivered promptly to the Trustee, the Depositor and the Rating Agencies, setting forth the basis for such determination and accompanied by any supporting information the Master Servicer or the Special Servicer may have obtained.

  As and to the extent described herein, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent are each entitled to receive interest at the Reimbursement Rate on Servicing Advances made thereby. See "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the accompanying prospectus and "Description of the Certificates--Advances" in this prospectus supplement.

Events of Default

  An "Event of Default" with respect to the Master Servicer or Special Servicer under the Pooling Agreement will include, among others, the following events:

    (1) any failure by the Master Servicer to deposit into the Certificate Account, or any failure on the part of the Special Servicer to deposit into or remit to the Master Servicer for deposit into, the Certificate Account any payment required to be deposited by such party under the terms of the Pooling Agreement, which failure continues unremedied for 2 Business Days following the date such payment is due;

    (2) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of such Servicer contained in the Pooling Agreement which continues unremedied for a period of 30 days after the date on which notice shall have been given by the Depositor or the Trustee, or to the applicable Servicer by holders of Certificates or other parties entitled to at least 25% of the Voting Rights;

    (3) any breach of the representations and warranties of such Servicer in the Pooling Agreement that materially and adversely affects the interest of any holder of any Class of Certificates and that continues unremedied for a period of 30 days after notice shall have been given to the applicable Servicer by the Depositor or the Trustee, or to the applicable Servicer by holders of Certificates or other parties entitled to at least 25% of the Voting Rights;

    (4) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of such Servicer indicating its insolvency or inability to pay its obligations;

    (5) the Trustee shall have received written notice from Moody's that the continuation of the Master Servicer or the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by that Rating Agency to any class of Certificates;

    (6) the Master Servicer or the Special Servicer is removed from S&P's list of approved master servicers or special servicers, as applicable, and the then-current ratings assigned to any Class of Certificates by S&P are downgraded, qualified or withdrawn (including, without limitation, placement on negative credit watch) in connection with such removal.

Rights Upon Event of Default

  If an Event of Default described above with respect to the Master Servicer or the Special Servicer (in either case, the "Defaulting Party") has occurred, and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the holders of Certificates or other parties entitled to at least 51% of the Voting Rights shall, terminate, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto), all of the rights and obligations of the Defaulting Party under this Agreement (provided, however, that the Defaulting Party each will, if terminated as a result of an Event of Default, continue to be obligated for or entitled to receive all amounts accrued or owing by or to it under the Pooling Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise). The Trustee shall act as successor servicer immediately and shall use its best efforts to either satisfy the conditions specified in the Pooling Agreement or transfer the duties of the Defaulting Party to a successor servicer who has satisfied such conditions.

  If the Master Servicer is terminated solely on the basis of an Event of Default described in clause (4) of the definition thereof and the terminated Master Servicer provides the Trustee appropriate "request for proposal" materials, then the Trustee will solicit good faith bids for the right to service the Loans from at least three persons

(subject to approval by MBIA) that are qualified to act as servicers under the Pooling Agreement as to whom each Rating Agency has delivered written confirmation that the appointment of such person as successor servicer would not result in the downgrade, modification or withdrawal of its rating of any class of Certificates (any such person so qualified, a "Qualified Bidder") or, if three Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders (subject to approval by MBIA). The Trustee will select the Qualified Bidder that makes the highest cash bid to act as successor servicer (the "Successful Bidder"). The Trustee will direct the Successful Bidder to enter into the Pooling Agreement as successor Servicer pursuant to the terms thereof. Upon the assignment and acceptance of the servicing rights under the Pooling Agreement by the Successful Bidder, the Trustee will remit to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of out-of-pocket expenses incurred in connection with obtaining such bid and transferring servicing). If a Successful Bidder has not entered into the Pooling Agreement as successor servicer within a specified period of time, the Trustee may select another successor to act as Master Servicer under the Pooling Agreement.

Evidence as to Compliance

  The Pooling Agreement requires each of the Master Servicer and the Special Servicer to cause a firm of independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish to the Depositor, the Trustee, MBIA and each Rating Agency on or before April 30 of each year, beginning April 30, 2000, a statement to the effect that such firm has examined certain documents and records relating to the servicing of the Loans or the servicing of loans similar to the Loans for the preceding twelve months and that the assertion of the management of the Master Servicer or the Special Servicer, as applicable, that it has maintained an effective internal control system over its servicing of Loans is fairly stated in all material respects based upon established criteria that meets the standards applicable to accountants' reports intended for general distribution. In rendering its report such firm may rely, as to matters relating to the direct servicing of securitized commercial mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards or in accordance with the Uniform Single Attestation Program for Mortgage Bankers (in each case rendered within one year of such report) with respect to those Sub-Servicers.

  The Agreement also requires each of the Master Servicer and the Special Servicer to deliver to the Trustee, MBIA and each Rating Agency, on or before a specified date in each year, an officer's certificate of the Master Servicer or the Special Servicer, as applicable, stating that, to the best of such officer's knowledge, the Master Servicer or the Special Servicer, as applicable, has fulfilled its obligations under the Pooling Agreement throughout the preceding year in all material respects or, if there has been a default, specifying each default known to such officer.

Modifications, Waivers, Amendments and Consents

  The Master Servicer and the Special Servicer each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Loan it is required to service and administer, without the consent of the Trustee or any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

    (1) with limited exception, neither the Master Servicer nor the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Master Servicer's or the Special Servicer's good faith and reasonable judgment, would materially alter the security for such Loan or reduce the likelihood of timely payment of amounts due thereon; provided, however, the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, a Specially Serviced Loan that would have any such effect, but only if a material default on such Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders and MBIA as subrogee of the Class A certificateholders on a present value basis than would liquidation as certified to the Trustee in an officer's certificate; provided that the interest rate on any Loan may not be reduced below the lesser of the original rate of interest on the Loan and the highest rate of interest borne by any certificate;

    (2) the Special Servicer may not, in connection with any particular extension, extend the maturity date of a Loan beyond a date that is two years prior to the Rated Final Distribution Date, or beyond a date which is 10 years prior to the expiration date of any related Ground Lease;

    (3) unless the proviso to clause (1) above applies, neither the Master Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Loan that would constitute a "significant modification" of such Loan within the meaning of Treasury Regulations Section 1.860G-2(b) (neither the Master Servicer nor the Special Servicer shall be liable for judgments as regards decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or negligence to do so, each of the Master Servicer and the Special Servicer may rely on opinions of counsel in making such decisions);

    (4) neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Loan, which collateral constitutes real property, unless (A) the Special Servicer shall have first determined in accordance with the Servicing Standard, based upon a Phase I environmental assessment (and such additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (B) the Master Servicer or the Special Servicer, as the case may be, shall have obtained written confirmation from each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of any rating then assigned to any class of certificates; and

    (5) with limited exceptions, including a permitted defeasance as described above under "Description of the Loan Pool--Certain Terms and Conditions of the Loans--Defeasance," neither the Master Servicer nor the Special Servicer shall release any collateral securing an outstanding Loan;

provided that (x) the limitations, conditions and restrictions set forth in clauses (1), (2), (4) and (5) above will not apply to any of the above referenced actions in respect of any term of any Loan that is required under the terms of such Loan in effect on the Closing Date, and (y) notwithstanding clauses (1) through (4) above, neither the Master Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

  All modifications, waivers and amendments entered into in respect of a Loan are to be in writing. The Special Servicer must deliver to the Trustee for deposit in the Loan File (with a copy to MBIA), an original counterpart of the agreement relating to each such modification, waiver or amendment agreed to thereby, promptly following the execution thereof.

Sale of Defaulted Loans

  The pooling and servicing agreement grants to the Master Servicer, the Special Servicer and any holder or holders of certificates evidencing a majority interest in the Controlling Class a right to purchase from the Trust certain defaulted Loans in the priority described below. If the Special Servicer has determined, in its good faith and reasonable judgment, that any defaulted Loan will become the subject of a foreclosure sale or similar proceeding and that the sale of such Loan under the circumstances described in this paragraph is in accordance with the Servicing Standard, the Special Servicer will be required to promptly so notify in writing the Trustee and the Master Servicer, and the Trustee will be required, within 10 days after receipt of such notice, to notify the holder (or holders) of the Controlling Class. A single holder or particular group of holders of certificates evidencing a majority interest in the Controlling Class may, at its or their option, purchase any such defaulted Loan from the Trust, at a price equal to the applicable Purchase Price. If such certificateholder(s) has (have) not purchased such defaulted Loan within 15 days of its having received notice in respect thereof, either the Special Servicer or the Master Servicer, in that order, may, at its option, purchase such defaulted Loan from the Trust, at a price equal to the applicable Purchase Price.

  The Special Servicer may offer to sell any defaulted Loan that has not otherwise been purchased as described in the prior paragraph, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust and MBIA, as subrogee of the current and future interests of the Class A certificateholders. Such offer is to be made in a commercially reasonable manner for a period of not less than 30 days. Unless the Special Servicer determines that acceptance of any offer would not be in the best economic interests of the Trust and MBIA, as subrogee of the current and future interests of the Class A certificateholders, the Special Servicer shall accept the highest cash offer received from any person that constitutes a fair price (which may be less than the Purchase Price) for such Loan; provided that none of the Special Servicer, the Master Servicer, the Depositor, the Loan Sellers, the holder of any certificate or any affiliate of any such party (each, an "Interested Person") may purchase such Loan (or any REO Property acquired in respect thereof) for less than the Purchase Price unless at least two other offers are received from independent third parties at a price that is less than the Purchase Price and the price proposed by any Interested Persons; and provided, further, that neither the Trustee nor an affiliate thereof may make an offer for any such Loan. See also "Description of the Pooling Agreements-- Realization Upon Defaulted Mortgage Loans" in the accompanying prospectus.

Limitations on Foreclosure

  Pursuant to the pooling and servicing agreement, the Special Servicer will not foreclose on the related mortgaged property unless the Special Servicer has previously determined, based on an environmental site assessment report prepared by an independent person who regularly conducts environmental assessments, that (1) such mortgaged property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant that it would be in the best economic interest of the trust to take such actions as are necessary to bring such mortgaged property in compliance therewith and (2) there are no circumstances present at such mortgaged property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the trust to take such actions with respect to the affected mortgaged property. In some cases the Trustee's interest in the mortgaged property under the mortgage may be subordinate to liens for taxes, assessments and governmental charges. In such cases it may become necessary to make payments in order to discharge the prior liens. If a Mortgage Default and a Credit Lease Default resulting from the failure of the Credit Lease Tenant to make the monthly rental payments when due should occur and be concurrently continuing, it is possible that the total amount which may be recovered by the Special Servicer on behalf of the Trustee in such cases will be less than the then unpaid principal balance of the related Corporate Lease Loan, with resultant losses to the certificateholders. To the extent that any fees or expenses of the Special Servicer or the Trustee in exercising remedies on behalf of the trust in the event of a Mortgage Default exceed the amounts held by the trust for the payment of such expenses, the Special Servicer and the Trustee are entitled to recover such excess fees and expenses from the proceeds recovered through the exercise of such remedies prior to such proceeds being applied to pay certificateholders. The Master Servicer is not required to make any Servicing Advances that would be nonrecoverable. However, the Class A Certificateholders are protected from such nonpayment by the MBIA policy.

  Furthermore, if a Loan is not delinquent on payments of principal and interest, and a Mortgage Default relating solely to Borrower Credit Lease Obligations occurs, then the Special Servicer will not be permitted to foreclose on the related Mortgaged Property unless, in addition, either (1) all outstanding Servicing Advances, with interest thereon, relating to such Loan exceed 60% of the Anticipated Liquidation Value with respect to such Loan, (2) the Special Servicer has received the prior written consent of the Directing Certificateholder, (3) any Servicing Advance with respect to such Loan is deemed to be nonrecoverable or (4) the original scheduled maturity date of such Loan has occurred. Any such foreclosure will be subject to the Servicing Standard and any other applicable provision of the pooling and servicing agreement. However, none of the Master Servicer, the Special Servicer or the Trustee is prohibited from accelerating the indebtedness evidenced by the note to the extent permitted by the loan documents, or from requiring payment of default interest in connection with any overdue amounts (including, without limitation, the full amount of the Loan after such an acceleration). It is anticipated that the prohibition on foreclosure will mitigate the risk of certificateholders receiving principal distributions prematurely in the event that the Credit Lease Tenant relating to such mortgaged property is otherwise performing under the Credit Lease and making monthly rental payments and, accordingly, Monthly Loan Payments are being made on the related Loan. The foregoing prohibition in no event prevents foreclosure in the event of a default in the payment of principal and interest due on the Loan. However, the prohibition on foreclosure could restrict the ability of the Master Servicer or the Special Servicer, as applicable, to maximize the recovery with respect to the mortgaged property at any particular time.

REO Properties

  If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Certificateholders, the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property not later than the end of third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in the imposition of a tax on the Trust or cause REMIC I or REMIC II to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer will generally be required to solicit cash offers for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer must retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property. The independent contractor generally will not be permitted to perform construction (including renovation) on a foreclosed property unless such construction was at least 10% complete at the time default on the related Loan became imminent.

  In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. The Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property". Generally, net income from foreclosure property means income which does not qualify as "rents from real property" within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder or as income from the sale of such REO Property. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar Class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, such as a hotel, will not constitute "rents from real property." Any of the foregoing types of income instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--Taxes that May Be Imposed on the REMIC Pool--Prohibited Transactions" in the accompanying prospectus.

Inspections; Collection of Operating Information

  Commencing in 2000, the Master Servicer is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than REO Properties and Mortgaged Properties securing Specially Serviced Loans) at least once every two years (or, if the related Loan has a then-current balance greater than $2,000,000, at least once every year). With respect to the Corporate Lease Loans, the Master Servicer is also required to perform (or cause to be performed) a physical inspection of the Mortgaged Property at any time that the related Credit Lease tenant is downgraded two rating letter grades or below "BB-" or its equivalent, and thereafter at least once a year. In addition, the Special Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Loan is transferred thereto. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) and deliver (or cause to be delivered) to the Trustee and MBIA as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

  With respect to each Loan that requires the borrower to deliver quarterly or annual operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Loan.

Termination of the Special Servicer

  The holder or holders of Certificates evidencing a majority interest in the Controlling Class (or, so long as no Insurer Default has occurred and is continuing, MBIA if MBIA is the Directing Certificateholder) may at any time replace any Special Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. If the designated replacement is acceptable to the Trustee, which approval may not be unreasonably withheld, the designated replacement shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling Agreement, the then-current rating or ratings of one or more classes of the certificates would not be qualified, downgraded or withdrawn, as applicable, as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the pooling and servicing agreement, that the designated replacement will be bound by the terms of the pooling and servicing agreement and that the pooling and servicing agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated replacement's becoming the Special Servicer under the pooling and servicing agreement.

                        DESCRIPTION OF THE CERTIFICATES

General

  The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of the Cut-off Date (the "Pooling Agreement"), among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent. The Certificates will consist of 12 classes to be designated as:
(i) the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (collectively, the "Class A Certificates"); (ii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and the Class F Certificates (collectively with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class X Certificates (the "Class X Certificates", and collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates" or the "Certificates"); and (iv) the Class R-I Certificates and the Class R-II Certificates (collectively, the "Residual Certificates"). Only the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (collectively, the "Offered Certificates") are offered hereby.

  The Class X, Class B, Class C, Class D, Class E and Class F Certificates and the Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act and are not offered hereby. Accordingly, to the extent this Prospectus Supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

  The Certificates will evidence undivided beneficial ownership interests in the trust. The "Trust Assets" will consist primarily of (1) the Loans (including the related assignment of leases and rents, mortgages and pledges of the Borrower Reserve Funds), (2) the trust's interest in the MBIA Policy,
(3) certain accounts including the Certificate Account and the Distribution Account, (4) the right to draw upon amounts in the Expense Reserve Fund, (5) the trust's interest in the Lease Enhancement Policies and the Extended Amortization Policies, and (6) the trust's interest in certain other insurance policies, reserves and agreements as set forth in the Pooling Agreement.

Registration and Denominations

  We will issue the Class A Certificates in denominations of $10,000 initial principal amount. Investments in excess of the minimum denominations may be made in any whole dollar denomination.

  Each class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). DTC has informed the Depositor that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing its interest in such class, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the accompanying prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such class of Certificates will be maintained and transferred on the book-entry records of DTC and is participating organizations (its "Participants"). All references to actions by holders of each such class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants in accordance with DTC procedures. All references herein to payments, notices, reports and statements to holders of each such class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution of the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in your receipt of the payments and may restrict your ability to pledge your securities. The Trustee will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording otherwise providing for the registration of the Offered Certificates and, if and to the extent Definitive Certificates are issued in respect thereof, of transfers and exchanges of the Offered Certificates.

Distributions on the Certificates

  Except for distributions to be made on the final Distribution Date, distributions will be made on each Distribution Date to each certificateholder of record on the Record Date by check mailed by first class mail to the address set forth therefor in the certificate register. If you provide the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, distributions will be made by wire transfer of immediately available funds to your bank account or other entity located in the United States which has appropriate facilities therefor. The final distribution on each certificate will be made in like manner on the final Distribution Date, but only upon presentment and surrender of such certificate at the office of the Trustee or its agent (which may be the certificate registrar acting as such agent) specified in the notice to certificateholders of such final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of such class based on their respective percentage interests.

  Net Proceeds Account. Distributions of principal are determined in a way intended to provide limited protection to the Class A Certificates against early return of principal due to defaults until the first Distribution Date (the "Net Proceeds Release Date") on which all remaining Class A Certificates are paid in full, either Rating Agency shall have indicated that the ratings on the Class A Certificates would be downgraded, qualified or withdrawn due to the existence of the Net Proceeds Account or MBIA's rating is reduced. Prior to the Net Proceeds Release Date, net liquidation proceeds received with respect to any Loan will be deposited in the Net Proceeds Account held by the Trustee for the benefit of MBIA. Funds in the Net Proceeds Account will be invested at the direction of MBIA in permitted investments specified in the Pooling Agreement. On each subsequent Distribution Date prior to the Net Proceeds Release Date, MBIA will be required to pay into the Distribution Account, from amounts available in the Net Proceeds Account, assumed principal payments equal to the scheduled principal payment which would have been due during the preceding Collection Period had such Loan not defaulted, plus interest on a balance not to be less than zero (the "Net Proceeds Accrual Balance" for such Loan) equal to such original net liquidation proceeds deposited in the Net Proceeds Account, less cumulative assumed principal payments made with respect thereto prior to such Distribution Date. Interest will accrue on such amount at a weighted average of the pass-through rates of Class A Certificates, weighted on the basis of the difference, for each such class, between the actual certificate balance of each such class, and the balance that would have been outstanding had net liquidation proceeds been immediately distributed. The obligations to make such payments by MBIA will continue until the net liquidation proceeds deposited with respect to such Loan plus related reinvestment proceeds have been depleted, which may result in payment of principal on the Certificates which is less than the net liquidation proceeds initially received depending on the reinvestment rate in respect of the Net Proceeds. On the Net Proceeds Release Date, MBIA will be required to pay into the Distribution Account, from amounts available in the Net Proceeds Account, an amount equal to the remaining balance in such Net Proceeds Amount.

  Available Distribution Amount. On each Distribution Date, the Trustee will make distributions of principal and interest owed on the Certificates to the extent of the Available Distribution Amount in the Distribution Account. The "Available Distribution Amount" for any Distribution Date will, in general, equal (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

    (i) Monthly Payments collected that are due on a Due Date subsequent to the related Collection Period;

    (ii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

    (iii) amounts that are payable or reimbursable to any person other than the Certificateholders (including, prior to the Net Proceeds Release Date, recoveries of principal on liquidated loans to be deposited in the Net Proceeds Account under the terms of the Pooling Agreement, premiums payable under the MBIA Policy, including any overdue insurance premium plus accrued interest thereon, amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including Trustee Fees, Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, Default

  Interest and late payment charges (to the extent not otherwise applied to cover interest on Advances), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses); and

    (iv) amounts deposited in the Certificate Account in error; plus

  (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date and any payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period, plus

  (c) draws to be made under the MBIA Policy in respect of net liquidation proceeds as described under "--Net Proceeds Account" above including, without limitation, the draw made on the Net Proceeds Release Date.

  See "Description of the Pooling Agreements--Certificate Account" in the accompanying prospectus.

  If there is a deficiency with respect to the Monthly Payment or unreimbursed amounts of Realized Losses on any Distribution Date after giving effect to payments of all amounts owed to the Master Servicer, Special Servicer, Trustee and Fiscal Agent and premiums and costs payable to MBIA on such Distribution Date, the Master Servicer will withdraw amounts, to the extent available, from the Expense Reserve Fund in the amount of such deficiency and notify the Trustee. Subject to a recoverability determination, the Master Servicer will be obligated to make a P&I Advance in the amount of such Monthly Payment deficiency; provided, however, to the extent the Available Distribution Amount, net of any draw on the MBIA policy from amounts in the Net Proceeds Account, is insufficient to pay the Distributable Certificate Interest due and payable to the Class A certificateholders, the Trustee will draw on the MBIA Policy to pay such Distributable Certificate Interest. In addition, to the extent any Class A Certificate would otherwise remain outstanding after distributions on the Distribution Date in August 2018, the Trustee will draw on the MBIA Policy in an amount sufficient to pay the remaining principal on such Certificates in full. See "--Advances" below in this prospectus supplement. Any remaining deficiencies in the Available Distribution Amount will be allocated as described under "--Subordination; Allocation of Losses" below.

  Application of the Available Distribution Amount. On each Distribution Date, the Trustee will apply the Available Distribution Amount (plus any amounts withdrawn from the Expense Reserve Fund) for such date for the following purposes and in the following order of priority:

    (1) to pay interest to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class X Certificates (collectively, the "Senior Certificates"), up to an amount equal to, and pro rata as among such classes in accordance with, all Distributable Certificate Interest in respect of each such class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

    (2) to reimburse MBIA for any claims previously paid by MBIA under the MBIA Policy in respect of Distributable Certificate Interest and not previously reimbursed and any accrued and unpaid interest thereon at the rate provided in the Insurance Agreement;

    (3) to pay principal first to the holders of the Class A-1 Certificates, second to the Class A-2 Certificates, third to the Class A-3 Certificates, and fourth to the Class A-4 Certificates up to an amount equal to the lesser of (a) the then-outstanding Certificate Balance of such class of Certificates and (b) the remaining portion of the Principal Distribution Amount (as defined below) for such Distribution Date other than any portion thereof representing the principal portion of Voluntary Prepayments (as defined below);

    (4) to pay principal to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata on the basis of their Certificate Balances after distributions pursuant to (3) above, up to an amount equal to the lesser of (a) the aggregate of such remaining Certificate Balances and (b) the portion of the Principal Distribution Amount representing the principal portion of Voluntary Prepayments;

    (5) to reimburse the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, up to an amount equal to, and pro rata as among such classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such classes of Certificates and for which no reimbursement has previously been paid;

    (6) to reimburse MBIA for any claims previously paid by MBIA under the MBIA Policy and not previously reimbursed and any accrued and unpaid interest thereon at the rate provided in the Insurance Agreement; except that to the extent that the proceeds of any unreimbursed draws were used to pay the remaining Certificate Balances of the Class A Certificates on the Distribution Date in August 2018, the amount that MBIA is entitled to receive under this clause (6) on any Distribution Date as reimbursement for such draws shall not exceed the remaining Principal Distribution Amount for such Distribution Date after taking account distributions pursuant to (3) and (4) above; and

    (7) to make payments on the other classes of Certificates (collectively, the "Subordinate Certificates") as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate Balance of the Subordinate Certificates is to be or has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see "--Termination" below), the payments of principal to be made as contemplated by clause (3) above with respect to the Class A Certificates, will be so made (subject to available funds) to the holders of the respective classes of such Certificates, up to an amount equal to, and pro rata as among such classes in accordance with, the respective then outstanding Certificate Balances of such classes of Certificates.

  A "Voluntary Prepayment" includes any voluntary prepayment of a Loan by the borrower, including as a result of enforcement of a due-on-sale clause upon voluntary sale of the Mortgaged Property, but does not include prepayment of a Loan upon exercise by the tenant of a purchase option, prepayments in connection with casualty or condemnation, or effective prepayment upon default or repurchase of the Loan for breach of a representation or warranty or for defective loan documentation.

  On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount (plus any amounts withdrawn from the Expense Reserve Fund) for such date for the following purposes and in the following order of priority:

    (1) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

    (2) if the Certificate Balances of the Class A Certificates have been reduced to zero, to pay principal to the holders of the Class B
  Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

    (3) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such class of Certificates and for which no reimbursement has previously been paid;

    (4) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

    (5) if the Certificate Balances of the Class A and Class B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

    (6) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such class of Certificates and for which no reimbursement has previously been received;

    (7) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

    (8) if the Certificate Balances of the Class A, Class B and Class C Certificates have been reduced to zero, to pay principal to the holders of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

    (9) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such class of Certificates and for which no reimbursement has previously been received;

    (10) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

    (11) if the Certificate Balances of the Class A, Class B, Class C and Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of
  (a) the then outstanding Certificate Balance of such class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

    (12) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such class of Certificates and for which no reimbursement has previously been received;

    (13) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

    (14) if the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

    (15) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such class of Certificates and for which no reimbursement has previously been received; and

    (16) to pay to the holders of the Residual Certificates, the balance, if any, of the Available Distribution Amount for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11) and (14) above with respect to any class of Sequential Pay Certificates, will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such class of Certificates.

  Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class of Certificates' allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

  The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such class of Certificates for such Distribution Date accrued on the related Certificate Balance outstanding immediately prior to such Distribution Date or, in the case of the Class X Certificates on a notional amount (the "Notional Amount") equal the aggregate Certificate Balance of the Class A Certificates which would have been outstanding had net liquidations proceeds been distributed in full on the Distribution Date following the Collection Period of receipt. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

  To the extent of Prepayment Interest Excesses and a portion of its aggregate Master Servicing Fee for the related Collection Period, which portion is, in the case of each Loan, calculated at 0.01% per annum, and to the extent of amounts on deposit in the Expense Reserve Fund, the Master Servicer is required to make a non-reimbursable payment with respect to each Distribution Date to cover the aggregate of any Prepayment Interest Shortfalls incurred with respect to the Loan Pool during such Collection Period.

  The "Net Aggregate Prepayment Interest Shortfall" for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred with respect to the Loan Pool during the related Collection Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date: pro rata among the classes of REMIC Regular Certificates, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of the particular class of Certificates for such Distribution Date.

  The "Pass-Through Rate" applicable to each class of Offered Certificates for any Distribution Date will equal the rate per annum as set forth on the front cover of this prospectus supplement. The Pass-Through Rate for the other Classes of Sequential Pay Certificates will be as set forth in the Executive Summary. The Pass-Through Rate for the Class X Certificates for any Distribution Date is equal to the excess, if any, of (a) the WAC (adjusted to reflect reductions in loan rates due to modifications) over (b) the weighted average of the Pass-Through Rates of all Class A Certificates, adjusted to reflect Certificate Balances that would have been outstanding had all net liquidation proceeds been distributed on the Distribution Date following the Collection Period of receipt.

  The "WAC" for any Distribution Date is the weighted average of the Net Loan Rates for the loans, based on their respective Stated Principal Balances thereof immediately prior to such Distribution Date.

  The "Net Loan Rate" with respect to any Loan and any Distribution Date is, in general, a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the sum of the applicable Master Servicing Fee Rate, the per annum rate at which the monthly Trustee Fee is calculated and the per annum rate at which the insurance premium payable to MBIA is calculated (such sum, the "Administrative Fee Rate"); provided, however, that for purposes of calculating the Pass-Through Rate for each Class of REMIC Regular Certificates (other than the Class X Certificates) from time to time, the Net Loan Rate for any Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Loan subsequent to the Closing Date and provided further that the MBIA premium rate will equal, for such purpose, the percentage of the aggregate Stated Principal Balance represented by the premium then payable, which rate will change over time as the ratio of Class A Certificate Balance to aggregate Stated Principal Balance changes, since the actual MBIA premium is calculated as a percentage of the Class A Certificate Balance. As of the Cut-off Date, the Net Loan Rates for the Loans ranged from 5.1975% per annum to 8.3075% per annum, with a weighted average Net Loan Rate of 7.1044% per annum.

  The "Loan Rate" with respect to any Loan, is the per annum rate at which interest accrues on such Loan, without regard to any modification of such rate (in the absence of a default).

  The "Certificate Balance" with respect to any class of Offered Certificates is (1) on or prior to the first Distribution Date, an amount equal to the aggregate initial Certificate Balance of such class, as set forth on the front cover of this prospectus supplement, and (2) as of any date of determination after the first Distribution Date, the Certificate Balance of such class of Certificates on the Distribution Date immediately prior to such date of determination, after application of the distributions of principal made thereon and Realized Losses and Additional Trust Fund Expenses on such prior Distribution Date.

  The "Stated Principal Balance" of each Loan will initially equal the Cut-off Date Balance thereof and will be permanently reduced (to not less than zero) on each Distribution Date by (1) any payments or other collections (or advances in lieu thereof) of principal on such mortgage loan that have been (or, if they had not been applied to cover Additional Trust Fund Expenses, would have been) distributed on the Certificates on such date, and (2) the principal portion of any Realized Loss incurred in respect of such mortgage loan during the related Collection Period.

  Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

    (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Loans and any REO Property for their respective Due Dates occurring during the related Collection Period;

    (b) all principal prepayments received on the Loans during the related Collection Period;

    (c) with respect to any Balloon Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

    (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the mortgage loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Loan on a Due Date during or prior to the related Collection Period and not previously recovered, except that prior to a Net Proceeds Release Date, Liquidation Proceeds included pursuant to this paragraph (d) will be equal to the principal portion of Monthly Payments that would have been due in respect of the related Loan had the Loan not defaulted limited to the amount then available in respect of such Loan in the Net Proceeds Account;

    (e) on any Net Proceeds Release Date, the balance of funds in the Net Proceeds Account not applied to current interest; and

    (f) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of (i) the Principal Distribution Amount for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect of such Principal Distribution Amount on such immediately preceding Distribution Date.

  For purposes of the foregoing, the Monthly Payment due on any Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

  An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or (ii) any Loan as to which the related mortgaged property has become an REO Property. The Assumed Monthly Payment deemed due on any such Loan delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such Loan's terms in effect immediately prior to maturity. The Assumed Monthly Payment deemed due on any such Loan as to which the related mortgaged property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a mortgage loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

  Distributions of Prepayment Premiums. Any Prepayment Premiums (whether described in the related loan documents as yield maintenance amounts or fixed prepayment premiums) actually collected during any particular Collection Period as the result of prepayments of principal on the Loans will be distributed on the related Distribution Date in the following amount and order of priority: The holders of each class of Sequential Pay Certificates (other than an Excluded Class thereof) then entitled to distributions of principal on such Distribution Date will be entitled to an amount equal to the product of
(a) the amount of such Prepayment Premium, multiplied by (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such class of Sequential Pay Certificates, over the relevant Reinvestment Yield (as defined below), and the denominator of which is equal to the excess, if any, of the Loan Rate of the prepaid Loan, over the relevant Reinvestment Yield, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such class of Sequential Pay Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. If there is more than one class of Sequential Pay Certificates (other than an Excluded Class thereof) entitled to distributions of principal on any particular Distribution Date on which a Prepayment Premium is distributable, the aggregate amount of such Prepayment Premium will be allocated among all such classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the foregoing sentence. The portion, if any, of the Prepayment Premium remaining after any such payments to the holders of the Sequential Pay Certificates will be distributed 40% to the holders of the Class X Certificates so long as they continue to be entitled to distribution of interest, and 60% to the Class A-4 Certificates or, if the Class A-4 Certificates shall have been paid in full, to the next most senior class remaining outstanding. After the last Distribution Date on which the Class X Certificates are entitled to distribution of interest, all remaining Prepayment Premiums will be allocated to classes of Certificates then entitled to receive distributions of principal pro rata based on principal then being distributed. For purposes of the foregoing, an "Excluded Class" of Sequential Pay Certificates means the Class E and Class F Certificates.

  The "Reinvestment Yield" for any Loan and any Distribution Date will be a rate determined by the Trustee, in its good faith, equal to the average yield for "This Week" as most recently reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) for U.S. Treasury securities with a maturity coterminous with the stated maturity date for such Loan. If there is no U.S. Treasury security listed with a maturity coterminous with the stated maturity date for such Loan, then the Reinvestment Yield will be a rate determined by the Trustee, in its good faith, equal to the interpolated yield to maturity of U.S. Treasury securities with maturities next longer and shorter than such remaining term to maturity (such interpolated yield to be rounded to the nearest whole multiple of 1/100 of 1% per annum, if the interpolated yield is not such a multiple). In the event the yields of U.S. Treasury securities are no longer published in Federal Reserve Statistical Release H.15(519), the Trustee will be permitted to select a comparable publication to determine the Reinvestment Yield.

  The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium. See "Risk Factors--Risks Related to the Loans--Prepayment Premiums" in this prospectus supplement.

  The following chart sets forth an example of the application of the foregoing provisions to a monthly distribution (using the October 1999 Distribution Date as an example and assuming all days are Business Days):

 September 16-October 15............... Collection Period. The Master Servicer
                                        receives monthly rental payments,
                                        prepayments and other proceeds in
                                        respect of the Loans and deposits them
                                        in the Certificate Account.
 October 13............................ Sub-Servicer with respect to the USPS
                                        Lease Loans delivers a remittance
                                        report and remits payments with
                                        respect to such Loans.

 October 14............................ Record Date. Distributions on the
                                        Distribution Date are made to
                                        certificateholders of record at the
                                        close of business on this date.

 October 15............................ Determination Date. Sub-Servicer with respect to USPS Lease Loans remits
                                        additional payments with a remittance
                                        report as necessary. The Master
                                        Servicer notifies the Trustee three
                                        Business Days prior to the
                                        Distribution Date of the amounts
                                        available on the Determination Date to
                                        be distributed on the Distribution
                                        Date and of certain other matters. If
                                        necessary, the Trustee notifies MBIA
                                        of any draws in respect of the MBIA
                                        Policy.
 October 16............................ Sub-Servicer with respect to USPS
                                        Lease Loans delivers reports in CSSA
                                        loan format.

 October 19............................ Remittance Date, one Business Day
                                        before Distribution Date. The Master
                                        Servicer deposits in the Distribution
                                        Account an amount equal to the
                                        Available Distribution Amount for the
                                        related Distribution Date.

 October 20............................ Distribution Date. The Trustee
                                        withdraws funds from the Distribution
                                        Account to be applied as described in
                                        this prospectus supplement.

Assumed Final Distribution Date; Rated Final Distribution Date

  The Assumed Final Distribution Date of each class of Offered Certificates is set forth in this prospectus supplement under "Summary of Prospectus Supplement--Assumed Final Distribution Date; Rated Final Distribution Date." The Assumed Final Distribution Date for each class of Certificates is the date on which the Certificate Balance thereof will be fully paid assuming timely receipt of scheduled payments (with no prepayments) on the Loans.

  The Assumed Final Distribution Date of each class of Offered Certificates has been calculated based upon the assumptions that only the monthly rental payments are used to make required payments on the Loans, that no investment income is applied to payments on the Loans, and that each Credit Lease tenant and borrower make timely payments as required in the related Credit Lease and Loan.

  The actual final Distribution Date of the Offered Certificates will depend primarily upon the level of principal prepayments with respect to the Loans. The actual final Distribution Date of the Offered Certificates may occur earlier than the Assumed Final Distribution Date as a result of the application of principal prepayments or Realized Losses to the reduction of the Certificate Balances of the Offered Certificates or later than the Assumed Final Distribution Date as a result of defaults under the mortgage loans. Each of the Loans is subject to the Lock-Out Period and the Prepayment Premium requirement which are intended to limit the number of voluntary principal prepayments. We cannot give any assurance, however, as to the actual prepayment experience with respect to the Offered Certificates. The Rated Final Distribution Date for each class of Offered Certificates will be the Distribution Date in May 2030, the first Distribution Date after the 24th month following the end of the amortization term for the Loan that, as of the Cut-off Date, has the longest remaining amortization term. However, MBIA guarantees payment of principal on the Class A Certificates no later than the Distribution Date in August 2018. See "Risk Factors," and "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

  Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Master Servicing Fees, Special Servicing Fees and Trustee Fees, payable under the Pooling Agreement, as well as premium payable to MBIA, as having remained outstanding until such REO Property is liquidated. Among other things, such Loan will be taken into account when determining the Pass-Through Rate for the Class X Certificates and the Principal Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Loan; and, subject to the recoverability determination described below (see "--P&I Advances"), the Master Servicer, the Trustee and the Fiscal Agent, as the case may be, will be required to make P&I Advances in respect of such Loan, in all cases as if such Loan had remained outstanding.

Subordination; Allocation of Losses and Certain Expenses

  The rights of the holders of the Subordinate Certificates to receive distributions of interest and principal the Loans will be subordinated (except as set forth below) to rights of the Senior Certificateholders and MBIA. Each class of Subordinate Certificates will likewise be subordinate to each other class of Subordinate Certificates having an earlier alphabetical designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the Senior Certificates of the full amount of interest payable in respect of their certificates on each Distribution Date, and the ultimate receipt by holders of the Class A Certificates of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Offered Certificates of the full amount of interest payable in respect of their certificates on each Distribution Date, and the ultimate receipt by holders of the other Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. This subordination will be effected in two ways: (1) by the preferential right of a class of certificateholders to receive on any Distribution Date the amounts of interest and principal distributable in respect of such certificates on such date prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate thereto and (2) by the allocation of Realized Losses and Additional Trust Fund Expenses to the extent not absorbed by interest shortfalls upon sequential allocation of current distributions, to reduction of the Certificate Balance of the Class F, Class E, Class D, Class C and Class B Certificates, in that order, and, in each case, until the Certificate Balance of such class is reduced to zero. Any such reduction in Certificate Balance after the Certificate Balance of the Class B Certificates has been reduced to zero will be allocated among the classes of Class A Certificates, pro rata, until the Certificate Balances of such classes are reduced to zero.

  "Realized Losses" are losses on or in respect of the Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a mortgaged property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Loan Rate to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) all related unreimbursed Servicing Advances and outstanding liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

  "Additional Trust Fund Expenses" include, among other things, (i) all Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Loans and the administration of the Trust Fund, (iv) certain unanticipated, non-loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under "The Trustee and the Fiscal Agent--Certain Matters Regarding the Trustee" in this prospectus supplement and "Description of Pooling Agreements--Certain Matters Regarding the Trustee" in the accompanying prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the accompanying prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Certain Federal Income Tax Consequences--Possible Taxes on Income From Foreclosure Property and Other Taxes" in this prospectus supplement and "Certain Federal Income Tax Consequences--Taxes that May Be Imposed on the REMIC Pool--Prohibited Transactions" in the accompanying prospectus, (v) if not advanced by the Master Servicer, any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted Loan (see "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" in the accompanying prospectus), (vi) indemnification payments and other costs and expenses payable to MBIA under the Insurance Agreement and
(vii) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

Appraisal Reduction Amounts

  Within 60 days (or within such longer period as the Master Servicer or the Special Servicer, as applicable, is diligently and in good faith proceeding to obtain such) after a Required Appraisal Date (as defined below), the Master Servicer or the Special Servicer, as applicable, will be required to obtain an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained within the prior twelve months. The cost of such appraisal will be advanced by the Master Servicer, subject to its right to be reimbursed therefor as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Loan.

  In the event that an Appraisal Reduction Amount is determined with respect to a Loan, (1) the amount advanced by the Master Servicer with respect to delinquent payments of interest with respect to the related Loan will be reduced as described under "--Advances" below, and (2) the Voting Rights of certain classes will be reduced as described under "--Voting Rights" below.

  A "Required Appraisal Date" will occur on the earliest of (i) the date on which any Loan becomes a Modified Loan (as defined below), (ii) the 60th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Loan, (iii) the date on which a receiver is appointed and continues in such capacity in respect of the mortgaged property securing any Loan, (iv) the date on which the borrower under any Loan becomes the subject of bankruptcy or insolvency proceedings, and (v) the date on which a Mortgaged Property securing any Loan becomes an REO Property (each such Loan, a "Required Appraisal Loan").

  A "Modified Loan" is any Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that:
(A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Loan); (B) except as expressly contemplated by the related mortgage, results in a release of the lien of the mortgage on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (C) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Loan or reduces the likelihood of timely payment of amounts due thereon.

  The "Appraisal Reduction Amount" for any Required Appraisal Loan will, in general, be an amount (determined as of the Determination Date immediately succeeding the later of the date on which the relevant appraisal is obtained and the earliest relevant Required Appraisal Date) equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the sum of the related Net Loan Rate and the per annum rate at which the Trustee Fee is calculated, (iii) all accrued but unpaid Master Servicing Fees and Special Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent with respect to such Required Appraisal Loan plus interest accrued thereon at the Reimbursement Rate and (v) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related mortgaged property (net of any escrow reserves held by the Master Servicer or Special Servicer to cover any such item), over (b) 90% of an amount equal to (i) the appraised value of the related mortgaged property or REO Property as determined by such appraisal, net of (ii) the amount of any liens on such property (not otherwise arising out of the items described in clause (a)(v) above) that are prior to the lien of the Required Appraisal Loan; provided that, if an appraisal is required to be obtained as contemplated by the first sentence of this paragraph but has not been obtained within the 60-day period contemplated by such sentence, then until (but just until) such appraisal is obtained the Appraisal Reduction Amount for the subject Required Appraisal Loan will be deemed to equal 30% of the Stated Principal Balance of such Required Appraisal Loan (after receipt of such appraisal, the Appraisal Reduction Amount, if any, will be calculated without regard to this proviso).

  With respect to each Required Appraisal Loan (unless such mortgage loan has become a Corrected Loan and has remained current for twelve consecutive Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during the preceding twelve months, in which case it will cease to be a Required Appraisal Loan), the Special Servicer is required, within 30 days of each anniversary of such mortgage loan having become a Required Appraisal Loan, to order an update of the prior appraisal (the cost of which will be advanced by the Master Servicer at the direction of the Special Servicer and will be reimbursable as a Servicing Advance). Based upon such appraisal, the Special Servicer is to redetermine and report to the Trustee and the Master Servicer the Appraisal Reduction Amount, if any, with respect to such Loan.

Advances

  With respect to each Distribution Date, the Master Servicer will be obligated to make P&I Advances, subject to the recoverability determination described below, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees and Workout Fees, that were due or deemed due, as the case may be, in respect of the Loans during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the last day of the related Collection Period.

  Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies on such Loan, the interest portion of the P&I Advance required to be made in respect of such Loan will be reduced to an amount equal to the product of (1) the amount of the interest portion of the P&I Advance for such loan that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (2) a fraction (expressed as a percentage), the numerator of which is equal to the principal balance of such Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the principal balance of such Loan. See "Description of the Certificates-- Appraisal Reductions" in this prospectus supplement. Subject to the recoverability determination described below, if the Master Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance. In addition, subject to the recoverability determination described below, if the Trustee fails to make a required P&I Advance, the Fiscal Agent will be required to make such P&I Advance.

  In addition to P&I Advances, the Master Servicer, along with the Special Servicer for Specially Serviced Loans, will also be obligated (subject to the limitations described in this prospectus supplement) to make Servicing Advances to pay delinquent real estate taxes, assessments and hazard insurance premiums, to the extent necessary in the performance of Servicer Protective Actions with respect to the Loans and to cover other similar costs and expenses necessary to preserve the priority of the related mortgage or to maintain such mortgaged property to the extent such costs and expenses are not paid by the borrower. In the case of the USPS Lease Loans, such advances are required only to cover costs in excess of the amounts in the related Borrower Reserve Fund, and only for routine maintenance and other expenses which are of the type taken into account in establishing the amount of such Borrower Reserve Fund. The Expense Reserve Fund will provide an additional source of funds for Advances. Advances made with respect to a Loan will be made first to the extent of amounts on deposit in the Expense Reserve Fund and then by the Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent, as applicable. See "The Enhanced Lease Program" and "Servicing of the Loans-- Limitations on Foreclosure" in this prospectus supplement.

  The obligation of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, to make Advances with respect to any Loan pursuant to the Pooling Agreement continues through the foreclosure of such mortgage loan and until the liquidation of the Loan or related mortgaged property. P&I Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses. None of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be required to make any Advance that it determines in its good faith business judgment will not be recoverable by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, out of related late payments, excess cash flow, reserve funds and payments, net liquidation proceeds, the proceeds received under the related Lease Enhancement Policy, the related Extended Amortization Policy, other insurance policies related to the Loan, or as the result of the condemnation or sale of the mortgaged property or the sale of the defaulted Loan and certain other collections with respect to the Loan as to which such Advances were made. In addition, if the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, determines in its good faith business judgment that any Advance previously made will not be recoverable from the foregoing sources, then the Master Servicer, the Special Servicer, the Trustee or Fiscal Agent, as applicable, will be entitled to reimburse itself for such advance, plus interest thereon, out of amounts on deposit in the Certificate Account payable on or in respect of all of the Loans prior to distributions on the certificates. Any such judgment or determination must be evidenced by an officers' certificate delivered to the Trustee (or, in the case of the Trustee or Fiscal Agent, to the Depositor), MBIA and the Rating Agencies setting forth such judgment or determination of nonrecoverability and the procedure and considerations of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination. Both the Trustee and the Fiscal Agent will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer.

  The Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimbursement for any Advance equal to the amount of such Advance from (1) late payments on the mortgage loan by the borrower, (2) the proceeds received under the related Lease Enhancement Policy, the related Extended Amortization Policies, other insurance policies related to the Loans, or as the result of the condemnation or sale of the mortgaged property or the sale of the defaulted Loan or (3) upon determining in good faith that such Advance is a nonrecoverable, from any other amounts from time to time on deposit in the Certificate Account. The reimbursement for any such Advance will be paid from amounts in the Certificate Account prior to the allocation of amounts to be distributed to the certificateholders.

  The Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will each be entitled to receive interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Reimbursement Rate") equal to the "prime rate" (or in the case of Servicing Advances made with respect to Corporate Lease Loans, "prime rate" plus 1%) as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Any delay between a Sub-Servicer's receipt of a late collection of a Monthly Payment as to which a P&I Advance was made and the forwarding of such late collection to the Master Servicer will increase the amount of interest accrued and payable to the Master Servicer or the Trustee, as the case may be, on such P&I Advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related Loan while it is a Specially Serviced Loan, or to the extent not offset by Default Interest accrued and actually collected on the related Corporate Lease Loan, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Certificates.

Servicer Protective Actions

  In addition to making P&I Advances and servicing the mortgaged property in accordance with the Servicing Standard, the Pooling Agreement will require that the Master Servicer or the Special Servicer, as applicable, also make Servicing Advances (unless such Servicing Advances would be nonrecoverable) and that the Master Servicer and the Special Servicer, as applicable, use best efforts to perform the Servicer Protective Actions necessary to prevent a Tenant from exercising its Maintenance Termination or Abatement Rights and/or its Additional Termination or Abatement Rights (e.g. an abatement or termination for a reason other than a casualty or condemnation). Servicer Protective Actions are not limited to the expenditure of funds by the Master Servicer, but may also include additional actions by the Special Servicer such as contracting for work required to be performed, and filing legal actions to prevent the exercise by a Tenant of a Maintenance Termination or Abatement Right or an Additional Termination or Abatement Right. In performing Servicer Protective Actions, the Master Servicer or the Special Servicer, as applicable, will use funds on deposit in the Borrower Reserve Fund and the Expense Reserve Fund as well as excess monthly cash flow prior to making a Servicing Advance. In the case of the USPS Lease Loans, such advances are required only to cover costs in excess of the amounts in the related Borrower Reserve Fund, and only for routine maintenance and other expenses which are of the type taken into account in establishing the amount of such Borrower Reserve Fund. The performance of Servicer Protective Actions by the Master Servicer or the Special Servicer, as applicable, which consist of filing notices and claims under the Lease Enhancement Policies, the Extended Amortization Policies, and "force placed" insurance policies, as well as making Servicing Advances, will not, in the absence of the occurrence of a Servicing Transfer Event, cause a Loan to be a Specially Serviced Mortgage Loan. In addition, the ability of the Special Servicer to foreclose on a Loan is limited as described under "Servicing of the Loans--Limitations on Foreclosure" in this prospectus supplement. See "The Enhanced Lease Program-- Servicer Protective Actions" in Annex C of this prospectus supplement.

Accounts

 General

  Certificate Account. The Master Servicer will, pursuant to the Pooling Agreement establish and maintain the Certificate Account, a segregated account into which it will be required to deposit, within two Business Days of receipt, all payments received by it on or in respect of the mortgage loans, or in the case of the Corporate Lease Loans, on the related Due Dates. Pursuant to the terms of the Pooling Agreement, funds on deposit in the Certificate Account, to the extent of funds available therefor, will be applied: (1) to pay servicing compensation and other fees and expenses due to the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or MBIA, as applicable, (2) to reimburse (to the extent funds are not available therefor in the Expense Reserve Fund) the Fiscal Agent, the Trustee, the Master Servicer, the Special Servicer or the Expense Reserve Fund, as applicable, (in that order of priority) for any Advances made that are deemed to be nonrecoverable subsequent to the date such advance was made in accordance with the Pooling Agreement, (3) to deposit Available Distribution Amount required to be paid to the certificateholders into the Distribution Account, (4) to reimburse the Fiscal Agent, the Trustee, the Special Servicer or the Master Servicer (in that order of priority), as applicable, for any Advances made by such party which are outstanding (other than nonrecoverable Advances) as and when reimbursable under the Pooling Agreement, and (5) to fund and to reimburse the Expense Reserve Fund from time to time. The Certificate Account will be a Trust Asset, and investment income thereon will be payable to the Master Servicer as additional servicing compensation. See "Description of the Pooling Agreements--Certificate Account" in the accompanying prospectus.

  Distribution Account. The Trustee will establish and maintain the Distribution Account and the REMIC I Distribution Account, as a segregated account or subaccount, as applicable, in the name of the Trustee for the benefit of the certificateholders. With respect to each Distribution Date, the Master Servicer will deposit in the REMIC I Distribution Account, to the extent of funds on deposit in the Certificate Account, on or before the Remittance Date an aggregate amount of immediately available funds equal to the Available Distribution Amount. To the extent not included in Available Distribution Amount, the Master Servicer will remit to the Trustee all P&I Advances for deposit into the REMIC I Distribution Account on or before the related Remittance Date. See "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement.

  Net Proceeds Account. The Trustee will establish and maintain the Net Proceeds Account, as a segregated account, in the name of the Trustee for the benefit of MBIA. Prior to the Net Proceeds Release Date, net liquidation proceeds received with respect to any Loan will be deposited in the Net Proceeds Account. Funds in the Net Proceeds account will be invested at the direction of MBIA in permitted investments specified in the Pooling Agreement. On each subsequent Distribution Date prior to the Net Proceeds Release Date, MBIA will be required to pay into the Distribution Account, from amounts available in the Net Proceeds Account, assumed principal payments equal to the scheduled principal payment which would have been due during the preceding Collection Period had such Loan not defaulted, plus interest on the Net Proceeds Accrual Balance for such Loan. Interest will accrue on such amount at a weighted average of the pass-through rates of Class A Certificates, weighted on the basis of the difference, for each such class, between the actual certificate balance of each such class, and the balance that would have been outstanding had net liquidation proceeds been immediately distributed. The obligations to make such payments by MBIA will continue until the net liquidation proceeds deposited with respect to such Loan plus related reinvestment proceeds have been depleted. On the Net Proceeds Release Date, MBIA will be required to pay into the Distribution Account, from amounts available in the Net Proceeds Account, an amount equal to the remaining balance in such Net Proceeds Account.

 Loan Accounts

  Rent Escrow Account. The Master Servicer will, pursuant to the Pooling Agreement, establish and maintain the Rent Escrow Account, a segregated account into which it will be required to deposit, within one Business Day of receipt, all monthly rental payments received from the Credit Lease Tenants. Amounts remaining in the Rent Escrow Account with respect to a Corporate Lease Loan that are not required to be deposited in the Certificate Account, the Borrower Reserve Fund or another account will be remitted to the related borrower; provided, however, that in no event will any such amounts be remitted to any borrower that is in default beyond any applicable grace period under the terms of the related mortgage loan documents. The Rent Escrow Account will be beneficially owned by the borrowers. Investment income thereon will be paid to the Master Servicer as additional servicing compensation.

  Borrower Reserve Fund. The Master Servicer will, pursuant to the Pooling Agreement, administer the Borrower Reserve Fund into which it will deposit, on each Due Date, amounts, if any, required to be reserved by the borrowers for the payment of expenses related to the operation, maintenance or repair of the mortgaged property. All deposits and withdrawals from the Borrower Reserve Fund will be made in accordance with a Borrower Reserve Agreement or, in the case of the USPS Lease Loans, in accordance with related loan documents, entered into by the related borrower (which Borrower Reserve Agreement and related loan documents will be assigned to the trust on the Closing Date). The Borrower Reserve Fund will be beneficially owned by the related borrowers and pledged as collateral to secure the obligations of the related borrower under the loan documents. Unless otherwise provided in the related Borrower Reserve Agreement or, in the case of the USPS Lease Loans, in accordance with related loan documents, investment income earned in funds in deposit in the Borrower Reserve Fund will be added to the balance thereof and will be available to make payments in the manner specified in the Borrower Reserve Agreement or, in the case of the USPS Lease Loans, in accordance with related loan documents.

  Expense Reserve Fund. The Master Servicer will, pursuant to the Pooling Agreement, establish and maintain the Expense Reserve Fund into which it will deposit monthly, with respect to all but 9 of the Corporate

Lease Loans, an amount equal to 0.3% of each monthly rental payment (the "Servicer Reserve Amount") to fund the Expense Reserve Fund. The Expense Reserve Fund will be beneficially owned by CLF, as Loan Seller of the Corporate Lease Loans and pledged to the trust and will be an outside reserve fund excluded from REMIC I and REMIC II. The Master Servicer is permitted to make withdrawals from funds on deposit in the Expense Reserve Fund (up to the full amount on deposit therein) at any time to (1) to provide additional funds for use by the Master Servicer when performing Servicer Protective Actions,
(2) to pay trust expenses, if any, (3) as an additional source of funds for Advances with respect to Loans and, in certain circumstances, to reimburse the Master Servicer, the Trustee or the Fiscal Agent, as applicable, in the event such Advances are later deemed to be nonrecoverable, (4) to cover Prepayment Interest Shortfalls which might arise upon certain payments under the Lease Enhancement Policies, (5) to cover shortfalls which may arise to the extent funds in the Net Proceeds Account are reinvested at a lower rate of return than the rate at which interest paid from such account accrues, and (6) as credit support to the extent the Available Distribution Amount is insufficient as a result of losses incurred on the Loans to make all distributions required to be made on a Distribution Date. Any amounts remaining in the Expense Reserve Fund after all withdrawals required or permitted therefrom pursuant to the Pooling Agreement will be paid to CLF following the termination of the Trust. See "The Enhanced Lease Program--The Expense Reserve Fund" in Annex C of this prospectus supplement.

  The Certificate Account and the Distribution Account will be Eligible Accounts held in the name of the Trustee (or, in the case of the Certificate Account, the Master Servicer on behalf of the Trustee) on behalf of the certificateholders, and the Trustee (and, in the case of the Certificate Account, the Master Servicer) will be authorized to make withdrawals therefrom. In addition, the Expense Reserve Fund will be an Eligible Account and, to the extent consistent with the loan documents, the Rent Escrow Account and the Borrower Reserve Funds will be Eligible Accounts. An "Eligible Account" is either (1) an account maintained with a depository institution or trust company, the long-term, senior unsecured debt obligations of which are rated at least "Aa3" by Moody's and "AA-" by S&P if the deposits are to be held in such account for more than 30 days or the short-term debt obligations of which have a short-term rating of not less than "P-1" by Moody's and "A-1" from S&P if the deposits are to be held in such account for 30 or less days, or such other account or accounts with respect to which each of the Rating Agencies will have confirmed in writing that the then current rating assigned to any of the certificates that are currently being rated by such Rating Agency will not be qualified, downgraded or withdrawn, as applicable, by reason thereof, or (2) a segregated trust account or accounts maintained with a federally or state-chartered depository institution or trust company acting in its fiduciary capacity, having, in either case, a combined capital and surplus of at least $100,000,000, and subject to supervision or examination by state or federal authority and subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. (S)9.10(b), or otherwise confirmed in writing by each of the Rating Agencies that the maintenance of such account will not, in and of itself, result in a downgrade, withdrawal or qualification, as applicable, of the then-current rating then assigned by such Rating Agency to any class of certificates. Amounts on deposit in Eligible Accounts may be invested in certain United States government securities and other high-quality investments specified in the Pooling Agreement.

  Investment of Funds. Each of the Rent Escrow Account, the Borrower Reserve Fund and the Expense Reserve Fund will be Eligible Accounts to the extent consistent with the related loan documents. Amounts paid by each borrower pursuant to the loan documents will be pledged as collateral for the related Loan and will be held in an Eligible Account.

                           [FLOW CHART APPEARS HERE]

Reports to Certificateholders; Certain Available Information

  Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, on each Distribution Date the Trustee will be required to provide or make available, either in electronic format or by first-class mail, to the holders of each class of REMIC Regular Certificates and MBIA, the following statements and reports (collectively, the "Distribution Date Statement") substantially in the forms set forth in Annex B (although such forms may be subject to change over time) and substantially containing the information set forth below:

    (1) A statement setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each class of REMIC Regular Certificates and applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each class of REMIC Regular Certificates allocable to Distributable Certificate Interest and Prepayment Premiums; (iii) the Available Distribution Amount for such Distribution Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Distribution Date; (v) the aggregate Stated Principal Balance of the Loan Pool outstanding immediately before and immediately after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Loan Rate of the Loan Pool as of the end of the Collection

  Period for the prior Distribution Date; (vii) as of the close of business on the last day of the most recently ended calendar month, the number and aggregate unpaid principal balance of Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, and (D) as to which foreclosure proceedings have been commenced; (viii) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Loan as of the date such Loan became delinquent; (ix) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each class of REMIC Regular Certificates for such Distribution Date; (x) the aggregate amount of Distributable Certificate Interest payable in respect of each class of REMIC Regular Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates; (xi) any unpaid Distributable Certificate Interest in respect of such class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date; (xii) the Pass-Through Rate for each class of REMIC Regular Certificates for such Distribution Date; (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and, aggregated by type, all Additional Trust Fund Expenses incurred during the related Collection Period; (xv) the Certificate Balance or Notional Amount, as the case may be, of each class of REMIC Regular Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xvi) the aggregate amount of draws made on the MBIA Policy in respect of the immediately preceding Distribution Date; (xvii) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer and the premium payable to MBIA, collectively and separately, during the Collection Period for the prior Distribution Date; and (xviii) a brief description of any material waiver, modification or amendment of any Loan entered into by the Master Servicer or Special Servicer pursuant to the Pooling Agreement during the related Collection Period. In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable class and per a specified denomination.

    (2) A report containing information regarding the Loans as of the close of business on the immediately preceding Determination Date, which report shall contain certain of the categories of information regarding the Loans set forth in this prospectus supplement in the tables under the caption "Annex A: Certain Characteristics of the Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this prospectus supplement on Annex A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

  Servicer Reports. The Master Servicer is required to deliver to the Trustee on the third Business Day, and to MBIA on the Business Day, prior to each Distribution Date, and the Trustee is to provide or make available, either in electronic format or by first-class mail to each Certificateholder, and, if requested in writing, any potential investor in the Certificates, on each Distribution Date, the following five reports (the "Servicer Reports"), all of which will be made available electronically or by first-class mail to any Certificate Owner or any Person identified to the Trustee by any Certificate Owner as a prospective transferee of a Certificate, the Rating Agencies, the underwriters of the Certificate and any party to the Pooling Agreement via the Trustee's Website with the use of a personal password provided by the Trustee to such Person of a certification in the form attached to the Pooling Agreement; provided that the Rating Agencies and Parties to the Pooling Agreement will not be required to provide such information:

    (1) A "Delinquent Loan Status Report" setting forth, among other things, those Loans which, as of the close of business on the last day of the most recently ended calendar month, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property.

    (2) An "Historical Loan Modification Report" setting forth, among other things, those Loans which, as of the close of business on the immediately preceding Determination Date, have been modified pursuant to the Pooling Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

    (3) An "Historical Loss Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date, (i) the aggregate amount of Liquidation Proceeds received, and liquidation expenses incurred, both during the Collection Period ending on such Determination Date and historically, and (ii) the amount of Realized Losses occurring during such Collection Period and historically, set forth on a Loan-by-Loan basis.

    (4) A "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the immediately preceding Determination Date, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the Collection Period ending on such Determination Date and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Master Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

    (5) A "Special Servicer Loan Status Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date, (i) the aggregate principal balance of all Specially Serviced Loans and (ii) a loan-by-loan listing of all Specially Serviced Loans indicating their status, date and reason for transfer to the Special Servicer.

  None of the Distribution Date Statement or the Servicer Reports will include any information that the Master Servicer deems to be confidential. The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related Distribution Date. None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

  Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Depositor, the REMIC Administrator, the Loan Sellers and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

  The Trustee will make available each month, to any interested party, the Distribution Date Statement via the Trustee's Website. The Trustee's Website will be located at "www.lnbabs.com". In addition, the Trustee will also make Loan information as presented in the CSSA loan setup file and CSSA loan periodic update file format available each month to any Certificateholder, any Certificate Owner, the Rating Agencies, the parties hereto or any other interested party via the Trustee's Website. For Certificateholders that have obtained an account number on the Trustee's Automatic Statements Accessed by Phone ("ASAP") System, the foregoing report or a summary report of bond factors may be obtained from the Trustee via automated facsimile by placing a telephone call to (714) 282-5518 and following the voice prompts to request "statement number 434." Account numbers on the ASAP System may be obtained by calling the same telephone number and following the voice prompts for obtaining account numbers. Separately, bond factor information may be obtained from the Trustee by calling (800) 246-5761. In addition, if the Depositor so directs the Trustee, and on terms acceptable to the Trustee, the Trustee will make available through its electronic bulletin board system, on a confidential basis, certain information related to the Loans. The bulletin board is located at (714) 282-3990. Certificateholders that have an account on the bulletin board may retrieve the loan level data file for each transaction in the directory. An account number may be obtained by typing "new" upon logging into the bulletin board. A directory has been set up on the bulletin board in which an electronic file is stored containing monthly servicer data. All files are compressed before being put into the directory and are password protected. Passwords to each file will be released by the Trustee. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

  In connection with providing access to the Trustee's Website or electronic bulletin board, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with the pooling and servicing agreement.

  For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the Certificates-- Reports to Certificateholders" in the accompanying prospectus.

  Other Information. The pooling and servicing agreement requires that the Trustee make available at its offices, during normal business hours, upon reasonable advance written notice, for review by MBIA or any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items: (a) all officer's certificates delivered to the Trustee since the Delivery Date as described under "Servicing of the Loans--Evidence as to Compliance" in this prospectus supplement, (b) all accountant's reports delivered to the Trustee since the Delivery Date as described under "Servicing of the Loans--Evidence as to Compliance" in this prospectus supplement, and (c) the Mortgage Note, Mortgage and other legal documents relating to each Loan, including any and all modifications, waivers and amendments of the terms of a Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice, for review by MBIA or any holder or Certificate Owner of an Offered Certificate or any person identified to the Master Servicer as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Loan, in each case except to the extent the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee along with the Distribution Date Statement referred to under "--Reports to Certificateholders; Certain Available Information--Trustee Reports" above; provided that, until the Trustee has either disclosed such information to all Certificateholders along with the Distribution Date Statement or such information has been properly filed with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, as amended, the Master Servicer is entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and, provided, further, that the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Loan.

  The Trustee and, subject to the last sentence of the prior paragraph, the Master Servicer will each make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to MBIA, Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee and Master Servicer may each require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master Servicer, as applicable, generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master Servicer, as applicable, generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

Voting Rights

  At all times during the term of the Pooling Agreement, 95% of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective classes of Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates and 5% of the Voting Rights shall be allocated to the holders of the Class X Certificates in proportion to their Notional Amounts. Voting Rights allocated to a class of Certificateholders shall be allocated among such Certificateholders in proportion to the percentage interests in such class evidenced by their respective Certificates. See "Description of the Certificates--Voting Rights" in the accompanying prospectus. Prior to the occurrence of an Insurer Default (as defined below), MBIA shall be entitled to vote 100% of the Voting Rights of the Class A Certificates.

  The Certificate Balance of each of the Sequential Pay Certificates will be notionally reduced (solely for purposes of determining the Voting Rights of the Sequential Pay Certificates) on any Distribution Date to the extent of any Appraisal Reduction Amounts allocated to such class on such Distribution Date. To the extent that the aggregate of the Appraisal Reduction Amounts for any Distribution Date exceeds such Certificate Balance, such excess will be applied to notionally reduce the Certificate Balance of the next most subordinate class of Certificates on the next Distribution Date. Any such reductions will be applied in the following order of priority: first, to the Class F Certificates; second, to the Class E Certificates; third, to the Class D Certificates; fourth, to the Class C Certificates; fifth, to the Class B Certificates; sixth, to the Class A-4 Certificates; seventh, to the Class A-3 Certificates; eighth, to the Class A-2 Certificates; and finally, to the Class A-1 Certificates; provided, however, in each case that no Certificate Balance in respect of any such class may be notionally reduced below zero; and, provided, further, the Certificate Balance in respect of any such class shall be reduced solely for purposes of determining the Voting Rights of the Sequential Pay Certificates.

Termination

  The obligations created by the Pooling Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Loan or related REO Property remaining in the Trust Fund, and (ii) the purchase of all of the Loans and REO Properties remaining in the Trust Fund by the Master Servicer or by any holder or holders (other than the Depositor or Loan Sellers) of Certificates representing a majority interest in the Controlling Class. Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

  Any such purchase by the Master Servicer or the majority holder(s) of the Controlling Class of all the Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Loans then included in the Trust Fund (other than any Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer and the Special Servicer under the Pooling Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer or the majority holder(s) of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Loan Pool be less than 1.0% of the Initial Pool Balance. The purchase price paid by the Master Servicer or the majority holder(s) of the Controlling Class, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date.

                       THE TRUSTEE AND THE FISCAL AGENT

The Trustee

  LaSalle Bank National Association, a national banking association with its principal offices located in Chicago, Illinois, will act as Trustee on behalf of the certificateholders. As compensation for its services, the Trustee will be entitled to receive a fee payable from funds on deposit in the Distribution Account. In addition, the Trustee will be obligated to make any Advance required to be made to the extent no funds are available from the Expense Reserve Fund to make such Advance, but not made, by the Master Servicer under the Pooling Agreement (including a Servicing Advance, to the extent the Trustee has actual knowledge of the failure of the Master Servicer to make such Servicing Advance), provided that the Trustee will not be obligated to make any Advance that it deems to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Master Servicer that an Advance, if made, would be a nonrecoverable. The Trustee will be entitled to reimbursement (with interest thereon at the Reimbursement Rate) for each Advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer. The corporate trust office of the Trustee is located at 135 South LaSalle Street, 16th Floor, Chicago, Illinois 60674, Attention:
Asset Backed Securities Trust Services Group--Bear Stearns Commercial Mortgage Securities Inc., Series 1999-CLF1.

  The Trustee will make no representation as to the validity or sufficiency of the Pooling Agreement, the Certificates, the Loans or related documents or the sufficiency of this prospectus supplement and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or the Special Servicer in respect of the Certificates or the mortgage loans, or any funds deposited into or withdrawn from the Certificate Account or any other account maintained by or on behalf of the Master Servicer or the Special Servicer. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required under the Pooling Agreement. However, upon receipt of any of the various resolutions, statements, opinions, reports, documents, orders or other instruments required to be furnished to it pursuant to the Pooling Agreement, the Trustee will be required to examine such documents and to determine whether they conform to the requirements of the Pooling Agreement (to the extent set forth therein) without responsibility for investigating the contents thereof.

  LaSalle Bank National Association is rated "AA-" by S&P and "Aa3" by
Moody's.

  Pursuant to the Pooling Agreement, the Trustee will be entitled to a monthly fee (the "Trustee Fee") payable out of general collections on the Loans and any REO Properties.

  The Trustee will also have certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "Certain Federal Income Tax Consequences--REMICs--Reporting and Other Administrative Matters" and "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the Depositor", "--Events of Default" and "--Rights Upon Event of Default" in the accompanying prospectus.

Certain Matters Regarding the Trustee

  The Trustee will be entitled to indemnification, from amounts held in the Certificate Account, for any loss, liability, damages, claim or expense arising in respect of the Pooling Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct of the Trustee.

The Fiscal Agent

  ABN AMRO Bank N.V., a banking corporation organized under the laws of The Netherlands, will act as Fiscal Agent pursuant to the Pooling Agreement. The Fiscal Agent's office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674, Attention: Asset Backed Securities Trust Services Group--Bear Stearns Commercial Mortgage Securities, Inc., Series 1999-CLF1.

  In the event that the Master Servicer and the Trustee fail to make a required Advance and no funds are available from the Expense Reserve Fund to make such Advance, the Fiscal Agent will be required to make such Advance; provided, that the Fiscal Agent will not be obligated to make any Advance that it deems to be nonrecoverable. The Fiscal Agent will be entitled to rely conclusively on any determination by the Master Servicer or the Trustee, as applicable, that an Advance, if made, would be nonrecoverable. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the Trustee and the Master Servicer.

  The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling Agreement, the certificates, the Loans or related documents or the sufficiency of this prospectus supplement. The duties and obligations of the Fiscal Agent will consist only of making Advances as described in "Servicing of the Loans--Advances" in this prospectus supplement. The Fiscal Agent will not be liable except for the performance of such duties and obligations.

  ABN AMRO Bank N.V. is rated "AA" by S&P and "Aa2" by Moody's.

                            THE ENHANCEMENT INSURER

  Lexington Insurance Co. is a capital stock insurance company and a wholly-owned subsidiary of the American International Group, Inc. The Enhancement Insurer's financial strength has been rated "AAA" by S&P. The executive office of Lexington Insurance Co. is located at 200 State Street, Boston, Massachusetts 02109. Chubb Custom Insurance Co., a capital stock insurance company and a wholly-owned subsidiary of the Chubb Corporation. The Enhancement Insurer's financial strength has been rated "AAA" by S&P. The executive office of Chubb Custom Insurance Co. is located at 15 Mountain View Road, Warren, New Jersey 07061.

                             THE EXTENSION INSURER

  Columbia Insurance Company (the "Extension Insurer") is a capital stock insurance company and a wholly-owned subsidiary of Berkshire Hathaway, Inc. The Extension Insurer's financial strength paying ability has been rated "AAA" by S&P. The executive office of Columbia Insurance Company is located at 3024 Harney Street, Omaha, Nebraska 68131.

                          THE RESIDUAL VALUE INSURERS

  Financial Structures Limited ("FSL") and RVI America Insurance Co. ("RVI"; together with FSL, the "Residual Value Insurers") are capital stock insurance companies. The obligations of FSL under the residual value policies are reinsured by Royal Indemnity Co., with a financial strength rating of "AA-" from S&P. RVI's financial strength rating is "A" from S&P.

                        DESCRIPTION OF THE MBIA POLICY

  MBIA, in consideration of the payment of the Premium (as defined below), and subject to the terms of the MBIA Policy, will unconditionally and irrevocably guarantee to the Trustee, for the benefit of the Class A certificateholders, the Insured Obligations (as defined below). Payments by MBIA under the MBIA Policy will be made on a Scheduled Payment Date (as defined below) following presentation of an appropriate claim therefor by the Trustee, in the amount of a Scheduled Payment (as defined below). MBIA's obligations with respect to a particular Insured Obligation will be discharged to the extent funds equal to the applicable Scheduled Payment are received by the Trustee, whether or not such funds are properly distributed to the certificateholders. Insurance Payments (as defined below) will be made only at the time set forth in the MBIA Policy and no accelerated Insurance Payments will be made. In addition, the MBIA Policy will cover any amounts distributed as required to be distributed to holders of the Class A Certificates that is sought to be recovered as a voidable preference by a trustee in bankruptcy of the Depositor pursuant to the federal Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction.

  MBIA will pay any amount payable under the MBIA Policy no later than 2:00 p.m. New York City time, on the second business day following receipt on a business day by MBIA of a Notice (as defined below), which Notice may be transmitted by delivery of the original Notice or facsimile transmission thereof with simultaneous telephonic confirmation and delivery as soon as reasonably practicable thereafter of original Notice to MBIA and will be effective when received; provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to have been received on the next Business Day. If any such Notice received by MBIA is not in proper form, or if the information given by the Trustee in the Notice is incomplete for the purpose of making claims under the MBIA Policy, such Notice will be deemed not to have been received by MBIA for the purposes of this paragraph, and MBIA will promptly so advise the Trustee, which may submit an amended Notice to MBIA.

  Insurance Payments made under the MBIA Policy unless otherwise stated in the MBIA Policy will be disbursed by MBIA to the Trustee in immediately available funds in the amount of the Scheduled Payment.

  Subject to the terms of the Pooling Agreement and the insurance and reimbursement agreement, MBIA will be entitled to be reimbursed for the payments made under the MBIA Policy at the times and in the priority of payments set forth in the Pooling Agreement. The reimbursement obligation will include interest on the amount of any outstanding amount of Insurance Payments from the date of payment by MBIA until reimbursed at a specified per annum rate equal to the "prime rate" plus 2% (the "Advance Rate").

  In the event the rating of any of the Class A Certificates shall have been reduced below "AAA/Aaa" by either Rating Agency or such Certificates shall have been put on credit watch based on a proposed downgrade, the Trustee, after consultation with a majority of Class A Certificateholders, will be entitled to terminate the MBIA Policy.

  As used under "Description of the MBIA Policy" only, the following terms have the following meanings:

  "Insured Obligations" means (i) the timely payment to the holders of the Class A Certificates on each Distribution Date of the unpaid Distributable Certificate Interest, (ii) the payment on the Distribution Date in August 2018 of the remaining Certificate Balance of all Class A Certificates and (iii) the timely payment to Class A Certificateholders of scheduled principal payments on liquidated Loans, to the extent of funds available therefor with respect to such liquidated Loans from the Net Proceeds Account.

  "Insurance Payments" means the aggregate payments made by MBIA under the MBIA Policy.

  "Insurer Default" means the occurrence of any of the following events:

    (a) the failure of MBIA to pay when, as and in the amounts required, any amount payable under the MBIA Policy and the continuation of such failure unremedied for two Business Days; or

    (b) (i) MBIA shall commence any case, proceeding or other action (A) under the federal Bankruptcy Code or any other existing or future insolvency law seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or
  (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or MBIA shall make a general assignment for the benefit of its creditors or (ii) there shall be commenced against MBIA any case, proceeding or other action of a nature referred to in clause (i) above which shall not have been dismissed, stayed or bonded pending appeal within 60 days from the entry thereof.

  "Notice" means a notice for payment executed by the Trustee and in the form attached to the MBIA Policy to be presented to MBIA at MBIA's office on or after any Determination Date.

  "Premium" means the initial premium payable to MBIA and paid at closing on the date the MBIA Policy is issued and the periodic premium payable to MBIA from time to time thereafter, pursuant to a separate letter agreement between the Depositor and MBIA.

  "Scheduled Payment" means with respect to any Distribution Date, (i) the unpaid Distributable Certificate Interest for each class of Class A Certificates on such Distribution Date, (ii) scheduled principal payable on liquidated Loans to the Class A Certificates to the extent of funds available therefor with respect to such liquidated Loans from the Net Proceeds Account, and (iii) with respect to the Distribution Date in August 2018, the remaining Certificate Balance of all Class A Certificates.

  "Scheduled Payment Date" means any Distribution Date or the Rated Final Distribution Date, in each case without regard to any amendment, modification, waiver or consent made after the Closing Date without the prior written consent of MBIA. If any Scheduled Payment Date is not a Business Day, then the Scheduled Payment Date that would otherwise have fallen on such day will be deemed to mean the next succeeding Business Day.

  Any notice under the MBIA Policy or service of process on MBIA may be made at 113 King Street, Armonk, New York 10504, Attention: Insured Portfolio Management, or such other address as MBIA shall specify in writing to the Trustee.

  The MBIA Policy will be issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

  The MBIA Policy is irrevocable and not cancelable for any reason (including nonpayment of Premium) and may not be modified, altered, amended or endorsed by MBIA. The Premium on the MBIA Policy is not refundable for any reason, including payment, or provision being made for payment.

                            THE CERTIFICATE INSURER

MBIA
  MBIA Insurance Corporation ("MBIA"), the insurer, is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "Company"). The Company is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA, changes in control and transactions among affiliates. Additionally, MBIA is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

  MBIA does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in, or omitted from, this prospectus supplement, other than with respect to the accuracy of the information regarding the MBIA insurance policy and MBIA set forth under the heading "The Certificate Insurer." Additionally, MBIA makes no representation regarding the Certificates or the advisability of investing in the Certificates.

  The policy issued by MBIA as insurer is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

MBIA Financial Information

  The consolidated financial statements of MBIA, a wholly owned subsidiary of the Company, and its subsidiaries as of December 31, 1998 and December 31, 1997 and for each of the three years in the period ended December 31, 1998, prepared in accordance with generally accepted accounting principles ("GAAP"), included in the Annual Report on Form 10-K of the Company for the year ended December 31, 1998, and the consolidated financial statements of MBIA and its subsidiaries as of June 30, 1999 and for the six month periods ended June 30, 1999 and June 30, 1998 included in the Quarterly Report on Form 10-Q of the Company for the period ended June 30, 1999 are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part of this prospectus supplement. Any statement contained in a document incorporated by reference in this prospectus supplement shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

  All financial statements of MBIA and its subsidiaries included in documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement form the respective dates of filing such documents.

  The tables below present selected financial information of MBIA determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and GAAP.

                                                               SAP
                                                 -------------------------------
                                                 December 31, 1998 June 30, 1999
                                                 ----------------- -------------
                                                     (Audited)      (Unaudited)
                                                          (in millions)
Admitted Assets.................................      $6,521          $6,807
Liabilities.....................................       4,231           4,468
Capital and Surplus.............................       2,290           2,339
                                                              GAAP
                                                 -------------------------------
                                                 December 31, 1998 June 30, 1999
                                                 ----------------- -------------
                                                     (Audited)      (Unaudited)
                                                          (in millions)
Assets..........................................      $7,488          $7,429
Liabilities.....................................       3,211           3,234
Shareholder's Equity............................       4,277           4,195

Where You Can Obtain Additional Information About MBIA

  Copies of the financial statements of MBIA incorporated by reference in this prospectus supplement and copies of MBIA's 1998 year-end audited financial statements prepared in accordance with SAP are available, without charge, from MBIA. The address of MBIA is 113 King Street, Armonk, New York, 10504. The telephone number of MBIA is (914) 273-4545.

Year 2000 Readiness Disclosure

  The Company is actively managing a high-priority Year 2000 ("Y2K") program. The Company has established an independent Y2K testing lab in its Armonk headquarters, with a committee of business unit managers overseeing the project. The Company has a budget of $1.13 million for its 1998-2000 Y2K efforts. Expenditures are proceeding as anticipated, and the Company does not expect the project budget to materially exceed this amount. The Company has initiated a comprehensive Y2K plan that includes assessment, remediation, testing and contingency planning. This plan covers "mission critical" internally developed systems, vendor software, hardware and certain third-party entities through which the Company conducts its business. Testing to date indicates that functions critical to the financial guarantee business, both domestic and international, were Y2K-ready as of December 31, 1998. Additional testing will continue throughout 1999.

Financial Strength Ratings of MBIA

  Moody's Investors Service, Inc., rates the financial strength of MBIA "Aaa."

  Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. rates the financial strength of MBIA "AAA."

  Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the financial strength of MBIA "AAA."

  Each rating of MBIA should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

  The above ratings are not recommendations to buy, sell or hold the Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Certificates. MBIA does not guaranty the market price of the Certificates nor does it guaranty that the ratings on the Certificates will not be revised or withdrawn.

                       YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

  General. The yield on any Offered Certificate will depend on:

  .  the price at which such Certificate is purchased by an investor; and

  .  the rate, timing and amount of distributions on such Certificate.

  The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things,

  . the Pass-Through Rate for such Certificate (which is fixed subject to a cap of the weighted average net loan rate, and varies with changes in the weighted average net loan rate, in the case of the Class X, Class B, Class C, Class D, Class E and Class F Certificates);

  . the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Loans (including defaulted loans) and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs;

  . the rate, timing and severity of Realized Losses on or in respect of the Loans and of Additional Trust Fund Expenses and Appraisal Reductions and the extent to which such losses, expenses and reductions, to the extent not covered by the MBIA policy or other insurance policies, are allocable to or otherwise result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance of, the Class of Certificates to which such Certificate belongs;

  . the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs; and

  . the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs.

  Pass-Through Rates. The pass-through rates of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates are capped by, and the pass-through rates of the Class B, Class C, Class D, Class E and Class F Certificates are equal to, the weighted average net loan rate on the Loans. Accordingly, such pass-through rates may be adversely affected by disproportionate principal payments (including prepayments) of Loans with higher interest rates.

  Rate and Timing of Principal Payments. The yield to holders of any class of Certificates purchased at a discount or premium will be affected by the rate and timing of reductions of the Certificate Balance or Notional Amount, as the case may be, of such class of Certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the related Certificate Balances thereof are reduced to zero. Following retirement of the Class A Certificates, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the other classes of Sequential Pay Certificates, sequentially in alphabetical order of class designation, in each such case until the related Certificate Balance is reduced to zero. Consequently, the rate and timing of reductions of the Certificate Balance of each class of Certificates will depend on the rate and timing of principal payments on or in respect of the Loans and the extent to which such principal payments are applied to the Certificate Balance of such class. Principal payments on the Loans will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including, for this purpose, collections made in connection with liquidations of Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Loans out of the trust). With respect to 4 USPS Lease Loans, with a Cut-off Date Balance of approximately $932,000, the borrowers have indicated an intention to sell the underlying property, which would result in prepayment of the loans.

Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations of the Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the Loans and will tend to shorten the weighted average lives of those Certificates, except that the Class A certificates are protected to a limited extent as described herein from such acceleration by the MBIA Policy and use of the Net Proceeds Account. Defaults on the Loans, particularly in the case of Balloon Loans at or near their stated maturity dates, to the extent not covered by applicable insurance policies, may result in significant delays in payments of principal on the Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See "Servicing of the Loans-- Modifications, Waivers, Amendments and Consents" herein and "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the accompanying prospectus.

  The extent to which the yield to maturity of any class of Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Loans are distributed or otherwise result in a reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the Loans is distributed or otherwise results in reduction of the principal balance of a Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments on or in respect of the Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of loans comparable to the Loans.

  Losses and Shortfalls. The yield to holders of the Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Loans. As and to the extent described herein, Realized Losses and Additional Trust Fund Expenses will be allocated to the respective Classes of Sequential Pay Certificates (which allocation will, in general, reduce the amount of interest distributable thereto in the case of Additional Trust Fund Expenses and reduce the Certificate Balance thereof in the case of Realized Losses) in the following order: first, to each class of Sequential Pay Certificates (other than the Class A Certificates), in reverse alphabetical order of class designation, until the Certificate Balance thereof has been reduced to zero; then, to the extent not covered by the MBIA Policy, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate Balance of each such class of Certificates has been reduced to zero.

  The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated to the respective classes of REMIC Regular Certificates (in each case, to reduce the amount of interest otherwise payable thereon on such Distribution Date) as follows: first, to the respective classes of REMIC Regular Certificates (other than the Senior Certificates) sequentially in reverse alphabetical order of class designation, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of such class of Certificates for such Distribution Date; and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the respective classes of Senior Certificates, up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such class of Senior Certificates for such Distribution Date.

  Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Loans (for example, Prepayment Premiums, Lock-out Periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, hotel rooms, industrial space, or office space, as the case may be, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors--Risks Related to the Loans", "Description of the Loan Pool" and "Servicing of the Loans" in this prospectus supplement and "Description of the Pooling Agreements" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

  The rate of prepayment on the Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Loan Rate at which a Loan accrues interest, a borrower may have an increased incentive to refinance such Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Loan Rate for any Loan, such Loan may be less likely to prepay.

  Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

  If a Loan is not in a Lock-out Period, any Prepayment Premium in respect of such Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See "Description of the Loan Pool--Certain Terms and Conditions of the Loans" in this prospectus supplement.

  The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Loans.

Weighted Average Lives

  The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this Prospectus Supplement, the weighted average life of any such Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined below) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the class of Certificates to which such Offered Certificate belongs. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the Certificate Balances thereof are reduced to zero, and will thereafter be distributable entirely in respect of the other classes of Sequential Pay Certificates, sequentially in alphabetical order of class designation, in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A Certificates may be shorter, and the weighted average lives of the other classes of Sequential Pay Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective classes of Sequential Pay Certificates.

  Prepayments on loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR model (as described in the accompanying prospectus). As used in each of the following tables, the column headed "0%" assumes that none of the Loans is prepaid before maturity. The columns headed "3%", "6%", "9%" and "12%" assume that no prepayments are made on any Loan during such Loan's Lock-out Period, if any, or during such Loan's yield maintenance period, if any, and are otherwise made on each of the Loans at the indicated CPRs. There is no assurance, however, that prepayments of the Loans (whether or not in a Lock-out Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Loans will prepay in accordance with the assumptions at the same rate or that Loans that are in a Lock-out Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "yield maintenance period" is any period during which a Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

  The following tables indicate the percentages of the initial Certificate Balances of the Class A Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such classes of Certificates, under the following assumptions (the "Maturity Assumptions"): (i) the Loans have the characteristics set forth on Annex A and the Pool Balance as of the Commencement Date is approximately $383,352,924, (ii) the Pass-Through Rate and the initial Certificate Balance of each class of Offered Certificates are as described herein, (iii) the scheduled Monthly Payments due on each Loan according to its amortization schedule provided by its respective Seller, (iv) there are no delinquencies or losses in respect of the Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Loans, there are no Appraisal Reduction Amounts with respect to the Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) scheduled Monthly Payments on the Loans are timely received on the first day of each month, (vi) no voluntary or involuntary prepayments are received as to any Loan during such Loan's Lock-out Period ("LOP"), defeasance period (DEF), if any, or yield maintenance period ("YMP"), if any, and, otherwise, prepayments are made on each of the Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Loans on partial voluntary principal prepayments), (vii) neither the Master Servicer nor any majority holder(s) of the Controlling Class exercises its or exercise their right of optional termination described herein, (viii) no Loan is required to be repurchased by Bedford or CLF, (ix) no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums are collected, (x) there are no Additional Trust Fund Expenses, (xi) distributions on the Offered Certificates are made on the 20th day of each month, commencing in September 1999, (xii) the Offered Certificates are settled on August 24, 1999 (the "Settlement Date"), (xiii) for purposes of the Middlesex Loan, it was assumed that the extension option was exercised to extend the loan to December 18, 2018, (xiv) for Loans with maturity dates falling on other than a Due Date, the maturity date was deemed to occur on the Due Date following such maturity date, and (xv) the Chase Loan performs according to its current terms and the borrower does not exercise an extension option. To the extent that the Loans have characteristics that differ from those assumed in preparing the tables set forth below, the Class A-1, Class A-2 and/or Class A-3, and/or Class A-4 Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Loans may be expected to prepay.

               Percentages of the Initial Certificate Balance of
                the Class A-1 Certificates at the Specified CPRs
   (Prepayments Locked Out through LOP, DEF and YMP, then the following CPR)

                                               Prepayment Assumption (CPR)
                                         ---------------------------------------
      Date                                .00%   3.00%   6.00%   9.00%   12.00%
      ----                               ------- ------- ------- ------- -------
      Initial...........................     100     100     100     100     100
      August 20, 2000...................      76      76      76      76      76
      August 20, 2001...................      51      51      51      51      51
      August 20, 2002...................      22      22      22      22      22
      August 20, 2003...................       0       0       0       0       0
      Average Life...................... 1.99999 1.99999 1.99999 1.99999 1.99999

               Percentages of the Initial Certificate Balance of
                the Class A-2 Certificates at the Specified CPRs
   (Prepayments Locked Out through LOP, DEF and YMP, then the following CPR)

                                               Prepayment Assumption (CPR)
                                         ---------------------------------------
      Date                                .00%   3.00%   6.00%   9.00%   12.00%
      ----                               ------- ------- ------- ------- -------
      Initial...........................     100     100     100     100     100
      August 20, 2000...................     100     100     100     100     100
      August 20, 2001...................     100     100     100     100     100
      August 20, 2002...................     100     100     100     100     100
      August 20, 2003...................      90      90      90      90      90
      August 20, 2004...................      50      50      50      50      50
      August 20, 2005...................       6       6       6       6       6
      August 20, 2006...................       0       0       0       0       0
      Average Life...................... 5.00001 5.00001 5.00001 5.00001 5.00001

               Percentages of the Initial Certificate Balance of
                the Class A-3 Certificates at the Specified CPRs
   (Prepayments Locked Out through LOP, DEF and YMP, then the following CPR)

                                              Prepayment Assumption (CPR)
                                        ----------------------------------------
      DATE                               .00%    3.00%   6.00%    9.00%  12.00%
      ----                              -------- ------- ------- ------- -------
      Initial..........................      100     100     100     100     100
      August 20, 2000..................      100     100     100     100     100
      August 20, 2001..................      100     100     100     100     100
      August 20, 2002..................      100     100     100     100     100
      August 20, 2003..................      100     100     100     100     100
      August 20, 2004..................      100     100     100     100     100
      August 20, 2005..................      100     100     100     100     100
      August 20, 2006..................       91      90      90      90      90
      August 20, 2007..................       79      79      79      78      78
      August 20, 2008..................       66      66      66      65      65
      August 20, 2009..................       52      52      51      51      51
      August 20, 2010..................       37      36      36      36      36
      August 20, 2011..................       20      20      20      20      19
      August 20, 2012..................        2       2       2       2       2
      August 20, 2013..................        0       0       0       0       0
      Average Life..................... 10.00001 9.98645 9.97379 9.96197 9.95092

             Percentages of the Initial Certificate Balance of the
                  Class A-4 Certificates at the Specified CPRs
      (Prepayments Locked Out through LOP and YMP, then the following CPR)

                                            Prepayment Assumption (CPR)
                                    --------------------------------------------
      DATE                            .00%    3.00%    6.00%    9.00%    12.00%
      ----                          -------- -------- -------- -------- --------
      Initial......................      100      100      100      100      100
      August 20, 2000..............      100      100      100      100      100
      August 20, 2001..............      100      100      100      100      100
      August 20, 2002..............      100      100      100      100      100
      August 20, 2003..............      100      100      100      100      100
      August 20, 2004..............      100      100      100      100      100
      August 20, 2005..............      100      100      100      100      100
      August 20, 2006..............      100      100      100      100      100
      August 20, 2007..............      100      100      100       99       99
      August 20, 2008..............      100      100       99       99       98
      August 20, 2009..............      100       99       99       98       98
      August 20, 2010..............      100       99       99       98       97
      August 20, 2011..............      100       99       98       98       97
      August 20, 2012..............      100       99       98       97       97
      August 20, 2013..............       81       80       79       78       78
      August 20, 2014..............       68       67       66       65       65
      August 20, 2015..............       53       52       52       51       51
      August 20, 2016..............       38       37       37       36       36
      August 20, 2017..............       22       21       21       21       20
      August 20, 2018..............        0        0        0        0        0
      Average Life................. 16.18404 16.09703 16.02463 15.96358 15.91220

                                USE OF PROCEEDS

  Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Loans from the Loan Sellers described under "Description of the Certificates--General," and to pay certain expenses in connection with the issuance of the Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

  Elections will be made to treat two segregated pools of assets comprising the trust as two separate REMICs (respectively, REMIC I and REMIC II) for federal income tax purposes. Upon the issuance of the Certificates, O'Melveny & Myers LLP, counsel to the Depositor, will deliver its opinion that, assuming compliance with the provisions of the Pooling Agreement, the trust will qualify for federal income tax purposes as two separate REMICs, within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class X, Class B, Class C, Class D, Class E, and Class F Certificates (the "REMIC Regular Certificates") evidence the "regular interests" in REMIC II and (ii) the Class R-I and Class R-II Certificates will be the sole classes of "residual interest" in the REMIC I and REMIC II, respectively, each within the meaning of the REMIC Provisions in effect on the Closing Date. References in this prospectus supplement to "the REMIC" are to either or both of REMIC I and REMIC II, as appropriate.

Status of Offered Certificates

  Offered Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Offered Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the Trust Assets would be so treated. If at all times 95% or more of the Trust Asset qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the mortgage loans that are reinvested pending distribution to certificateholders qualify for such treatment. Offered Certificates held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property which is . . . residential real property" within the meanings of Section 7701(a)(19)(C)(v) of the Code. Offered Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

Discount and Premium; Prepayment Premiums

  The Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. It is anticipated that the Class A-3 and Class A-4 Certificates will be issued with original issue discount, that the Class A-2 Certificates will be issued with de minimis original issue discount, and that the Class A-1 Certificates will be issued at a premium for federal income tax purposes. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates-- Original Issue Discount" in the accompanying prospectus.

  For purposes of accruing original issue discount, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be 0% CPR. See "Yield, Prepayment and Maturity Considerations--Prepayments and Weighted Average Lives" in this prospectus supplement. No representation is made as to the rate, if any, at which the mortgage loans will prepay.

  Although not free from doubt, it is anticipated that any prepayment premiums will be treated as ordinary income to the extent allocable to beneficial owners of the Offered Certificates as such amounts become distributable to such beneficial owners.

Possible Taxes on Income From Foreclosure Property and Other Taxes

  In general, the Special Servicer will be obligated to operate and manage any mortgaged property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the trust's federal income tax reporting position with respect to income it is anticipated that the trust would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC Provisions (an "REO Tax"). To the extent that income the trust receives from an REO Property is subject to a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

Reporting Requirements

  Reporting of interest income, including any original issue discount, if any, with respect to the Offered Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of Offered Certificates and the IRS; holders of Offered Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring an Offered Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS.

  As applicable, the Offered Certificate information reports will include a statement of the adjusted issue price of the Offered Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

  For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the accompanying prospectus.

                         CERTAIN ERISA CONSIDERATIONS

  A fiduciary of a retirement plan or other employee benefit plan or arrangement, including individual retirement accounts or annuities, Keogh plans and collective investment funds, separate accounts and insurance company general accounts in which such plans, annuities, accounts or arrangements are invested, that is subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") or a governmental plan, as defined in Section 3(32) of ERISA, that is subject to any federal, state or local law ("Similar Law") that is, to a material extent, similar to Title I of ERISA or Section 4975 of the Code (collectively with an ERISA Plan, a "Plan"), should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA, the Code or a Similar Law and whether there exists any statutory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

  Certain transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code or a Similar Law with respect to a Plan that purchases an Offered Certificate if the Trust Assets are deemed to be assets of the Plan. The United States Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. Section 2510.3-101 (the "Plan Asset Regulations") defining the term "plan assets" for purposes of ERISA and the Code. Under the Plan Asset Regulations, generally, when a Plan makes an equity investment in another entity (such as the Trust), the underlying assets of that entity may be considered plan assets unless certain exceptions apply. There can be no assurance that any of the exceptions set forth in the Plan Asset Regulations will apply to the purchase and holding of Offered Certificates. If the Loans or other Trust Assets constitute plan assets, then any party exercising management or discretionary control regarding those assets might be a Plan fiduciary, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and the Code or Similar Law.

  Certain affiliates of the Depositor might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the Trustee, the Master Servicer or any other servicer, and the Enhancement Insurer, the Extension Insurer or any other issuer of a credit support instrument relating to the Trust Assets or any of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. Prohibited transactions within the meaning of ERISA and the Code or a Similar Law could arise if Offered Certificates are acquired by a Plan with respect to which any such person is a Party in Interest.

  The DOL has granted to Bear, Stearns & Co. Inc. an individual prohibited transaction exemption, PTE 90-30, 55 Fed. Reg. 21,461 (May 24, 1990) , as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997) (the "Exemption"), from certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed upon to Section 4975 of the Code, provided that certain conditions set forth in the Exemption are satisfied. The loans described in the Exemption include credit lease backed mortgage loans and mortgage loans such as the Loans.

  The Exemption sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Offered Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by S&P, Moody's, Duff & Phelps Credit Rating Co. ("DCR") or Fitch IBCA, Inc. ("Fitch") Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which consists of (1) the Depositor, (2) the Underwriters, (3) the Trustee, (4) the Master Servicer or the Special Servicer, (5) the Enhancement Insurer, (6) the Extension Insurer, (7) any obligor with respect to more than 5% of the unamortized principal balance of the Loans, or (8) any affiliate or successor of a person described in (1) to (7) above. Fifth, the sum of all payments made to and retained by Underwriter in connection with the underwriting of the Offered Certificates must represent not more than reasonable compensation for its services; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Loans to the Trust must represent not more than the fair market value of such Loans; and the sum of all payments made to and retained by the Master Servicer or the Special Servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

  Because the Offered Certificates are not subordinated to any other class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Class A Certificates that they be rated not lower than "AAA" by the Rating Agencies, thus satisfying the third general condition as of the Closing Date. In addition, as of the Closing Date, the fourth general condition set forth above will be satisfied. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market must make its own determination that, at the time of such purchase, the Senior Certificates continue to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a Senior Certificate, whether in the initial issuance of such Certificates or in the secondary market, must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Senior Certificate.

  The Exemption also requires that the trust meet the following requirements:
(i) the Trust Assets must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of DCR, S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of Offered Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

  If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates to Plans in the initial issuance of such Offered Certificates, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

  If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates to Plans in the initial issuance of such Offered Certificates when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Offered Certificates is (a) an obligor with respect to 5% or less of the fair market value of the Loans or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. Among the specific conditions that must be satisfied is the condition that immediately after the acquisition of the Offered Certificates, no more than 25% of the assets of the Plan with respect to which the person is a fiduciary are invested in certificates representing an interest in a trust containing assets sold or serviced by the same entity.

  Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust.

  Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (i) the Offered Certificates constitute "certificates" for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including, with respect to governmental plans, any exemptive relief afforded under a Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

  Because the characteristics of the Private Certificates do not meet the requirements of the Exemption, the purchase and holding of the Private Certificates by a Plan may result in prohibited transactions under ERISA, the Code or a Similar Law. In no event may any Offered Private Certificate or any interest therein be transferred to a Plan, unless the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and the related excise tax provisions of Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), which provides an exemption for certain transactions involving insurance company general accounts. Accordingly, each transferee of an offered Private Certificate will be deemed to have represented to the Depositor, the Underwriters, the Master Servicer and Special Servicer, the Trustee, any sub-servicer and any borrower with respect to the Loans either (a) that it is neither a Plan nor a person acting on behalf or using the assets of a Plan to acquire the Offered Private Certificate, or (b) that it is an insurance company using the assets of its general account under circumstances whereby the purchase and holding of the offered Private Certificate, and the operation of the Loan Pool, would be exempt from the prohibited transaction provisions of ERISA and the Code under Sections I and III of PTCE 95-60.

  Any Plan fiduciary considering whether to purchase and Offered Certificate on behalf of a Plan should consult with its legal advisors regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

  The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                               LEGAL INVESTMENT

  The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. No representations are made as to the proper characterization of any class of Offered Certificates for legal investment, financial institution, regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the accompanying prospectus.

  Updating the information in the "Legal Investment" section of the prospectus, National Credit Union Administration (the "NCUA") Letter to Credit Unions Nos. 96 and 108 have been superseded by the NCUA's rules governing investments by federal credit unions at 12 C.F.R. Part 703. Furthermore, the Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities and Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Offered Certificates. Finally, all depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council (the "FFIEC"), which has superseded the FFIEC's 1992 Policy Statement discussed in the prospectus. The 1998 Policy Statement was adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

                            METHOD OF DISTRIBUTION

  Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriters (the "Underwriting Agreement"), the Offered Certificates will be purchased from the Depositor by the Underwriters upon issuance.

  Bear, Stearns & Co. Inc. is an affiliate of the Depositor.

  Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be an amount equal to approximately 94.47% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest from August 15, 1999 on all the Offered Certificates, before deducting expenses payable by the Depositor.

  Each Underwriter has severally agreed in the Underwriting Agreement to purchase one-third of the aggregate principal balance of each Class of Offered Certificates.

  Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

  Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

  The Depositor also has been advised by the Underwriters that the Underwriters presently intend to make a market in the Offered Certificates; however, none of the Underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop, or if it does develop, that it will continue. See "Risk Factors--Risks Related to the Certificates in this prospectus supplement and "Risk Factors--Secondary Market" in the accompanying prospectus.

  The Depositor has agreed to indemnify the Underwriters and each person, if any, who controls each Underwriters within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriters and the such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. Each of the Mortgage Loan Sellers has agreed to indemnify the Depositor, its officers and directors, the Underwriters, and each person, if any, who controls the Depositor or the Underwriters within the meaning of Section 15 of the Securities Act, with respect to certain liabilities, including certain liabilities under the Securities Act, relating to certain of the Loans.

                                 LEGAL MATTERS

  Certain legal matters relating to the Offered Certificates will be passed upon for the Depositor by O'Melveny & Myers LLP, New York, New York, and for the Underwriters by Cadwalader, Wickersham & Taft, New York, New York.

                                    EXPERTS

  The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1998 and December 31, 1997 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    RATINGS

  It is a condition to the issuance of the Offered Certificates that they receive credit ratings no lower than the following credit ratings from the Rating Agencies:

                                                                     S&P Moody's
                                                                     --- -------
     Class A-1...................................................... AAA   Aaa
     Class A-2...................................................... AAA   Aaa
     Class A-3...................................................... AAA   Aaa
     Class A-4...................................................... AAA   Aaa

  The ratings of the Rating Agencies on the certificates address the likelihood of the receipt of full and timely payment thereon of interest and, to the extent applicable, the ultimate payment thereon of principal on the certificates by the Rated Final Distribution Date. Although MBIA has guaranteed the timely payment of interest, the timely distribution of (subject to the limitations described herein) scheduled principal and final payment of principal no later than August 2018 on the Offered Certificates, the ratings assigned to such certificates are not dependent on the benefit of the MBIA Policy. The ratings take into consideration the credit quality of the Credit Leases, structural aspects associated with the certificates, and the characteristics of the Loans, including the extent to which the payment stream from the Loans is adequate to make payments of principal and interest required under the certificates. The ratings on the certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments or any prepayment interest shortfalls on the Loans, (2) the degree to which such principal prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment Premiums and default interest will be received or (4) the tax attributes of the certificates or the trust. In general, the ratings thus address credit risk and not prepayment risk. A change in the credit rating of the Credit Lease tenants and/or the Guarantors may have a related positive or adverse effect on the rating of the certificates. Each rating assigned to the Offered Certificates should be evaluated independently of any other rating. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

  There can be no assurance that any rating agency not requested to rate the Certificates will not issue a rating to any or all classes thereof and, if so, what such rating or ratings would be. A rating assigned to any class of certificates by a rating agency that has not been requested by the Depositor to do so may be lower or higher than the rating assigned thereto by any of the Rating Agencies.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                       Page
                                                                       ----
1998 Policy Statement.............................................         S-134
30/360 Basis......................................................          S-48
Accrued Certificate Interest......................................         S-100
ACMs..............................................................          S-62
Act...............................................................          S-54
Additional Termination or Abatement Rights........................          S-19
Additional Trust Fund Expenses....................................         S-105
Administrative Fee Rate...........................................         S-100
Advance Rate......................................................         S-118
Advances..........................................................          S-88
Affirmative Lease Covenants.......................................           C-4
Anticipated Liquidation Value.....................................          S-37
Appraisal Reduction Amount........................................         S-106
ASAP..............................................................         S-113
Asset Status Report...............................................          S-84
Assumed Final Distribution Date...................................           S-2
Assumed Monthly Payment...........................................         S-101
Available Distribution Amount.....................................          S-96
Balloon Loan......................................................          S-48
Balloon Payment...................................................          S-48
Bankruptcy Code...................................................          S-28
Bedford........................................................... S-31, 46, D-1
Bond-Type Leases..................................................          S-19
Borrower Credit Lease Obligations.................................          S-37
Borrower Reserve Fund.............................................          S-20
Casualty or Condemnation Termination or Abatement Rights..........          S-19
Certificate Balance...............................................         S-101
Certificate Owner.................................................          S-95
Certificate Registrar.............................................          S-95
Certificates......................................................          S-95
Chase Loan........................................................          S-51
Chubb.............................................................          S-31
Class A Certificates..............................................          S-95
Class X Certificates..............................................          S-95
CLF...............................................................  S-31, 46, 65
Code..............................................................          S-67
Collateral Substitution Deposit...................................          S-50
Company...........................................................         S-119
Controlling Class.................................................      S-37, 85
Controlling Class Certificateholder...............................          S-84
Corporate Lease Loans.............................................       S-8, 46
Corrected Loan....................................................          S-84
Credit Lease Assignment...........................................          S-46
Credit Lease Default..............................................          S-77
Credit Lease Termination Condition................................          S-83
Credit Leases.....................................................          S-16
Cut-off Date......................................................          S-46
Cut-off Date Balance..............................................          S-16
CVS...............................................................          S-56

                                                                         Page
                                                                         ----
CVS Credit Leases.....................................................      S-56
CVS Loans.............................................................      S-56
DCR...................................................................     S-132
Default Interest......................................................      S-88
Defaulting Party......................................................      S-89
Defeasance Lock-out Period............................................      S-49
Defeasance Option.....................................................      S-49
Definitive Certificate................................................      S-95
Delinquent Loan Status Report.........................................     S-112
Directing Certificateholder...........................................  S-37, 84
Distributable Certificate Interest....................................      S-99
Distribution Date Statement...........................................     S-111
DOL...................................................................     S-132
Double Net Leases.....................................................      S-19
DTC...................................................................  S-22, 95
Due Date..............................................................      S-48
Earthquake Zones......................................................      S-31
Eckerd................................................................      S-59
Eckerd Credit Leases..................................................      S-59
Eckerd Loans..........................................................      S-59
Eligible Account......................................................     S-110
Enhancement Insurer...................................................      S-31
ERISA Plan............................................................     S-131
Excluded Class........................................................     S-102
Excluded Plan.........................................................     S-133
Exemption.............................................................     S-132
Extension Insurer.....................................................     S-117
FEMA..................................................................       D-2
FFIEC.................................................................     S-134
FIRREA................................................................      S-63
Fitch.................................................................     S-132
FSL...................................................................     S-117
Form 8-K..............................................................      S-74
GAAP..................................................................     S-120
Historical Loan Modification Report...................................     S-113
Historical Loss Report................................................     S-113
Home Depot............................................................      S-61
Home Depot Credit Lease...............................................      S-60
Home Depot Loan.......................................................      S-60
Insurance Payments....................................................     S-118
Insured Obligations...................................................     S-118
Insurer Default.......................................................     S-118
Interested Person.....................................................      S-92
J.C. Penney...........................................................      S-60
Lease Enhancement Policy..............................................      S-31
Leased Fee Value......................................................      S-30
Liquidation Fee.......................................................      S-87
Liquidation Fee Rate..................................................      S-87
Loan Pool.............................................................      S-16
Loan Rate............................................................. S-48, 100
Loans.................................................................      S-46

                                                                         Page
                                                                         ----
Lock-out Period...................................................... S-14, S-48
LOP..................................................................      S-125
MAI..................................................................       S-63
Maintenance Termination or Abatement Rights..........................       S-19
Master Servicing Fee.................................................       S-86
Master Servicing Fee Rate............................................       S-86
Maturity Assumptions.................................................      S-125
MBIA.................................................................      S-119
Middlesex Loan.......................................................       S-46
Midland..............................................................       S-85
Modified Loan........................................................      S-105
Monthly Loan Payment.................................................       S-76
Monthly Payments.....................................................       S-48
Moody's..............................................................  S-2, S-23
Mortgage.............................................................       S-46
Mortgaged Property...................................................       S-47
NCUA.................................................................      S-134
Negative Lease Covenants.............................................        C-4
Net Aggregate Prepayment Interest Shortfall..........................      S-100
Net Loan Rate........................................................      S-100
Net Proceeds Account.................................................       S-15
Net Proceeds Release Date............................................       S-96
Nonrecoverable Servicing Advance.....................................       S-88
Note.................................................................       S-47
Notice...............................................................      S-119
Notional Amount......................................................      S-100
NYSE.................................................................       S-58
Offered Certificates.................................................   S-12, 95
ORIX................................................................. S-10, S-86
OTS..................................................................      S-134
PSCC.................................................................       S-46
P&I Advance..........................................................       S-17
Participants.........................................................       S-95
Pass-Through Rate....................................................      S-100
PBM..................................................................       S-58
Permitted Encumbrances...............................................       S-67
Plan.................................................................      S-131
Plan Asset Regulations...............................................      S-132
Pooling Agreement....................................................       S-95
Premium..............................................................      S-119
Prepayment Interest Excess...........................................       S-86
Prepayment Interest Shortfall........................................       S-87
Prepayment Premium...................................................       S-48
Prepayment Premium Period............................................       S-48
Prepayment Premiums..................................................       S-14
Principal Distribution Amount........................................      S-101
Private Certificates.................................................   S-12, 95
PTCE 95-60...........................................................      S-134
Purchase Price.......................................................       S-66
Qualified Bidder.....................................................       S-90
Rated Final Distribution Date........................................        S-2

                                                                          Page
                                                                          ----
Rating Agencies........................................................  S-2, 23
Realized Losses........................................................    S-104
Reimbursement Rate.....................................................    S-107
Reinvestment Yield.....................................................    S-102
Related Proceeds.......................................................     S-88
Release Date...........................................................     S-49
REMIC Administrator....................................................    S-116
REMIC Provisions.......................................................    S-130
REMIC Regular Certificates.............................................     S-95
REO Extension..........................................................     S-93
REO Property...........................................................     S-83
REO Status Report......................................................    S-113
REO Tax................................................................    S-131
RVI....................................................................    S-117
Required Appraisal Date................................................    S-105
Required Appraisal Loan................................................    S-105
Residual Certificates..................................................     S-95
Residual Value Insurers................................................    S-117
Restricted Group.......................................................    S-132
Rite Aid...............................................................     S-57
Rite Aid Credit Leases.................................................     S-57
Rite Aid Loans.........................................................     S-57
Royal Ahold............................................................     S-55
Royal Ahold Credit Leases..............................................     S-55
Royal Ahold Loans......................................................     S-55
S&P....................................................................  S-2, 23
SAP....................................................................    S-120
Scheduled Payment......................................................    S-119
Scheduled Payment Date.................................................    S-119
Senior Certificates....................................................     S-97
Sequential Pay Certificates............................................     S-95
Servicer Reports.......................................................    S-112
Servicer Reserve Amount................................................    S-110
Servicing Advances..................................................... S-17, 88
Servicing Standard.....................................................     S-82
Servicing Transfer Event...............................................     S-83
Settlement Date........................................................    S-125
Similar Law............................................................    S-131
Special Servicer Loan Status Report....................................    S-113
Special Servicing Fee..................................................     S-87
Specially Serviced Loan................................................     S-82
Stated Principal Balance...............................................    S-101
Subordinate Certificates...............................................     S-98
Sub-Servicer...........................................................     S-86
Sub-Servicing Agreement................................................     S-86
Successful Bidder......................................................     S-90
Successor Servicer Retained Fee........................................     S-86
Tenant Non-Renewal Action..............................................     S-19
Triple Net Leases......................................................     S-19
Trust Assets...........................................................     S-95
Trustee Fee............................................................    S-116

                                                                     Page
                                                                     ----
Underwriting Agreement.........................................           S-135
USPS........................................................... S-16, D-1, S-54
USPS Credit Lease..............................................      S-36, S-54
USPS Lease Loans............................................... S-8, S-46, S-54
Voluntary Prepayment...........................................            S-98
Voting Rights..................................................           S-115
WAC............................................................      S-7, S-100
Wal Mart Loan..................................................             C-5
Walgreen.......................................................            S-59
Walgreen Credit Leases.........................................            S-59
Walgreen Loans.................................................            S-59
Workout Fee....................................................            S-87
Workout Fee Rate...............................................            S-87
Y2K............................................................           S-121
YMP............................................................           S-125

                      INDEX OF DEFINED TERMS FOR ANNEX A

  For purposes of Annex A of this prospectus supplement, the indicated terms shall have the following meanings:

(1) "Leased Value" represents the appraised value of the applicable Mortgage Property as encumbered by the related Credit Lease.
(2) "Dark Value" represents the appraised value of the Mortgaged Property assuming the Mortgaged Property is vacant and not encumbered by the related Credit Lease.
(3) Debt Service Coverage Ratio ("DSCR") means, with respect to any Loan the
    (a) monthly lease payment as of the Cut-off Date for the related Mortgaged Property (increased by any monthly escrow payment from supplemental reserves for debt service and reduced by any monthly ground lease payments for Loans secured by a leasehold interest in the related Mortgaged Property), divided by (b) the monthly debt service for such Loan as of the Cut-off Date (as set forth in the column titled "Principal-Interest"). As the monthly lease payments and/or monthly debt service changes over the term of any Loan, the DSCR of such Loan may change over the term of such Loan.
(4) "Loan Term" means, with respect to any Loan, the number of months from and including the month in which the first Due Date occurs to and including the month of such Loan's maturity date. For those Loans whose maturity date falls on other than a Due Date, the maturity date is assumed to fall on the Due Date of the following month.
(5) "Remaining Term" means, with respect to any Loan, the number of months from the month of the Cut-off Date to and including the month of such Loan's maturity date. For those Loans whose maturity date falls on other than a Due Date, the maturity date is assumed to fall on the Due Date of the following month.
(6) "Loan Age" means, with respect to any Loan, the number of months from and including the month in which the first Due Date occurs to and including the month of the Cut-off Date.
(7) "Remaining Lock-out Period" means, the period of the term of the related Loan from the Cut-off Date which the Loan may not be voluntarily prepaid or defeased.

                                                                        ANNEX A

                     CERTAIN CHARACTERISTICS OF THE LOANS

  The schedule and tables appearing in this Annex A set forth certain information with respect to the Corporate Lease Loans, the USPS Lease Loans and the related Mortgaged Properties. Unless otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or the Underwriters, or any of their respective affiliates or any other person.

                       SUMMARY LOAN INFORMATION--COMBINED

        Gross Weighted Average Coupon............................        7.306%
        Maximum Gross Coupon.....................................         8.50%
        Minimum Gross Coupon.....................................         6.18%
        Weighted Average Original Term (Months)..................           244
        Weighted Average Remaining Term (Months).................           234
        Average Loan Size (as of Cut-off Date)................... $2,255,017.20

                            PROPERTY TYPE--COMBINED

                                                             Weighted   Weighted
                      Number of                    % of      Average    Average
                       Mortgage     Aggregate    Aggregate Underwriting Mortgage
Property Type         Properties     Balance      Balance      DSCR       Rate
-------------         ---------- --------------- --------- ------------ --------
Bank................       1     $  2,583,409.45    0.67%      1.00x      7.60%
Drug Store..........      50      121,498,805.83   31.69%      1.05x      7.22%
Grocery Store.......       8       59,560,683.33   15.54%      1.01x      7.27%
Grocery/Drug Store..       1       17,320,981.78    4.52%      1.03x      7.20%
Hotel...............       1        7,575,511.22    1.98%      1.00x      8.50%
Jewelry Store.......       1        2,042,126.58    0.53%      1.10x      7.89%
Office..............       1       22,756,883.88    5.94%      1.38x      6.79%
Office/Hdqr.........       1       20,026,522.70    5.22%      1.00x      8.38%
Restaurant..........       1          981,970.24    0.26%      1.05x      7.15%
Retail..............       5       58,962,813.05   15.38%      1.02x      6.99%
Retail Electronics..       3        7,526,691.54    1.96%      1.10x      8.00%
Testing Center......       1        3,154,079.60    0.82%      1.10x      6.98%
Theater.............       1        8,605,270.77    2.24%      1.03x      7.67%
U.S. Post Office....      96     $ 50,757,173.78   13.24%      1.10x      7.41%
                         ---     ---------------  ------       ----       ----
                         171     $383,352,923.75  100.00%      1.06x      7.31%
                         ===     ===============  ======       ====       ====

                        CUT-OFF DATE BALANCES--COMBINED

                                                                Weighted   Weighted
                          Number of                   % of      Average    Average
                          Mortgage     Aggregate    Aggregate Underwriting Mortgage
Cut-Off Balance             Loans       Balance      Balance      DSCR       Rate
---------------           --------- --------------- --------- ------------ --------
$0--$99,999.............       1    $     98,723.62    0.03%      1.15x      7.90%
$100,000--$199,999......       7       1,194,419.82    0.31%      1.16x      7.73%
$200,000--$299,999......      13       3,371,462.87    0.88%      1.13x      7.72%
$300,000--$399,999......      20       6,833,210.92    1.78%      1.13x      7.62%
$400,000--$499,999......      15       6,838,233.41    1.78%      1.11x      7.66%
$500,000--$599,999......      12       6,539,051.40    1.71%      1.15x      7.58%
$600,000--$699,999......       7       4,568,521.19    1.19%      1.14x      7.44%
$700,000--$799,999......       6       4,597,130.36    1.20%      1.06x      7.34%
$800,000--$899,999......       2       1,712,119.22    0.45%      1.04x      6.80%
$900,000--$999,999......       4       3,811,579.53    0.99%      1.09x      7.11%
$1,000,000--$1,999,999..      27      38,129,448.20    9.95%      1.08x      7.33%
$2,000,000--$2,999,999..      24      58,450,441.10   15.25%      1.05x      7.31%
$3,000,000--$3,999,999..      13      44,362,682.85   11.57%      1.06x      7.14%
$4,000,000--$4,999,999..       4      18,234,236.97    4.76%      1.03x      7.20%
$5,000,000--$5,999,999..       1       5,030,624.99    1.31%      1.01x      6.76%
$6,000,000--$6,999,999..       2      13,351,142.38    3.48%      1.03x      7.24%
$7,000,000--$7,999,999..       3      22,805,082.70    5.95%      1.02x      7.91%
$8,000,000--$8,999,999..       1       8,605,270.77    2.24%      1.03x      7.67%
$9,000,000--$9,999,999..       1       9,753,498.68    2.54%      1.00x      7.35%
$11,000,000--
 $11,999,999............       2      23,092,181.64    6.02%      1.05x      6.95%
$17,000,000--
 $17,999,999............       1      17,320,981.78    4.52%      1.03x      7.20%
$18,000,000--
 $18,999,999............       1      18,581,291.57    4.85%      1.00x      7.32%
$20,000,000--
 $20,999,999............       1      20,026,522.70    5.22%      1.00x      8.38%
$22,000,000--
 $22,999,999............       1      22,756,883.88    5.94%      1.38x      6.79%
$23,000,000--
 $23,999,999............       1      23,288,181.20    6.07%      1.00x      6.75%
                             ---    ---------------  ------       ----       ----
                             170    $383,352,923.75  100.00%      1.06x      7.31%
                             ===    ===============  ======       ====       ====

                       GEOGRAPHIC DISTRIBUTION--COMBINED

                                                            Weighted   Weighted
                     Number of                    % of      Average    Average
                      Mortgage    Aggregate     Aggregate Underwriting Mortgage
States               Properties    Balance       Balance      DSCR       Rate
------               ---------- --------------  --------- ------------ --------
AL..................      3     $ 7,296,050.81     1.90%      1.06x      7.29%
AR..................      1       3,268,058.71     0.85%      1.13x      8.00%
CA..................      3       9,025,403.61     2.35%      1.02x      7.86%
CO..................      1       1,257,540.89     0.33%      1.17x      6.54%
CT..................      3      30,212,238.00     7.88%      1.01x      8.12%
DC..................      1         981,970.24     0.26%      1.05x      7.15%
FL..................      3       7,776,233.43     2.03%      1.07x      7.28%
GA..................      6      21,502,251.01     5.61%      1.02x      7.13%
IA..................      7       2,382,899.61     0.62%      1.12x      7.47%
IL..................      1       2,583,409.45     0.67%      1.00x      7.60%
IN..................      8      17,565,771.57     4.58%      1.08x      6.85%
KS..................      2       2,743,902.98     0.72%      1.05x      6.84%
KY..................      4       2,039,788.28     0.53%      1.06x      7.66%
LA..................      2       2,924,856.26     0.76%      1.03x      8.03%
MA..................      3      10,461,648.57     2.73%      1.06x      7.50%
ME..................      4       1,393,796.73     0.36%      1.09x      7.87%
MI..................      7      15,299,737.23     3.99%      1.03x      7.38%
MN..................      4       3,864,958.21     1.01%      1.10x      7.16%
MS..................      4       6,168,317.47     1.61%      1.02x      7.49%
MT..................      2       1,581,106.87     0.41%      1.06x      7.58%
NC..................      4       7,129,959.53     1.86%      1.06x      7.32%
NH..................      8      10,892,247.15     2.84%      1.06x      7.39%
NJ..................      3      44,734,794.81    11.67%      1.01x      7.03%
NM..................      6       5,271,411.63     1.38%      1.07x      6.89%
NV..................      4      25,180,592.51     6.57%      1.06x      7.20%
NY..................     21      33,852,108.69     8.83%      1.04x      7.34%
OH..................      4      26,522,483.44     6.92%      1.34x      6.87%
OK..................      4       1,291,769.55     0.34%      1.11x      7.79%
OR..................      1         583,841.46     0.15%      1.04x      7.70%
PA..................      6      16,171,770.02     4.22%      1.03x      7.12%
RI..................      1         545,150.79     0.14%      1.04x      7.96%
SC..................      2       8,055,545.90     2.10%      1.06x      7.08%
TN..................      1         635,999.53     0.17%      1.03x      8.21%
TX..................     16      17,096,054.56     4.46%      1.09x      7.12%
UT..................      1         164,593.67     0.04%      1.43x      7.22%
VA..................      6      13,216,416.13     3.45%      1.05x      7.24%
WA..................     11      17,196,310.18     4.49%      1.05x      7.79%
WI..................      1       3,258,050.01     0.85%      1.00x      6.90%
WV..................      1         352,004.97     0.09%      1.08x      8.01%
WY..................      1         871,879.29     0.23%      1.04x      7.40%
                        ---     --------------   ------       ----       ----
                        171     $383,352,923.75  100.00%      1.06x      7.31%
                        ===     ==============   ======       ====       ====

UNDERWRITING DEBT SERVICE COVERAGE RATIO--COMBINED

                                                            Weighted   Weighted
                      Number of                   % of      Average    Average
                      Mortgage     Aggregate    Aggregate Underwriting Mortgage
DSCR(NOI)               Loans       Balance      Balance      DSCR       Rate
---------             --------- --------------- --------- ------------ --------
1.00x--1.09x.........    128     330,046,863.75   86.09%      1.03x      7.33%
1.10x--1.19x.........     25      20,617,028.94    5.38%      1.12x      7.40%
1.20x--1.29x.........      8       6,610,231.18    1.72%      1.24x      7.66%
1.30x--1.39x.........      4      23,875,198.54    6.23%      1.38x      6.83%
1.40x--1.49x.........      2         620,645.22    0.16%      1.45x      7.40%
1.50x--1.59x.........      2         998,919.31    0.26%      1.52x      7.21%
1.60x--1.69x.........      1         584,036.81    0.15%      1.69x      7.65%
                         ---    ---------------  ------       ----       ----
                         170    $383,352,923.75  100.00%      1.06x      7.31%
                         ===    ===============  ======       ====       ====

MORTGAGE RATES--COMBINED

                                                            Weighted   Weighted
                      Number of                   % of      Average    Average
                      Mortgage     Aggregate    Aggregate Underwriting Mortgage
Mortgage Rate           Loans       Balance      Balance      DSCR       Rate
-------------         --------- --------------- --------- ------------ --------
6.00%--6.24%.........      2    $  2,082,694.26    0.54%      1.03x      6.22%
6.25%--6.49%.........      2         700,990.27    0.18%      1.10x      6.33%
6.50%--6.74%.........      4      14,304,556.45    3.73%      1.09x      6.68%
6.75%--6.99%.........     24      85,919,073.42   22.41%      1.13x      6.81%
7.00%--7.24%.........     24      87,361,412.54   22.79%      1.04x      7.15%
7.25%--7.49%.........     32      87,459,124.62   22.81%      1.03x      7.30%
7.50%--7.74%.........     36      39,026,753.91   10.18%      1.07x      7.63%
7.75%--7.99%.........     27      16,852,412.15    4.40%      1.10x      7.85%
8.00%--8.24%.........     14      21,316,689.36    5.56%      1.06x      8.02%
8.25%--8.49%.........      4      20,753,705.55    5.41%      1.01x      8.37%
8.50%--8.74%.........      1       7,575,511.22    1.98%      1.00x      8.50%
                         ---    ---------------  ------       ----       ----
                         170    $383,352,923.75  100.00%      1.06x      7.31%
                         ===    ===============  ======       ====       ====

                      ORIGINAL TERM TO MATURITY--COMBINED

                                                               Weighted   Weighted
                         Number of                   % of      Average    Average
Original Term to         Mortgage     Aggregate    Aggregate Underwriting Mortgage
Maturity                   Loans       Balance      Balance      DSCR       Rate
----------------         --------- --------------- --------- ------------ --------
60--79..................      1    $    136,269.31    0.04%      1.07x      7.68%
100--119................      1         373,428.57    0.10%      1.03x      7.75%
140--159................      1      20,026,522.70    5.22%      1.00x      8.38%
160--179................     11      26,529,118.09    6.92%      1.34x      6.91%
180--199................      4       4,571,391.29    1.19%      1.11x      7.14%
200--219................      4       1,345,020.14    0.35%      1.12x      7.43%
220--239................    112     157,459,663.75   41.07%      1.06x      7.25%
240--259................     16      60,055,582.32   15.67%      1.02x      6.98%
260--279................      5      22,654,027.98    5.91%      1.04x      8.17%
280--299................      8      38,073,417.71    9.93%      1.05x      7.15%
300--319................      6      50,698,650.51   13.23%      1.00x      7.37%
340--359................      1       1,429,831.38    0.37%      1.03x      7.76%
                            ---    ---------------  ------       ----       ----
                            170    $383,352,923.75  100.00%      1.06x      7.31%
                            ===    ===============  ======       ====       ====

                      REMAINING TERM TO MATURITY--COMBINED

                                                                  Weighted   Weighted
                            Number of                   % of      Average    Average
                            Mortgage     Aggregate    Aggregate Underwriting Mortgage
Remaining Term to Maturity    Loans       Balance      Balance      DSCR       Rate
--------------------------  --------- --------------- --------- ------------ --------
40--59..................         1    $    136,269.31    0.04%      1.07x      7.68%
80--99..................         2      20,399,951.27    5.32%      1.00x      8.36%
140--159................         1         370,548.97    0.10%      1.14x      7.84%
160--179................        14      30,729,960.41    8.02%      1.31x      6.93%
180--199................         2         678,684.12    0.18%      1.13x      7.88%
200--219................        24      15,139,685.91    3.95%      1.09x      7.63%
220--239................       105     196,487,057.94   51.25%      1.05x      7.14%
240--259................         1       6,554,838.24    1.71%      1.05x      7.25%
260--279................         5      22,654,027.98    5.91%      1.04x      8.17%
280--299................        14      88,772,068.22   23.16%      1.02x      7.28%
340--359................         1       1,429,831.38    0.37%      1.03x      7.76%
                               ---    ---------------  ------       ----       ----
                               170    $383,352,923.75  100.00%      1.06x      7.31%
                               ===    ===============  ======       ====       ====

                       YEAR OF LOAN ORIGINATION--COMBINED

                                                                Weighted   Weighted
                          Number of                   % of      Average    Average
                          Mortgage     Aggregate    Aggregate Underwriting Mortgage
Year of Loan Origination    Loans       Balance      Balance      DSCR       Rate
------------------------  --------- --------------- --------- ------------ --------
1995....................       1    $ 20,026,522.70    5.22%      1.00x      8.38%
1997....................      20      11,495,021.20    3.00%      1.08x      7.98%
1998....................      95     190,721,669.35   49.75%      1.09x      7.09%
1999....................      54     161,109,710.50   42.03%      1.04x      7.38%
                             ---    ---------------  ------       ----       ----
                             170    $383,352,923.75  100.00%      1.06x      7.31%
                             ===    ===============  ======       ====       ====

                        YEAR OF LOAN MATURITY--COMBINED

                                                             Weighted   Weighted
                       Number of                   % of      Average    Average
                       Mortgage     Aggregate    Aggregate Underwriting Mortgage
Year of Loan Maturity    Loans       Balance      Balance      DSCR       Rate
---------------------  --------- --------------- --------- ------------ --------
2003.................       1    $    136,269.31    0.04%      1.07x      7.68%
2006.................       1         373,428.57    0.10%      1.03x      7.75%
2007.................       1      20,026,522.70    5.22%      1.00x      8.38%
2012.................       2         676,913.17    0.18%      1.12x      7.77%
2013.................       7      25,124,786.77    6.55%      1.36x      6.86%
2014.................       6       5,298,809.44    1.38%      1.09x      7.25%
2015.................       1         458,331.97    0.12%      1.08x      7.86%
2016.................      10       2,696,200.67    0.70%      1.12x      7.79%
2017.................      17      13,505,337.45    3.52%      1.08x      7.61%
2018.................      79     155,732,534.82   40.62%      1.05x      7.13%
2019.................      25      46,467,861.30   12.12%      1.05x      7.17%
2021.................       4      15,102,202.76    3.94%      1.05x      8.25%
2022.................       1       7,551,825.22    1.97%      1.00x      8.00%
2023.................       7      18,415,664.67    4.80%      1.06x      7.17%
2024.................       7      70,356,403.55   18.35%      1.01x      7.31%
2028.................       1       1,429,831.38    0.37%      1.03x      7.76%
                          ---    ---------------  ------       ----       ----
                          170    $383,352,923.75  100.00%      1.06x      7.31%
                          ===    ===============  ======       ====       ====

                SUMMARY LOAN INFORMATION--CORPORATE LEASE LOANS

Gross Weighted Average Coupon.............          7.290%
Maximum Gross Coupon......................           8.50%
Minimum Gross Coupon......................           6.71%
Weighted Average Original Term (Months)...            245
Weighted Average Remaining Term (Months)..            235
Average Loan Size (as of Cut-off Date)....  $4,494,537.16

                      PROPERTY TYPE--CORPORATE LEASE LOANS

                                                                Weighted     Weighted   Weighted
                         Number of                    % of      Average      Average    Average
                          Mortgage     Aggregate    Aggregate Underwriting Cut-Off Date Mortgage
Property Type            Properties     Balance      Balance      DSCR      LTV Ratio     Rate
-------------            ---------- --------------- --------- ------------ ------------ --------
Bank....................      1     $  2,583,409.45    0.78%      1.00x        89.08      7.60%
Drug Store..............     50      121,498,805.83   36.53%      1.05x        88.94      7.22%
Grocery Store...........      8       59,560,683.33   17.91%      1.01x        91.15      7.27%
Grocery/Drug Store......      1       17,320,981.78    5.21%      1.03x        98.30      7.20%
Hotel...................      1        7,575,511.22    2.28%      1.00x        93.52      8.50%
Jewelry Store...........      1        2,042,126.58    0.61%      1.10x        88.79      7.89%
Office..................      1       22,756,883.88    6.84%      1.38x        75.86      6.79%
Office/Hdqr.............      1       20,026,522.70    6.02%      1.00x        78.54      8.38%
Restaurant..............      1          981,970.24    0.30%      1.05x        81.83      7.15%
Retail..................      5       58,962,813.05   17.73%      1.02x        88.33      6.99%
Retail Electronics......      3        7,526,691.54    2.26%      1.10x        89.16      8.00%
Testing Center..........      1        3,154,079.60    0.95%      1.10x       102.07      6.98%
Theater.................      1        8,605,270.77    2.59%      1.03x        94.56      7.67%
                            ---     ---------------  ------       ----        ------      ----
                             75     $332,595,749.97  100.00%      1.06x        88.55      7.29%
                            ===     ===============  ======       ====        ======      ====

                  CUT-OFF DATE BALANCES--CORPORATE LEASE LOANS

                                                               Weighted     Weighted   Weighted
                         Number of                   % of      Average      Average    Average
                         Mortgage     Aggregate    Aggregate Underwriting Cut-Off Date Mortgage
Cut-Off Balance            Loans       Balance      Balance      DSCR      LTV Ratio     Rate
---------------          --------- --------------- --------- ------------ ------------ --------
$900,000--$999,999......      1    $    981,970.24    0.30%      1.05x       81.83%      7.15%
$ 1,000,000--
 $ 1,999,999............     17      25,954,756.52    7.80%      1.09x       84.41%      7.42%
$ 2,000,000--
 $ 2,999,999............     24      58,450,441.10   17.57%      1.05x       89.21%      7.31%
$ 3,000,000--
 $ 3,999,999............     13      44,362,682.85   13.34%      1.06x       91.65%      7.14%
$ 4,000,000--
 $ 4,999,999............      4      18,234,236.97    5.48%      1.03x       94.41%      7.20%
$ 5,000,000--
 $ 5,999,999............      1       5,030,624.99    1.51%      1.01x       78.60%      6.76%
$ 6,000,000--
 $ 6,999,999............      2      13,351,142.38    4.01%      1.03x       84.13%      7.24%
$ 7,000,000--
 $ 7,999,999............      3      22,805,082.70    6.86%      1.02x       97.72%      7.91%
$ 8,000,000--
 $ 8,999,999............      1       8,605,270.77    2.59%      1.03x       94.56%      7.67%
$ 9,000,000--
 $ 9,999,999............      1       9,753,498.68    2.93%      1.00x       86.31%      7.35%
$11,000,000--
 $11,999,999............      2      23,092,181.64    6.94%      1.05x       95.03%      6.95%
$17,000,000--
 $17,999,999............      1      17,320,981.78    5.21%      1.03x       98.30%      7.20%
$18,000,000--
 $18,999,999............      1      18,581,291.57    5.59%      1.00x       93.37%      7.32%
$20,000,000--
 $20,999,999............      1      20,026,522.70    6.02%      1.00x       78.54%      8.38%
$22,000,000--
 $22,999,999............      1      22,756,883.88    6.84%      1.38x       75.86%      6.79%
$23,000,000--
 $23,999,999............      1      23,288,181.20    7.00%      1.00x       79.21%      6.75%
                            ---    ---------------  ------       ----        -----       ----
                             74    $332,595,749.97  100.00%      1.06x       88.55%      7.29%
                            ===    ===============  ======       ====        =====       ====

                 GEOGRAPHIC DISTRIBUTION--CORPORATE LEASE LOANS

                                                             Weighted
                                                  Weighted    Average  Weighted
           Number of                    % of      Average      Cut-    Average
            Mortgage     Aggregate    Aggregate Underwriting Off Date  Mortgage
States     Properties     Balance      Balance      DSCR     LTV Ratio   Rate
------     ---------- --------------- --------- ------------ --------- --------
AL........      3     $  7,296,050.81    2.19%      1.06x      92.07     7.29%
AR........      1        3,268,058.71    0.98%      1.13x      86.69     8.00%
CA........      1        7,551,825.22    2.27%      1.00x     102.47     8.00%
CT........      3       30,212,238.00    9.08%      1.01x      83.49     8.12%
DC........      1          981,970.24    0.30%      1.05x      81.83     7.15%
FL........      3        7,776,233.43    2.34%      1.07x      86.68     7.28%
GA........      5       20,922,489.51    6.29%      1.02x      93.43     7.14%
IL........      1        2,583,409.45    0.78%      1.00x      89.08     7.60%
IN........      3       15,626,361.51    4.70%      1.08x      94.48     6.81%
KS........      1        2,413,351.65    0.73%      1.05x      91.07     6.75%
LA........      1        2,636,799.05    0.79%      1.00x      96.94     8.00%
MA........      2        9,069,954.59    2.73%      1.06x      75.61     7.46%
MI........      7       15,299,737.23    4.60%      1.03x      91.59     7.38%
MN........      1        3,154,079.60    0.95%      1.10x     102.07     6.98%
MS........      1        4,597,724.19    1.38%      1.00x      93.26     7.51%
NC........      4        7,129,959.53    2.14%      1.06x      88.20     7.32%
NH........      1        7,677,746.26    2.31%      1.05x      97.19     7.25%
NJ........      3       44,734,794.81   13.45%      1.01x      85.58     7.03%
NV........      3       24,596,555.70    7.40%      1.04x      95.60     7.19%
NY........     10       30,250,437.67    9.10%      1.02x      87.64     7.32%
OH........      3       26,151,934.47    7.86%      1.34x      76.90     6.85%
PA........      6       16,171,770.02    4.86%      1.03x      91.24     7.12%
SC........      2        8,055,545.90    2.42%      1.06x      90.65     7.08%
TX........      3       11,323,597.14    3.40%      1.06x      81.83     6.95%
VA........      4       12,279,564.05    3.69%      1.05x      89.05     7.20%
WA........      1        7,575,511.22    2.28%      1.00x      93.52     8.50%
WI........      1        3,258,050.01    0.98%      1.00x      98.43     6.90%
              ---     ---------------  ------       ----      ------     ----
               75     $332,595,749.97  100.00%      1.06x      88.55     7.29%
              ===     ===============  ======       ====      ======     ====

        UNDERWRITING DEBT SERVICE COVERAGE RATIO--CORPORATE LEASE LOANS

                                                               Weighted     Weighted   Weighted
                         Number of                   % of      Average      Average    Average
                         Mortgage     Aggregate    Aggregate Underwriting Cut-Off Date Mortgage
DSCR(NOI)                  Loans       Balance      Balance      DSCR      LTV Ratio     Rate
---------                --------- --------------- --------- ------------ ------------ --------
1.00x--1.09x............     66     293,047,621.63   88.11%      1.03x       89.65       7.31%
1.10x--1.19x............      4      12,374,677.72    3.72%      1.11x       90.25       7.42%
1.20x--1.29x............      3       4,416,566.74    1.33%      1.23x       76.13       7.85%
1.30x--1.39x............      1      22,756,883.88    6.84%      1.38x       75.86       6.79%
                            ---    ---------------  ------       ----        -----       ----
                             74    $332,595,749.97  100.00%      1.06x       88.55       7.29%
                            ===    ===============  ======       ====        =====       ====

                     MORTGAGE RATES--CORPORATE LEASE LOANS

                                                               Weighted     Weighted   Weighted
                         Number of                   % of      Average      Average    Average
                         Mortgage     Aggregate    Aggregate Underwriting Cut-Off Date Mortgage
Mortgage Rate              Loans       Balance      Balance      DSCR      LTV Ratio     Rate
-------------            --------- --------------- --------- ------------ ------------ --------
6.50%--6.74%............      1    $ 11,127,383.11    3.35%      1.09x       95.11       6.71%
6.75%--6.99%............     14      79,573,541.31   23.93%      1.13x       83.14       6.81%
7.00%--7.24%............     19      84,139,346.04   25.30%      1.04x       93.26       7.15%
7.25%--7.49%............     21      81,018,922.20   24.36%      1.02x       88.85       7.30%
7.50%--7.74%............      8      25,226,429.34    7.58%      1.04x       89.17       7.62%
7.75%--7.99%............      4       6,314,460.94    1.90%      1.09x       87.46       7.88%
8.00%--8.24%............      5      17,593,633.11    5.29%      1.05x       93.72       8.00%
8.25%--8.49%............      1      20,026,522.70    6.02%      1.00x       78.54       8.38%
8.50%--8.74%............      1       7,575,511.22    2.28%      1.00x       93.52       8.50%
                            ---    ---------------  ------       ----        -----       ----
                             74    $332,595,749.97  100.00%      1.06x       88.55       7.29%
                            ===    ===============  ======       ====        =====       ====

                ORIGINAL TERM TO MATURITY--CORPORATE LEASE LOANS

                                                                 Weighted     Weighted   Weighted
                           Number of                   % of      Average      Average    Average
                           Mortgage     Aggregate    Aggregate Underwriting Cut-Off Date Mortgage
Original Term to Maturity    Loans       Balance      Balance      DSCR      LTV Ratio     Rate
-------------------------  --------- --------------- --------- ------------ ------------ --------
140--159................        1    $ 20,026,522.70    6.02%      1.00x        78.54      8.38%
160--179................        1      22,756,883.88    6.84%      1.38x        75.86      6.79%
180--199................        1       3,154,079.60    0.95%      1.10x       102.07      6.98%
220--239................       42     120,212,207.98   36.14%      1.05x        90.08      7.19%
240--259................       11      56,277,500.50   16.92%      1.02x        82.38      6.98%
260--279................        5      22,654,027.98    6.81%      1.04x        95.06      8.17%
280--299................        7      36,815,876.82   11.07%      1.04x        95.39      7.17%
300--319................        6      50,698,650.51   15.24%      1.00x        92.72      7.37%
                              ---    ---------------  ------       ----        ------      ----
                               74    $332,595,749.97  100.00%      1.06x        88.55      7.29%
                              ===    ===============  ======       ====        ======      ====

               REMAINING TERM TO MATURITY--CORPORATE LEASE LOANS

                                                                  Weighted     Weighted   Weighted
                            Number of                   % of      Average      Average    Average
                            Mortgage     Aggregate    Aggregate Underwriting Cut-Off Date Mortgage
Remaining Term to Maturity    Loans       Balance      Balance      DSCR      LTV Ratio     Rate
--------------------------  --------- --------------- --------- ------------ ------------ --------
80--99..................         1    $ 20,026,522.70    6.02%      1.00x        78.54      8.38%
160--179................         2      25,910,963.48    7.79%      1.35x        79.05      6.81%
200--219................         4       7,327,812.72    2.20%      1.08x        85.66      7.59%
220--239................        48     162,607,057.52   48.89%      1.04x        88.28      7.10%
240--259................         1       6,554,838.24    1.97%      1.05x        73.48      7.25%
260--279................         5      22,654,027.98    6.81%      1.04x        95.06      8.17%
280--299................        13      87,514,527.33   26.31%      1.02x        93.84      7.29%
                               ---    ---------------  ------       ----        ------      ----
                                74    $332,595,749.97  100.00%      1.06x        88.55      7.29%
                               ===    ===============  ======       ====        ======      ====

                YEAR OF LOAN ORIGINATION--CORPORATE LEASE LOANS

                                                                  Weighted     Weighted   Weighted
                            Number of                   % of      Average      Average    Average
                            Mortgage     Aggregate    Aggregate Underwriting Cut-Off Date Mortgage
Year of Loan Origination      Loans       Balance      Balance      DSCR      LTV Ratio     Rate
------------------------    --------- --------------- --------- ------------ ------------ --------
1995....................         1      20,026,522.70    6.02%      1.00x        78.54      8.38%
1997....................         3       5,467,664.98    1.64%      1.06x        85.17      7.93%
1998....................        37     157,804,644.38   47.45%      1.08x        86.69      7.04%
1999....................        33    $149,296,917.91   44.89%      1.03x        91.99      7.39%
                               ---    ---------------  ------       ----        ------      ----
                                74    $332,595,749.97  100.00%      1.06x        88.55      7.29%
                               ===    ===============  ======       ====        ======      ====

                  YEAR OF LOAN MATURITY--CORPORATE LEASE LOANS

                                                                  Weighted     Weighted   Weighted
                            Number of                   % of      Average      Average    Average
                            Mortgage     Aggregate    Aggregate Underwriting Cut-Off Date Mortgage
Year of Loan Maturity         Loans       Balance      Balance      DSCR      LTV Ratio     Rate
---------------------       --------- --------------- --------- ------------ ------------ --------
2007....................         1      20,026,522.70    6.02%      1.00x        78.54      8.38%
2013....................         1      22,756,883.88    6.84%      1.38x        75.86      6.79%
2014....................         1       3,154,079.60    0.95%      1.10x       102.07      6.98%
2017....................         4       7,327,812.72    2.20%      1.08x        85.66      7.59%
2018....................        36     129,740,907.97   39.01%      1.04x        87.91      7.09%
2019....................        13      39,420,987.79   11.85%      1.04x        87.03      7.16%
2021....................         4      15,102,202.76    4.54%      1.05x        91.35      8.25%
2022....................         1       7,551,825.22    2.27%      1.00x       102.47      8.00%
2023....................         6      17,158,123.78    5.16%      1.05x        93.53      7.21%
2024....................         7    $ 70,356,403.55   21.15%      1.01x        93.92      7.31%
                               ---    ---------------  ------       ----        ------      ----
                                74    $332,595,749.97  100.00%      1.06x        88.55      7.29%
                               ===    ===============  ======       ====        ======      ====

                  LOAN TO LEASED VALUE--CORPORATE LEASE LOANS

                                                                  Weighted     Weighted   Weighted
                            Number of                   % of      Average      Average    Average
                            Mortgage     Aggregate    Aggregate Underwriting Cut-Off Date Mortgage
Loan to Leased Value          Loans       Balance      Balance      DSCR      LTV Ratio     Rate
--------------------        --------- --------------- --------- ------------ ------------ --------
70.00%--74.99%..........         2       8,123,532.80    2.44%      1.09x        73.06      7.33%
75.00%--79.99%..........         5      72,328,251.17   21.75%      1.12x        77.86      7.23%
80.00%--84.99%..........        14      28,802,551.96    8.66%      1.08x        82.94      7.38%
85.00%--89.99%..........        20      55,112,225.73   16.57%      1.04x        87.36      7.32%
90.00%--94.99%..........        19      95,267,441.79   28.64%      1.02x        93.25      7.35%
95.00%--99.99%..........        12      62,255,841.70   18.72%      1.04x        97.08      7.12%
100.00%--104.99%........         2    $ 10,705,904.82    3.22%      1.03x       102.35      7.70%
                               ---    ---------------  ------       ----        ------      ----
                                74    $332,595,749.97  100.00%      1.06x        88.55      7.29%
                               ===    ===============  ======       ====        ======      ====

                   SUMMARY LOAN INFORMATION--USPS LEASE LOANS

Gross Weighted Average Coupon.................        7.41%
Maximum Gross Coupon..........................        8.42%
Minimum Gross Coupon..........................        6.18%
Weighted Average Original Term (Months).......         234
Weighted Average Remaining Term (Months)......         223
Average Loan Size (as of Cut-off Date)........ $528,720.56

                                 PROPERTY TYPE

                                                            Weighted   Weighted
                       Number of                  % of      Average    Average
                       Mortgage    Aggregate    Aggregate Underwriting Mortgage
Property Type            Loans      Balance      Balance      DSCR       Rate
-------------          --------- -------------- --------- ------------ --------
U.S. Post Office......     96    $50,757,173.78  100.00%     1.10x       7.41%

                             CUT-OFF DATE BALANCES

                                                               Weighted   Weighted
                          Number of                  % of      Average    Average
                          Mortgage    Aggregate    Aggregate Underwriting Mortgage
Cut-Off Balance             Loans      Balance      Balance      DSCR       Rate
---------------           --------- -------------- --------- ------------ --------
$0--$99,999.............       1    $    98,723.62    0.19%     1.15x       7.90%
$100,000--$199,999......       7      1,194,419.82    2.35%     1.16x       7.73%
$200,000--$299,999......      13      3,371,462.87    6.64%     1.13x       7.72%
$300,000--$399,999......      20      6,833,210.92   13.46%     1.13x       7.62%
$400,000--$499,999......      15      6,838,233.41   13.47%     1.11x       7.66%
$500,000--$599,999......      12      6,539,051.40   12.88%     1.15x       7.58%
$600,000--$699,999......       7      4,568,521.19    9.00%     1.14x       7.44%
$700,000--$799,999......       6      4,597,130.36    9.06%     1.06x       7.34%
$800,000--$899,999......       2      1,712,119.22    3.37%     1.04x       6.80%
$900,000--$999,999......       3      2,829,609.29    5.57%     1.10x       7.10%
$1,000,000--$1,099,999..       1      1,010,931.26    1.99%     1.04x       7.58%
$1,100,000--$1,199,999..       4      4,621,473.36    9.11%     1.05x       7.12%
$1,200,000--$1,299,999..       3      3,720,761.70    7.33%     1.08x       6.51%
$1,300,000--$1,399,999..       1      1,391,693.98    2.74%     1.06x       7.75%
$1,400,000--$1,499,999..       1      1,429,831.38    2.82%     1.03x       7.76%
                             ---    --------------  ------      -----       ----
                              96    $50,757,173.78  100.00%     1.10x       7.41%
                             ===    ==============  ======      =====       ====

                   GEOGRAPHIC DISTRIBUTION--USPS LEASE LOANS

                                                            Weighted   Weighted
                       Number of                  % of      Average    Average
                       Mortgage    Aggregate    Aggregate Underwriting Mortgage
States                   Loans      Balance      Balance      DSCR       Rate
------                 --------- -------------- --------- ------------ --------
CA....................      2      1,473,578.39    2.90%      1.08x      7.15%
CO....................      1      1,257,540.89    2.48%      1.17x      6.54%
GA....................      1        579,761.50    1.14%      1.15x      6.86%
IA....................      7      2,382,899.61    4.69%      1.12x      7.47%
IN....................      5      1,939,410.06    3.82%      1.08x      7.13%
KS....................      1        330,551.33    0.65%      1.11x      7.50%
KY....................      4      2,039,788.28    4.02%      1.06x      7.66%
LA....................      1        288,057.21    0.57%      1.23x      8.26%
MA....................      1      1,391,693.98    2.74%      1.06x      7.75%
ME....................      4      1,393,796.73    2.75%      1.09x      7.87%
MN....................      3        710,878.61    1.40%      1.09x      7.95%
MS....................      3      1,570,593.28    3.09%      1.05x      7.44%
MT....................      2      1,581,106.87    3.12%      1.06x      7.58%
NH....................      7      3,214,500.89    6.33%      1.07x      7.74%
NM....................      6      5,271,411.63   10.39%      1.07x      6.89%
NV....................      1        584,036.81    1.15%      1.69x      7.65%
NY....................     11      3,601,671.02    7.10%      1.17x      7.59%
OH....................      1        370,548.97    0.73%      1.14x      7.84%
OK....................      4      1,291,769.55    2.54%      1.11x      7.79%
OR....................      1        583,841.46    1.15%      1.04x      7.70%
RI....................      1        545,150.79    1.07%      1.04x      7.96%
TN....................      1        635,999.53    1.25%      1.03x      8.21%
TX....................     13      5,772,457.42   11.37%      1.15x      7.45%
UT....................      1        164,593.67    0.32%      1.43x      7.22%
VA....................      2        936,852.08    1.85%      1.06x      7.71%
WA....................     10      9,620,798.96   18.95%      1.08x      7.24%
WV....................      1        352,004.97    0.69%      1.08x      8.01%
WY....................      1    $   871,879.29    1.72%      1.04x      7.40%
                          ---    --------------  ------       ----       ----
                           96    $50,757,173.78  100.00%      1.10x      7.41%
                          ===    ==============  ======       ====       ====

           UNDERWRITING DEBT SERVICE COVERAGE RATIO--USPS LEASE LOANS

                                                            Weighted   Weighted
                       Number of                  % of      Average    Average
                       Mortgage    Aggregate    Aggregate Underwriting Mortgage
DSCR(NOI)                Loans      Balance      Balance      DSCR       Rate
---------              --------- -------------- --------- ------------ --------
1.00x--1.09x..........     62    $36,999,242.12   72.89%      1.05x      7.43%
1.10x--1.19x..........     21      8,242,351.22   16.24%      1.14x      7.36%
1.20x--1.29x..........      5      2,193,664.44    4.32%      1.25x      7.29%
1.30x--1.39x..........      3      1,118,314.66    2.20%      1.34x      7.57%
1.40x--1.49x..........      2        620,645.22    1.22%      1.45x      7.40%
1.50x--1.59x..........      2        998,919.31    1.97%      1.52x      7.21%
1.60x--1.69x..........      1        584,036.81    1.15%      1.69x      7.65%
                          ---    --------------  ------       ----       ----
                           96    $50,757,173.78  100.00%      1.10x      7.41%
                          ===    ==============  ======       ====       ====

                        MORTGAGE RATES--USPS LEASE LOANS

                                                            Weighted   Weighted
                       Number of                  % of      Average    Average
                       Mortgage    Aggregate    Aggregate Underwriting Mortgage
Mortgage Rate            Loans      Balance      Balance      DSCR       Rate
-------------          --------- -------------- --------- ------------ --------
6.00%--6.24%..........      2    $ 2,082,694.26    4.10%      1.03x      6.22%
6.25%--6.49%..........      2        700,990.27    1.38%      1.10x      6.33%
6.50%--6.74%..........      3      3,177,173.34    6.26%      1.08x      6.60%
6.75%--6.99%..........     10      6,345,532.11   12.50%      1.17x      6.83%
7.00%--7.24%..........      5      3,222,066.50    6.35%      1.08x      7.06%
7.25%--7.49%..........     11      6,440,202.42   12.69%      1.09x      7.40%
7.50%--7.74%..........     28     13,800,324.57   27.19%      1.11x      7.63%
7.75%--7.99%..........     23     10,537,951.21   20.76%      1.10x      7.84%
8.00%--8.24%..........      9      3,723,056.25    7.34%      1.07x      8.11%
8.25%--8.49%..........      3        727,182.85    1.43%      1.17x      8.29%
                          ---    --------------  ------       ----       ----
                           96    $50,757,173.78  100.00%      1.10x      7.41%
                          ===    ==============  ======       ====       ====

                  ORIGINAL TERM TO MATURITY--USPS LEASE LOANS

                                                              Weighted   Weighted
                         Number of                  % of      Average    Average
Original Term to         Mortgage    Aggregate    Aggregate Underwriting Mortgage
Maturity                   Loans      Balance      Balance      DSCR       Rate
----------------         --------- -------------- --------- ------------ --------
60--79..................      1    $   136,269.31    0.27%      1.07x      7.68%
100--119................      1        373,428.57    0.74%      1.03x      7.75%
160--179................     10      3,772,234.21    7.43%      1.12x      7.65%
180--199................      3      1,417,311.69    2.79%      1.14x      7.49%
200--219................      4      1,345,020.14    2.65%      1.12x      7.43%
220--239................     70     37,247,455.77   73.38%      1.11x      7.45%
240--259................      5      3,778,081.82    7.44%      1.04x      6.89%
280--299................      1      1,257,540.89    2.48%      1.17x      6.54%
340--359................      1      1,429,831.38    2.82%      1.03x      7.76%
                            ---    --------------  ------       ----       ----
                             96    $50,757,173.78  100.00%      1.10x      7.41%
                            ===    ==============  ======       ====       ====

                  REMAINING TERM TO MATURITY--USPS LEASE LOANS

                                                                 Weighted   Weighted
                            Number of                  % of      Average    Average
                            Mortgage    Aggregate    Aggregate Underwriting Mortgage
Remaining Term to Maturity    Loans      Balance      Balance      DSCR       Rate
--------------------------  --------- -------------- --------- ------------ --------
40--59..................         1    $   136,269.31    0.27%      1.07x      7.68%
80--99..................         1        373,428.57    0.74%      1.03x      7.75%
140--159................         1        370,548.97    0.73%      1.14x      7.84%
160--179................        12      4,818,996.93    9.49%      1.13x      7.59%
180--199................         2        678,684.12    1.34%      1.13x      7.88%
200--219................        20      7,811,873.19   15.39%      1.09x      7.67%
220--239................        57     33,880,000.42   66.75%      1.10x      7.33%
280--299................         1      1,257,540.89    2.48%      1.17x      6.54%
340--359................         1      1,429,831.38    2.82%      1.03x      7.76%
                               ---    --------------  ------       ----       ----
                                96    $50,757,173.78  100.00%      1.10x      7.41%
                               ===    ==============  ======       ====       ====

                   YEAR OF LOAN ORIGINATION--USPS LEASE LOANS

                                                                 Weighted   Weighted
                            Number of                  % of      Average    Average
                            Mortgage    Aggregate    Aggregate Underwriting Mortgage
Year Of Loan Origination      Loans      Balance      Balance      DSCR       Rate
------------------------    --------- -------------- --------- ------------ --------
1997....................        17    $ 6,027,356.22   11.87%      1.11x      8.02%
1998....................        58     32,917,024.97   64.85%      1.11x      7.34%
1999....................        21     11,812,792.59   23.27%      1.07x      7.31%
                               ---    --------------  ------       ----       ----
                                96    $50,757,173.78  100.00%      1.10x      7.41%
                               ===    ==============  ======       ====       ====


                                                             ANNEX A-II
                                                CERTAIN CHARACTERISTICS OF THE LOANS

Data Source  Loan Number                    Tenant                            Guarantor                     City
------------------------------------------------------------------------------------------------------------------------------------
CLF             4136        Bed Bath & Beyond, Inc.                                                         Mission Viejo
CLF             4000        Chase Manhattan Mortgage Corp.                                                  Columbus
CLF             3588        Circuit City Stores, Inc.                                                       Lake Charles
CLF             3589        Circuit City Stores, Inc.                                                       Fayetteville
CLF             3590        Circuit City Stores, Inc.                                                       Anniston
------------------------------------------------------------------------------------------------------------------------------------
CLF             1587        Eckerd Corporation                                                              Fayetteville
CLF            2396NB       Eckerd Corporation                                                              Marietta
CLF            2434NB       Eckerd Corporation                                                              Decatur
CLF            2906NB       Eckerd Corporation                                                              Atlanta
CLF             3006        Eckerd Corporation                                                              Greenville
------------------------------------------------------------------------------------------------------------------------------------
CLF             3380        Eckerd Corporation                                                              Newnan
CLF             4008        Eckerd Corporation                                                              Lenoir
CLF             2724        Fay's Incorporated                                Eckerd Corporation            Amsterdam
CLF             2515        Thrift Drug, Inc.                                 Eckerd Corporation            Belle Vernon
CLF             2524        Thrift Drug, Inc.                                 Eckerd Corporation            New Kensington
------------------------------------------------------------------------------------------------------------------------------------
CLF             2472        Home Depot U.S.A., Inc.                                                         Lodi
CLF             4002        International Business Machines Corp.                                           Rochester
CLF             3434        LaSalle Bank National Association                                               Chicago
CLF            3143NB       The McDonald's Corporation                                                      Washington
CLF             3802        Middlesex Mutual Assurance Company                                              Middletown
------------------------------------------------------------------------------------------------------------------------------------
CLF             2910        Nash Finch Company                                                              Plover
CLF             3581        Sterling Jewelers, Inc.                                                         Orlando
CLF             4194        Universal Commercal Credit Leasing VI, Inc.       Accor                         Issaquah
CLF             3999        Lucky Stores, Inc./American Drug Stores           American Stores Company       Las Vegas
CLF             2553        Bronx CVS, Inc.                                   CVS Corporation               Brooklyn
------------------------------------------------------------------------------------------------------------------------------------
CLF             4005        Columbus Polaris CVS, Inc.                        CVS Corporation               Columbus
CLF             1705        CVS Center, Inc.                                  CVS Corporation               Owego
CLF             2839        CVS Lyell Clinton Paine, L.L.C.                   CVS Corporation               Rochester
CLF             1704        CVS of Binghamton, Inc.                           CVS Corporation               Binghamton
CLF             2521        Hook SupeRx, Inc.                                 CVS Corporation               Kokomo
------------------------------------------------------------------------------------------------------------------------------------
CLF             2522        Hook SupeRx, Inc.                                 CVS Corporation               Anderson
CLF             3068        Jerusalem North Bellmore CVS, Inc.                CVS Corporation               North Bellmore
CLF             2752        Lansdowne Avenue CVS, Inc.                        CVS Corporation               Upper Darby Township
CLF             1298        Medford CVS, Inc.                                 CVS Corporation               Medford
CLF             1240        No. Dartmouth State Road CVS, Inc.                CVS Corporation               New Bedford
------------------------------------------------------------------------------------------------------------------------------------
CLF             1323        Queensbury CVS, Inc.                              CVS Corporation               Queensbury
CLF             1356        Revco Discount Drug Centers, Inc.                 CVS Corporation               Roanoke
CLF            2031NB       Revco Discount Drug Centers, Inc.                 CVS Corporation               Washington
CLF             4003        Revco Discount Drug Centers, Inc.                 CVS Corporation               Portsmouth
CLF            2275NB       Tolland CVS, Inc.                                 CVS Corporation               Vernon
------------------------------------------------------------------------------------------------------------------------------------
CLF             2459        Whitpain CVS, Inc.                                CVS Corporation               Whitpain Township
CLF           2591NBC       Interstate Connecticut Corp.                      Hoyts Cinemas Limited         Stonington
CLF             2490        Shaw's Supermarkets, Inc.                         J. Sainsbury PLC              Gorham
CLF            2437NB       Bi-Lo, Inc.                                       Koninklijke Ahold, N.V.       Boiling Springs
CLF           1684NBC       Mayfair Super Markets, Inc.                       Koninklijke Ahold, N.V.       Morris Plains
------------------------------------------------------------------------------------------------------------------------------------
CLF             2580        Mayfair Supermarkets, Inc.                        Koninklijke Ahold, N.V.       Hicksville
CLF             3631        The Stop & Shop Supermarket Co.                   Koninklijke Ahold, N.V.       Marstons Mills
CLF             2072        Lowe's Home Centers, Inc.                         Lowe's Companies, Inc.        Dallas
CLF             4001        Lowe's Home Centers, Inc.                         Lowe's Companies, Inc.        Bloomington
CLF             1583        Kerr Drug, Inc.                                   Rite Aid Corporation          Warrenton
------------------------------------------------------------------------------------------------------------------------------------
CLF             2586        Rite Aid of Alabama, Inc.                         Rite Aid Corporation          Andalusia
CLF             1210        Rite Aid of Michigan, Inc.                        Rite Aid Corporation          Alma
CLF             1690        Rite Aid of Michigan, Inc.                        Rite Aid Corporation          Muskegon
CLF             1777        Rite Aid of Michigan, Inc.                        Rite Aid Corporation          Alpena
CLF             1778        Rite Aid of Michigan, Inc.                        Rite Aid Corporation          Sault Ste. Marie
------------------------------------------------------------------------------------------------------------------------------------
CLF             1848        Rite Aid of Michigan, Inc.                        Rite Aid Corporation          Niles
CLF             2020        Rite Aid of Michigan, Inc.                        Rite Aid Corporation          Cadillac
CLF             961         Rite Aid of Michigan, Inc.                        Rite Aid Corporation          Portland
CLF             2850        Rite Aid of New York, Inc.                        Rite Aid Corporation          East Greenbush
CLF             2503        Rite Aid of Pennsylvania, Inc.                    Rite Aid Corporation          Hazleton
------------------------------------------------------------------------------------------------------------------------------------
CLF             2603        Rite Aid of Pennsylvania, Inc.                    Rite Aid Corporation          Nanticoke
CLF             1883        Thrifty Payless, Inc.                             Rite Aid Corporation          Henderson
CLF             2025        Thrifty Payless, Inc.                             Rite Aid Corporation          Las Vegas
CLF            2071NB       Wal-Mart Real Estate Business Trust               Wal-Mart Stores, Inc.         Valdosta
CLF             2598        Winn-Dixie Atlanta, Inc.                          Winn-Dixie Stores, Inc.       Rainsville
------------------------------------------------------------------------------------------------------------------------------------

Data Source  Loan Number    State                      Street Address                             Zip
-----------------------------------------------------------------------------------------------------------------
CLF              4136        CA       25732 El Paseo Boulevard                                   92691
CLF              4000        OH       3415 Vision Drive                                          43227
CLF              3588        LA       2990 East Prien Lake Road                                  70601
CLF              3589        AR       744 East Joyce Boulevard                                   72704
CLF              3590        AL       704 South Quintard Avenue                                  36201
-----------------------------------------------------------------------------------------------------------------
CLF              1587        NC       906 Bingham Drive (SWC of Raeford)                         28304
CLF             2396NB       GA       2835 Canton Road                                           30328
CLF             2434NB       GA       4787 Covington Hwy (NWC of Glenwood Rd)                    30035
CLF             2906NB       GA       2886 Memorial Drive (NWC of Candler Rd)                    30038
CLF              3006        SC       1708 US Hwy 25 Business                                    29609
-----------------------------------------------------------------------------------------------------------------
CLF              3380        GA       211 Temple Ave (NEC of Hospital Rd.)                       30263
CLF              4008        NC       102 Harper Avenue                                          28645
CLF              2724        NY       4894 Route 30 (NWC of Golf Course Rd)                      12010
CLF              2515        PA       NWC Finley Rd. and Route 201                               15012
CLF              2524        PA       701 Stephenson Blvd (NEC of  7th St)                       15068
-----------------------------------------------------------------------------------------------------------------
CLF              2472        NJ       SEC State Rte. 17, Nys & W. Railroad, East of Essex St.    07644
CLF              4002        MN       3222 40th Avenue NW                                        55901
CLF              3434        IL       7516 N. Clark Street                                       60626
CLF             3143NB       DC       3901 Minnesota Ave.                                        20019
CLF              3802        CT       213 Court Street & 181-185 Court Street                    06457
-----------------------------------------------------------------------------------------------------------------
CLF              2910        WI       1101 Post Road                                             54481
CLF              3581        FL       5285 International Drive                                   32819
CLF              4194        WA       1885 15th Place, NW                                        98027
CLF              3999        NV       2555-2575 S. Maryland Pkway                                89102
CLF              2553        NY       2925 Kings Highway                                         11229
-----------------------------------------------------------------------------------------------------------------
CLF              4005        OH       9151 South Old State Road                                  43035
CLF              1705        NY       39 Park Street                                             13827
CLF              2839        NY       645 Spencerport Road                                       14606
CLF              1704        NY       249 Main Street                                            13905
CLF              2521        IN       401 E. Morgan St. (NWC of Apperson Way)                    46901
-----------------------------------------------------------------------------------------------------------------
CLF              2522        IN       2003 Broadway St. (NWC of Cross St.)                       46012
CLF              3068        NY       2636-2660 Jerusalem Avenue (SWC of Bellmore Rd)            11710
CLF              2752        PA       802 Lansdowne Avenue                                       19026
CLF              1298        NY       NEC of Woodside Ave CR9                                    11763
CLF              1240        MA       1145 Kempton Street                                        02740
-----------------------------------------------------------------------------------------------------------------
CLF              1323        NY       5 Main Street                                              12804
CLF              1356        VA       1916 Orange Avenue                                         24012
CLF             2031NB       NC       Highland Drive & Hwy. 264                                  27889
CLF              4003        OH       2812 Scioto Trail                                          45662
CLF             2275NB       CT       22 Windsor Avenue                                          06084
-----------------------------------------------------------------------------------------------------------------
CLF              2459        PA       1799 DeKalb Pike                                           19422
CLF            2591NBC       CT       85 Voluntown Road (NWC Rte 49 & Rte 2)                     06379
CLF              2490        NH       453 Main Street (Route 16)                                 03581
CLF             2437NB       SC       NEC SC Hwy 9 & Old Frunace Rd.                             29316
CLF            1684NBC       NJ       1044 Littleton Road                                        07950
-----------------------------------------------------------------------------------------------------------------
CLF              2580        NY       530 W. Old Country Rd. (NEC of Charlotte Ave)              11801
CLF              3631        MA       3840-3872 Falmouth Road                                    02635
CLF              2072        TX       Preston Rd. (Hwy 190 & Mapleshade Lane)                    75093
CLF              4001        IN       3000 West State Rd 48                                      47404
CLF              1583        NC       216 East Macon Street (NWC of Hall)                        27589
-----------------------------------------------------------------------------------------------------------------
CLF              2586        AL       1011 River Falls Street                                    36420
CLF              1210        MI       1341 Wright Avenue (SWC of Warwick Dr)                     48801
CLF              1690        MI       821 East Apple Avenue                                      49442
CLF              1777        MI       2140 State Ave. (NEC of Ripley Blvd)                       49707
CLF              1778        MI       1025 Ashmun St. (SEC of Easterday Ave)                     49783
-----------------------------------------------------------------------------------------------------------------
CLF              1848        MI       12th and Main St.                                          49120
CLF              2020        MI       SWC Mitchell & South Street                                49601
CLF              961         MI       1339 East Grand River Avenue                               48875
CLF              2850        NY       614 Columbia Turnpike                                      12061
CLF              2503        PA       998-1000 North Church Street (SWC of 22nd St)              18201
-----------------------------------------------------------------------------------------------------------------
CLF              2603        PA       5 East Main Street (SEC of Market)                         18634
CLF              1883        NV       8500 South Eastern Avenue (SEC of Wigwam Pkwy)             89123
CLF              2025        NV       2513 S. Nellis Boulevard (SWC of Sahara Ave)               89121
CLF             2071NB       GA       3274 Inner Perimeter Road (SEC of N. Oak St)               31602
CLF              2598        AL       224-240 McCurdy Road (Hwy 75 & Ranch St)                   35986
-----------------------------------------------------------------------------------------------------------------

Data Source  Loan Number             Industry                            Property Type                  Square Feet of Structure
------------------------------------------------------------------------------------------------------------------------------------
CLF             4136           Retail                                Retail                                       34,986
CLF             4000           Banking                               Office                                      228,171
CLF             3588           Retail Electronics                    Retail  Electronics                          20,973
CLF             3589           Retail Electronics                    Retail  Electronics                          20,827
CLF             3590           Retail Electronics                    Retail  Electronics                          15,280
------------------------------------------------------------------------------------------------------------------------------------
CLF             1587           Retail Drug                           Drug Store                                   10,908
CLF            2396NB          Retail Drug                           Drug Store                                   10,908
CLF            2434NB          Retail Drug                           Drug Store                                   10,908
CLF            2906NB          Retail Drug                           Drug Store                                   10,908
CLF             3006           Retail Drug                           Drug Store                                   10,908
------------------------------------------------------------------------------------------------------------------------------------
CLF             3380           Retail Drug                           Drug Store                                   10,908
CLF             4008           Retail Drug                           Drug Store                                   10,908
CLF             2724           Retail Drug                           Drug Store                                   10,908
CLF             2515           Retail Drug                           Drug Store                                   10,908
CLF             2524           Retail Drug                           Drug Store                                   10,908
------------------------------------------------------------------------------------------------------------------------------------
CLF             2472           Building Materials                    Retail                                      115,844
CLF             4002           Computers                             Testing Center                               11,015
CLF             3434           Banking                               Bank                                          6,000
CLF            3143NB          Food Service                          Restaurant                                    4,450
CLF             3802           Insurance                             Office/Hdqr                                 158,188
------------------------------------------------------------------------------------------------------------------------------------
CLF             2910           Grocery                               Grocery Store                                48,966
CLF             3581           Retail Jewelry                        Jewelry Store                                 5,800
CLF             4194           Hotel                                 Hotel                                        27,393
CLF             3999           Grocery                               Grocery/Drug Store                           73,547
CLF             2553           Retail Drug                           Drug Store                                   26,000
------------------------------------------------------------------------------------------------------------------------------------
CLF             4005           Retail Drug                           Drug Store                                   10,125
CLF             1705           Retail Drug                           Drug Store                                   10,125
CLF             2839           Retail Drug                           Drug Store                                   10,125
CLF             1704           Retail Drug                           Drug Store                                   10,125
CLF             2521           Retail Drug                           Drug Store                                   10,125
------------------------------------------------------------------------------------------------------------------------------------
CLF             2522           Retail Drug                           Drug Store                                   10,125
CLF             3068           Retail Drug                           Drug Store                                   10,125
CLF             2752           Retail Drug                           Drug Store                                   13,500
CLF             1298           Retail Drug                           Drug Store                                   10,125
CLF             1240           Retail Drug                           Drug Store                                   12,500
------------------------------------------------------------------------------------------------------------------------------------
CLF             1323           Retail Drug                           Drug Store                                    8,775
CLF             1356           Retail Drug                           Drug Store                                   10,125
CLF            2031NB          Retail Drug                           Drug Store                                   10,722
CLF             4003           Retail Drug                           Drug Store                                   10,125
CLF            2275NB          Retail Drug                           Drug Store                                    8,775
------------------------------------------------------------------------------------------------------------------------------------
CLF             2459           Retail Drug                           Drug Store                                   10,125
CLF            2591NBC         Theater                               Theater                                      36,554
CLF             2490           Grocery                               Grocery Store                                48,089
CLF            2437NB          Grocery                               Grocery Store                                47,260
CLF            1684NBC         Grocery                               Grocery Store                                67,449
------------------------------------------------------------------------------------------------------------------------------------
CLF             2580           Grocery                               Grocery Store                                58,606
CLF             3631           Grocery                               Grocery Store                                48,876
CLF             2072           Building Materials                    Retail                                      108,620
CLF             4001           Building Material Retailer            Retail                                      128,997
CLF             1583           Retail Drug                           Drug Store                                    9,600
------------------------------------------------------------------------------------------------------------------------------------
CLF             2586           Retail Drug                           Drug Store                                   10,752
CLF             1210           Retail Drug                           Drug Store                                   11,060
CLF             1690           Retail Drug                           Drug Store                                   11,060
CLF             1777           Retail Drug                           Drug Store                                   11,060
CLF             1778           Retail Drug                           Drug Store                                   11,060
------------------------------------------------------------------------------------------------------------------------------------
CLF             1848           Retail Drug                           Drug Store                                   11,060
CLF             2020           Retail Drug                           Drug Store                                   11,060
CLF              961           Retail Drug                           Drug Store                                   11,180
CLF             2850           Retail Drug                           Drug Store                                    9,600
CLF             2503           Retail Drug                           Drug Store                                   11,180
------------------------------------------------------------------------------------------------------------------------------------
CLF             2603           Retail Drug                           Drug Store                                   11,060
CLF             1883           Retail Drug                           Drug Store                                   16,708
CLF             2025           Retail Drug                           Drug Store                                   16,320
CLF            2071NB          Retail Discount                       Retail                                      179,900
CLF             2598           Grocery                               Grocery Store                                47,192
------------------------------------------------------------------------------------------------------------------------------------

Data Source  Loan Number       Leased Value         Dark Value           Lease Type     Ground Lease Flag   Start of Lease
------------------------------------------------------------------------------------------------------------------------------------
CLF              4136             7,370,000         5,900,000               Bond                N              30-Jun-99
CLF              4000            30,000,000        22,000,000                NNN                N              13-Apr-98
CLF              3588             2,720,000         2,000,000               Bond                N              5-Mar-99
CLF              3589             3,770,000         2,900,000               Bond                N              5-Mar-99
CLF              3590             1,990,000         1,450,000               Bond                N              5-Mar-99
------------------------------------------------------------------------------------------------------------------------------------
CLF              1587             2,775,000         2,097,500                NN                 N              14-Jul-98
CLF             2396NB            2,310,000         1,740,000                NN                 N              14-Oct-98
CLF             2434NB            2,560,000         1,945,000                NNN                N              25-Nov-98
CLF             2906NB            2,540,000         1,855,000                NNN                N              30-Jan-99
CLF              3006             3,650,000         2,720,000                NNN                N              16-Mar-99
------------------------------------------------------------------------------------------------------------------------------------
CLF              3380             2,410,000         1,845,000                NN                 N              9-Dec-98
CLF              4008             2,375,000         1,830,000                NN                 N              11-May-98
CLF              2724             2,560,000         1,875,000                NN                 N              30-Sep-98
CLF              2515             3,430,000         2,470,000                NNN                N              30-Oct-98
CLF              2524             3,130,000         2,435,000                NNN                N              13-Nov-98
------------------------------------------------------------------------------------------------------------------------------------
CLF              2472            29,400,000        19,345,000                NNN                Y              28-Nov-94
CLF              4002             3,090,000           980,000                NN                 Y              1-Feb-99
CLF              3434             2,900,000         2,700,000                NNN                N              28-Sep-98
CLF             3143NB            1,200,000         1,210,000                NNN                Y              18-Dec-87
CLF              3802            25,500,000        19,200,000               Bond                N              1-Jul-95
------------------------------------------------------------------------------------------------------------------------------------
CLF              2910             3,310,000         2,925,000                NNN                N              1-Sep-98
CLF              3581             2,300,000         1,565,000                NNN                N              21-Nov-97
CLF              4194             8,100,000         7,600,000               Bond                N              2-Jul-99
CLF              3999            17,620,000        15,230,000                NNN                N              2-Jun-99
CLF              2553             7,200,000         4,840,000                NNN                N              13-Feb-98
------------------------------------------------------------------------------------------------------------------------------------
CLF              4005             2,300,000         1,500,000                NN                 N              31-Aug-98
CLF              1705             2,200,000         1,640,000                NN                 N              29-Sep-97
CLF              2839             1,350,000           950,000                NN                 N              28-Sep-98
CLF              1704             1,630,000         1,095,000                NN                 Y              7-Jul-97
CLF              2521             2,475,000         1,895,000                NN                 N              6-Jul-98
------------------------------------------------------------------------------------------------------------------------------------
CLF              2522             2,370,000         1,795,000                NN                 N              15-Jun-98
CLF              3068             1,600,000         1,050,000                NN                 Y              19-Dec-97
CLF              2752             2,230,000         1,530,000                NN                 N              1-Jul-98
CLF              1298             2,450,000         1,800,000                NN                 N              21-Sep-98
CLF              1240             3,100,000         1,985,000                NN                 N              29-Jul-96
------------------------------------------------------------------------------------------------------------------------------------
CLF              1323             1,630,000         1,195,000                NN                 N              28-Apr-97
CLF              1356             2,375,000         1,745,000                NN                 N              19-Apr-98
CLF             2031NB            1,620,000         1,170,000                NN                 N              21-Jun-98
CLF              4003             1,750,000         1,320,000                NN                 N              6-Jul-98
CLF             2275NB            1,840,000         1,390,000                NNN                N              2-Feb-98
------------------------------------------------------------------------------------------------------------------------------------
CLF              2459             4,000,000         2,930,000                NN                 N              14-Sep-98
CLF            2591NBC            9,100,000         6,900,000                NNN                N              1-Apr-99
CLF              2490             7,900,000         5,480,000                NN                 N              25-Mar-98
CLF             2437NB            5,250,000         3,875,000                NN                 N              1-Apr-98
CLF            1684NBC           19,900,000        14,515,000               Bond                N              5-Jan-99
------------------------------------------------------------------------------------------------------------------------------------
CLF              2580            11,300,000         7,200,000                NNN                Y              15-Sep-97
CLF              3631             8,920,000         6,700,000                NNN                Y              30-Sep-98
CLF              2072             6,400,000        11,095,000                NNN                Y
CLF              4001            11,700,000         8,450,000                NN                 N              1-Sep-98
CLF              1583             1,330,000           996,250                NN                 N              20-Apr-98
------------------------------------------------------------------------------------------------------------------------------------
CLF              2586             1,690,000         1,275,000                NN                 N              4-Mar-97
CLF              1210             1,480,000         1,155,000                NN                 N              14-Nov-97
CLF              1690             2,990,000         2,090,000                NN                 N              8-May-98
CLF              1777             2,630,000         1,930,000               Bond                N              23-Jun-98
CLF              1778             2,430,000         1,850,000               Bond                N              8-Aug-98
------------------------------------------------------------------------------------------------------------------------------------
CLF              1848             2,950,000         2,090,000                NN                 N              29-Jun-98
CLF              2020             2,560,000         1,900,000               Bond                N              1-Oct-98
CLF              961              1,710,000         1,415,000               Bond                N              1-Aug-97
CLF              2850             2,760,000         2,200,000                NN                 N              18-Nov-98
CLF              2503             2,210,000         1,565,000                NN                 N              15-Aug-98
------------------------------------------------------------------------------------------------------------------------------------
CLF              2603             2,800,000         2,300,000                NN                 N              26-Jan-99
CLF              1883             3,780,000         3,170,000                NNN                N              31-Jul-98
CLF              2025             4,380,000         3,175,000                NNN                N              19-Feb-99
CLF             2071NB           12,600,000         8,375,000                NNN                Y              16-Sep-98
CLF              2598             4,300,000         3,050,000                NNN                N              7-May-98
------------------------------------------------------------------------------------------------------------------------------------

Data Source  Loan Number     End of Lease    Original Balance       Cut-off Balance     Debt Service Coverage Ratio     Cutoff LTV
------------------------------------------------------------------------------------------------------------------------------------
CLF              4136         31-Jan-22         7,558,551.64          7,551,825.22                1.00                    102.47
CLF              4000         12-Apr-13        23,000,000.00         22,756,883.88                1.38                    75.86
CLF              3588         31-Mar-21         2,646,253.16          2,636,799.05                1.00                    96.94
CLF              3589         31-Mar-21         3,279,035.28          3,268,058.71                1.13                    86.69
CLF              3590         31-Mar-21         1,627,442.33          1,621,833.78                1.20                    81.50
------------------------------------------------------------------------------------------------------------------------------------
CLF              1587         31-Jul-18         2,366,763.79          2,337,046.06                1.05                    84.22
CLF             2396NB        30-Sep-18         1,995,956.87          1,962,083.77                1.09                    84.94
CLF             2434NB        24-Nov-18         2,364,207.10          2,327,783.86                1.02                    90.93
CLF             2906NB        29-Jan-19         2,405,248.20          2,374,556.07                1.00                    93.49
CLF              3006         15-Mar-19         3,169,368.82          3,150,800.02                1.04                    86.32
------------------------------------------------------------------------------------------------------------------------------------
CLF              3380         08-Dec-18         2,309,186.70          2,293,267.28                1.05                    95.16
CLF              4008         10-May-18         2,244,890.94          2,208,901.10                1.07                    93.01
CLF              2724         29-Sep-18         2,257,468.98          2,238,520.38                1.06                    87.44
CLF              2515         29-Oct-18         3,373,286.17          3,336,594.13                1.00                    97.28
CLF              2524         12-Nov-18         3,085,706.45          3,057,656.34                1.00                    97.69
------------------------------------------------------------------------------------------------------------------------------------
CLF              2472         30-Nov-92        23,291,908.71         23,288,181.20                1.00                    79.21
CLF              4002         31-Jan-14         3,214,193.59          3,154,079.60                1.10                    102.07
CLF              3434         31-Dec-18         2,585,228.49          2,583,409.45                1.00                    89.08
CLF             3143NB        30-Jun-18         1,000,041.70            981,970.24                1.05                    81.83
CLF              3802         01-Jul-07        21,452,577.12         20,026,522.70                1.00                    78.54
------------------------------------------------------------------------------------------------------------------------------------
CLF              2910         01-Sep-18         3,309,875.90          3,258,050.01                1.00                    98.43
CLF              3581         30-Nov-17         2,042,476.83          2,042,126.58                1.10                    88.79
CLF              4194         30-Jun-23         7,576,861.78          7,575,511.22                1.00                    93.52
CLF              3999         01-Jun-24        17,342,020.96         17,320,981.78                1.03                    98.30
CLF              2553         31-Jul-18         6,840,487.69          6,796,304.14                1.00                    94.39
------------------------------------------------------------------------------------------------------------------------------------
CLF              4005         31-Jan-19         2,003,979.94          1,968,559.92                1.07                    85.59
CLF              1705         31-Jan-18         1,599,999.43          1,568,694.56                1.28                    71.30
CLF              2839         31-Jan-19         1,200,792.49          1,193,508.84                1.07                    88.41
CLF              1704         31-Jan-18         1,249,999.88          1,226,038.40                1.21                    75.22
CLF              2521         31-Jul-18         2,271,401.35          2,240,136.55                1.05                    90.51
------------------------------------------------------------------------------------------------------------------------------------
CLF              2522         31-Jan-19         2,290,239.24          2,258,841.85                1.05                    95.31
CLF              3068         31-Jan-18         1,456,240.27          1,435,222.81                1.06                    89.70
CLF              2752         28-Oct-18         1,872,264.16          1,857,336.61                1.06                    83.29
CLF              1298         31-Jan-19         2,238,123.29          2,219,107.46                1.05                    90.58
CLF              1240         31-Jan-17         2,576,365.22          2,515,116.35                1.08                    81.13
------------------------------------------------------------------------------------------------------------------------------------
CLF              1323         31-Jan-18         1,409,658.84          1,370,683.80                1.08                    84.09
CLF              1356         30-Apr-18         2,248,610.45          2,211,894.39                1.07                    93.13
CLF             2031NB        30-Jun-18         1,500,000.59          1,464,431.13                1.06                    90.40
CLF              4003         31-Jul-18         1,454,881.31          1,426,490.67                1.07                    81.51
CLF             2275NB        31-Jan-19         1,624,873.43          1,580,444.53                1.03                    85.89
------------------------------------------------------------------------------------------------------------------------------------
CLF              2459         31-Jan-19         3,707,106.70          3,659,706.23                1.04                    91.49
CLF            2591NBC        31-Mar-24         8,607,998.17          8,605,270.77                1.03                    94.56
CLF              2490         28-Feb-19         7,746,579.00          7,677,746.26                1.05                    97.19
CLF             2437NB        31-Mar-18         4,969,372.58          4,904,745.88                1.06                    93.42
CLF            1684NBC        29-Feb-24        18,665,029.45         18,581,291.57                1.00                    93.37
------------------------------------------------------------------------------------------------------------------------------------
CLF              2580         31-Jul-24         9,758,533.24          9,753,498.68                1.00                    86.31
CLF              3631         30-Sep-18         6,588,512.12          6,554,838.24                1.05                    73.48
CLF              2072         31-Oct-18         5,134,711.30          5,030,624.99                1.01                    78.60
CLF              4001         31-Aug-18        11,289,269.75         11,127,383.11                1.09                    95.11
CLF              1583         29-Apr-18         1,140,205.22          1,119,581.24                1.07                    84.18
------------------------------------------------------------------------------------------------------------------------------------
CLF              2586         03-Mar-17         1,485,433.51          1,441,428.53                1.07                    85.29
CLF              1210         13-Nov-17         1,355,517.75          1,329,141.26                1.05                    89.81
CLF              1690         07-May-18         2,615,363.40          2,541,427.17                1.04                    85.00
CLF              1777         30-Jun-23         2,598,395.36          2,556,835.55                1.03                    97.22
CLF              1778         30-Jun-23         2,356,028.95          2,324,622.32                1.03                    95.66
------------------------------------------------------------------------------------------------------------------------------------
CLF              1848         28-Jun-18         2,601,962.80          2,532,728.73                1.04                    85.86
CLF              2020         30-Jun-24         2,463,367.66          2,433,117.37                1.03                    95.04
CLF              961          30-Jun-23         1,619,808.71          1,581,864.83                1.02                    92.51
CLF              2850         30-Nov-18         2,478,683.86          2,448,858.60                1.06                    88.73
CLF              2503         14-Aug-18         1,836,483.34          1,807,411.84                1.05                    81.78
------------------------------------------------------------------------------------------------------------------------------------
CLF              2603         25-Jan-19         2,472,243.91          2,453,064.87                1.04                    87.61
CLF              1883         30-Jul-23         3,391,400.52          3,356,937.83                1.09                    88.81
CLF              2025         18-Feb-24         3,933,292.13          3,918,636.09                1.08                    89.47
CLF             2071NB        15-Sep-18        12,054,296.82         11,964,798.53                1.00                    94.96
CLF              2598         06-May-18         4,267,315.01          4,232,788.50                1.00                    98.44
------------------------------------------------------------------------------------------------------------------------------------

Data Source  Loan Number     Date of Loan Origination      First Payment Date      Maturity Date       Loan Term      Remaining Term
------------------------------------------------------------------------------------------------------------------------------------
CLF              4136               02-Jul-99                   15-Aug-99            15-Jan-22            270              269
CLF              4000               14-Oct-98                   05-Dec-98            05-Mar-13            172              163
CLF              3588               12-Mar-99                   15-May-99            15-Apr-21            264              260
CLF              3589               12-Mar-99                   15-May-99            15-Apr-21            264              260
CLF              3590               12-Mar-99                   15-May-99            15-Apr-21            264              260
------------------------------------------------------------------------------------------------------------------------------------
CLF              1587               28-Dec-98                   15-Feb-99            15-Jun-18            233              226
CLF             2396NB              15-Jan-99                   15-Feb-99            15-Sep-18            236              229
CLF             2434NB              08-Jan-99                   15-Feb-99            15-Nov-18            238              231
CLF             2906NB              29-Mar-99                   15-May-99            15-Jan-19            237              233
CLF              3006               11-May-99                   15-Jun-99            15-Feb-19            237              234
------------------------------------------------------------------------------------------------------------------------------------
CLF              3380               12-Feb-99                   15-Mar-99            15-Nov-18            237              231
CLF              4008               30-Jun-98                   01-Aug-98            01-May-18            238              225
CLF              2724               12-Mar-99                   15-Apr-99            15-Aug-18            233              228
CLF              2515               09-Nov-98                   15-Dec-98            15-Oct-18            239              230
CLF              2524               03-Dec-98                   15-Jan-99            15-Oct-18            238              230
------------------------------------------------------------------------------------------------------------------------------------
CLF              2472               06-Oct-98                   15-Nov-98            15-Dec-18            242              232
CLF              4002               05-Mar-99                   01-Apr-99            01-Mar-14            180              175
CLF              3434               16-Jul-99                   15-Aug-99            15-Dec-18            233              232
CLF             3143NB              29-Oct-98                   15-Dec-98            15-Jun-18            235              226
CLF              3802               01-Jul-95                   01-Aug-95            01-Jul-07            144               95
------------------------------------------------------------------------------------------------------------------------------------
CLF              2910               22-Sep-98                   15-Oct-98            15-Aug-18            239              228
CLF              3581               12-Apr-99                   15-May-99            15-Nov-17            223              219
CLF              4194               07-Jul-99                   15-Aug-99            15-Jul-21            264              263
CLF              3999               09-Jun-99                   01-Aug-99            01-May-24            298              297
CLF              2553               07-May-98                   15-Aug-98            15-Jul-18            240              227
------------------------------------------------------------------------------------------------------------------------------------
CLF              4005               30-Oct-98                   01-Dec-98            01-Dec-18            241              232
CLF              1705               06-Mar-98                   15-Apr-98            15-Jan-18            238              221
CLF              2839               16-Mar-99                   15-Apr-99            15-Jan-19            238              233
CLF              1704               02-Feb-98                   15-Mar-98            15-Jan-18            239              221
CLF              2521               27-Aug-98                   15-Oct-98            15-Jan-24            304              293
------------------------------------------------------------------------------------------------------------------------------------
CLF              2522               27-Aug-98                   15-Oct-98            15-Jan-24            304              293
CLF              3068               30-Sep-98                   15-Nov-98            15-Jan-18            231              221
CLF              2752               19-Feb-99                   15-Apr-99            15-Aug-18            233              228
CLF              1298               23-Dec-98                   15-Feb-99            15-Jan-19            240              233
CLF              1240               06-Jun-97                   15-Jul-97            15-Jan-17            235              209
------------------------------------------------------------------------------------------------------------------------------------
CLF              1323               17-Jul-97                   15-Aug-97            15-Jan-18            246              221
CLF              1356               20-Jul-98                   15-Sep-98            15-Apr-18            236              224
CLF             2031NB              20-Jul-98                   15-Sep-98            15-Jun-18            238              226
CLF              4003               09-Jul-98                   01-Sep-98            01-Aug-18            240              228
CLF             2275NB              27-Apr-98                   15-Jun-98            15-Jan-19            248              233
------------------------------------------------------------------------------------------------------------------------------------
CLF              2459               09-Oct-98                   15-Nov-98            15-Jan-19            243              233
CLF            2591NBC              25-Mar-99                   15-May-99            15-Apr-24            300              296
CLF              2490               28-Sep-98                   15-Nov-98            15-Feb-24            304              294
CLF             2437NB              07-Oct-98                   15-Nov-98            15-Mar-23            293              283
CLF            1684NBC              22-Jan-99                   15-Mar-99            15-Feb-24            300              294
------------------------------------------------------------------------------------------------------------------------------------
CLF              2580               20-Oct-98                   15-Dec-98            15-Jul-24            308              299
CLF              3631               04-Mar-99                   15-Apr-99            15-Sep-19            246              241
CLF              2072               20-Jul-98                   15-Nov-98            15-Oct-18            240              230
CLF              4001               03-Sep-98                   05-Oct-98            05-Jul-18            238              227
CLF              1583               28-Oct-98                   15-Dec-98            15-Mar-18            232              223
------------------------------------------------------------------------------------------------------------------------------------
CLF              2586               30-Jun-98                   15-Aug-98            15-Mar-17            224              211
CLF              1210               07-Aug-98                   15-Sep-98            15-Oct-17            230              218
CLF              1690               27-Mar-98                   15-Jun-98            15-Mar-18            238              223
CLF              1777               22-Jul-98                   15-Sep-98            15-Jun-23            298              286
CLF              1778               02-Sep-98                   15-Oct-98            15-Jun-23            297              286
------------------------------------------------------------------------------------------------------------------------------------
CLF              1848               08-May-98                   15-Jul-98            15-Apr-18            238              224
CLF              2020               30-Sep-98                   15-Nov-98            15-Sep-23            299              289
CLF              961                17-Sep-97                   15-Nov-97            15-Jun-23            308              286
CLF              2850               03-Feb-99                   15-Mar-99            15-Nov-18            237              231
CLF              2503               04-Dec-98                   15-Jan-99            15-Jul-18            235              227
------------------------------------------------------------------------------------------------------------------------------------
CLF              2603               12-Apr-99                   15-May-99            15-Dec-18            236              232
CLF              1883               04-Dec-98                   15-Jan-99            15-Jul-23            295              287
CLF              2025               06-May-99                   15-Jun-99            15-Jan-24            296              293
CLF             2071NB              02-Feb-99                   15-Mar-99            15-Aug-18            234              228
CLF              2598               17-Feb-99                   15-Mar-99            15-Apr-18            230              224
------------------------------------------------------------------------------------------------------------------------------------

Data Source  Loan Number       Loan Age         Gross Coupon
-----------------------------------------------------------------------
CLF             4136              1                 8.00%
CLF             4000              9                 6.79%
CLF             3588              4                 8.00%
CLF             3589              4                 8.00%
CLF             3590              4                 8.00%
-----------------------------------------------------------------------
CLF             1587              7                 7.25%
CLF            2396NB             7                 7.26%
CLF            2434NB             7                 7.19%
CLF            2906NB             4                 6.75%
CLF             3006              3                 7.10%
-----------------------------------------------------------------------
CLF             3380              6                 7.25%
CLF             4008              13                7.09%
CLF             2724              5                 7.28%
CLF             2515              9                 7.00%
CLF             2524              8                 7.25%
-----------------------------------------------------------------------
CLF             2472              10                6.75%
CLF             4002              5                 6.98%
CLF             3434              1                 7.60%
CLF            3143NB             9                 7.15%
CLF             3802              49                8.38%
-----------------------------------------------------------------------
CLF             2910              11                6.90%
CLF             3581              4                 7.89%
CLF             4194              1                 8.50%
CLF             3999              1                 7.20%
CLF             2553              13                7.23%
-----------------------------------------------------------------------
CLF             4005              9                 6.94%
CLF             1705              17                7.66%
CLF             2839              5                 7.25%
CLF             1704              18                7.89%
CLF             2521              11                7.07%
-----------------------------------------------------------------------
CLF             2522              11                7.07%
CLF             3068              10                7.15%
CLF             2752              5                 7.25%
CLF             1298              7                 7.20%
CLF             1240              26                8.01%
-----------------------------------------------------------------------
CLF             1323              25                7.71%
CLF             1356              12                6.95%
CLF            2031NB             12                7.75%
CLF             4003              12                7.72%
CLF            2275NB             15                7.26%
-----------------------------------------------------------------------
CLF             2459              10                6.90%
CLF            2591NBC            4                 7.67%
CLF             2490              10                7.25%
CLF            2437NB             10                7.07%
CLF            1684NBC            6                 7.32%
-----------------------------------------------------------------------
CLF             2580              9                 7.35%
CLF             3631              5                 7.25%
CLF             2072              10                6.76%
CLF             4001              11                6.71%
CLF             1583              9                 7.35%
-----------------------------------------------------------------------
CLF             2586              13                6.90%
CLF             1210              12                7.07%
CLF             1690              15                7.65%
CLF             1777              12                6.80%
CLF             1778              11                7.45%
-----------------------------------------------------------------------
CLF             1848              14                7.55%
CLF             2020              10                7.25%
CLF              961              22                7.98%
CLF             2850              6                 6.95%
CLF             2503              8                 7.25%
-----------------------------------------------------------------------
CLF             2603              4                 7.25%
CLF             1883              8                 7.18%
CLF             2025              3                 7.18%
CLF            2071NB             6                 7.17%
CLF             2598              6                 7.15%
-----------------------------------------------------------------------


                                                             ANNEX A-II
                                                CERTAIN CHARACTERISTICS OF THE LOAN

Data Source  Loan Number   Administrative Fee    Servicing Fee   Lock Out Start Date   Lock Out End Date   Remaining Lock Out Period
------------------------------------------------------------------------------------------------------------------------------------
CLF              4136           10.90 bp            10.00 bp           2-Jul-99            14-Aug-01                24
CLF              4000           10.90 bp            10.00 bp          14-Oct-98            4-Nov-04                 63
CLF              3588           10.90 bp            10.00 bp          12-Mar-99            14-Aug-01                24
CLF              3589           10.90 bp            10.00 bp          12-Mar-99            14-Aug-01                24
CLF              3590           10.90 bp            10.00 bp          12-Mar-99            14-Aug-01                24
------------------------------------------------------------------------------------------------------------------------------------
CLF              1587           10.90 bp            10.00 bp          28-Dec-98            14-Aug-01                24
CLF             2396NB          10.90 bp            10.00 bp          15-Jan-99            14-Feb-07                90
CLF             2434NB          10.90 bp            10.00 bp           8-Jan-99            14-Jan-07                89
CLF             2906NB          10.90 bp            10.00 bp          29-Mar-99            14-Apr-07                92
CLF              3006           10.90 bp            10.00 bp          11-May-99            14-Aug-01                24
------------------------------------------------------------------------------------------------------------------------------------
CLF              3380           10.90 bp            10.00 bp          12-Feb-99            14-Aug-01                24
CLF              4008           10.90 bp            10.00 bp          30-Jun-98            30-Jun-05                70
CLF              2724           10.90 bp            10.00 bp          12-Mar-99            14-Aug-01                24
CLF              2515           10.90 bp            10.00 bp           9-Nov-98            14-Aug-01                24
CLF              2524           10.90 bp            10.00 bp           3-Dec-98            14-Aug-01                24
------------------------------------------------------------------------------------------------------------------------------------
CLF              2472           10.90 bp            10.00 bp           6-Oct-98            14-Aug-01                24
CLF              4002           10.90 bp            10.00 bp           5-Mar-99            31-Mar-06                79
CLF              3434           10.90 bp            10.00 bp          16-Jul-99            14-Aug-01                24
CLF             3143NB          10.90 bp            10.00 bp          29-Oct-98            14-Aug-01                24
CLF              3802           10.90 bp            10.00 bp                                                         0
------------------------------------------------------------------------------------------------------------------------------------
CLF              2910           10.90 bp            10.00 bp          22-Sep-98            14-Oct-06                86
CLF              3581           10.90 bp            10.00 bp          12-Apr-99            14-Aug-01                24
CLF              4194           10.90 bp            10.00 bp           7-Jul-99            14-Aug-01                24
CLF              3999           10.90 bp            10.00 bp           9-Jun-99            30-Jun-06                82
CLF              2553           10.90 bp            10.00 bp           7-May-98            14-May-06                81
------------------------------------------------------------------------------------------------------------------------------------
CLF              4005           10.90 bp            10.00 bp          30-Oct-98            31-Oct-05                74
CLF              1705           10.90 bp            10.00 bp           6-Mar-98            14-Mar-06                79
CLF              2839           10.90 bp            10.00 bp          16-Mar-99            14-Aug-01                24
CLF              1704           10.90 bp            10.00 bp           2-Feb-98            14-Feb-06                78
CLF              2521           10.90 bp            10.00 bp          27-Aug-98            14-Sep-06                85
------------------------------------------------------------------------------------------------------------------------------------
CLF              2522           10.90 bp            10.00 bp          27-Aug-98            14-Sep-06                85
CLF              3068           10.90 bp            10.00 bp          30-Sep-98            14-Aug-01                24
CLF              2752           10.90 bp            10.00 bp          19-Feb-99            14-Aug-01                24
CLF              1298           10.90 bp            10.00 bp          23-Dec-98            14-Aug-01                24
CLF              1240           10.90 bp            10.00 bp           6-Jun-97            14-Jun-05                70
------------------------------------------------------------------------------------------------------------------------------------
CLF              1323           10.90 bp            10.00 bp          17-Jul-97            14-Aug-05                72
CLF              1356           10.90 bp            10.00 bp          20-Jul-98            14-Aug-06                84
CLF             2031NB          10.90 bp            10.00 bp          20-Jul-98            14-Aug-06                84
CLF              4003           10.90 bp            10.00 bp           9-Jul-98            31-Jul-05                71
CLF             2275NB          10.90 bp            10.00 bp          27-Apr-98            14-May-06                81
------------------------------------------------------------------------------------------------------------------------------------
CLF              2459           10.90 bp            10.00 bp           9-Oct-98            14-Aug-01                24
CLF            2591NBC          10.90 bp            10.00 bp          25-Mar-99            14-Apr-07                92
CLF              2490           10.90 bp            10.00 bp          28-Sep-98            14-Oct-06                86
CLF             2437NB          10.90 bp            10.00 bp           7-Oct-98            14-Aug-01                24
CLF            1684NBC          10.90 bp            10.00 bp          22-Jan-99            14-Feb-07                90
------------------------------------------------------------------------------------------------------------------------------------
CLF              2580           10.90 bp            10.00 bp          20-Oct-98            14-Aug-01                24
CLF              3631           10.90 bp            10.00 bp           4-Mar-99            14-Aug-01                24
CLF              2072           10.90 bp            10.00 bp          20-Jul-98            14-Aug-06                84
CLF              4001           10.90 bp            10.00 bp           3-Sep-98            4-Oct-03                 50
CLF              1583           10.90 bp            10.00 bp          28-Oct-98            14-Nov-06                87
------------------------------------------------------------------------------------------------------------------------------------
CLF              2586           10.90 bp            10.00 bp          30-Jun-98            14-Jul-06                83
CLF              1210           10.90 bp            10.00 bp           7-Aug-98            14-Aug-06                84
CLF              1690           10.90 bp            10.00 bp          27-Mar-98            14-Apr-06                80
CLF              1777           10.90 bp            10.00 bp          22-Jul-98            14-Aug-06                84
CLF              1778           10.90 bp            10.00 bp           2-Sep-98            14-Aug-01                24
------------------------------------------------------------------------------------------------------------------------------------
CLF              1848           10.90 bp            10.00 bp           8-May-98            14-May-06                81
CLF              2020           10.90 bp            10.00 bp          30-Sep-98            14-Aug-01                24
CLF              961            10.90 bp            10.00 bp          17-Sep-97            14-Oct-05                74
CLF              2850           10.90 bp            10.00 bp           3-Feb-99            14-Aug-01                24
CLF              2503           10.90 bp            10.00 bp           4-Dec-98            14-Aug-01                24
------------------------------------------------------------------------------------------------------------------------------------
CLF              2603           10.90 bp            10.00 bp          12-Apr-99            14-Aug-01                24
CLF              1883           10.90 bp            10.00 bp           4-Dec-98            14-Aug-01                24
CLF              2025           10.90 bp            10.00 bp           6-May-99            14-Aug-01                24
CLF             2071NB          10.90 bp            10.00 bp           2-Feb-99            14-Aug-01                24
CLF              2598           10.90 bp            10.00 bp          12-Feb-99            14-Aug-01                24
------------------------------------------------------------------------------------------------------------------------------------

Data Source  Loan Number      Yield Maintenance Start Date     Yield Maintenance End Date      Estimated Replacements
-------------------------------------------------------------------------------------------------------------------------
CLF              4136                                                                                      0.00
CLF              4000                                                                                      0.00
CLF              3588                                                                                      0.00
CLF              3589                                                                                      0.00
CLF              3590                                                                                      0.00
-------------------------------------------------------------------------------------------------------------------------
CLF              1587                                                                                 40,379.00
CLF             2396NB                  15-Feb-07                       15-Sep-18                     25,176.00
CLF             2434NB                  15-Jan-07                       15-Nov-18                          0.00
CLF             2906NB                  15-Apr-07                       15-Jan-19                          0.00
CLF              3006                                                                                      0.00
-------------------------------------------------------------------------------------------------------------------------
CLF              3380                                                                                 34,805.00
CLF              4008                   01-Jul-05                       01-May-18                     53,590.00
CLF              2724                                                                                 58,683.00
CLF              2515                                                                                      0.00
CLF              2524                                                                                      0.00
-------------------------------------------------------------------------------------------------------------------------
CLF              2472                                                                                      0.00
CLF              4002                   01-Apr-06                       01-Mar-14                          0.00
CLF              3434
CLF             3143NB                                                                                     0.00
CLF              3802                   01-Jul-96                       30-Jun-06                          0.00
-------------------------------------------------------------------------------------------------------------------------
CLF              2910                   15-Oct-06                       15-Aug-18                          0.00
CLF              3581                                                                                      0.00
CLF              4194                                                                                      0.00
CLF              3999                                                                                      0.00
CLF              2553                   15-May-06                       15-Jul-18                          0.00
-------------------------------------------------------------------------------------------------------------------------
CLF              4005                   01-Nov-05                       01-Dec-18                     42,796.00
CLF              1705                   15-Mar-06                       15-Jan-18                     45,943.00
CLF              2839                                                                                 35,218.00
CLF              1704                   15-Feb-06                       15-Jan-18                     42,615.00
CLF              2521                   15-Sep-06                       15-Jan-24                    112,245.00
-------------------------------------------------------------------------------------------------------------------------
CLF              2522                   15-Sep-06                       15-Jan-24                     24,549.00
CLF              3068                                                                                 22,932.00
CLF              2752                                                                                  5,788.00
CLF              1298                                                                                 45,273.00
CLF              1240                   15-Jun-05                       15-Jan-17                     79,420.00
-------------------------------------------------------------------------------------------------------------------------
CLF              1323                   15-Aug-05                       15-Jan-18                     45,587.00
CLF              1356                   15-Aug-06                       15-Apr-18                     48,319.00
CLF             2031NB                  15-Aug-06                       15-Jun-18                     23,380.00
CLF              4003                   01-Aug-05                       01-Aug-18                     35,333.00
CLF             2275NB                  15-May-06                       15-Jan-19                          0.00
-------------------------------------------------------------------------------------------------------------------------
CLF              2459                                                                                 37,111.00
CLF            2591NBC                  15-Apr-07                       15-Apr-24                          0.00
CLF              2490                   15-Oct-06                       15-Feb-24                     30,850.00
CLF             2437NB                                                                               196,213.00
CLF            1684NBC                  15-Feb-07                       15-Feb-24                          0.00
-------------------------------------------------------------------------------------------------------------------------
CLF              2580                                                                                      0.00
CLF              3631                                                                                      0.00
CLF              2072                   15-Aug-06                       15-Oct-18                          0.00
CLF              4001                                                                                393,420.00
CLF              1583                   15-Nov-06                       15-Mar-18                     29,025.00
-------------------------------------------------------------------------------------------------------------------------
CLF              2586                   15-Jul-06                       15-Mar-17                     26,043.00
CLF              1210                   15-Aug-06                       15-Oct-17                     29,516.00
CLF              1690                   15-Apr-06                       15-Mar-18                     34,297.00
CLF              1777                   15-Aug-06                       15-Jun-23                          0.00
CLF              1778                                                                                      0.00
-------------------------------------------------------------------------------------------------------------------------
CLF              1848                   15-May-06                       15-Apr-18                     33,929.00
CLF              2020                                                                                      0.00
CLF              961                    15-Oct-05                       15-Jun-23                          0.00
CLF              2850                                                                                 29,030.00
CLF              2503                                                                                 32,937.00
-------------------------------------------------------------------------------------------------------------------------
CLF              2603                                                                                 32,471.00
CLF              1883                                                                                      0.00
CLF              2025                                                                                      0.00
CLF             2071NB                                                                                     0.00
CLF              2598                                                                                      0.00
-------------------------------------------------------------------------------------------------------------------------

Data Source  Loan Number   Replacement Reserves     Expense Reserve Fund      Year Renovated                 Related Loans
------------------------------------------------------------------------------------------------------------------------------------
CLF              4136                0.00                                          1994
CLF              4000                0.00                                          1998
CLF              3588                0.00                                          1998                        3589-3590
CLF              3589                0.00                                          1998                        3588-3590
CLF              3590                0.00                                          1998                        3588-3589
------------------------------------------------------------------------------------------------------------------------------------
CLF              1587           50,831.28                 38,613.00                1998
CLF             2396NB          42,904.80                 50,467.00                1998
CLF             2434NB               0.00                 23,714.05                1998
CLF             2906NB               0.00                 20,000.00                1998                    1984, 2164, 2434
CLF              3006                0.00                 78,000.00                1999
------------------------------------------------------------------------------------------------------------------------------------
CLF              3380           45,240.93                 34,623.34                1998
CLF              4008           44,982.00                 18,000.00                1998
CLF              2724           74,128.95                 37,050.82                1998
CLF              2515                0.00                 97,500.00                1998                          2524
CLF              2524                0.00                 91,500.00                1998                          2515
------------------------------------------------------------------------------------------------------------------------------------
CLF              2472                0.00              1,013,500.00                1999
CLF              4002           32,930.00                                          1998
CLF              3434                                                              1999
CLF             3143NB               0.00                                          1987
CLF              3802                0.00                                          1989
------------------------------------------------------------------------------------------------------------------------------------
CLF              2910                0.00                 23,680.16                1996
CLF              3581                0.00                                          1997
CLF              4194                0.00                 21,999.89                1997
CLF              3999                0.00                                          1999
CLF              2553                0.00                                          1998
------------------------------------------------------------------------------------------------------------------------------------
CLF              4005           59,358.30                                          1998
CLF              1705           56,227.50                                          1997                          1704
CLF              2839           48,195.00                 18,500.00                1998
CLF              1704           52,431.82                                          1997
CLF              2521          143,320.12                 34,467.66                1998
------------------------------------------------------------------------------------------------------------------------------------
CLF              2522           33,345.76                 33,716.26                1998
CLF              3068           38,981.25                 25,000.00                1998                          1323
CLF              2752           26,212.50                 16,482.00                1999
CLF              1298           56,700.00                 50,000.00                1998
CLF              1240           97,917.45                  5,000.00                1996
------------------------------------------------------------------------------------------------------------------------------------
CLF              1323           59,362.26                  1,875.00                1997
CLF              1356           61,728.16                 34,228.70                1998                       1583, 1575
CLF             2031NB          40,162.50                 38,601.57                1998
CLF              4003           45,561.60                                          1998
CLF             2275NB               0.00                                          1998
------------------------------------------------------------------------------------------------------------------------------------
CLF              2459           48,182.04                                          1998
CLF            2591NBC               0.00                 57,000.00                1999
CLF              2490          243,649.92              3,310,850.00                1999
CLF             2437NB         248,095.02                                          1998
CLF            1684NBC               0.00                                          1998
------------------------------------------------------------------------------------------------------------------------------------
CLF              2580                0.00              2,177,553.13                2000
CLF              3631                0.00                250,000.00                1982                          1240
CLF              2072                0.00                188,750.00                1999
CLF              4001          716,625.14                                          1998
CLF              1583           37,120.00                 19,759.50                1998           1587, 2017, 1575, 1576, 3188, 1357
------------------------------------------------------------------------------------------------------------------------------------
CLF              2586           42,306.88                    250.00                1997
CLF              1210           38,157.00                                          1998
CLF              1690           44,346.54                                          1998                          1848
CLF              1777                0.00                                          1998                       1778, 2020
CLF              1778                0.00                                          1998                       1777, 2020
------------------------------------------------------------------------------------------------------------------------------------
CLF              1848           44,346.54                    650.00                1998                          1690
CLF              2020                0.00              1,096,902.00                1999                       1777, 1778
CLF              961                 0.00                825,000.00                1997
CLF              2850           37,920.00                                          1998                          1991
CLF              2503           43,940.30                                          1998
------------------------------------------------------------------------------------------------------------------------------------
CLF              2603           43,501.88                                          1999                          2358
CLF              1883                0.00                                          1999                    2020, 2677, 3474
CLF              2025                0.00                                          1998                          3474
CLF             2071NB               0.00                179,900.00                1998
CLF              2598                0.00                                          1998
------------------------------------------------------------------------------------------------------------------------------------

Data Source  Loan Number                         Borrower                              Principal-Interest           Accrual Type
------------------------------------------------------------------------------------------------------------------------------------
CLF             4136                    Triple B Mission Viejo, LLC                         $57,116.76                30/360
CLF             4000                   Georgetown/Chase Phase I LLC                        $156,548.93                30/360
CLF             3588                           WEC 99A-3 LLC                                $19,981.71                30/360
CLF             3589                           WEC 99A-2 LLC                                $24,577.09                30/360
CLF             3590                          WEC 99A-1, LLC                                $12,237.81                30/360
------------------------------------------------------------------------------------------------------------------------------------
CLF             1587                          ZP NO. 15, LLC                                $18,468.26                30/360
CLF            2396NB                      ECK Associates, L.P.                             $15,371.65                30/360
CLF            2434NB                 Covington Glenwood Corporation                        $18,116.54                30/360
CLF            2906NB                     Candler Memorial, L.P.                            $17,793.70                30/360
CLF             3006                   The Newcastle Group VII, LLC                         $24,905.22                30/360
------------------------------------------------------------------------------------------------------------------------------------
CLF             3380                          RAM-Temple, LLC                               $16,564.78                30/360
CLF             4008                       Lenoior Holdings LLC                             $15,935.22                30/360
CLF             2724                   Blue Ribbon of Amsterdam, LLC                        $17,439.33                30/360
CLF             2515             Walnut Capital Partners -- Rostraver, LP                   $23,660.19                30/360
CLF             2524              Walnut Capital Partners -- New Ken, LP                    $22,075.60                30/360
------------------------------------------------------------------------------------------------------------------------------------
CLF             2472                      Parker Properties, LLC                           $131,380.40                30/360
CLF             4002                         CDP Partners LLC                               $27,134.94                30/360
CLF             3434                       Parkway Bank & Trust                             $18,192.15                30/360
CLF            3143NB                          MCD'S DC, LLC                                 $7,919.14                30/360
CLF             3802                       Midfield Corporation                            $174,231.47                30/360
------------------------------------------------------------------------------------------------------------------------------------
CLF             2910                      Plover Development, LLC                           $23,609.33                30/360
CLF             3581                         PTS-Orlando, LLC                               $13,515.99                30/360
CLF             4194                  Industrial Exchange No. 1, LLC                        $55,020.00                30/360
CLF             3999                         Sahara Square LLC                             $125,091.31                30/360
CLF             2553                    2925 Kings Highway, L.L.C.                          $44,491.53                30/360
------------------------------------------------------------------------------------------------------------------------------------
CLF             4005                        Tatco Polaris, Ltd.                             $15,435.07                30/360
CLF             1705                   Main & Park Properties, Inc.                         $11,962.55                30/360
CLF             2839                            Rally, LLC                                   $8,694.02                30/360
CLF             1704                   Main & Helen Properties, Inc.                         $9,477.09                30/360
CLF             2521                        Bodner Kokomo, LLC                              $16,199.38                30/360
------------------------------------------------------------------------------------------------------------------------------------
CLF             2522                       B. Bodner Cross, LLC                             $16,207.01                30/360
CLF             3068                      Berkshire-Bellmore, LLC                           $10,722.77                30/360
CLF             2752                 Lansdowne Realty Associates, L.P.                      $14,261.25                30/360
CLF             1298                       Domvella Realty, LLC                             $16,096.78                30/360
CLF             1240                 Kempton Place Limited Partnership                      $19,362.29                30/360
------------------------------------------------------------------------------------------------------------------------------------
CLF             1323                   Berkshire-Queensbury, L.L.C.                         $10,485.68                30/360
CLF             1356                          ZP No. 34, LLC                                $15,986.63                30/360
CLF            2031NB                     Highland Partners, LLC                            $12,123.24                30/360
CLF             4003                         Scioto Trail Co.                               $11,643.07                30/360
CLF            2275NB                  Vernon Pitkin Associates, LLC                        $12,668.99                30/360
------------------------------------------------------------------------------------------------------------------------------------
CLF             2459                  Whitpain Realty Partners, L.P.                        $25,934.55                30/360
CLF            2591NBC                   Readco Stonington II, LLC                          $55,694.80                30/360
CLF             2490                         SS Gorham, L.L.C.                              $53,500.45                30/360
CLF            2437NB                    Cypress Properties I, LLC                          $35,571.06                30/360
CLF            1684NBC                    JDA Morris Plains, LLC                           $127,601.67                30/360
------------------------------------------------------------------------------------------------------------------------------------
CLF             2580                            Edwood, LLC                                 $64,805.58                30/360
CLF             3631                      Cape Cotuit Center, LLC                           $46,459.48                30/360
CLF             2072                 Preston/Turnpike Investors, L.P.                       $39,073.03                30/360
CLF             4001                        Whitehall Pike LLC                              $77,435.93                30/360
CLF             1583                          ZP No. 37, LLC                                 $9,219.74                30/360
------------------------------------------------------------------------------------------------------------------------------------
CLF             2586                       Rite - Andalusia, LLC                            $11,811.02                30/360
CLF             1210                         R.A. Alma, L.L.C.                              $10,113.98                30/360
CLF             1690                       Apple & Getty, L.L.C.                            $21,385.79                30/360
CLF             1777                  State/Ripley Associates, L.L.C.                       $18,080.94                30/360
CLF             1778                Ashmun/Easterday Associates, L.L.C.                     $17,394.63                30/360
------------------------------------------------------------------------------------------------------------------------------------
CLF             1848                      Main & Twelfth, L.L.C.                            $21,116.90                30/360
CLF             2020                 Mitchell/South Associates, L.L.C.                      $17,826.54                30/360
CLF              961                Grand River/Bridge Associates, LLC                      $12,379.08                30/360
CLF             2850                   Columbia Turnpike Group, LLC                         $19,255.10                30/360
CLF             2503                           EDCONCO, Inc.                                $14,653.21                30/360
------------------------------------------------------------------------------------------------------------------------------------
CLF             2603                    SADG-5, Limited Partnership                         $19,688.00                30/360
CLF             1883                         Wigwam R.A., LLC                               $24,510.31                30/360
CLF             2025                         Sahara, R.A., LLC                              $28,390.43                30/360
CLF            2071NB     Jacoby Lindbergh Properties III, LLC & Valdosta WM, LLC           $86,719.54                30/360
CLF             2598                        WD Rainsville Trust                             $31,095.38                30/360
------------------------------------------------------------------------------------------------------------------------------------

Data Source  Loan Number    Defeasance     Defeasance Start Date       Defeasance End Date     Rating of Credit Tenant (S&P)
------------------------------------------------------------------------------------------------------------------------------------
CLF             4136            Y                15-Aug-01                  15-Jan-22                      BBB-
CLF             4000            Y                 5-Nov-04                   5-Mar-13                       A+
CLF             3588            Y                15-Aug-01                  15-Apr-21                       BB-
CLF             3589            Y                15-Aug-01                  15-Apr-21                       BB-
CLF             3590            Y                15-Aug-01                  15-Apr-21                       BB-
------------------------------------------------------------------------------------------------------------------------------------
CLF             1587            Y                15-Aug-01                  15-Jun-18                      BBB+
CLF            2396NB           N                                                                          BBB+
CLF            2434NB           N                                                                          BBB+
CLF            2906NB           N                                                                          BBB+
CLF             3006            Y                15-Aug-01                  15-Feb-19                      BBB+
------------------------------------------------------------------------------------------------------------------------------------
CLF             3380            Y                15-Aug-01                  15-Nov-18                      BBB+
CLF             4008            N                                                                          BBB+
CLF             2724            Y                15-Aug-01                  15-Aug-18                      BBB+
CLF             2515            Y                15-Aug-01                  15-Oct-18                      BBB+
CLF             2524            Y                15-Aug-01                  15-Oct-18                      BBB+
------------------------------------------------------------------------------------------------------------------------------------
CLF             2472            Y                15-Aug-01                  31-Jan-19                       AA-
CLF             4002            N                                                                           A+
CLF             3434            Y                15-Aug-01                  14-Jun-18                       AA-
CLF            3143NB           Y                15-Aug-01                  15-Jun-18                       AA
CLF             3802            N                                                                           AA
------------------------------------------------------------------------------------------------------------------------------------
CLF             2910            N                                                                          BBB-
CLF             3581            Y                15-Aug-01                  15-Nov-17                       BB+
CLF             4194            Y                15-Aug-01                  15-Jul-21                       BBB
CLF             3999            Y                 1-Jul-06                   1-May-24                        A
CLF             2553            N                                                                            A
------------------------------------------------------------------------------------------------------------------------------------
CLF             4005            N                                                                            A
CLF             1705            N                                                                            A
CLF             2839            Y                15-Aug-01                  15-Jan-19                        A
CLF             1704            N                                                                            A
CLF             2521            N                                                                            A
------------------------------------------------------------------------------------------------------------------------------------
CLF             2522            N                                                                            A
CLF             3068            Y                15-Aug-01                  15-Jan-18                        A
CLF             2752            Y                15-Aug-01                  15-Aug-18                        A
CLF             1298            Y                15-Aug-01                  15-Jan-19                        A
CLF             1240            N                                                                            A
------------------------------------------------------------------------------------------------------------------------------------
CLF             1323            N                                                                            A
CLF             1356            N                                                                            A
CLF            2031NB           N                                                                            A
CLF             4003            N                                                                            A
CLF            2275NB           N                                                                            A
------------------------------------------------------------------------------------------------------------------------------------
CLF             2459            Y                15-Aug-01                  15-Jan-19                        A
CLF            2591NBC          N                                                                           BB
CLF             2490            N                                                                            A
CLF            2437NB           Y                15-Aug-01                  15-Mar-23                        A
CLF            1684NBC          N                                                                            A
------------------------------------------------------------------------------------------------------------------------------------
CLF             2580            Y                15-Aug-01                  15-Jul-24                        A
CLF             3631            Y                15-Aug-01                  15-Sep-19                        A
CLF             2072            N                                                                            A
CLF             4001            Y                 5-Oct-03                   5-Jul-18                        A
CLF             1583            N                                                                           BBB
------------------------------------------------------------------------------------------------------------------------------------
CLF             2586            N                                                                           BBB
CLF             1210            N                                                                           BBB
CLF             1690            N                                                                           BBB
CLF             1777            N                                                                           BBB
CLF             1778            Y                15-Aug-01                  15-Jun-23                       BBB
------------------------------------------------------------------------------------------------------------------------------------
CLF             1848            N                                                                           BBB
CLF             2020            Y                15-Aug-01                  15-Sep-23                       BBB
CLF              961            N                                                                           BBB
CLF             2850            Y                15-Aug-01                  15-Nov-18                       BBB
CLF             2503            Y                15-Aug-01                  15-Jul-18                       BBB
------------------------------------------------------------------------------------------------------------------------------------
CLF             2603            Y                15-Aug-01                  15-Dec-18                       BBB
CLF             1883            Y                15-Aug-01                  15-Jul-23                       BBB
CLF             2025            Y                15-Aug-01                  15-Jan-24                       BBB
CLF            2071NB           Y                15-Aug-01                  15-Aug-18                       AA
CLF             2598            Y                15-Aug-01                  15-Apr-18                      CP A2
------------------------------------------------------------------------------------------------------------------------------------

Data Source  Loan Number                   TermStructure                   GroundLease          10
------------------------------------------------------------------------------------------------------------------
CLF              4136                     Balloon                              No              FSL
CLF              4000                     Balloon                              No              FSL
CLF              3588                     Balloon                              No              FSL
CLF              3589                     Balloon                              No              FSL
CLF              3590                     Balloon                              No              FSL
------------------------------------------------------------------------------------------------------------------
CLF              1587                     Fully Amortizing                     No
CLF             2396NB                    Fully Amortizing                     No
CLF             2434NB                    Fully Amortizing                     No
CLF             2906NB                    Fully Amortizing                     No
CLF              3006                     Fully Amortizing                     No
------------------------------------------------------------------------------------------------------------------
CLF              3380                     Balloon                              No              FSL
CLF              4008                     Balloon                              No              RVI
CLF              2724                     Fully Amortizing                     No
CLF              2515                     Balloon                              No              FSL
CLF              2524                     Balloon                              No              FSL
------------------------------------------------------------------------------------------------------------------
CLF              2472                     Fully Amortizing                     Yes
CLF              4002                     Fully Amortizing                     Yes
CLF              3434                     Fully Amortizing                     No
CLF             3143NB                    Fully Amortizing                     Yes
CLF              3802                     Balloon                              No
------------------------------------------------------------------------------------------------------------------
CLF              2910                     Balloon                              No              FSL
CLF              3581                     Fully Amortizing                     No
CLF              4194                     Balloon                              No              RVI
CLF              3999                     Fully Amortizing                     No
CLF              2553                     Fully Amortizing                     No
------------------------------------------------------------------------------------------------------------------
CLF              4005                     Fully Amortizing                     No
CLF              1705                     Fully Amortizing                     No
CLF              2839                     Fully Amortizing                     No
CLF              1704                     Fully Amortizing                     Yes
CLF              2521                     Extended Am.                         No              Berkshire
------------------------------------------------------------------------------------------------------------------
CLF              2522                     Extended Am.                         No              Berkshire
CLF              3068                     Fully Amortizing                     Yes
CLF              2752                     Fully Amortizing                     No
CLF              1298                     Fully Amortizing                     No
CLF              1240                     Fully Amortizing                     No
------------------------------------------------------------------------------------------------------------------
CLF              1323                     Fully Amortizing                     No
CLF              1356                     Fully Amortizing                     No
CLF             2031NB                    Fully Amortizing                     No
CLF              4003                     Fully Amortizing                     No
CLF             2275NB                    Fully Amortizing                     No
------------------------------------------------------------------------------------------------------------------
CLF              2459                     Fully Amortizing                     No
CLF            2591NBC                    Fully Amortizing                     No
CLF              2490                     Extended Am.                         No              Berkshire
CLF             2437NB                    Extended Am.                         No              Berkshire
CLF            1684NBC                    Fully Amortizing                     No
------------------------------------------------------------------------------------------------------------------
CLF              2580                     Fully Amortizing                     Yes
CLF              3631                     Fully Amortizing                     Yes
CLF              2072                     Fully Amortizing                     Yes
CLF              4001                     Balloon                              No              FSL
CLF              1583                     Fully Amortizing                     No
------------------------------------------------------------------------------------------------------------------
CLF              2586                     Fully Amortizing                     No
CLF              1210                     Fully Amortizing                     No
CLF              1690                     Fully Amortizing                     No
CLF              1777                     Fully Amortizing                     No
CLF              1778                     Fully Amortizing                     No
------------------------------------------------------------------------------------------------------------------
CLF              1848                     Fully Amortizing                     No
CLF              2020                     Fully Amortizing                     No
CLF              961                      Fully Amortizing                     No
CLF              2850                     Fully Amortizing                     No
CLF              2503                     Fully Amortizing                     No
------------------------------------------------------------------------------------------------------------------
CLF              2603                     Fully Amortizing                     No
CLF              1883                     Fully Amortizing                     No
CLF              2025                     Fully Amortizing                     No
CLF             2071NB                    Balloon                              Yes             FSL
CLF              2598                     Balloon                              No              FSL
------------------------------------------------------------------------------------------------------------------

                                                             ANNEX A-II
                                                CERTAIN CHARACTERISTICS OF THE LOAN

Data Source     Loan Number                 Tenant                               Guarantor                      City
------------------------------------------------------------------------------------------------------------------------------------
CLF                2575           Winn-Dixie Montgomery, Inc.                Winn-Dixie Stores, Inc.        Columbus
CLF                2202           Walgreen Co.                                                              Orlando
CLF               2673NB          Walgreen Co.                                                              Topeka
CLF                2745           Walgreen Co.                                                              Portsmouth
CLF               2023NB          Walgreen Co.                                                              Cape Coral
------------------------------------------------------------------------------------------------------------------------------------
CLF                2200           Walgreen Co.                                                              Chesterfield
CLF                2504P          Walgreen Co.                                                              Dallas
CLF                2764           Walgreen Co.                                                              Colonial Heights
CLF                4009           Walgreen Co.                                                              Austin
CLF               2104NBC         Walgreen Eastern Co., Inc.                 Walgreen Co.                   Perth Amboy
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000001        United States Post Office                                                 Barnesville
Bedford          128000002        United States Post Office                                                 Berkshire
Bedford          128000003        United States Post Office                                                 Knoxville
Bedford          128000004        United States Post Office                                                 Glenoma
Bedford          128000005        United States Post Office                                                 Dorton
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000006        United States Post Office                                                 Danville
Bedford          128000007        United States Post Office                                                 Pawtucket
Bedford          128000009        United States Post Office                                                 West Buxton
Bedford          128000010        United States Post Office                                                 Afton
Bedford          128000011        United States Post Office                                                 Greenville
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000012        United States Post Office                                                 Frenchville
Bedford          128000013        United States Post Office                                                 Colebrook
Bedford          128000014        United States Post Office                                                 Johnsonville
Bedford          128000015        United States Post Office                                                 Alton
Bedford          128000017        United States Post Office                                                 Daleville
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000018        United States Post Office                                                 Reedsville
Bedford          128000019        United States Post Office                                                 Dayton
Bedford          128000020        United States Post Office                                                 Sanbornton
Bedford          128000021        United States Post Office                                                 Polk City
Bedford          128000022        United States Post Office                                                 Placitas
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000023        United States Post Office                                                 Riverton
Bedford          128000024        United States Post Office                                                 Epsom
Bedford          128000025        United States Post Office                                                 Irrigon
Bedford          128000026        United States Post Office                                                 Ossipee
Bedford          128000027        United States Post Office                                                 Hominy
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000028        United States Post Office                                                 Warner
Bedford          128000029        United States Post Office                                                 Vian
Bedford          128000030        United States Post Office                                                 Gallup
Bedford          128000031        United States Post Office                                                 Glenwood Landing
Bedford          128000032        United States Post Office                                                 New Vienna
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000033        United States Post Office                                                 Truro
Bedford          128000034        United States Post Office                                                 McCarr
Bedford          128000035        United States Post Office                                                 Nantucket
Bedford          128000036        United States Post Office                                                 Elgin
Bedford          128000039        United States Post Office                                                 Perkinston
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000040        United States Post Office                                                 Sun City
Bedford          128000041        United States Post Office                                                 Langley
Bedford          128000042        United States Post Office                                                 Carlin
Bedford          128000043        United States Post Office                                                 Brooktondale
Bedford          128000044        United States Post Office                                                 Milford
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000045        United States Post Office                                                 Progreso
Bedford          128000046        United States Post Office                                                 New Boston
Bedford          128000047        United States Post Office                                                 Hector
Bedford          128000048        United States Post Office                                                 Hidalgo
Bedford          128000049        United States Post Office                                                 De Soto
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000050        United States Post Office                                                 Pulteney
Bedford          128000051        United States Post Office                                                 Morgantown
Bedford          128000052        United States Post Office                                                 Cambridge
Bedford          128000053        United States Post Office                                                 Mora
Bedford          128000054        United States Post Office                                                 Gardiner
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000055        United States Post Office                                                 Wilsall
Bedford          128000056        United States Post Office                                                 Tofte
Bedford          128000057        United States Post Office                                                 Fort Duchesne
Bedford          128000058        United States Post Office                                                 Buckley
Bedford          128000059        United States Post Office                                                 Stanton
------------------------------------------------------------------------------------------------------------------------------------

Data Source      Loan Number     State                   Street Address                                    Zip         Industry
------------------------------------------------------------------------------------------------------------------------------------
CLF                2575           MS       NWC MS Hwy 182 & Lehmberg Rd.                                  39709      Grocery
CLF                2202           FL       4774 Semoran Blvd.                                             32822      Retail Drug
CLF               2673NB          KS       2121 SW 21st St.                                               66614      Retail Drug
CLF                2745           VA       700 Frederick Boulevard (NWC of Airline Blvd)                  23707      Retail Drug
CLF               2023NB          FL       1534 Cape Coral Parkway (SEC Chiquita Blvd)                    33914      Retail Drug
------------------------------------------------------------------------------------------------------------------------------------
CLF                2200           VA       112 Browns Way Road (SEC Walton Park & Midlothian Tpke)        23832      Retail Drug
CLF                2504P          TX       2060 Buckner Boulevard (SEC of Bruton)                         75217      Retail Drug
CLF                2764           VA       3201 Boulevard (@Ellerslie)                                    23834      Retail Drug
CLF                4009           TX       11810 Ranch Road 620                                           78750      Retail Drug
CLF               2104NBC         NJ       520 Convery Boulevard                                          08861      Retail Drug
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000001        MN       211 Front Street South                                         56514      Postal Service
Bedford          128000002        NY       12324 NY Route 38                                              13736      Postal Service
Bedford          128000003        TN       5725 Clinton Highway                                           37912      Postal Service
Bedford          128000004        WA       108 Martin Road                                                98336      Postal Service
Bedford          128000005        KY       15421 US Highway 23 S                                          41520      Postal Service
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000006        WA       2 4th of July Creek Road                                       99121      Postal Service
Bedford          128000007        RI       153 Summer Street                                              02863      Postal Service
Bedford          128000009        ME       Route 22 Longplains Road                                       04093      Postal Service
Bedford          128000010        IA       208 West Kansas Street                                         50830      Postal Service
Bedford          128000011        ME       Main Street                                                    04441      Postal Service
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000012        ME       N/S Route 1                                                    04745      Postal Service
Bedford          128000013        NH       14 Parsons Street                                              03576      Postal Service
Bedford          128000014        NY       Route 67                                                       12094      Postal Service
Bedford          128000015        NH       School Street                                                  03809      Postal Service
Bedford          128000017        VA       790 Roanoke Road                                               24083      Postal Service
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000018        WV       WV Route 7                                                     26547      Postal Service
Bedford          128000019        OH       1411 Farr Drive                                                45404      Postal Service
Bedford          128000020        NH       Route #3 B                                                     03369      Postal Service
Bedford          128000021        IA       302 North 3rd Street                                           50226      Postal Service
Bedford          128000022        NM       Highway 165                                                    87043      Postal Service
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000023        WY       US Highway 26                                                  82501      Postal Service
Bedford          128000024        NH       Route 28                                                       03234      Postal Service
Bedford          128000025        OR       300 East Northmain Avenue                                      97844      Postal Service
Bedford          128000026        NH       Old Route 28                                                   03864      Postal Service
Bedford          128000027        OK       402 West First Street                                          74035      Postal Service
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000028        OK       805 Second Avenue                                              74469      Postal Service
Bedford          128000029        OK       Highway 82                                                     74962      Postal Service
Bedford          128000030        NM       950 West Aztec Avenue                                          87301      Postal Service
Bedford          128000031        NY       123 Glenwood Road                                              11547      Postal Service
Bedford          128000032        IA       2177 Main Street                                               52065      Postal Service
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000033        IA       202 North Railroad Street                                      50257      Postal Service
Bedford          128000034        KY       6884 Highway 319                                               41544      Postal Service
Bedford          128000035        MA       Old South Road                                                 02554      Postal Service
Bedford          128000036        OK       777 8th Street                                                 73538      Postal Service
Bedford          128000039        MS       145 Main Street                                                39573      Postal Service
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000040        CA       26822 Cherry Hills Boulevard                                   92381      Postal Service
Bedford          128000041        WA       115 Second Street                                              98260      Postal Service
Bedford          128000042        NV       1106 Chestnut Street                                           89822      Postal Service
Bedford          128000043        NY       456 Brooktondale Road                                          14781      Postal Service
Bedford          128000044        NY       Route 28 and Center Street                                     13807      Postal Service
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000045        TX       110 East US 281                                                78579      Postal Service
Bedford          128000046        NH       71 Mt. Vernon Road                                             03070      Postal Service
Bedford          128000047        NY       5640 NY Route 414                                              14841      Postal Service
Bedford          128000048        TX       Military Highway                                               78557      Postal Service
Bedford          128000049        IA       859 Guthrie Street                                             50069      Postal Service
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000050        NY       3082 County Road Route 74                                      47874      Postal Service
Bedford          128000051        IN       300 West Washington Street                                     46160      Postal Service
Bedford          128000052        IA       304 Water Street                                               50046      Postal Service
Bedford          128000053        NM       Highway 518                                                    87732      Postal Service
Bedford          128000054        MT       707 Scott Street West                                          59030      Postal Service
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000055        MT       310 Elliott Street North                                       59086      Postal Service
Bedford          128000056        MN       US Highway 61                                                  55615      Postal Service
Bedford          128000057        UT       North Side of Hwy. 40                                          84026      Postal Service
Bedford          128000058        WA       219 South River Avenue                                         98321      Postal Service
Bedford          128000059        KY       165 South Sipple Street                                        40380      Postal Service
------------------------------------------------------------------------------------------------------------------------------------

Data Source      Loan Number        Property Type         Square Feet of Structure   Leased Value     Dark Value     Lease Type
------------------------------------------------------------------------------------------------------------------------------------
CLF                2575           Grocery Store                    47,192              4,930,000       3,385,000        NNN
CLF                2202           Drug Store                       13,905              3,280,000       2,475,000        NN
CLF               2673NB          Drug Store                       13,905              2,650,000       1,830,000        NN
CLF                2745           Drug Store                       13,905              4,250,000       3,020,000        NN
CLF               2023NB          Drug Store                       15,930              3,400,000       2,440,000        NN
-----------------------------------------------------------------------------------------------------------------------------------
CLF                2200           Drug Store                       13,905              3,480,000       2,610,000        NN
CLF                2504P          Drug Store                       15,120              4,630,000       3,070,000        NN
CLF                2764           Drug Store                       13,905              3,730,000       2,735,000        NN
CLF                4009           Drug Store                       13,905              2,825,000       2,350,000        NN
CLF               2104NBC         Drug Store                       13,905              3,300,000       2,800,000        NN
-----------------------------------------------------------------------------------------------------------------------------------
Bedford          128000001        U.S. Post Office                  2,266                                               NN
Bedford          128000002        U.S. Post Office                  3,634                                               NN
Bedford          128000003        U.S. Post Office                  4,000                                               NN
Bedford          128000004        U.S. Post Office                  3,062                                               NN
Bedford          128000005        U.S. Post Office                  1,466                                               NN
-----------------------------------------------------------------------------------------------------------------------------------
Bedford          128000006        U.S. Post Office                  4,169                                               NN
Bedford          128000007        U.S. Post Office                  2,059                                               NN
Bedford          128000009        U.S. Post Office                  3,179                                               NN
Bedford          128000010        U.S. Post Office                  3,027                                               NN
Bedford          128000011        U.S. Post Office                  4,554                                               NN
-----------------------------------------------------------------------------------------------------------------------------------
Bedford          128000012        U.S. Post Office                  2,000                                               NN
Bedford          128000013        U.S. Post Office                  2,784                                               NN
Bedford          128000014        U.S. Post Office                  1,147                                               NN
Bedford          128000015        U.S. Post Office                  4,130                                               NN
Bedford          128000017        U.S. Post Office                  3,090                                               NN
-----------------------------------------------------------------------------------------------------------------------------------
Bedford          128000018        U.S. Post Office                  3,090                                               NN
Bedford          128000019        U.S. Post Office                  7,721                                               NN
Bedford          128000020        U.S. Post Office                  1,818                                               NN
Bedford          128000021        U.S. Post Office                  3,004                                               NN
Bedford          128000022        U.S. Post Office                  6,681                                               NN
-----------------------------------------------------------------------------------------------------------------------------------
Bedford          128000023        U.S. Post Office                  6,681                                               NN
Bedford          128000024        U.S. Post Office                  5,749                                               NN
Bedford          128000025        U.S. Post Office                  5,173                                               NN
Bedford          128000026        U.S. Post Office                  4,598                                               NN
Bedford          128000027        U.S. Post Office                  4,975                                               NN
-----------------------------------------------------------------------------------------------------------------------------------
Bedford          128000028        U.S. Post Office                  3,961                                               NN
Bedford          128000029        U.S. Post Office                  3,967                                               NN
Bedford          128000030        U.S. Post Office                  6,681                                               NN
Bedford          128000031        U.S. Post Office                  2,653                                               NN
Bedford          128000032        U.S. Post Office                  2,052                                               NN
-----------------------------------------------------------------------------------------------------------------------------------
Bedford          128000033        U.S. Post Office                  2,092                                               NN
Bedford          128000034        U.S. Post Office                  2,126                                               NN
Bedford          128000035        U.S. Post Office                  5,196                                               NN
Bedford          128000036        U.S. Post Office                  3,967                                               NN
Bedford          128000039        U.S. Post Office                  5,003                                               NN
-----------------------------------------------------------------------------------------------------------------------------------
Bedford          128000040        U.S. Post Office                  8,825                                               NN
Bedford          128000041        U.S. Post Office                  6,681                                               NN
Bedford          128000042        U.S. Post Office                  5,071                                               NN
Bedford          128000043        U.S. Post Office                  3,190                                               NN
Bedford          128000044        U.S. Post Office                  2,593                                               NN
-----------------------------------------------------------------------------------------------------------------------------------
Bedford          128000045        U.S. Post Office                  3,969                                               NN
Bedford          128000046        U.S. Post Office                  4,598                                               NN
Bedford          128000047        U.S. Post Office                  1,270                                               NN
Bedford          128000048        U.S. Post Office                  6,297                                               NN
Bedford          128000049        U.S. Post Office                  1,515                                               NN
-----------------------------------------------------------------------------------------------------------------------------------
Bedford          128000050        U.S. Post Office                  1,025                                               NN
Bedford          128000051        U.S. Post Office                  3,049                                               NN
Bedford          128000052        U.S. Post Office                  1,521                                               NN
Bedford          128000053        U.S. Post Office                  4,169                                               NN
Bedford          128000054        U.S. Post Office                  6,742                                               NN
-----------------------------------------------------------------------------------------------------------------------------------
Bedford          128000055        U.S. Post Office                  3,137                                               NN
Bedford          128000056        U.S. Post Office                  1,062                                               NN
Bedford          128000057        U.S. Post Office                  2,603                                               NN
Bedford          128000058        U.S. Post Office                  6,681                                               NN
Bedford          128000059        U.S. Post Office                  5,071                                               NN
-----------------------------------------------------------------------------------------------------------------------------------

Data Source      Loan Number           Ground Lease Flag         Start of Lease       End of Lease             Original Balance
------------------------------------------------------------------------------------------------------------------------------------
CLF                 2575                      N                    6-May-99            05-May-19                 4,609,523.41
CLF                 2202                      N                   21-Nov-98            30-Nov-18                 2,760,804.33
CLF                2673NB                     N                   15-Apr-99            14-Apr-19                 2,427,955.44
CLF                 2745                      N                    1-Aug-98            31-Jul-18                 3,929,901.18
CLF                2023NB                     N                   18-Mar-99            31-Mar-19                 3,034,503.37
------------------------------------------------------------------------------------------------------------------------------------
CLF                 2200                      N                   27-Sep-98            30-Sep-18                 2,819,331.71
CLF                2504P                      N                   12-Dec-98            31-Dec-18                 3,916,693.88
CLF                 2764                      N                    9-Jan-99            31-Jan-19                 3,443,678.65
CLF                 4009                      N                    2-Jan-99            31-Jan-19                 2,414,843.00
CLF               2104NBC                     N                    5-Jan-99            31-Jan-19                 2,892,423.61
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000001                    N                    1-May-96            30-Apr-16                   143,775.00
Bedford          128000002                    N                    1-Jun-96            31-May-16                   316,768.03
Bedford          128000003                    N                    4-Aug-97            03-Aug-17                   660,800.00
Bedford          128000004                    N                   31-Oct-97            30-Oct-17                   325,000.00
Bedford          128000005                    N                   11-Feb-97            10-Feb-17                   303,749.16
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000006                    N                    7-Nov-97            06-Nov-17                   497,445.65
Bedford          128000007                    N                    6-Nov-97            05-Nov-17                   564,926.43
Bedford          128000009                    N                    4-Oct-97            03-Oct-17                   425,000.00
Bedford          128000010                    N                   29-Oct-97            28-Oct-17                   329,970.55
Bedford          128000011                    N                   15-Apr-96            14-Apr-16                   434,300.00
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000012                    N                   27-Feb-97            26-Feb-17                   291,100.00
Bedford          128000013                    N                    1-Apr-96            31-Mar-16                   230,000.00
Bedford          128000014                    N                    1-Oct-96            30-Sep-16                   102,800.00
Bedford          128000015                    N                    1-Feb-96            31-Jan-16                   478,870.68
Bedford          128000017                    N                   30-Aug-96            29-Aug-16                   456,000.00
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000018                    N                   11-Sep-96            10-Sep-16                   365,400.00
Bedford          128000019                    N                    1-May-97            30-Apr-12                   394,300.00
Bedford          128000020                    N                   11-Nov-96            10-Nov-16                   196,000.00
Bedford          128000021                    N                   19-Dec-97            18-Dec-17                   354,000.00
Bedford          128000022                    N                    4-Nov-97            03-Nov-17                   801,900.00
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000023                    N                    6-Jan-98            05-Jan-18                   899,900.00
Bedford          128000024                    N                    1-Mar-98            28-Feb-18                   794,900.00
Bedford          128000025                    N                   23-Dec-97            22-Dec-17                   602,100.00
Bedford          128000026                    N                    1-Mar-98            28-Feb-18                   523,100.00
Bedford          128000027                    N                    1-Jan-98            31-Dec-12                   412,600.00
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000028                    N                   18-Nov-97            17-Nov-12                   306,100.00
Bedford          128000029                    N                    5-Dec-97            04-Dec-12                   319,200.00
Bedford          128000030                    N                    5-Nov-97            04-Nov-17                 1,043,000.00
Bedford          128000031                    N                    1-Nov-93            31-Oct-03                   166,800.00
Bedford          128000032                    N                    7-Mar-98            06-Mar-18                   271,100.00
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000033                    N                   26-Mar-98            25-Mar-18                   265,500.00
Bedford          128000034                    N                   12-Mar-97            11-Mar-17                   275,000.00
Bedford          128000035                    N                    1-Mar-98            29-Feb-28                 1,431,700.00
Bedford          128000036                    N                   18-Nov-97            17-Nov-12                   322,100.00
Bedford          128000039                    N                   24-Mar-98            23-Mar-18                   567,200.00
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000040                    N                    1-Aug-96            31-Jul-13                   755,000.00
Bedford          128000041                    N                    8-Apr-98            07-Apr-28                 1,444,800.00
Bedford          128000042                    N                   20-Feb-98            19-Feb-18                   600,000.00
Bedford          128000043                    N                    1-Apr-98            31-Mar-18                   521,800.00
Bedford          128000044                    N                    8-May-98            07-May-18                   425,600.00
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000045                    N                    4-Apr-98            03-Apr-18                   325,000.00
Bedford          128000046                    N                   16-May-98            15-May-18                   668,200.00
Bedford          128000047                    N                    1-Apr-98            31-Mar-18                   191,200.00
Bedford          128000048                    N                   29-May-98            28-May-18                   595,000.00
Bedford          128000049                    N                   29-May-98            28-May-18                   341,500.00
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000050                    N                    1-Dec-97            30-Nov-17                   264,200.00
Bedford          128000051                    N                    1-Jun-98            31-May-18                   481,600.00
Bedford          128000052                    N                   17-Jul-98            16-Jul-18                   216,900.00
Bedford          128000053                    N                   18-Jul-98            17-Jul-18                   465,800.00
Bedford          128000054                    N                   29-Apr-98            28-Apr-18                 1,144,400.00
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000055                    N                    1-Aug-98            31-Jul-18                   469,200.00
Bedford          128000056                    N                    6-Aug-98            05-Aug-18                   192,600.00
Bedford          128000057                    N                    7-Aug-96            06-Aug-16                   170,000.00
Bedford          128000058                    N                   12-Feb-98            11-Feb-18                 1,192,300.00
Bedford          128000059                    N                   22-Aug-98            21-Aug-18                   799,800.00
------------------------------------------------------------------------------------------------------------------------------------

Data Source      Loan Number         Cut-off Balance      Debt Service Coverage Ratio         Cutoff LTV    Date of Loan Origination
------------------------------------------------------------------------------------------------------------------------------------
CLF                 2575               4,597,724.19                  1.00                        93.26            17-Jun-99
CLF                 2202               2,723,576.16                  1.05                        83.04            23-Dec-98
CLF                2673NB              2,413,351.65                  1.05                        91.07            14-May-99
CLF                 2745               3,862,681.86                  1.02                        90.89            19-Aug-98
CLF                2023NB              3,010,530.69                  1.07                        88.55            24-Jun-99
------------------------------------------------------------------------------------------------------------------------------------
CLF                 2200               2,786,449.29                  1.07                        80.07            04-Feb-99
CLF                2504P               3,910,412.83                  1.11                        84.46            13-Jul-99
CLF                 2764               3,418,538.51                  1.05                        91.65            11-Feb-99
CLF                 4009               2,382,559.32                  1.07                        84.34            05-Feb-99
CLF               2104NBC              2,865,322.04                  1.05                        86.83            18-Mar-99
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000001               137,081.45                  1.16                                         10-Jul-97
Bedford          128000002               302,044.19                  1.12                                         05-Aug-97
Bedford          128000003               635,999.53                  1.03                                         10-Oct-97
Bedford          128000004               313,068.14                  1.53                                         19-Nov-97
Bedford          128000005               291,887.46                  1.05                                         14-Nov-97
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000006               480,092.35                  1.05                                         03-Dec-97
Bedford          128000007               545,150.79                  1.04                                         28-Nov-97
Bedford          128000009               410,685.42                  1.16                                         14-Nov-97
Bedford          128000010               318,496.21                  1.10                                         26-Nov-97
Bedford          128000011               373,428.57                  1.03                                         24-Dec-97
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000012               280,184.90                  1.06                                         24-Dec-97
Bedford          128000013               220,352.15                  1.25                                         23-Dec-97
Bedford          128000014                98,723.62                  1.15                                         24-Dec-97
Bedford          128000015               458,331.97                  1.08                                         29-Dec-97
Bedford          128000017               439,275.53                  1.07                                         22-Dec-97
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000018               352,004.97                  1.08                                         22-Dec-97
Bedford          128000019               370,548.97                  1.14                                         12-Dec-97
Bedford          128000020               188,495.28                  1.19                                         26-Jan-98
Bedford          128000021               342,950.13                  1.19                                         02-Feb-98
Bedford          128000022               777,357.49                  1.04                                         19-Feb-98
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000023               871,879.29                  1.04                                         28-Feb-98
Bedford          128000024               771,213.02                  1.04                                         24-Feb-98
Bedford          128000025               583,841.46                  1.04                                         20-Mar-98
Bedford          128000026               507,927.09                  1.05                                         02-Apr-98
Bedford          128000027               391,850.90                  1.11                                         11-Mar-98
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000028               290,559.75                  1.11                                         11-Mar-98
Bedford          128000029               302,994.70                  1.11                                         11-Mar-98
Bedford          128000030             1,010,931.26                  1.04                                         20-Mar-98
Bedford          128000031               136,269.31                  1.07                                         08-Apr-98
Bedford          128000032               263,533.66                  1.09                                         31-Mar-98
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000033               258,089.85                  1.09                                         31-Mar-98
Bedford          128000034               266,460.68                  1.09                                         15-May-98
Bedford          128000035             1,391,693.98                  1.06                                         07-Apr-98
Bedford          128000036               306,364.20                  1.11                                         06-Apr-98
Bedford          128000039               555,605.64                  1.04                                         30-Aug-98
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000040               736,023.14                  1.13                                         31-May-98
Bedford          128000041             1,429,831.38                  1.03                                         20-May-98
Bedford          128000042               584,036.81                  1.69                                         13-May-98
Bedford          128000043               508,346.67                  1.07                                         31-May-98
Bedford          128000044               414,562.33                  1.07                                         28-May-98
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000045               316,786.71                  1.38                                         21-May-98
Bedford          128000046               651,933.93                  1.04                                         08-Jun-98
Bedford          128000047               186,540.11                  1.09                                         22-Jun-98
Bedford          128000048               580,650.25                  1.31                                         15-Jun-98
Bedford          128000049               333,088.02                  1.06                                         25-Jun-98
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000050               257,658.60                  1.05                                         09-Jul-98
Bedford          128000051               470,736.74                  1.07                                         29-Jul-98
Bedford          128000052               212,018.26                  1.08                                         29-Jul-98
Bedford          128000053               456,051.55                  1.46                                         07-Aug-98
Bedford          128000054             1,120,620.36                  1.06                                         20-Aug-98
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000055               460,486.51                  1.04                                         27-Aug-98
Bedford          128000056               188,972.05                  1.08                                         25-Aug-98
Bedford          128000057               164,593.67                  1.43                                         03-Sep-98
Bedford          128000058             1,167,513.98                  1.03                                         02-Sep-98
Bedford          128000059               784,026.07                  1.05                                         09-Sep-98
------------------------------------------------------------------------------------------------------------------------------------

Data Source      Loan Number    First Payment Date   Maturity Date       Loan Term     Remaining Term     Loan Age     Gross Coupon
-----------------------------------------------------------------------------------------------------------------------------------
CLF                 2575           15-Jul-99          15-Apr-19            238              236             2             7.51%
CLF                 2202           15-Feb-99          15-Nov-18            238              231             7             7.25%
CLF                2673NB          15-Jun-99          15-Apr-19            239              236             3             6.75%
CLF                 2745           15-Sep-98          15-Jul-18            239              227             12            7.20%
CLF                2023NB          15-Aug-99          15-Mar-19            236              235             1             6.90%
-----------------------------------------------------------------------------------------------------------------------------------
CLF                 2200           15-Mar-99          15-Sep-18            235              229             6             7.35%
CLF                2504P           15-Aug-99          15-Dec-18            233              232             1             7.05%
CLF                 2764           15-Mar-99          15-Jan-19            239              233             6             7.25%
CLF                 4009           01-Mar-99          01-Feb-19            240              234             6             7.19%
CLF               2104NBC          15-Apr-99          15-Jan-19            238              233             5             7.43%
-----------------------------------------------------------------------------------------------------------------------------------
Bedford          128000001         01-Sep-97          10-Jul-16            227              203             24            8.42%
Bedford          128000002         01-Oct-97          05-May-16            224              201             23            8.25%
Bedford          128000003         01-Dec-97          10-Sep-17            238              217             21            8.21%
Bedford          128000004         01-Jan-98          19-Sep-17            237              217             20            7.99%
Bedford          128000005         01-Jan-98          14-Nov-16            227              207             20            8.23%
-----------------------------------------------------------------------------------------------------------------------------------
Bedford          128000006         01-Feb-98          03-Oct-17            237              218             19            7.99%
Bedford          128000007         01-Feb-98          28-Sep-17            236              217             19            7.96%
Bedford          128000009         01-Jan-98          14-Nov-17            239              219             20            8.22%
Bedford          128000010         01-Feb-98          26-Sep-17            236              217             19            8.01%
Bedford          128000011         01-Feb-98          24-Jun-06            101              82              19            7.75%
-----------------------------------------------------------------------------------------------------------------------------------
Bedford          128000012         01-Feb-98          24-Mar-17            230              211             19            7.87%
Bedford          128000013         01-Feb-98          23-Feb-16            217              198             19            7.91%
Bedford          128000014         01-Feb-98          24-Aug-16            223              204             19            7.90%
Bedford          128000015         01-Feb-98          29-Dec-15            215              196             19            7.86%
Bedford          128000017         01-Mar-98          01-Nov-16            225              207             18            8.01%
-----------------------------------------------------------------------------------------------------------------------------------
Bedford          128000018         01-Mar-98          01-Nov-16            225              207             18            8.01%
Bedford          128000019         01-Mar-98          01-Jun-12            172              154             18            7.84%
Bedford          128000020         01-Mar-98          26-Sep-16            223              205             18            7.69%
Bedford          128000021         01-Apr-98          02-Jan-18            238              221             17            7.86%
Bedford          128000022         01-May-98          19-Nov-17            235              219             16            7.62%
-----------------------------------------------------------------------------------------------------------------------------------
Bedford          128000023         01-May-98          28-Jan-18            237              221             16            7.40%
Bedford          128000024         01-May-98          01-Apr-18            240              224             16            7.64%
Bedford          128000025         01-May-98          20-Dec-17            236              220             16            7.70%
Bedford          128000026         01-May-98          01-Apr-18            240              224             16            7.87%
Bedford          128000027         01-May-98          01-Feb-13            178              162             16            7.82%
-----------------------------------------------------------------------------------------------------------------------------------
Bedford          128000028         01-May-98          01-Jan-13            177              161             16            7.82%
Bedford          128000029         01-May-98          01-Jan-13            177              161             16            7.82%
Bedford          128000030         01-May-98          01-Jan-18            237              221             16            7.58%
Bedford          128000031         01-Jun-98          01-Nov-03            66               51              15            7.68%
Bedford          128000032         01-Jun-98          01-Apr-18            239              224             15            7.69%
-----------------------------------------------------------------------------------------------------------------------------------
Bedford          128000033         01-Jun-98          01-Apr-18            239              224             15            7.69%
Bedford          128000034         01-Jun-98          01-Apr-17            227              212             15            7.62%
Bedford          128000035         01-Jun-98          01-Mar-18            238              223             15            7.75%
Bedford          128000036         01-Jun-98          01-Dec-12            175              160             15            7.69%
Bedford          128000039         01-Oct-98          01-May-18            236              225             11            7.80%
-----------------------------------------------------------------------------------------------------------------------------------
Bedford          128000040         01-Sep-98          01-Sep-13            181              169             12            7.57%
Bedford          128000041         01-Jul-98          01-May-28            359              345             14            7.76%
Bedford          128000042         01-Jul-98          01-Mar-18            237              223             14            7.65%
Bedford          128000043         01-Jul-98          01-May-18            239              225             14            7.75%
Bedford          128000044         01-Jul-98          01-May-18            239              225             14            7.70%
-----------------------------------------------------------------------------------------------------------------------------------
Bedford          128000045         01-Jul-98          01-May-18            239              225             14            7.92%
Bedford          128000046         01-Aug-98          01-May-18            238              225             13            7.65%
Bedford          128000047         01-Aug-98          01-May-18            238              225             13            7.64%
Bedford          128000048         01-Aug-98          01-Jun-18            239              226             13            7.66%
Bedford          128000049         01-Aug-98          01-Jun-18            239              226             13            7.48%
-----------------------------------------------------------------------------------------------------------------------------------
Bedford          128000050         01-Aug-98          01-Dec-17            233              220             13            7.86%
Bedford          128000051         01-Sep-98          01-Jun-18            238              226             12            7.59%
Bedford          128000052         01-Sep-98          01-Jul-18            239              227             12            7.54%
Bedford          128000053         01-Oct-98          01-Aug-18            239              228             11            7.46%
Bedford          128000054         01-Oct-98          01-Jun-18            237              226             11            7.59%
-----------------------------------------------------------------------------------------------------------------------------------
Bedford          128000055         01-Nov-98          01-Sep-18            239              229             10            7.57%
Bedford          128000056         01-Nov-98          01-Sep-18            239              229             10            7.45%
Bedford          128000057         01-Nov-98          01-Oct-13            180              170             10            7.22%
Bedford          128000058         01-Nov-98          01-Mar-18            233              223             10            7.01%
Bedford          128000059         01-Nov-98          01-Sep-18            239              229             10            7.06%
-----------------------------------------------------------------------------------------------------------------------------------


                                                             ANNEX A-II
                                                CERTAIN CHARACTERISTICS OF THE LOAN

Data Source      Loan Number      Administrative Fee        Servicing Fee        Lock Out Start Date     Lock Out End Date
----------------------------------------------------------------------------------------------------------------------------
CLF                 2575              10.90 bp               10.00 bp                17-Jun-99              14-Jul-07
CLF                 2202              10.90 bp               10.00 bp                23-Dec-98              14-Aug-01
CLF                2673NB             10.90 bp               10.00 bp                14-May-99              14-May-07
CLF                 2745              10.90 bp               10.00 bp                19-Aug-98              14-Sep-06
CLF                2023NB             10.90 bp               10.00 bp                24-Jun-99              14-Jul-07
----------------------------------------------------------------------------------------------------------------------------
CLF                 2200              10.90 bp               10.00 bp                 4-Feb-99              14-Aug-01
CLF                2504P              10.90 bp               10.00 bp                26-Feb-99              14-Aug-01
CLF                 2764              10.90 bp               10.00 bp                11-Feb-99              14-Aug-01
CLF                 4009              10.90 bp               10.00 bp                 5-Feb-99              28-Feb-06
CLF               2104NBC             10.90 bp               10.00 bp                18-Mar-99              14-Aug-01
----------------------------------------------------------------------------------------------------------------------------
Bedford          128000001            17.90 bp               17.00 bp
Bedford          128000002            17.90 bp               17.00 bp
Bedford          128000003            17.90 bp               17.00 bp
Bedford          128000004            17.90 bp               17.00 bp
Bedford          128000005            17.90 bp               17.00 bp
----------------------------------------------------------------------------------------------------------------------------
Bedford          128000006            17.90 bp               17.00 bp
Bedford          128000007            17.90 bp               17.00 bp
Bedford          128000009            17.90 bp               17.00 bp
Bedford          128000010            17.90 bp               17.00 bp
Bedford          128000011            17.90 bp               17.00 bp
----------------------------------------------------------------------------------------------------------------------------
Bedford          128000012            17.90 bp               17.00 bp
Bedford          128000013            17.90 bp               17.00 bp
Bedford          128000014            17.90 bp               17.00 bp
Bedford          128000015            17.90 bp               17.00 bp
Bedford          128000017            17.90 bp               17.00 bp
----------------------------------------------------------------------------------------------------------------------------
Bedford          128000018            17.90 bp               17.00 bp
Bedford          128000019            17.90 bp               17.00 bp
Bedford          128000020            17.90 bp               17.00 bp
Bedford          128000021            17.90 bp               17.00 bp
Bedford          128000022            17.90 bp               17.00 bp
----------------------------------------------------------------------------------------------------------------------------
Bedford          128000023            17.90 bp               17.00 bp
Bedford          128000024            17.90 bp               17.00 bp
Bedford          128000025            17.90 bp               17.00 bp
Bedford          128000026            17.90 bp               17.00 bp
Bedford          128000027            17.90 bp               17.00 bp
----------------------------------------------------------------------------------------------------------------------------
Bedford          128000028            17.90 bp               17.00 bp
Bedford          128000029            17.90 bp               17.00 bp
Bedford          128000030            17.90 bp               17.00 bp
Bedford          128000031            17.90 bp               17.00 bp
Bedford          128000032            17.90 bp               17.00 bp
----------------------------------------------------------------------------------------------------------------------------
Bedford          128000033            17.90 bp               17.00 bp
Bedford          128000034            17.90 bp               17.00 bp
Bedford          128000035            17.90 bp               17.00 bp
Bedford          128000036            17.90 bp               17.00 bp
Bedford          128000039            17.90 bp               17.00 bp
----------------------------------------------------------------------------------------------------------------------------
Bedford          128000040            17.90 bp               17.00 bp
Bedford          128000041            17.90 bp               17.00 bp
Bedford          128000042            17.90 bp               17.00 bp
Bedford          128000043            17.90 bp               17.00 bp
Bedford          128000044            17.90 bp               17.00 bp
----------------------------------------------------------------------------------------------------------------------------
Bedford          128000045            17.90 bp               17.00 bp
Bedford          128000046            17.90 bp               17.00 bp
Bedford          128000047            17.90 bp               17.00 bp
Bedford          128000048            17.90 bp               17.00 bp
Bedford          128000049            17.90 bp               17.00 bp
----------------------------------------------------------------------------------------------------------------------------
Bedford          128000050            17.90 bp               17.00 bp
Bedford          128000051            17.90 bp               17.00 bp
Bedford          128000052            17.90 bp               17.00 bp
Bedford          128000053            17.90 bp               17.00 bp
Bedford          128000054            17.90 bp               17.00 bp
----------------------------------------------------------------------------------------------------------------------------
Bedford          128000055            17.90 bp               17.00 bp
Bedford          128000056            17.90 bp               17.00 bp
Bedford          128000057            17.90 bp               17.00 bp
Bedford          128000058            17.90 bp               17.00 bp
Bedford          128000059            17.90 bp               17.00 bp
----------------------------------------------------------------------------------------------------------------------------

Data Source      Loan Number   Remaining Lock Out Period   Yield Maintenance Start Date
---------------------------------------------------------------------------------------
CLF                 2575                 95                          15-Jul-07
CLF                 2202                 24
CLF                2673NB                93                          15-May-07
CLF                 2745                 85                          15-Sep-06
CLF                2023NB                95                          15-Jul-07
---------------------------------------------------------------------------------------
CLF                 2200                 24
CLF                2504P                 24
CLF                 2764                 24
CLF                 4009                 78                          01-Mar-06
CLF               2104NBC                24
---------------------------------------------------------------------------------------
Bedford          128000001                0                          10-Jul-97
Bedford          128000002                0                          05-Aug-97
Bedford          128000003                0                          10-Oct-97
Bedford          128000004                0                          19-Nov-97
Bedford          128000005                0                          14-Nov-97
---------------------------------------------------------------------------------------
Bedford          128000006                0                          03-Dec-97
Bedford          128000007                0                          28-Nov-97
Bedford          128000009                0                          14-Nov-97
Bedford          128000010                0                          26-Nov-97
Bedford          128000011                0                          24-Dec-97
---------------------------------------------------------------------------------------
Bedford          128000012                0                          24-Dec-97
Bedford          128000013                0                          23-Dec-97
Bedford          128000014                0                          24-Dec-97
Bedford          128000015                0                          29-Dec-97
Bedford          128000017                0                          22-Dec-97
---------------------------------------------------------------------------------------
Bedford          128000018                0                          22-Dec-97
Bedford          128000019                0                          12-Dec-97
Bedford          128000020                0                          26-Jan-98
Bedford          128000021                0                          02-Feb-98
Bedford          128000022                0                          19-Feb-98
---------------------------------------------------------------------------------------
Bedford          128000023                0                          28-Feb-98
Bedford          128000024                0                          24-Feb-98
Bedford          128000025                0                          20-Mar-98
Bedford          128000026                0                          02-Apr-98
Bedford          128000027                0                          11-Mar-98
---------------------------------------------------------------------------------------
Bedford          128000028                0                          11-Mar-98
Bedford          128000029                0                          11-Mar-98
Bedford          128000030                0                          20-Mar-98
Bedford          128000031                0                          08-Apr-98
Bedford          128000032                0                          31-Mar-98
---------------------------------------------------------------------------------------
Bedford          128000033                0                          31-Mar-98
Bedford          128000034                0                          15-May-98
Bedford          128000035                0                          07-Apr-98
Bedford          128000036                0                          06-Apr-98
Bedford          128000039                0                          30-Aug-98
---------------------------------------------------------------------------------------
Bedford          128000040                0                          31-May-98
Bedford          128000041                0                          20-May-98
Bedford          128000042                0                          13-May-98
Bedford          128000043                0                          31-May-98
Bedford          128000044                0                          28-May-98
---------------------------------------------------------------------------------------
Bedford          128000045                0                          21-May-98
Bedford          128000046                0                          08-Jun-98
Bedford          128000047                0                          22-Jun-98
Bedford          128000048                0                          15-Jun-98
Bedford          128000049                0                          25-Jun-98
---------------------------------------------------------------------------------------
Bedford          128000050                0                          09-Jul-98
Bedford          128000051                0                          29-Jul-98
Bedford          128000052                0                          29-Jul-98
Bedford          128000053                0                          07-Aug-98
Bedford          128000054                0                          20-Aug-98
---------------------------------------------------------------------------------------
Bedford          128000055                0                          27-Aug-98
Bedford          128000056                0                          25-Aug-98
Bedford          128000057                0                          03-Sep-98
Bedford          128000058                0                          02-Sep-98
Bedford          128000059                0                          09-Sep-98
---------------------------------------------------------------------------------------

Data Source      Loan Number    Yield Maintenance End Date   Estimated Replacements     Replacement Reserves    Expense Reserve Fund
------------------------------------------------------------------------------------------------------------------------------------
CLF                2575                15-Apr-19                                                  0.00                40,000.00
CLF                2202                                           52,094.00                  66,187.80
CLF               2673NB               15-Apr-19                  39,634.00                  55,388.25
CLF                2745                15-Jul-18                  62,748.00                 138,471.82                   650.00
CLF               2023NB               15-Mar-19                  53,447.00                  62,658.00
------------------------------------------------------------------------------------------------------------------------------------
CLF                2200                                           52,624.00                  65,353.50
CLF                2504P                                          58,716.00                  58,716.00
CLF                2764                                           58,617.00                  74,773.54
CLF                4009                01-Feb-19                  45,137.00                  66,465.90
CLF               2104NBC                                         54,746.00                  68,946.22
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000001             01-Sep-16
Bedford          128000002             01-Jul-16
Bedford          128000003             01-Nov-17
Bedford          128000004             01-Nov-17
Bedford          128000005             01-Jan-17
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000006             01-Dec-17
Bedford          128000007             01-Nov-17
Bedford          128000009             14-Nov-17
Bedford          128000010             01-Oct-17
Bedford          128000011             01-Aug-06
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000012             01-May-17
Bedford          128000013             01-Apr-16
Bedford          128000014             01-Sep-16
Bedford          128000015             01-Feb-16
Bedford          128000017             01-Nov-16
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000018             01-Nov-16
Bedford          128000019             01-Jun-12
Bedford          128000020             01-Nov-16
Bedford          128000021             01-Feb-18
Bedford          128000022             01-Jan-18
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000023             01-Mar-18
Bedford          128000024             01-Apr-18
Bedford          128000025             01-Feb-18
Bedford          128000026             01-Apr-18
Bedford          128000027             01-Feb-13
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000028             01-Jan-13
Bedford          128000029             01-Jan-13
Bedford          128000030             01-Jan-18
Bedford          128000031             01-Nov-03
Bedford          128000032             01-Apr-18
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000033             01-Apr-18
Bedford          128000034             01-Apr-17
Bedford          128000035             01-Mar-18
Bedford          128000036             01-Dec-12
Bedford          128000039             01-May-18
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000040             01-Sep-13
Bedford          128000041             01-May-28
Bedford          128000042             01-Mar-18
Bedford          128000043             01-May-18
Bedford          128000044             01-May-18
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000045             01-May-18
Bedford          128000046             01-May-18
Bedford          128000047             01-May-18
Bedford          128000048             01-Jun-18
Bedford          128000049             01-Jun-18
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000050             01-Dec-17
Bedford          128000051             01-Jun-18
Bedford          128000052             01-Jul-18
Bedford          128000053             01-Aug-18
Bedford          128000054             01-Jun-18
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000055             01-Sep-18
Bedford          128000056             01-Sep-18
Bedford          128000057             01-Oct-13
Bedford          128000058             01-Mar-18
Bedford          128000059             01-Sep-18
------------------------------------------------------------------------------------------------------------------------------------

Data Source      Loan Number   Year Renovated                 Related Loans                                   Borrower
------------------------------------------------------------------------------------------------------------------------------------
CLF                2575            1999                                                               Lehmberg Crossing, LLC
CLF                2202            1998                                                               L.J.J. Associates, Inc.
CLF               2673NB           1999                                                                     CRBNT, L.C.
CLF                2745            1998                       2764, 2504                          CA Portsmouth Investment Trust
CLF               2023NB           1998                                                            Caliendo And Associates, Inc.
------------------------------------------------------------------------------------------------------------------------------------
CLF                2200            1998                                                              Woolridge Investment, LLC
CLF                2504P           1998                       2745, 2764                                    Nusius LLC
CLF                2764            1998                       2745, 2504                       CA Colonial Heights Investment Trust
CLF                4009            1998                                                                   Botica Uno Inc.
CLF               2104NBC          1998                          2108                                   School Plaza, Inc.
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000001          N/A                                                               Leland and Jane Bertsch
Bedford          128000002          N/A                      128000047, 65                      Borelli, Korchak, Bracken & Bracken
Bedford          128000003          N/A                                                                 Gibson & Epps, LLC
Bedford          128000004          N/A                                                                     Joan Jacopi
Bedford          128000005          N/A                   128000034, 59, 101                     Ironwood Development Corporation
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000006          N/A                                                           Hawley Property and Development
Bedford          128000007          N/A                                                           Central Falls Development Corp.
Bedford          128000009          N/A                                                                       WMBE-ME
Bedford          128000010          N/A                      128000021, 73                            Huff Contracting, Inc.
Bedford          128000011          N/A                        128000012                                W & N Holland, LLC
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000012          N/A                        128000011                                 W & N Holland LLC
Bedford          128000013          N/A                                                                  Richard J. Dumont
Bedford          128000014          N/A                                                                 Darren & Lisa Tracy
Bedford          128000015          N/A                                                                W & W Inglewood Trust
Bedford          128000017          N/A                      128000018, 92                              Erps Leasing, Inc.
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000018          N/A                      128000017, 92                               Erps Leasing Inc.
Bedford          128000019          N/A                        128000040                              Dayton Holding Company
Bedford          128000020         1985                                                                 Jon A. Burbank, LLC
Bedford          128000021          N/A                      128000010, 73                          Huff Postal Properties, LLC
Bedford          128000022          N/A                    128000023, 30, 80                               NM / WY, Inc.
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000023          N/A                    128000022, 30, 80                                NM/WY Inc.
Bedford          128000024          N/A                                                                Epsom Associates, LLC
Bedford          128000025          N/A                                                                    Irrigon, LLC
Bedford          128000026          N/A                                                             Post Office Partners, Inc.
Bedford          128000027          N/A       128000028, 29, 36, 72, 81, 90, 104,105, 107          S & W Postal Properties, Inc.
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000028          N/A       128000027, 29, 36, 72, 81, 90, 104,105, 107          S & W Postal Properties, Inc.
Bedford          128000029          N/A       128000027, 28, 36, 72, 81, 90, 104, 105, 107         S & W Postal Properties, Inc.
Bedford          128000030          N/A                    128000022, 23, 80                                NM/WY Inc.
Bedford          128000031          N/A                                                        L A Wenger Contracting Company, Inc.
Bedford          128000032          N/A                    128000033, 52, 56                         Corporate Development LLC
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000033          N/A                    128000032, 52, 57                         Corporate Development LLC
Bedford          128000034          N/A                   128000005, 59, 101                     Ironwood Development Corporation
Bedford          128000035          N/A                                                                 PCE Nantucket, LLC
Bedford          128000036          N/A       128000027, 28, 29, 72, 81, 90, 104,105, 107          S & W Postal Properties, Inc.
Bedford          128000039          N/A                                                                 Perkinston PO, Inc.
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000040          N/A                        128000019                               Nebraska Holding Co.
Bedford          128000041          N/A                                                                CJC Investments, LLC
Bedford          128000042          N/A                                                               Carlin Post Office LLC
Bedford          128000043          N/A                        128000070                              1998-172 O'Connor, Inc.
Bedford          128000044          N/A                                                            Prospect Leasing Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000045          N/A                        128000048                                   Thomas Brener
Bedford          128000046          N/A                                                              Piscataquog Leasing, LLC
Bedford          128000047          N/A                      128000002, 65                      Borelli, Korchak, Bracken & Bracken
Bedford          128000048          N/A                        128000045                                   Thomas Brener
Bedford          128000049          N/A                                                                    H & G, L.L.C.
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000050          N/A                                                                  LEE Holdings LLC
Bedford          128000051          N/A                                                          Kevin M. Bol and Kimberly J. Bol
Bedford          128000052          N/A                    128000032, 33, 56                         Corporate Development LLC
Bedford          128000053          N/A                                                                     Fazio Trust
Bedford          128000054          N/A                                                                    CBS Land, LLC
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000055          N/A                                                               Ken and Christina Wood
Bedford          128000056          N/A                    128000032, 33, 52                         Corporate Development LLC
Bedford          128000057          N/A                                                                  Bill Lee Johnson
Bedford          128000058          N/A                                                                 US PO Buckley, LLC
Bedford          128000059          N/A                   128000005, 34, 101                     Ironwood Development Corporation
------------------------------------------------------------------------------------------------------------------------------------

Data Source      Loan Number      Principal-Interest  Accrual Type       Defeasance     Defeasance Start Date    Defeasance End Date
------------------------------------------------------------------------------------------------------------------------------------
CLF                2575                $34,729.14       30/360               N
CLF                2202                $21,902.55       30/360               Y               15-Aug-01               15-Nov-18
CLF               2673NB               $18,497.90       30/360               N
CLF                2745                $28,998.56       30/360               N
CLF               2023NB               $23,390.12       30/360               N
------------------------------------------------------------------------------------------------------------------------------------
CLF                2200                $22,665.49       30/360               Y               15-Aug-01               15-Sep-18
CLF                2504P               $29,291.62       30/360               Y               15-Aug-01               15-Dec-19
CLF                2764                $24,932.74       30/360               Y               15-Aug-01               15-Jan-19
CLF                4009                $18,998.65       30/360               N
CLF               2104NBC              $23,262.53       30/360               Y               15-Aug-01               15-Jan-19
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000001              $1,265.88       30/360
Bedford          128000002              $2,770.86       30/360
Bedford          128000003              $5,623.17       30/360
Bedford          128000004              $2,723.69       30/360
Bedford          128000005              $2,638.58       30/360
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000006              $4,171.97       30/360
Bedford          128000007              $4,727.40       30/360
Bedford          128000009              $3,619.26       30/360
Bedford          128000010              $2,770.99       30/360
Bedford          128000011              $5,826.39       30/360
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000012              $2,450.44       30/360
Bedford          128000013              $1,994.40       30/360
Bedford          128000014                $878.88       30/360
Bedford          128000015              $4,155.25       30/360
Bedford          128000017              $3,921.33       30/360
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000018              $3,141.88       30/360
Bedford          128000019              $3,823.83       30/360
Bedford          128000020              $1,650.71       30/360
Bedford          128000021              $2,935.30       30/360
Bedford          128000022              $6,554.23       30/360
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000023              $7,221.09       30/360
Bedford          128000024              $6,471.88       30/360
Bedford          128000025              $4,950.71       30/360
Bedford          128000026              $4,333.19       30/360
Bedford          128000027              $3,923.38       30/360
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000028              $2,919.42       30/360
Bedford          128000029              $3,044.36       30/360
Bedford          128000030              $8,499.32       30/360
Bedford          128000031              $3,140.15       30/360
Bedford          128000032              $2,219.48       30/360
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000033              $2,173.64       30/360
Bedford          128000034              $2,290.66       30/360
Bedford          128000035             $11,794.96       30/360
Bedford          128000036              $3,066.92       30/360
Bedford          128000039              $4,707.02       30/360
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000040              $6,434.23       30/360
Bedford          128000041             $10,368.01       30/360
Bedford          128000042              $4,918.73       30/360
Bedford          128000043              $4,291.22       30/360
Bedford          128000044              $3,486.98       30/360
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000045              $2,706.91       30/360
Bedford          128000046              $5,463.86       30/360
Bedford          128000047              $1,562.27       30/360
Bedford          128000048              $4,860.26       30/360
Bedford          128000049              $2,751.91       30/360
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000050              $2,214.22       30/360
Bedford          128000051              $3,920.33       30/360
Bedford          128000052              $1,755.80       30/360
Bedford          128000053              $3,754.74       30/360
Bedford          128000054              $9,332.61       30/360
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000055              $3,806.77       30/360
Bedford          128000056              $1,548.50       30/360
Bedford          128000057              $1,548.99       30/360
Bedford          128000058              $9,379.16       30/360
Bedford          128000059              $6,241.57       30/360
------------------------------------------------------------------------------------------------------------------------------------

Data Source      Loan Number       Rating of Credit Tenant (S&P)          TermStructure         GroundLease               10
------------------------------------------------------------------------------------------------------------------------------------
CLF                2575                       CP A2                   Balloon                        No                  FSL
CLF                2202                        A+                     Fully Amortizing               No
CLF               2673NB                       A+                     Fully Amortizing               No
CLF                2745                        A+                     Balloon                        No                  FSL
CLF               2023NB                       A+                     Fully Amortizing               No
------------------------------------------------------------------------------------------------------------------------------------
CLF                2200                        A+                     Fully Amortizing               No
CLF                2504P                       A+                     Balloon                        No                  FSL
CLF                2764                        A+                     Balloon                        No                  FSL
CLF                4009                        A+                     Fully Amortizing               No
CLF               2104NBC                      A+                     Fully Amortizing               No
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000001                                            Fully Amortizing               No
Bedford          128000002                                            Fully Amortizing               No
Bedford          128000003                                            Fully Amortizing               No
Bedford          128000004                                            Fully Amortizing               No
Bedford          128000005                                            Fully Amortizing               No
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000006                                            Fully Amortizing               No
Bedford          128000007                                            Fully Amortizing               No
Bedford          128000009                                            Fully Amortizing               No
Bedford          128000010                                            Fully Amortizing               No
Bedford          128000011                                            Fully Amortizing               No
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000012                                            Fully Amortizing               No
Bedford          128000013                                            Fully Amortizing               No
Bedford          128000014                                            Fully Amortizing               No
Bedford          128000015                                            Fully Amortizing               No
Bedford          128000017                                            Fully Amortizing               No
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000018                                            Fully Amortizing               No
Bedford          128000019                                            Fully Amortizing               No
Bedford          128000020                                            Fully Amortizing               No
Bedford          128000021                                            Fully Amortizing               No
Bedford          128000022                                            Fully Amortizing               No
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000023                                            Fully Amortizing               No
Bedford          128000024                                            Fully Amortizing               No
Bedford          128000025                                            Fully Amortizing               No
Bedford          128000026                                            Fully Amortizing               No
Bedford          128000027                                            Fully Amortizing               No
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000028                                            Fully Amortizing               No
Bedford          128000029                                            Fully Amortizing               No
Bedford          128000030                                            Fully Amortizing               No
Bedford          128000031                                            Fully Amortizing               No
Bedford          128000032                                            Fully Amortizing               No
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000033                                            Fully Amortizing               No
Bedford          128000034                                            Fully Amortizing               No
Bedford          128000035                                            Fully Amortizing               No
Bedford          128000036                                            Fully Amortizing               No
Bedford          128000039                                            Fully Amortizing               No
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000040                                            Fully Amortizing               No
Bedford          128000041                                            Fully Amortizing               No
Bedford          128000042                                            Fully Amortizing               No
Bedford          128000043                                            Fully Amortizing               No
Bedford          128000044                                            Fully Amortizing               No
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000045                                            Fully Amortizing               No
Bedford          128000046                                            Fully Amortizing               No
Bedford          128000047                                            Fully Amortizing               No
Bedford          128000048                                            Fully Amortizing               No
Bedford          128000049                                            Fully Amortizing               No
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000050                                            Fully Amortizing               No
Bedford          128000051                                            Fully Amortizing               No
Bedford          128000052                                            Fully Amortizing               No
Bedford          128000053                                            Fully Amortizing               No
Bedford          128000054                                            Fully Amortizing               No
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000055                                            Fully Amortizing               No
Bedford          128000056                                            Fully Amortizing               No
Bedford          128000057                                            Fully Amortizing               No
Bedford          128000058                                            Fully Amortizing               No
Bedford          128000059                                            Fully Amortizing               No
------------------------------------------------------------------------------------------------------------------------------------


                                                             ANNEX A-II
                                                CERTAIN CHARACTERISTICS OF THE LOAN

Data Source      Loan Number                     Tenant                         Guarantor                      City
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000060             United States Post Office                                        Mt. Olive
Bedford          128000061             United States Post Office                                        Williamson
Bedford          128000062             United States Post Office                                        Columbus
Bedford          128000063             United States Post Office                                        Oroville
Bedford          128000064             United States Post Office                                        Idaho Springs
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000065             United States Post Office                                        Corbettsville
Bedford          128000066             United States Post Office                                        English
Bedford          128000067             United States Post Office                                        Greenville
Bedford          128000068             United States Post Office                                        Sunland Park
Bedford          128000069             United States Post Office                                        Columbus
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000070             United States Post Office                                        Burton
Bedford          128000071             United States Post Office                                        Ocean Shores
Bedford          128000072             United States Post Office                                        La Vernia
Bedford          128000073             United States Post Office                                        North Liberty
Bedford          128000074             United States Post Office                                        Port Hadlock
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000075             United States Post Office                                        Holcolm
Bedford          128000079             United States Post Office                                        Beaumont
Bedford          128000080             United States Post Office                                        Spokane
Bedford          128000081             United States Post Office                                        Poth
Bedford          128000082             United States Post Office                                        Lizella
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000083             United States Post Office                                        Kirtland
Bedford          128000085             United States Post Office                                        Shaver Lake
Bedford          128000086             United States Post Office                                        Henryville
Bedford          128000087             United States Post Office                                        Palmyra
Bedford          128000088             United States Post Office                                        Lyle
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000089             United States Post Office                                        Quitman
Bedford          128000090             United States Post Office                                        Lytle
Bedford          128000092             United States Post Office                                        Cleveland
Bedford          128000093             United States Post Office                                        Chocura
Bedford          128000094             United States Post Office                                        DeWittville
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000095             United States Post Office                                        West Bloomfield
Bedford          128000096             United States Post Office                                        Deerwood
Bedford          128000098             United States Post Office                                        Ramsey
Bedford          128000099             United States Post Office                                        Taylorsville
Bedford          128000100             United States Post Office                                        Archer City
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000102             United States Post Office                                        Graford
Bedford          128000103             United States Post Office                                        Robeline
Bedford          128000104             United States Post Office                                        Clyde
Bedford          128000105             United States Post Office                                        Comanche
Bedford          128000106             United States Post Office                                        Dupont
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000107             United States Post Office                                        Stockdale

Data Source      Loan Number          State                Street Address                  Zip                 Industry
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000060             MS         406 South Main Street                   39475             Postal Service
Bedford          128000061             NY         6144 South Avenue (Route 21)            14589             Postal Service
Bedford          128000062             TX         1221 Walnut Street                      78934             Postal Service
Bedford          128000063             WA         1234 Ironwood Street                    98844             Postal Service
Bedford          128000064             CO         2420 Colorado Boulevard                 30452             Postal Service
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000065             NY         10 Corbettsville Road                   13749             Postal Service
Bedford          128000066             IN         111 Indiana Avenue                      47118             Postal Service
Bedford          128000067             IN         US Highway 150                          47124             Postal Service
Bedford          128000068             NM         8973 McNutt Road                        88063             Postal Service
Bedford          128000069             NM         Corner of  Broadway and Main St.        88029             Postal Service
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000070             TX         500 Railroad Street                     77835             Postal Service
Bedford          128000071             WA         639 Dolphin Street                      98569             Postal Service
Bedford          128000072             TX         Highway FM 775                          78121             Postal Service
Bedford          128000073             IA         75 Commercial Drive                     52317             Postal Service
Bedford          128000074             WA         963 Matheson Street                     98339             Postal Service
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000075             KS         304 North Jones                         67851             Postal Service
Bedford          128000079             MS         825 Highway 198                         39423             Postal Service
Bedford          128000080             WA         6801 West Will D Alton Lane             99204             Postal Service
Bedford          128000081             TX         US Highway 181 & Blessing Dr.           78147             Postal Service
Bedford          128000082             GA         US Highway 80 & Williamson Dr.          31052             Postal Service
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000083             NM         4211 Highway 64                         87417             Postal Service
Bedford          128000085             CA         40677 Shaver Forest Road                93664             Postal Service
Bedford          128000086             IN         102 South Ferguson Street               47126             Postal Service
Bedford          128000087             ME         Route 51 & Route 2                      04965             Postal Service
Bedford          128000088             WA         4th and Washington Streets              98635             Postal Service
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000089             TX         202 Sissy Spacek Street                 75783             Postal Service
Bedford          128000090             TX         14841 Highway 132                       78052             Postal Service
Bedford          128000092             VA         Lebanon Avenue/State Route 82           24225             Postal Service
Bedford          128000093             NH         Route 16 & Runnells Hill Road           03246             Postal Service
Bedford          128000094             NY         5473 Meadows Road                       14728             Postal Service
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000095             NY         9222 Routes 5 and 20                    14585             Postal Service
Bedford          128000096             MN         100 East Forest Street                  56444             Postal Service
Bedford          128000098             IN         1310 State Route 64 Northwest           47166             Postal Service
Bedford          128000099             KY         800 Taylorsville Road                   70071             Postal Service
Bedford          128000100             TX         Highway 79 & Evergreen                  76351             Postal Service
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000102             TX         Powell Avenue & Main Street             76449             Postal Service
Bedford          128000103             LA         175 Chapin Loop                         71469             Postal Service
Bedford          128000104             TX         615 Elm Street                          79510             Postal Service
Bedford          128000105             TX         410 West Oak Street                     76442             Postal Service
Bedford          128000106             WA         1413 Thompson Circle                    98327             Postal Service
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000107             TX         102 Salmon Street                       78160             Postal Service

Data Source      Loan Number            Property Type          Square Feet of Structure     Leased Value    Dark Value    Lease Type
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000060             U.S. Post Office                 5,003                                                 NN
Bedford          128000061             U.S. Post Office                 6,420                                                 NN
Bedford          128000062             U.S. Post Office                 6,337                                                 NN
Bedford          128000063             U.S. Post Office                 6,898                                                 NN
Bedford          128000064             U.S. Post Office                 6,681                                                 NN
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000065             U.S. Post Office                 1,042                                                 NN
Bedford          128000066             U.S. Post Office                 3,191                                                 NN
Bedford          128000067             U.S. Post Office                 3,090                                                 NN
Bedford          128000068             U.S. Post Office                 8,012                                                 NN
Bedford          128000069             U.S. Post Office                 5,071                                                 NN
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000070             U.S. Post Office                 2,010                                                 NN
Bedford          128000071             U.S. Post Office                 7,252                                                 NN
Bedford          128000072             U.S. Post Office                 4,987                                                 NN
Bedford          128000073             U.S. Post Office                 5,071                                                 NN
Bedford          128000074             U.S. Post Office                 7,252                                                 NN
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000075             U.S. Post Office                 3,189                                                 NN
Bedford          128000079             U.S. Post Office                 3,032                                                 NN
Bedford          128000080             U.S. Post Office                 6,876                                                 NN
Bedford          128000081             U.S. Post Office                 3,979                                                 NN
Bedford          128000082             U.S. Post Office                 6,493                                                 NN
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000083             U.S. Post Office                 6,681                                                 NN
Bedford          128000085             U.S. Post Office                 2,575                                                 NN
Bedford          128000086             U.S. Post Office                 4,104                                                 NN
Bedford          128000087             U.S. Post Office                 2,500                                                 NN
Bedford          128000088             U.S. Post Office                 4,636                                                 NN
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000089             U.S. Post Office                 6,337                                                 NN
Bedford          128000090             U.S. Post Office                 4,987                                                 NN
Bedford          128000092             U.S. Post Office                 3,294                                                 NN
Bedford          128000093             U.S. Post Office                 2,667                                                 NN
Bedford          128000094             U.S. Post Office                 3,100                                                 NN
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000095             U.S. Post Office                 1,661                                                 NN
Bedford          128000096             U.S. Post Office                 3,056                                                 NN
Bedford          128000098             U.S. Post Office                 1,829                                                 NN
Bedford          128000099             U.S. Post Office                 6,365                                                 NN
Bedford          128000100             U.S. Post Office                 4,104                                                 NN
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000102             U.S. Post Office                 4,104                                                 NN
Bedford          128000103             U.S. Post Office                 2,977                                                 NN
Bedford          128000104             U.S. Post Office                 6,337                                                 NN
Bedford          128000105             U.S. Post Office                 6,337                                                 NN
Bedford          128000106             U.S. Post Office                 5,285                                                 NN
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000107             U.S. Post Office                 4,987                                                 NN

Data Source      Loan Number            Ground Lease Flag    Start of Lease       End of Lease                 Original Balance
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000060                     N               28-Aug-98           27-Aug-18                       650,000.00
Bedford          128000061                     N               11-Sep-98           10-Sep-18                       700,000.00
Bedford          128000062                     N               31-Mar-98           30-Mar-13                       499,000.00
Bedford          128000063                     N               10-Sep-98           09-Sep-18                       950,000.00
Bedford          128000064                     N               11-Sep-98           10-Sep-23                     1,275,000.00
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000065                     N               1-Aug-98            31-Jul-18                       254,400.00
Bedford          128000066                     N               13-Jul-96           12-Jul-16                       344,800.00
Bedford          128000067                     N               29-Oct-97           28-Oct-17                       372,000.00
Bedford          128000068                     N               1-Mar-99            28-Feb-19                     1,255,800.00
Bedford          128000069                     N               27-Jan-99           26-Jan-19                       851,200.00
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000070                     N               19-Aug-98           18-Aug-18                       225,000.00
Bedford          128000071                     N               1-Jul-98            30-Jun-18                     1,244,100.00
Bedford          128000072                     N               8-Aug-98            07-Aug-18                       616,000.00
Bedford          128000073                     N               26-Feb-99           25-Feb-19                       660,000.00
Bedford          128000074                     N               15-Sep-98           14-Sep-18                     1,202,200.00
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000075                     N               6-Nov-98            05-Nov-18                       334,900.00
Bedford          128000079                     N               6-Nov-98            05-Nov-18                       382,600.00
Bedford          128000080                     N               9-Nov-98            08-Nov-18                     1,167,700.00
Bedford          128000081                     N               6-Oct-98            05-Oct-18                       426,500.00
Bedford          128000082                     N               31-Oct-98           30-Oct-18                       588,000.00
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000083                     N               12-Sep-97           11-Sep-17                       957,300.00
Bedford          128000085                     N               13-Nov-98           12-Nov-18                       748,200.00
Bedford          128000086                     N               2-Oct-98            01-Oct-18                       583,000.00
Bedford          128000087                     N               5-Dec-98            04-Dec-18                       335,000.00
Bedford          128000088                     N               11-Nov-98           10-Nov-18                       800,000.00
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000089                     N               18-Dec-98           17-Dec-13                       528,100.00
Bedford          128000090                     N               1-Oct-98            30-Sep-18                       506,000.00
Bedford          128000092                     N               15-Dec-98           14-Dec-18                       503,200.00
Bedford          128000093                     N               1-Jan-99            31-Dec-28                       420,000.00
Bedford          128000094                     N               1-May-99            30-Apr-19                       491,600.00
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000095                     N               15-Jan-99           14-Jan-19                       275,000.00
Bedford          128000096                     N               8-Oct-98            07-Oct-18                       388,300.00
Bedford          128000098                     N               14-Jan-99           13-Jan-19                       193,800.00
Bedford          128000099                     N               4-Feb-99            03-Feb-19                       702,200.00
Bedford          128000100                     N               1-Mar-99            28-Feb-14                       351,300.00
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000102                     N               4-May-99            03-May-14                       340,400.00
Bedford          128000103                     N               26-Feb-99           25-Feb-19                       290,000.00
Bedford          128000104                     N               26-Feb-99           25-Feb-14                       474,100.00
Bedford          128000105                     N               26-Feb-99           25-Feb-14                       479,100.00
Bedford          128000106                     N               18-Mar-99           17-Mar-19                       959,600.00
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000107                     N               31-Mar-98           30-Mar-19                       503,500.00

                                                                                                  Date of Loan          First
Data Source      Loan Number     Cut-off Balance   Debt Service Coverage Ratio    Cutoff LTV      Origination        Payment Date
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000060           637,697.90               1.07                                 09-Sep-98          01-Nov-98
Bedford          128000061           685,851.17               1.52                                 12-Sep-98          01-Nov-98
Bedford          128000062           481,880.73               1.27                                 13-Sep-98          01-Nov-98
Bedford          128000063           930,797.97               1.23                                 29-Sep-98          01-Nov-98
Bedford          128000064         1,257,540.89               1.17                                 24-Sep-98          01-Nov-98
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000065           249,206.27               1.05                                 07-Oct-98          01-Nov-98
Bedford          128000066           336,838.18               1.10                                 21-Oct-98          01-Dec-98
Bedford          128000067           364,152.09               1.10                                 21-Oct-98          01-Dec-98
Bedford          128000068         1,242,454.33               1.03                                 24-Feb-99          01-Apr-99
Bedford          128000069           840,239.93               1.03                                 29-Jan-99          01-Mar-99
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000070           220,877.70               1.36                                 29-Oct-98          01-Dec-98
Bedford          128000071         1,220,766.48               1.04                                 30-Oct-98          01-Dec-98
Bedford          128000072           604,901.11               1.09                                 09-Nov-98          01-Dec-98
Bedford          128000073           654,723.48               1.17                                 12-Mar-99          01-May-99
Bedford          128000074         1,182,077.20               1.03                                 16-Nov-98          01-Jan-99
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000075           330,551.33               1.11                                 19-Nov-98          01-Feb-99
Bedford          128000079           377,289.74               1.04                                 09-Nov-98          01-Feb-99
Bedford          128000080         1,151,261.82               1.09                                 17-Dec-98          01-Feb-99
Bedford          128000081           420,809.87               1.08                                 15-Dec-98          01-Feb-99
Bedford          128000082           579,761.50               1.15                                 03-Dec-98          01-Feb-99
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000083           944,377.07               1.04                                 19-Jan-99          01-Mar-99
Bedford          128000085           737,555.25               1.02                                 16-Dec-98          01-Feb-99
Bedford          128000086           575,215.10               1.07                                 16-Dec-98          01-Feb-99
Bedford          128000087           329,497.84               1.12                                 21-Dec-98          01-Feb-99
Bedford          128000088           790,955.39               1.06                                 29-Jan-99          01-Mar-99
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000089           516,694.88               1.07                                 04-Jan-99          01-Feb-99
Bedford          128000090           501,031.67               1.09                                 05-Feb-99          01-Apr-99
Bedford          128000092           497,576.55               1.05                                 15-Jan-99          01-Mar-99
Bedford          128000093           416,247.45               1.08                                 01-Feb-99          01-Apr-99
Bedford          128000094           489,892.37               1.04                                 17-May-99          01-Jul-99
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000095           272,576.38               1.28                                 10-Feb-99          01-Apr-99
Bedford          128000096           384,825.11               1.07                                 17-Mar-99          01-Apr-99
Bedford          128000098           192,467.95               1.10                                 05-Mar-99          01-May-99
Bedford          128000099           697,414.07               1.07                                 05-Mar-99          01-May-99
Bedford          128000100           347,035.47               1.07                                 22-Mar-99          01-May-99
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000102           339,395.45               1.09                                 11-Jun-99          01-Aug-99
Bedford          128000103           288,057.21               1.23                                 01-Apr-99          01-May-99
Bedford          128000104           468,314.94               1.09                                 24-Mar-99          01-May-99
Bedford          128000105           473,289.10               1.09                                 26-Mar-99          01-May-99
Bedford          128000106           954,434.25               1.04                                 23-Apr-99          01-Jun-99
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000107           500,789.54               1.08                                 21-Apr-99          01-Jun-99

Data Source      Loan Number          Maturity Date      Loan Term           Remaining Term             Loan Age        Gross Coupon
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000060             01-Sep-18           239                   229                      10              7.41%
Bedford          128000061             01-Sep-18           239                   229                      10              6.85%
Bedford          128000062             01-Apr-13           174                   164                      10              6.96%
Bedford          128000063             01-Sep-18           239                   229                      10              6.85%
Bedford          128000064             01-Sep-23           299                   289                      10              6.54%
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000065             01-Aug-18           238                   228                      10              6.83%
Bedford          128000066             01-Sep-16           214                   205                       9              6.41%
Bedford          128000067             01-Nov-17           228                   219                       9              6.25%
Bedford          128000068             01-Mar-19           240                   235                       5              6.24%
Bedford          128000069             01-Feb-19           240                   234                       6              6.18%
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000070             01-Sep-18           238                   229                       9              6.83%
Bedford          128000071             01-Jul-18           236                   227                       9              6.76%
Bedford          128000072             01-Aug-18           237                   228                       9              7.04%
Bedford          128000073             01-Mar-19           239                   235                       4              6.80%
Bedford          128000074             01-Oct-18           238                   230                       8              6.57%
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000075             01-Dec-18           239                   232                       7              7.50%
Bedford          128000079             01-Dec-18           239                   232                       7              6.94%
Bedford          128000080             01-Nov-18           238                   231                       7              7.33%
Bedford          128000081             01-Nov-18           238                   231                       7              7.34%
Bedford          128000082             01-Dec-18           239                   232                       7              6.86%
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000083             01-Oct-17           224                   218                       6              6.76%
Bedford          128000085             01-Dec-18           239                   232                       7              6.73%
Bedford          128000086             01-Oct-18           237                   230                       7              7.40%
Bedford          128000087             01-Jul-16           210                   203                       7              7.55%
Bedford          128000088             01-Dec-18           238                   232                       6              7.41%
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000089             01-Jan-14           180                   173                       7              7.47%
Bedford          128000090             01-Nov-18           236                   231                       5              7.17%
Bedford          128000092             01-Jan-19           239                   233                       6              7.44%
Bedford          128000093             01-Mar-19           240                   235                       5              7.69%
Bedford          128000094             01-May-19           239                   237                       2              7.91%
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000095             01-Feb-19           239                   234                       5              7.87%
Bedford          128000096             01-Oct-18           235                   230                       5              8.02%
Bedford          128000098             01-Feb-19           238                   234                       4              8.12%
Bedford          128000099             01-Mar-19           239                   235                       4              8.12%
Bedford          128000100             01-Mar-14           179                   175                       4              7.66%
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000102             01-Jun-14           179                   178                       1              7.87%
Bedford          128000103             01-Mar-19           239                   235                       4              8.26%
Bedford          128000104             01-Mar-14           179                   175                       4              7.60%
Bedford          128000105             01-Mar-14           179                   175                       4              7.67%
Bedford          128000106             01-Apr-19           239                   236                       3              7.67%
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000107             01-Apr-19           239                   236                       3              7.67%


                                                             ANNEX A-II
                                                CERTAIN CHARACTERISTICS OF THE LOAN

                                                                                                                      Remaining Lock
Data Source      Loan Number     Administrative Fee   Servicing Fee   Lock Out Start Date   Lock Out End Date           Out Period
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000060           17.90 bp            17.00 bp                                                            0
Bedford          128000061           17.90 bp            17.00 bp                                                            0
Bedford          128000062           17.90 bp            17.00 bp                                                            0
Bedford          128000063           17.90 bp            17.00 bp                                                            0
Bedford          128000064           17.90 bp            17.00 bp                                                            0
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000065           17.90 bp            17.00 bp                                                            0
Bedford          128000066           17.90 bp            17.00 bp                                                            0
Bedford          128000067           17.90 bp            17.00 bp                                                            0
Bedford          128000068           17.90 bp            17.00 bp                                                            0
Bedford          128000069           17.90 bp            17.00 bp                                                            0
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000070           17.90 bp            17.00 bp                                                            0
Bedford          128000071           17.90 bp            17.00 bp                                                            0
Bedford          128000072           17.90 bp            17.00 bp                                                            0
Bedford          128000073           17.90 bp            17.00 bp                                                            0
Bedford          128000074           17.90 bp            17.00 bp                                                            0
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000075           17.90 bp            17.00 bp                                                            0
Bedford          128000079           17.90 bp            17.00 bp                                                            0
Bedford          128000080           17.90 bp            17.00 bp                                                            0
Bedford          128000081           17.90 bp            17.00 bp                                                            0
Bedford          128000082           17.90 bp            17.00 bp                                                            0
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000083           17.90 bp            17.00 bp                                                            0
Bedford          128000085           17.90 bp            17.00 bp                                                            0
Bedford          128000086           17.90 bp            17.00 bp                                                            0
Bedford          128000087           17.90 bp            17.00 bp                                                            0
Bedford          128000088           17.90 bp            17.00 bp                                                            0
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000089           17.90 bp            17.00 bp                                                            0
Bedford          128000090           17.90 bp            17.00 bp                                                            0
Bedford          128000092           17.90 bp            17.00 bp                                                            0
Bedford          128000093           17.90 bp            17.00 bp                                                            0
Bedford          128000094           17.90 bp            17.00 bp                                                            0
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000095           17.90 bp            17.00 bp                                                            0
Bedford          128000096           17.90 bp            17.00 bp                                                            0
Bedford          128000098           17.90 bp            17.00 bp                                                            0
Bedford          128000099           17.90 bp            17.00 bp                                                            0
Bedford          128000100           17.90 bp            17.00 bp                                                            0
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000102           17.90 bp            17.00 bp                                                            0
Bedford          128000103           17.90 bp            17.00 bp                                                            0
Bedford          128000104           17.90 bp            17.00 bp                                                            0
Bedford          128000105           17.90 bp            17.00 bp                                                            0
Bedford          128000106           17.90 bp            17.00 bp                                                            0
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000107           17.90 bp            17.00 bp                                                            0

                                Yield Maintenance     Yield Maintenance        Estimated       Replacement
Data Source      Loan Number       Start Date              End Date           Replacements       Reserves      Expense Reserve Fund
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000060          09-Sep-98              01-Sep-18
Bedford          128000061          12-Sep-98              01-Sep-18
Bedford          128000062          13-Sep-98              01-Apr-13
Bedford          128000063          29-Sep-98              01-Sep-18
Bedford          128000064          24-Sep-98              01-Sep-23
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000065          07-Oct-98              01-Aug-18
Bedford          128000066          21-Oct-98              01-Sep-16
Bedford          128000067          21-Oct-98              01-Nov-17
Bedford          128000068          24-Feb-99              01-Mar-19
Bedford          128000069          29-Jan-99              01-Feb-19
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000070          29-Oct-98              01-Sep-18
Bedford          128000071          30-Oct-98              01-Jul-18
Bedford          128000072          09-Nov-98              01-Aug-18
Bedford          128000073          12-Mar-99              01-Mar-19
Bedford          128000074          16-Nov-98              01-Oct-18
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000075          19-Nov-98              01-Dec-18
Bedford          128000079          09-Nov-98              01-Dec-18
Bedford          128000080          17-Dec-98              01-Nov-18
Bedford          128000081          15-Dec-98              01-Nov-18
Bedford          128000082          03-Dec-98              01-Dec-18
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000083          19-Jan-99              01-Oct-17
Bedford          128000085          16-Dec-98              01-Dec-18
Bedford          128000086          16-Dec-98              01-Oct-18
Bedford          128000087          21-Dec-98              01-Jul-16
Bedford          128000088          29-Jan-99              01-Dec-18
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000089          04-Jan-99              01-Jan-14
Bedford          128000090          05-Feb-99              01-Nov-18
Bedford          128000092          15-Jan-99              01-Jan-19
Bedford          128000093          01-Feb-99              01-Mar-19
Bedford          128000094          17-May-99              01-May-19
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000095          10-Feb-99              01-Feb-19
Bedford          128000096          17-Mar-99              01-Oct-18
Bedford          128000098          05-Mar-99              01-Feb-19
Bedford          128000099          05-Mar-99              01-Mar-19
Bedford          128000100          22-Mar-99              01-Mar-14
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000102          11-Jun-99              01-Jun-14
Bedford          128000103          01-Apr-99              01-Mar-19
Bedford          128000104          24-Mar-99              01-Mar-14
Bedford          128000105          26-Mar-99              01-Mar-14
Bedford          128000106          23-Apr-99              01-Apr-19
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000107          21-Apr-99              01-Apr-19

Data Source      Loan Number   Year Renovated               Related Loans                                    Borrower
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000060          N/A                                                        Southern United of Mt. Olive, Inc.
Bedford          128000061          N/A                                                              Thomas A. Miller, Jr.
Bedford          128000062          N/A                                                                  Benace Leggett
Bedford          128000063          N/A                                                                USPS Oroville, LLC
Bedford          128000064          N/A                                                              Idaho Springs MPO, LLC
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000065          N/A                    128000002, 47                        Corbettsville Postal Realty, LTD
Bedford          128000066          N/A                      128000067                         Bowersox Post Office Rentals, LLC
Bedford          128000067          N/A                      128000066                         Bowersox Post Office Rentals, LLC
Bedford          128000068          N/A                      128000069                                New Mexico-CDS, LLC
Bedford          128000069          N/A                      128000008                                New Mexico-CDS, LLC
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000070          N/A                      128000043                            1998 Burton Post Office Inc.
Bedford          128000071          N/A                   128000074, 106                                Ocean Shores LLC
Bedford          128000072          N/A       128000027, 28, 29, 36, 81, 90, 104, 105, 107            Smith & Walski, Inc.
Bedford          128000073          N/A                    128000010, 21                     North Liberty Post Office Property, LC
Bedford          128000074          N/A                   128000071, 106                                Port Hadlock LLC
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000075          N/A                                                                Rental Enterprise
Bedford          128000079          N/A                      128000083                                Judd Properties, LLC
Bedford          128000080          N/A                                                               Spokane-Finlay, LLC
Bedford          128000081          N/A       128000027, 28, 29, 36, 72, 90,104, 105, 107            Smith and Walski, Inc.
Bedford          128000082          N/A                                                           1998 Lizella Corporation LLC
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000083          N/A                      128000079                                Judd Properties, LLC
Bedford          128000085          N/A                                                             A.R. Willinger Co., Inc.
Bedford          128000086          N/A                    128000098, 99                        Waldrip Development of Ind., LLC
Bedford          128000087          N/A                                                             D & D Post Office, Inc.
Bedford          128000088          N/A                                                        Bowers-Norris Special Purpose, LLC
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000089          N/A                   128000100, 102                           WLS Postal Properties, LP
Bedford          128000090          N/A       128000027, 28, 29, 36, 72, 81, 104, 105, 107            Smith & Walski, Inc.
Bedford          128000092          N/A                    128000017, 18                               Erps Leasing, Inc.
Bedford          128000093          N/A                                                               Michael P. McGinley
Bedford          128000094          N/A                                                                Baer Brothers, LLC
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000095          N/A                                                               K.A.C. Holdings, LLC
Bedford          128000096          N/A                                                                 DeerBrooke, LLC
Bedford          128000098          N/A                    128000086, 99                        Waldrip Development of Ind., LLC
Bedford          128000099          N/A                    128000086, 98                       Waldrip Development of Kent., LLC
Bedford          128000100          N/A                   128000089, 102                    W.L.S. Archer City Postal Properties, LP
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000102          N/A                128000089, 128000100                    WLS Graford Postal Properties, LP
Bedford          128000103          N/A                                                                Richard L. Salley
Bedford          128000104          N/A       128000027, 28, 29, 36, 72, 81, 90, 105, 107            Smith and Walski, Inc.
Bedford          128000105          N/A       128000027, 28, 29, 36, 72, 81, 90, 104, 107            Smith and Walski, Inc.
Bedford          128000106          N/A                    128000071, 74                                 DuPont PO, LLC
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000107          N/A       128000027, 28, 29, 36, 72, 81, 90, 104, 105            Smith and Walski, Inc.

Data Source      Loan Number       Principal-Interest  Accrual Type     Defeasance    Defeasance Start Date      Defeasance End Date
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000060             $5,210.16         30/360
Bedford          128000061             $5,374.75         30/360
Bedford          128000062             $4,561.92         30/360
Bedford          128000063             $7,294.31         30/360
Bedford          128000064             $8,652.27         30/360
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000065             $1,954.17         30/360
Bedford          128000066             $2,707.72         30/360
Bedford          128000067             $2,791.48         30/360
Bedford          128000068             $9,171.68         30/360
Bedford          128000069             $6,186.98         30/360
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000070             $1,728.33         30/360
Bedford          128000071             $9,543.17         30/360
Bedford          128000072             $4,818.42         30/360
Bedford          128000073             $5,047.97         30/360
Bedford          128000074             $9,049.59         30/360
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000075             $2,702.81         30/360
Bedford          128000079             $2,958.25         30/360
Bedford          128000080             $9,438.33         30/360
Bedford          128000081             $3,406.84         30/360
Bedford          128000082             $4,518.30         30/360
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000083             $7,516.48         30/360
Bedford          128000085             $5,691.44         30/360
Bedford          128000086             $4,686.89         30/360
Bedford          128000087             $2,879.02         30/360
Bedford          128000088             $6,424.33         30/360
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000089             $4,886.55         30/360
Bedford          128000090             $4,005.21         30/360
Bedford          128000092             $4,042.66         30/360
Bedford          128000093             $3,432.45         30/360
Bedford          128000094             $4,091.47         30/360
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000095             $2,281.95         30/360
Bedford          128000096             $3,280.89         30/360
Bedford          128000098             $1,641.03         30/360
Bedford          128000099             $5,935.96         30/360
Bedford          128000100             $3,298.44         30/360
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000102             $3,237.01         30/360
Bedford          128000103             $2,476.88         30/360
Bedford          128000104             $4,435.23         30/360
Bedford          128000105             $4,501.12         30/360
Bedford          128000106             $7,844.40         30/360
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000107             $4,115.94         30/360

Data Source      Loan Number    Rating of Credit Tenant (S&P)           TermStructure                  GroundLease         10
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000060                                             Fully Amortizing                    No
Bedford          128000061                                             Fully Amortizing                    No
Bedford          128000062                                             Fully Amortizing                    No
Bedford          128000063                                             Fully Amortizing                    No
Bedford          128000064                                             Fully Amortizing                    No
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000065                                             Fully Amortizing                    No
Bedford          128000066                                             Fully Amortizing                    No
Bedford          128000067                                             Fully Amortizing                    No
Bedford          128000068                                             Fully Amortizing                    No
Bedford          128000069                                             Fully Amortizing                    No
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000070                                             Fully Amortizing                    No
Bedford          128000071                                             Fully Amortizing                    No
Bedford          128000072                                             Fully Amortizing                    No
Bedford          128000073                                             Fully Amortizing                    No
Bedford          128000074                                             Fully Amortizing                    No
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000075                                             Fully Amortizing                    No
Bedford          128000079                                             Fully Amortizing                    No
Bedford          128000080                                             Fully Amortizing                    No
Bedford          128000081                                             Fully Amortizing                    No
Bedford          128000082                                             Fully Amortizing                    No
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000083                                             Fully Amortizing                    No
Bedford          128000085                                             Fully Amortizing                    No
Bedford          128000086                                             Fully Amortizing                    No
Bedford          128000087                                             Fully Amortizing                    No
Bedford          128000088                                             Fully Amortizing                    No
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000089                                             Fully Amortizing                    No
Bedford          128000090                                             Fully Amortizing                    No
Bedford          128000092                                             Fully Amortizing                    No
Bedford          128000093                                             Fully Amortizing                    No
Bedford          128000094                                             Fully Amortizing                    No
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000095                                             Fully Amortizing                    No
Bedford          128000096                                             Fully Amortizing                    No
Bedford          128000098                                             Fully Amortizing                    No
Bedford          128000099                                             Fully Amortizing                    No
Bedford          128000100                                             Fully Amortizing                    No
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000102                                             Fully Amortizing                    No
Bedford          128000103                                             Fully Amortizing                    No
Bedford          128000104                                             Fully Amortizing                    No
Bedford          128000105                                             Fully Amortizing                    No
Bedford          128000106                                             Fully Amortizing                    No
------------------------------------------------------------------------------------------------------------------------------------
Bedford          128000107                                             Fully Amortizing                    No


ABN AMRO                                 Bear Stearns Commercial Mortgage Securites, Inc.               Statement Date:
LaSalle Bank N.A.                  Midland Loan Services, Inc. as Master and Special Servicer           Payment Date:
                                              Commercial Lease-Backed Certificates                      Prior Payment:
Administrator:                                          Series 1999-CLF1                                Record Date:
  Lora Peloquin  (800) 246-5761                   ABN AMRO Acct: 99-9999-99-9
  135 S. LaSalle Street   Suite 1625                                                                    WAC:
  Chicago, IL   60603                                                                                   WAMM:


====================================================================================================================================




                                                                               Number Of Pages

                                   Table Of Contents
                                   REMIC Certificate Report
                                   Other Related Information
                                   Asset Backed Facts Sheets
                                   Delinquency Loan Detail
                                   Mortgage Loan Characteristics
                                   Loan Level Listing

                                   Total Pages Included  In This Package


                                   Specially Serviced Loan Detail              Appendix A
                                   Modified Loan Detail                        Appendix B
                                   Realized Loss Detail                        Appendix C



                          ===========================================================================================
                                       Information is available for this issue from the following sources
                          -------------------------------------------------------------------------------------------
                                   LaSalle Web Site                                  www.lnbabs.com
                                   Servicer Website                               www.midlandls.com
                                   LaSalle Bulletin Board                            (714) 282-3990
                                   LaSalle ASAP Fax System                           (714) 282-5518


                                   ASAP #:                                                      999
                                   Monthly Data File Name:                         0999MMYY.EXE
                          ===========================================================================================

====================================================================================================================================

01/00/00 - 00:00 (A99-A999)  (C)1999  LaSalle National Bank


ABN AMRO                                 Bear Stearns Commercial Mortgage Securites, Inc.               Statement Date:
LaSalle National Bank              Midland Loan Services, Inc. as Master and Special Servicer           Payment Date:
                                              Commercial Lease-Backed Certificates                      Prior Payment:
Administrator:                                          Series 1999-CLF1                                Record Date:
  Lora Peloquin  (800) 246-5761                   ABN AMRO Acct: 99-9999-99-9
  135 S. LaSalle Street   Suite 1625                                                                    WAC:
  Chicago, IL   60603                                                                                   WAMM:

====================================================================================================================================
           Original        Opening     Principal     Principal      Negative      Closing     Interest      Interest    Pass-Through
Class   Face Value (1)     Balance      Payment    Adj. or Loss   Amortization    Balance      Payment     Adjustment     Rate (2)
CUSIP     Per $1,000     Per $1,000   Per $1,000    Per $1,000     Per $1,000    Per $1,000   Per $1,000   Per $1,000  Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                  0.00         0.00         0.00           0.00           0.00         0.00         0.00         0.00
====================================================================================================================================
                                                                          Total P&I Payment         0.00
                                                                          ==============================

Notes:  (1) N denotes notional balance not included in total
        (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
        (3) Estimated

01/00/00 - 00:00 (A99-A999)  (C)1999  LaSalle National Bank

ABN AMRO                               Bear Stearns Commercial Mortgage Securities, Inc.                Statement Date:
LaSalle National Bank              Midland Loan Services, Inc. as Master and Special Servicer           Payment Date:
                                              Commercial Lease-Backed Certificates                      Prior Payment:
Administrator:                                          Series 1999-CLF1                                Record Date:
  Lora Peloquin  (800) 246-5761                   ABN AMRO Acct: 99-9999-99-9
  135 S. LaSalle Street   Suite 1625
  Chicago, IL   60603                              Other Related Information

====================================================================================================================================






























====================================================================================================================================

01/00/00 - 00:00 (A99-A999)  (C)  1999  LaSalle National Bank

LaSalle Bank N.A.                  Midland Loan Services, Inc. as Master and Special Servicer           Payment Date:
                                              Commercial Lease-Backed Certificates                      Prior Payment:
Administrator:                                          Series 1999-CLF1                                Record Date:
  Lora Peloquin  (800) 246-5761                   ABN AMRO Acct: 99-9999-99-9
  135 S. LaSalle Street   Suite 1625
  Chicago, IL   60603                              Other Related Information

====================================================================================================================================
























====================================================================================================================================

01/00/00 - 00:00 (A99-A999)  (C)  1999  LaSalle National Bank


ABN AMRO                                 Bear Stearns Commercial Mortgage Securites, Inc.               Statement Date:
LaSalle Bank N.A.                   Midland Loan Services, Inc. as Master and Special Servicer          Payment Date:
                                                Commercial Lease-Backed Certificates                    Prior Payment:
Administrator:                                            Series 1999-CLF1                              Record Date:
  Lora Peloquin  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60603

=======================================================================================================================
Distribution          Delinq 1 Month          Delinq 2 Months          Delinq 3+ Months          Foreclosure/Bankruptcy
            ===========================================================================================================
    Date            #         Balance       #          Balance       #           Balance           #          Balance
=======================================================================================================================
  03/15/99              0           0           0            0           0             0              0               0
                    0.00%       0.000%      0.00%        0.000%      0.00%         0.000%          0.00%         0.000%
-----------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------


========================================================================================================================
           REO                    Modifications                   Prepayments                Curr Weighted Avg.
------------------------------------------------------------------------------------------------------------------------
   #             Balance       #           Balance           #             Balance        Coupon              Remit
========================================================================================================================
     0                 0          0              0              0                0
 0.00%             0.000%     0.00%          0.000%         0.00%           0.000%
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
          Note: Foreclosure and REO Totals are Included in the Appropriate Delinquency Aging Category

01/00/00 - 00:00 (A99-A999)  (C) 1999  LaSalle National Bank


ABN AMRO                                 Bear Stearns Commercial Mortgage Securites, Inc.               Statement Date:
LaSalle Bank N.A.                   Midland Loan Services, Inc. as Master and Special Servicer          Payment Date:
                                                 Commercial Lease-Backed Certificates                   Prior Payment:
Administrator:                                            Series 1999-CLF1                              Record Date:
  Lora Peloquin  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60603
                                                        Delinquent Loan Detail

====================================================================================================================================
                  Paid                Outstanding   Out. Property                    Special
 Disclosure Doc   Thru  Current P&I       P&I         Protection      Advance        Servicer     Foreclosure  Bankruptcy    REO
   Control #      Date    Advance     Advances**       Advances    Description (1) Transfer Date     Date         Date      Date
====================================================================================================================================






















====================================================================================================================================
A.  P&I Advance - Loan in Grace Period
B.  P&I Advance - Late Payment but less than one month delinq

1.  P&I Advance - Loan delinquent 1 month
2.  P&I Advance - Loan delinquent 2 months
3.  P&I Advance - Loan delinquent 3 months or More
4.  Matured Balloon/Assumed Scheduled Payment
====================================================================================================================================

**  Outstanding P&I Advances include the current period P&I Advance

01/00/00 - 00:00 (A99-A999)  (C) 1999  LaSalle National Bank


ABN AMRO                                  Bear Stearns Commercial Mortgage Securites, Inc.              Statement Date:
LaSalle Bank N.A.                   Midland Loan Services, Inc. as Master and Special Service           Payment Date:
                                                Commercial Lease-Backed Certificates                    Prior Payment:
Administrator:                                           Series 1999-CLF1                               Record Date:
  Lora Peloquin  (800) 246-5761
  135 S. LaSalle Street   Suite 1625               ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60603                                       Pool Total

                        Distribution of Principal Balances
------------------------------------------------------------------------------------
    (2) Current Scheduled          Number        (2) Scheduled         Based on
           Balances               of Loans           Balance            Balance
====================================================================================
            $0 to     $500,000
      $500,000 to   $1,000,000
    $1,000,000 to   $1,500,000
    $1,500,000 to   $2,000,000
    $2,000,000 to   $2,500,000
    $2,500,000 to   $3,000,000
    $3,000,000 to   $3,500,000
    $3,500,000 to   $4,000,000
    $4,000,000 to   $5,000,000
    $5,000,000 to   $6,000,000
    $6,000,000 to   $7,000,000
    $7,000,000 to   $8,000,000
    $8,000,000 to   $9,000,000
    $9,000,000 to  $10,000,000
   $10,000,000 to  $11,000,000
   $11,000,000 to  $12,000,000
   $12,000,000 to  $13,000,000
   $13,000,000 to  $14,000,000
   $14,000,000 to  $15,000,000
   $15,000,000 &     Above
===================================================================================
            Total                  0                 0                    0.00%
-----------------------------------------------------------------------------------
                  Average Scheduled Balance is                                   0
                  Maximum  Scheduled Balance is                                  0
                  Minimum  Scheduled Balance is                                  0

         Distribution of Property Types
-------------------------------------------------
                 Number  (2) Scheduled Based on
 Property Types  of Loans   Balance     Balance
=================================================










-------------------------------------------------
     Total          0                0   0.00%
-------------------------------------------------

    Distribution of Mortgage Interest Rates                                            Geographic Distribution
----------------------------------------------------                     -----------------------------------------------------
 Current Mortgage  Number  (2) Scheduled   Based on                                             Number  (2) ScheduledBased on
 Interest Rate    of Loans     Balance     Balance                        Geographic Location  of Loans   Balance    Balance
====================================================                     =====================================================
7.000% or less
7.000% to 7.125%
7.125% to 7.375%

7.375% to 7.625%

7.625% to 7.875%
7.875% to 8.125%
8.125% to 8.375%
8.375% to 8.625%
8.625% to 8.875%
8.875% to 9.125%
9.125% to 9.375%
9.375% to 9.625%                                                         -----------------------------------------------------
9.625% to 9.875%                                                           Total            0          0        0.00%
9.875% to 10.125%                                                        -----------------------------------------------------
10.125% & Above

-------------------------------------------------
     Total              0      0          0.00%
-------------------------------------------------
       W/Avg Mortgage Interest Rate is   0.0000%
       Minimum Mortgage Interest Rate is 0.0000%
       Maximum Mortgage Interest Rate is 0.0000%

01/00/00 - 00:00 (A99-A999)  (C)1999  LaSalle National Bank


ABN AMRO                                  Bear Stearns Commercial Mortgage Securites, Inc.              Statement Date:
LaSalle Bank N.A.                   Midland Loan Services, Inc. as Master and Special Service           Payment Date:
                                                Commercial Lease-Backed Certificates                    Prior Payment:
Administrator:                                           Series 1999-CLF1                               Record Date:
  Lora Peloquin  (800) 246-5761
  135 S. LaSalle Street   Suite 1625               ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60603                                       Pool Total
                                                                          Distribution of Remaining Term

                         Loan Seasoning                                          Fully Amortizing
---------------------------------------------------------------  ------------------------------------------------------
                               Number  (2) Scheduled Based on    Fully Amortizing     Number  (2) Scheduled  Based on
       Number of Years         of Loans  Balance     Balance      Mortgage Loans     of Loans     Balance     Balance
===============================================================  ======================================================
                                                                   60 months or less
                                                                   61 to 120 months
                                                                   121 to 180 months
                                                                   181 to 240 months
                                                                   241 to 360 months
                                                                 ------------------------------------------------------
                                                                   Total                   0            0         0.00%
                                                                 ------------------------------------------------------
                                                                   Weighted Average Months to Maturity is              0

-------------------------------------------------------------
Weighted Average Seasoning is                               0


                                                                          Distribution of Remaining Term
              Distribution of Amortization Type                                   Balloon Loans
---------------------------------------------------------------  -------------------------------------------------
                               Number  (2) Scheduled Based on            Balloon  Number  (2) Scheduled Based on
      Amortization Type        of Loans  Balance     Balance            Mortgage LofnLoans   Balance     Balance
===============================================================  =================================================
                                                                        12 months or less
                                                                         13 to 24 months
                                                                         25 to 36 months
                                                                         37 to 48 months
                                                                         49 to 60 months
                                                                         61 to 120 months
---------------------------------------------------------------         121 to 180 months
            Total                    0            0      0.00%          181 to 240 months
---------------------------------------------------------------  -------------------------------------------------
                                                                      Total             0             0   0.00%
                                                                 -------------------------------------------------

                 Distribution of DSCR
 -------------------------------------------------------------
           Debt Service       Number  (2) Scheduled Based on
           Coverage Ratio(1)  of Loans   Balance   Balance
 =============================================================
     0.500 or less

     0.500 to 0.625
     0.625 to 0.750
     0.750 to 0.875
     0.875 to 1.000
     1.000 to 1.125
     1.125 to 1.250
     1.250 to 1.375
     1.375 to 1.500
     1.500 to 1.625
     1.625 to 1.750
     1.750 to 1.875
     1.875 to 2.000
     2.000 to 2.125
     2.125 &  above
        Unknown
 -------------------------------------------------------------
         Total            0            0              0.00%
 -------------------------------------------------------------
 Weighted Average Debt Service Coverage Ratio is         0.000

                      NOI Aging

 -----------------------------------------------------
                        Number  (2) Scheduled  Based on
       NOI Date        of Loans      Balance    Balance
 =====================================================
    1 year or less
     1 to 2 years
    2 Years or More
        Unknown
 -----------------------------------------------------
         Total                0         0       0.00%
 -----------------------------------------------------
(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level. Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculation.

01/00/00 - 00:00 (A99-A999)  (C)1999  LaSalle National Bank


ABN AMRO                                  Bear Stearns Commercial Mortgage Securites, Inc.              Statement Date:
LaSalle Bank N.A.                   Midland Loan Services, Inc. as Master and Special Service           Payment Date:
                                                Commercial Lease-Backed Certificates                    Prior Payment:
Administrator:                                           Series 1999-CLF1                               Record Date:
  Lora Peloquin  (800) 246-5761
  135 S. LaSalle Street   Suite 1625               ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60603                                       Pool Total

                                                        Loan Level Detail
==================================================================================================================================
            Appraisal  Property                           Operating   Ending                                                Loan
Disclosure  Reduction    Type    Maturity                 Statement Principal   Note   Scheduled            Prepayment     Status
Control #    Amounts     Code      Date     DSCR    NOI      Date    Balance    Rate      P&I    Prepayment    Date       Code (1)
==================================================================================================================================











==================================================================================================================================

    *  NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
----------------------------------------------------------------------------------------------------------------------------------
(1)    Legend:  A.  P&I Adv -  in Grace Period     1. P&I Adv -  delinquent 1 month   3. P&It Adv -  delinquent 3+months
                B.  P&I Adv -  one month delinq    2. P&I Adv -  delinquent 2 months  4. Mat. Balloon/Assumed P&I
                5. Prepaid in Full                 7. Foreclosure                     9. REO      11. Modification
                6. Specially  Serviced             8. Bankruptcy                     10. DPO
==================================================================================================================================
01/00/00 - 00:00 (A99-A999)  (C)1999  LaSalle National Bank


ABN AMRO                                  Bear Stearns Commercial Mortgage Securites, Inc.              Statement Date:
LaSalle Bank N.A.                   Midland Loan Services, Inc. as Master and Special Service           Payment Date:
                                                Commercial Lease-Backed Certificates                    Prior Payment:
Administrator:                                           Series 1999-CLF1                               Record Date:
  Lora Peloquin  (800) 246-5761
  135 S. LaSalle Street   Suite 1625               ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60603
                                                  Specially Serviced Loan Detail
==================================================================================================================================
                    Beginning                                                  Specially
   Disclosure       Scheduled      Interest      Maturity       Property        Serviced
   Control #         Balance         Rate          Date           Type       Status Code (1)                             Comments
==================================================================================================================================



















==================================================================================================================================

 (1)Legend :
    1)  Request for waiver of Prepayment Penalty                4)  Loan with Borrower Bankruptcy            7)  Loans Paid Off
    2)   Payment default                                        5)  Loan in Process of Foreclosure           8)  Loans Returned to
    3)   Request for Loan Modification or Workout               6)  Loan now REO Property                         Master Servicer
==================================================================================================================================

01/00/00 - 00:00 (A99-A999)  (C)1999  LaSalle National Bank                                                             Appendix A


ABN AMRO                                  Bear Stearns Commercial Mortgage Securites, Inc.              Statement Date:
LaSalle Bank N.A.                   Midland Loan Services, Inc. as Master and Special Service           Payment Date:
                                                Commercial Lease-Backed Certificates                    Prior Payment:
Administrator:                                           Series 1999-CLF1                               Record Date:
  Lora Peloquin  (800) 246-5761
  135 S. LaSalle Street   Suite 1625               ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60603
                                                      Modified Loan Detail
==================================================================================================================================
   Disclosure     Modification                                                                Modification
   Control #          Date                                                                    Description
----------------------------------------------------------------------------------------------------------------------------------




















==================================================================================================================================
                                                                                                                        Appendix B


01/00/00 - 00:00 (A99-A999)  (C)1999  LaSalle National Bank


ABN AMRO                                  Bear Stearns Commercial Mortgage Securites, Inc.              Statement Date:
LaSalle Bank N.A.                   Midland Loan Services, Inc. as Master and Special Service           Payment Date:
                                                Commercial Lease-Backed Certificates                    Prior Payment:
Administrator:                                           Series 1999-CLF1                               Record Date:
  Lora Peloquin  (800) 246-5761
  135 S. LaSalle Street   Suite 1625               ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60603
                                                      Realized Loss Detail
==================================================================================================================================
                                          Beginning             Gross Proceeds   Aggregate      Net       Net Proceeds
 Dist.   Disclosure  Appraisal Appraisal  Scheduled    Gross      as a % of     Liquidation  Liquidation    as a % of     Realized
 Date    Control #    Date      Value     Balance    Proceeds Sched Principal    Expenses *    Proceeds   Sched. Balance    Loss
----------------------------------------------------------------------------------------------------------------------------------


















----------------------------------------------------------------------------------------------------------------------------------
Current Total                  0.00                    0.00                      0.00           0.00                        0.00
Cumulative                     0.00                    0.00                      0.00           0.00                        0.00
==================================================================================================================================
                                                                                                                          Appendix C

  * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

01/00/00 - 00:00 (A99-A999)  (C)1999  LaSalle National Bank

                                                                        ANNEX C

                          THE ENHANCED LEASE PROGRAM

  The Enhanced Lease Program is a proprietary program of Capital Lease Funding, L.P. ("CLF"), designed to enhance the certainty of cash flows from net leases. 74 Corporate Lease Loans, were originated in accordance with the underwriting guidelines of the Enhanced Lease Program.

  The Enhanced Lease Program includes (1) the Lease Enhancement Policies, (2) the Extended Amortization Policies, (3) Borrower Reserve Funds, (4) the Borrower Protective Actions, (5) the Master Servicer Protective Actions, (6) the use of underwriting guidelines and (7) the establishment of an Expense Reserve Fund.

The Lease Enhancement Policies

  Each Corporate Lease Loan backed by a Credit Lease that has a Casualty or Condemnation Termination or Abatement Right has the benefit of a Lease Enhancement Policy issued by the Enhancement Insurer. Under the policy, the Enhancement Insurer, as described below, will make payments to the Master Servicer on behalf of the Trustee in certain cases where the mortgaged property has been subjected to a condemnation event or property damage on account of a casualty. The Trustee and the related borrower are named insureds under the Lease Enhancement Policy, and payments under the Lease Enhancement Policy are treated as payments on the Corporate Lease Loan by the borrower. The related borrowers or CLF prepaid in full the premium relating to each Lease Enhancement Policy at the time of issuance of such Lease Enhancement Policy, and each such Lease Enhancement Policy is non-cancelable.

  With respect to both casualty and condemnation, each Lease Enhancement Policy provides that in the event of a permitted termination by a Credit Lease tenant of its Credit Lease occurring as a result of such casualty or condemnation, the Enhancement Insurer will pay to the Master Servicer on behalf of the Trustee, either in one lump sum payment or periodically on the applicable monthly rental payment date, at the Enhancement Insurer's option, the Ascertained Net Loss (as such term is defined in the Lease Enhancement Policy). The Ascertained Net Loss payable in one lump sum payment will generally be in an amount equal to the lesser of (a) the outstanding principal balance of the Corporate Lease Loan plus accrued interest or (b) the sum of all periodic payments of monthly rental payments that would have been payable under the Credit Lease if the Credit Lease had not been so terminated for the period from the date of the Credit Lease termination through the expiration date of the initial term of such Credit Lease or first renewal term of the Credit Lease, if such Credit Lease has the benefit of an Extended Amortization Policy. In the event that the Credit Lease permits the Credit Lease tenant to abate rent, the Ascertained Net Loss will be in an amount equal to the portion of any monthly rental payments not made by such Credit Lease tenant for the period from the date the abatement commences until the earlier of the date the abatement ceases or the expiration date of the initial term or first renewal term of such Credit Lease, if such Credit Lease has the benefit of an Extended Amortization Policy. The Lease Enhancement Policies provide that payments are to be made on the due date for the related monthly rental payment. The Enhancement Insurer is not required to pay:

  . interest accrued following the date of a lump sum payment described above,

  . interest for the period from the due date for the monthly rental payment through the Due Date of the Corporate Lease Loan,

  .  any Prepayment Premium due thereunder, or

  . any amounts the borrower is obligated to pay thereunder to reimburse the Master Servicer, the Trustee or the Fiscal Agent for outstanding Servicing Advances.

  Any such interest shortfall or other amounts (other than Prepayment Premiums) required to be paid to certificateholders, the Master Servicer, the Trustee, the Fiscal Agent or MBIA will be recoverable from the Expense Reserve Fund to the extent of funds therein. In the event of a lump sum payment, however, no Prepayment Premiums will be payable to certificateholders.

  In the event a Credit Lease tenant elects to exercise a Casualty or Condemnation Termination or Abatement Right, the Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee will submit to the Enhancement Insurer a proof of loss containing the information required by the Lease Enhancement Policy. The proof of loss must be submitted within two years after the date of Credit Lease termination or rent abatement, as the case may be, or the Enhancement Insurer will be discharged from all liability. Under the terms of the Pooling Agreement, the Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee is obligated to submit notice of a claim under the Lease Enhancement Policies after obtaining actual knowledge or receipt of notice of a casualty or condemnation as soon as reasonably practicable, but in any event within three Business Days. The Lease Enhancement Policies further provide that the Enhancement Insurer is obligated, upon 15 days' prior written notice, to pay to the Master Servicer on behalf of the Trustee the Ascertained Net Loss on the date the monthly rental payment is due under the related Credit Lease. In the event the Enhancement Insurer determines that the claim is either excluded from coverage or not covered by the Lease Enhancement Policy, the Enhancement Insurer will notify the Master Servicer and the Trustee. In the event the Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee contests such notice, the Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee will deliver to the Enhancement Insurer a notice to such effect within 60 days after receipt of the Enhancement Insurer's declination notice. In the event of a dispute, such dispute will be submitted to arbitration as provided in the Lease Enhancement Policy. Notwithstanding the delivery by the Enhancement Insurer of a notice contesting such claim, the Enhancement Insurer is obligated to pay or begin to pay (if periodic payments are elected) to the Master Servicer on behalf of the Trustee the Ascertained Net Loss within 15 business days after the receipt of a proof of loss and will continue to pay until such time as the arbitration decision has been rendered in the Enhancement Insurer's favor. To the extent of any payments under the Lease Enhancement Policy, the Enhancement Insurer will succeed in right to the Trustee as the insured under the Lease Enhancement Policy to the payment of any insurance and condemnation proceeds received with respect to the related mortgaged property.

  Each Lease Enhancement Policy contains certain exclusions to coverage, including loss arising from (1) the borrower's or Credit Lease tenant's bankruptcy, insolvency, financial impairment or inability to perform its contractual obligations, or (2) arising from any condemnation or property damage, as the case may be, of which the insured had knowledge on or prior to the date of the Lease Enhancement Policy (provided such knowledge by one insured will not affect the coverage to which any other insured may be entitled). In addition, absent special endorsements thereto, each Lease Enhancement Policy with respect to property damage also excludes loss resulting from flood (if the mortgaged property is located in an area identified by FEMA as a Zone A Special Flood Hazard Zone), and earthquake (if the property is located in an Earthquake Zone), and damage or destruction directly or indirectly caused by war, insurrection, rebellion, revolution or civil riot and radioactive matter, or from a taking (other than by condemnation) by reason of danger to public health, public safety or the environment. None of the mortgaged properties are located in affected areas except (1) the Circuit City Loan in Fayetteville, Arkansas, (2) the Accor Loan in Issaquah, Washington and the Bed, Bath & Beyond Loan in Mission Viejo, California. With respect to the Circuit City Loan, the Accor Loan and the Bed, Bath & Beyond Loan, each such Loan is backed by a Bond-Type Lease, and in each case the tenant has no right to terminate the Credit Lease or abate payments under the related Credit Lease as a result of earthquake-related damage.

  Each Enhancement Insurer, or its agent, has commissioned an inspection and evaluation of the site of each mortgaged property for which it has issued a Lease Enhancement Policy. Each Enhancement Insurer's financial strength has been rated "AAA" by S&P.

The Extended Amortization Policies

  Each Corporate Lease Loan underwritten with an amortization period and a term to maturity that extends beyond the initial term of the accompanying Credit Lease has the benefit of an Extended Amortization Policy issued by the Extension Insurer. Under the policy, the Extension Insurer, as described below, will make payments to the Master Servicer on behalf of the Trustee in certain cases where there has been a default by the borrower in making scheduled payments of principal and interest on the Corporate Lease Loan at any time after a Tenant

Non-Renewal Action. The Trustee is the named insured under the Extended Amortization Policy. The full premium relating to each Extended Amortization Policy was fully paid by the borrower or CLF at the time of issuance of such Extended Amortization Policy, and each such Extended Amortization Policy is non-cancelable during the term of the Corporate Lease Loan. In addition, if the Credit Lease tenant exercises its right to extend the initial term of the Credit Lease, the risk of a Tenant Non-Renewal Action is avoided and the Extended Amortization Policy will terminate. Three Corporate Lease Loans with an aggregate Cut-off Balance of $17,081,471 have the benefit of the Extended Amortization Policies.

  Each Extended Amortization Policy provides that in the event of a Tenant Non-Renewal Action followed by a borrower default in the payment of scheduled principal and interest on the Corporate Lease Loan, the Extension Insurer will pay to the Master Servicer on behalf of the Trustee, either in one lump sum payment or periodically on the applicable Due Date, at the Extension Insurer's option, the Ascertained Net Loss (as such term is defined in the Extended Amortization Policy). The Ascertained Net Loss payable in one lump sum will generally be an amount equal to sum of:

    (1) principal outstanding under the Corporate Lease Loan;

    (2) two Monthly Loan Payments if advanced by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, on or after the Claim Date (as defined in the Extended Amortization Policy);

    (3) the amount of any Protective Advances (as defined in the Extended Amortization Policy) unless otherwise excluded in the case of Bond-Type Leases or Triple Net Leases;

    (4) any related Prepayment Premium (not to exceed 5% of the principal balance outstanding under the mortgage loan);

    (5) 30 days accrued interest at the related Loan Rate; less

    (6) any amounts the Credit Lease tenant claims as set off; and less

    (7) all amounts in any funds held by or on behalf of the Trustee as security for borrower's performance under the Corporate Lease Loan, if any.

  In the event that the Extension Insurer chooses to pay the Ascertained Net Loss on a monthly basis it will do so in an amount equal to the monthly installment of principal and interest and the Master Servicing Fee on the Monthly Payment Dates.

  In the event that a Tenant Non-Renewal Action occurs and is followed by a subsequent borrower default in the payment of scheduled principal and interest on the Corporate Lease Loan, the Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee, will submit to the Extension Insurer a proof of loss containing the information required by the Extended Amortization Policy. Under the terms of the Pooling Agreement, the Master Servicer or Special Servicer, as applicable, on behalf of the Trustee, is obligated to submit such a proof of loss as soon as reasonably practicable but in any event within five days after the Master Servicer or Special Servicer, as applicable, receives notice of a borrower default. The Extended Amortization Policies further provide that the Extension Insurer is obligated, upon 25 days' prior written notice, to pay to the Master Servicer on behalf of the Trustee the Ascertained Net Loss. In the event the Extension Insurer determines that the claim is either excluded from coverage or not covered by the Extended Amortization Policy, the Extension Insurer will notify the Trustee as the named insured. In the event the Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee contests such notice, the Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee will deliver to the Extension Insurer a notice to such effect within 5 days after receipt of the Extension Insurer's declination notice. In the event of a dispute, such dispute will be submitted to arbitration as provided in the Extended Amortization Policy. Notwithstanding the delivery by the Extension Insurer of a notice contesting such claim, the Extension Insurer is obligated to pay or begin to pay (if periodic payments are elected) to the Master Servicer on behalf of the Trustee the Ascertained Net Loss and will continue to pay until such time as the arbitration decision has been rendered in the Extension Insurer's favor. To the extent of any payments under the Extended Amortization Policy, the Extension Insurer will succeed in right to the Trustee as the insured under the Extended Amortization Policy to the payment of any insurance and condemnation proceeds received with respect to the related mortgaged property.

  Each Extended Amortization Policy contains certain exclusions to coverage, including loss arising from (1) the borrower's or Credit Lease tenant's bankruptcy, reorganization or insolvency which occurs prior to the claim date, or (2) arising from any condemnation or property damage, as the case may be, to the extent such condemnation or property damage results in a termination or cancellation of the related Credit Lease in accordance with its terms prior to the claim date.

Residual Value Insurance Policies

  In addition, 19 of the Corporate Lease Loans, which represent 32.01% of the aggregate Cut-off Date Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the respective remaining terms thereof, thereby leaving substantial balloon payments (ranging from 19.47% to 48.91% of the initial principal balance) due and payable on their respective maturity dates, unless prepaid prior thereto. In the case of the 18 loans with a balloon payment, a residual value insurance policy is in effect under which the insurer is obligated to pay an amount equal to the full balloon payment to the Trustee if the borrower fails to make such payment under the loan. The residual value insurance policies have been issued by Financial Structures Limited and reinsured by Royal Indemnity Co., with a with a financial strength rating of "AA-" from S&P with respect to 16 loans, and RVI America Insurance Co., with a with a financial strength rating of "A" from S&P with respect to 2 loans. In the case of the Middlesex Loan, the tenant is obligated to either pay the balloon payment in full at maturity or enter into an extension of the Credit Lease for a term which will fully amortize the loan.

Borrower Protective Actions

  A Credit Lease tenant under a Double Net Lease may have Maintenance Termination or Abatement Rights if the borrower defaults in the performance of its obligation to maintain, repair or replace the mortgaged property. In addition, in certain Double Net Leases or Triple Net Leases, the Credit Lease tenant may have Additional Termination or Abatement Rights if the borrower defaults in performing other obligations under the Credit Lease. If the borrower were to default in the performance of any such obligations and the Credit Lease tenant were to exercise its right to abate rent or terminate the Credit Lease, there would likely be a disruption in the stream of monthly rental payments available to pay principal and interest to the certificateholders. The Enhanced Lease Program includes several elements that will encourage a borrower to perform necessary maintenance, repair and replacement and to perform its other obligations under the Credit Lease. In addition, the borrower could possibly advance its own funds to pay the costs of these obligations if the Borrower Reserve Fund has insufficient funds to cover such expenses when incurred or the Borrower Reserve Fund is unavailable to the borrower for such expenses.

  Additional Termination or Abatement Rights may arise from breach of affirmative covenants ("Affirmative Lease Covenants") under the Credit Lease which require the borrower to take certain actions (such as obligations to repair and restore property following a casualty or partial condemnation, to correct unanticipated repair obligations or to remove hazardous materials present on the mortgaged property other than by a Credit Lease tenant's actions), or from a breach of negative covenants ("Negative Lease Covenants") under the Credit Lease which prohibit the taking of certain actions (generally relating to prohibited uses of other properties owned by the borrower or its affiliates within a particular distance of the mortgaged property). See "Credit Leases--Additional Termination or Abatement Rights" in this prospectus supplement.

  In each case, the borrower is obligated under the terms of the related Corporate Lease Loan to perform its obligations under the Credit Lease, and failure to perform such obligations after appropriate notice and passage of time will constitute a default under the Corporate Lease Loan. Certain factors will encourage a borrower to perform its obligations under the Credit Lease including Affirmative Lease Covenants and to avoid a violation of the Negative Lease Covenants:

  . First, as the monthly rental payments amortize the Corporate Lease Loan, the borrower's equity in the mortgaged property will increase. Such equity may also grow due to increases, if any, in the value of the mortgaged property over time. A borrower's default under the Credit Lease will cause a default under the Corporate Lease Loan which may lead to foreclosure and the loss of the borrower's equity.

  . Second, such a default and foreclosure may force the borrower and/or the principals of the borrower to "recapture" certain losses for federal and state income tax purposes, thereby creating tax liability.

  . Third, Corporate Lease Loans that are backed by Credit Leases that contain Additional Termination or Abatement Rights or contain Negative Lease Covenants are generally underwritten to provide for some excess debt service coverage on the Corporate Lease Loan. Such coverage provides for cash flow to the borrower and acts as a source of funds for either the borrower or the Master Servicer, as applicable, to pay for obligations under the Credit Lease as well as providing an incentive to the borrower to pay those obligations.

  With respect to maintenance, repair and replacement obligations and other Affirmative Lease Covenants, compliance with such covenants is dependent principally on the cost and, to the extent the cost significantly exceeds funds available therefor from the Borrower Reserve Fund, the financial ability of the borrower to perform such obligations. To the extent the borrower fails to perform such obligations, the Master Servicer or the Special Servicer, as applicable, will be obligated under the Pooling Agreement to use its best efforts to cause such obligations of the borrower to be performed and advance funds as necessary to perform such obligations, as described under "Servicer Protective Actions" below.

  With respect to Negative Lease Covenants, the foregoing incentives are expected to discourage violation of such covenants. The Master Servicer's or the Special Servicer's ability to correct the borrower's breach of Negative Lease Covenants, however, is generally limited in the Pooling Agreement to bringing legal action to enforce the obligation of the borrower under the mortgage loan documents not to breach such Negative Lease Covenants. Accordingly, with respect to each Negative Lease Covenant relating to use restrictions as described above, and with respect to any other Negative Lease Covenants as to which CLF believed such a step was desirable, the loan documents provide that the Corporate Lease Loan becomes a recourse loan to the borrower with respect to breach of that covenant (either to the extent of damages for breach or, in some cases, for the full amount due under the Corporate Lease Loan). In addition, the principals of the borrower are given a strong incentive to cause the borrower to comply with such Negative Lease Covenants by providing direct recourse to the principals of the borrower for breach of such covenants (again, either for the amount of damages for such breach or, in some cases, for the full amount due under the Corporate Lease
Loan).

  Except as further described in this prospectus supplement, both the borrower and the Credit Lease tenant have agreed pursuant to the loan documents not to amend the Credit Lease and the related guarantor, if any, has agreed not to amend or release the related guaranty, if any, without the consent of the Master Servicer on behalf of the Trustee. With respect to 23 Corporate Lease Loans, only the borrower has so agreed not to amend the related Credit Lease, but the borrower and its principals are induced not to amend the Credit Lease by provisions which make the Corporate Lease Loan recourse to the borrower and its principals for the breach of the covenant not to amend the Credit Lease without the Master Servicer's consent. Similarly, with respect to 26 Corporate Lease Loans, the related guarantor has not expressly agreed not to amend or release the related guaranty, however the Corporate Lease Loans have personal recourse guaranties to principals of the borrower for amendments or releases of the related guaranty made without the consent of the Master Servicer on behalf of the Trustee. In addition, in generally all the Corporate Lease Loans, under the loan documents, the Credit Lease tenant has agreed that in the event the Trustee succeeds to the interest of the borrower under the Credit Lease, the Trustee will not be bound by any amendment or modification to the Credit Lease made without the Master Servicer's consent. In the Corporate Lease Loan identified on the Mortgage Loan Schedule as loan number 2071NB (the "Wal Mart Loan"), the related Credit Lease prohibits the borrower from agreeing to require Master Servicer's consent to amend the related Credit Lease, other than certain specified material amendments. However, the Wal-Mart Loan contains provisions which make such Corporate Lease Loan recourse to the principals of the borrower for any losses resulting from such material amendments to the related Credit Lease that affect the Trustee's interest. Finally, each Credit Lease tenant has been sent a tenant notice informing them of the prohibition of the borrower from amending, terminating or accepting a surrender of the Credit Lease without CLF's written consent.

Servicer Protective Actions

  In the event the borrower fails to take actions required under the terms of the Credit Lease which could give rise to Maintenance Termination or Abatement Rights or Additional Termination or Abatement Rights, the Pooling Agreement requires the Master Servicer or the Special Servicer, as applicable, to use best efforts to perform the borrower's obligations thereunder and advance funds as necessary therefor. The Servicer Protective Actions to be performed by the Master Servicer, the Special Servicer, which consist of filing notices and pursuing claims under the Lease Enhancement Policies, the Extended Amortization Policies in and of itself and "force placed" insurance policies, as well as the making of Servicing Advances, shall not constitute a Servicing Transfer Event. The Master Servicer's or the Special Servicer's ability to do so is facilitated by the terms of the loan documents. Under the loan documents or the Pooling Agreement:

  . the Credit Lease tenant is obligated to give the Master Servicer or the Special Servicer, as applicable, notice of any Credit Lease Default and to give the Master Servicer or the Special Servicer, as applicable, adequate opportunity to cure such default before it may exercise any abatement or termination right;

  . the Special Servicer is given access to the mortgaged property to cure the default and access to excess cash flow, if any, the Borrower Reserve Fund and the Expense Reserve Fund to pay the cost of curing such default; and

  . the Special Servicer is contractually obligated to use best efforts to perform such obligations of the borrower to take actions to cure such defaults. Such actions, for example, may include but are not limited to repairing or replacing the roof, the initiation and maintenance of appropriate legal actions, maintenance of common areas, and the imposition of force placed insurance policies. If the excess cash flow, if any, as well as funds on deposit in both the Borrower Reserve Fund and the Expense Reserve Fund are not sufficient to pay the cost of curing such defaults, the Master Servicer or the Special Servicer is obligated to advance its own funds, subject to the Master Servicer's or the Special Servicer's good faith business judgment that such advance would be recoverable, to pay the costs of such actions. To the extent the Master Servicer or the Special Servicer fails to make any such required advance deemed to be recoverable, the Trustee is required to do so and, if the Trustee fails to do so, the Fiscal Agent is required to do so.

  The borrower will reimburse amounts advanced by the Master Servicer or the Special Servicer under the terms of the loan documents. Failure to reimburse the Master Servicer or the Special Servicer will constitute a default under the Corporate Lease Loan entitling the Master Servicer to accelerate the Corporate Lease Loan. So long as the Corporate Lease Loan is not delinquent in payments of principal and interest, the Special Servicer will not proceed with any foreclosure action on the related mortgaged property in connection with such default based solely upon the borrower's failure to fulfill any of its Borrower Credit Lease Obligations unless:

  . all outstanding Servicing Advances, with interest thereon, with respect to such Corporate Lease Loan exceed 60% of the Anticipated Liquidation Value with respect to such Corporate Lease Loan; or

  . the Special Servicer has received the prior written consent of the Directing Certificateholder; or

  . any Servicing Advance with respect to such Corporate Lease Loan is deemed to be nonrecoverable; or

  . the original scheduled maturity date of such Corporate Lease Loan has occurred.

  The Master Servicer may also be reimbursed for such Servicing Advances from:

  . late collections, the proceeds of liquidations of the related Corporate Lease Loan, or from other recoveries relating to such Corporate Lease Loan (including any insurance proceeds to which the borrower is entitled); or

  . to the extent such Servicing Advance is reimbursable from collections in excess of amounts necessary to pay principal and interest with respect to such Corporate Lease Loan and to fund the Expense Reserve Fund or is deemed to be nonrecoverable: first, from the Expense Reserve Fund and thereafter from amounts on deposit in the Certificate Account received in respect of any Corporate Lease Loan.

  However, neither the Master Servicer, the Special Servicer nor the Trustee will be prohibited from accelerating the indebtedness evidenced by the Note to the extent permitted by the Corporate Lease Loan documents, or requiring payment of default interest in connection with any overdue amounts (including, without limitation, the full amount of the Corporate Lease Loan after such an acceleration). This prohibition is designed to prevent liquidation of the Corporate Lease Loan at an amount that may be less then the principal balance thereof, plus accrued interest thereon and any Prepayment Premium which might be due thereunder, so long as the Credit Lease tenant is otherwise continuing to make monthly rental payments which will be applied to the payment of principal and interest on the Corporate Lease Loan. The foregoing prohibition in no event prevents foreclosure in the event of a default in payment of principal and interest due on the Corporate Lease Loan.

The Borrower Reserve Fund

  The Master Servicer will, pursuant to the Pooling Agreement, administer the Borrower Reserve Fund into which it will deposit, on each Due Date, any amounts required to be reserved by a borrower for the payment of expenses related to the borrower's anticipated obligations under the Credit Leases including the operation, maintenance or repair of the mortgaged property. A Borrower Reserve Fund exists with respect to each Corporate Lease Loan secured by a Double Net Lease. Amounts to be reserved are established by CLF. Such amounts are based on a property condition survey prepared by an engineer approved by CLF. CLF generally requires that the amounts to be reserved will be equal to at least 125% of the engineer's estimate of the repair, maintenance and replacement costs anticipated to be incurred by the borrower to perform its repair, maintenance and replacement obligations pursuant to the related Credit Lease. The Borrower Reserve Fund is funded by amounts taken from the monthly rental payments not required for debt service. All deposits and withdrawals from the Borrower Reserve Fund will be administered by the Master Servicer and made in accordance with borrower reserve agreement entered into by the borrower (which borrower reserve agreement will be assigned to the trust on the Closing Date). The Borrower Reserve Fund will be beneficially owned by the related borrowers and pledged as collateral to secure the obligations of the borrower under the loan documents. Unless otherwise provided in the related borrower reserve agreement, investment income earned in funds on deposit on the Borrower Reserve Fund will be added thereto and will be available to make payments in the manner specified in the borrower reserve agreement.

The Loan Documents

  Each Corporate Lease Loan originated by CLF was originated using a standardized set of loan documents executed by the borrower, the Credit Lease tenant and CLF. The loan documents incorporate the provisions constituting Borrower Protective Actions, and include the Credit Lease itself, the Note, the Mortgage, the Credit Lease Assignment, the estoppel letter, the subordination, non-disturbance and attornment agreement, the Borrower Reserve Agreement, any environmental indemnity agreement, guaranty and any other document as may be required of the borrower or the Credit Lease tenant. The loan documents have been structured and individually negotiated to enhance the ability of the Master Servicer and the Special Servicer to perform its Servicer Protective Actions and to enforce the rights of the trust under the Lease Enhancement Policies including, but not limited to, granting the Master Servicer a power of attorney on behalf of the borrower and an irrevocable easement to enter the property to perform any obligations of the borrower. The loan documents include provisions designed to reduce incentives for borrowers to take any actions which might give rise to Additional Termination or Abatement Rights and which provide for a comprehensive set of rights for the benefit of the Master Servicer or the Special Servicer, as applicable, to enforce the obligations of the borrower under the loan documents through Servicer Protective Actions and to fulfill the obligations of the borrower under the related Credit Lease, if necessary.

The Expense Reserve Fund

  The Master Servicer will, pursuant to the Pooling Agreement, establish and maintain the Expense Reserve Fund into which it will deposit monthly, with respect to all but nine (which represent 21.49% of the aggregate Cut-off Date Balance) of the Corporate Lease Loans, the Servicer Reserve Amount. The Expense Reserve Fund will be an Eligible Account. The Master Servicer will be instructed to invest funds in the Expense Reserve Fund in accordance with the Pooling Agreement, and investment income, net of amounts distributed to the Depositor in an amount estimated as the amount required for payment of state and federal income taxes on such earnings, will be retained in the Expense Reserve Fund. Assuming that there are no principal prepayments or defaults under the Credit Leases, the Expense Reserve Fund is expected to accumulate to an amount in excess of $1,500,000 (without regard to reinvestment income) available to the Master Servicer over the life of the certificates.

  The Expense Reserve Fund will be beneficially owned by CLF and will not be an asset of the trust except to the extent of the right of the trust to draw thereon as described in this prospectus supplement. The Expense Reserve Fund is an "outside reserve fund" under the REMIC provisions of the Code, and is not an asset of REMIC I or REMIC II.

  The Master Servicer or the Special Servicer, as applicable, is permitted to make withdrawals from the Expense Reserve Fund at any time:

  . with respect to Corporate Lease Loans, to provide additional funds for use by the Master Servicer or the Special Servicer to cover the costs of Servicer Protective Actions, subject to reimbursement (subject to the priority of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent of reimbursement of any outstanding advances with respect to such Corporate Lease Loan), together with interest thereon at the Reimbursement Rate, when such amounts are recovered from the borrower under the terms of the mortgage loan documents;

  . to pay trust expenses, if any, including without limitation, as payment to any third party for performing services in connection with any Loans or the trust which are expressly identified in the Pooling Agreement as expenses of the trust (generally including the costs of certain legal opinions, environmental surveys, indemnification payments or other expenses);

  . as an additional source of funds to make advances and to reimburse the Master Servicer, the Trustee or the Fiscal Agent, as applicable, for advances, with interest thereon at the Reimbursement Rate or the Reimbursement Rate, as applicable, including, in certain circumstances, any advances later deemed to be nonrecoverable;

  . to cover Prepayment Interest Shortfalls which might arise upon certain payments under the Lease Enhancement Policies;

  . to cover shortfalls which may arise to the extent funds in the Net Proceeds Account are reinvested at a lower rate of return than the rate at which interest paid from such account accrues;

  . as credit support to the extent Available Distribution Amount are insufficient as a result of losses incurred on the Loans to make all distributions required to be made on a Distribution Date.

  In the event that Available Distribution Amount is insufficient on any Distribution Date prior to the termination of the trust as a result of losses incurred on the Loans (after payment of all amounts owed the Master Servicer, Special Servicer, Trustee and Fiscal Agent) to pay Distributable Certificate Interests, unreimbursed Class Interest Shortfalls, Principal Distribution Amounts and unreimbursed amounts of Realized Losses to the certificateholders, a draw will be made on the Expense Reserve Fund to the extent of the balance thereof to cover such deficiency. Any amounts paid from the Expense Reserve Fund will be deemed to be applied, first, to cover any trust expenses, second, to cover credit losses and Prepayment Interest Shortfalls, third, to reimburse the Master Servicer, the Trustee or the Fiscal Agent for outstanding advances, together with interest thereon, deemed to be nonrecoverable, and fourth, to make advances. To the extent that at any time there are unreimbursed advances outstanding from the Expense Reserve Fund and funds from the Expense Reserve Fund are required for the other purposes set forth above, the Master Servicer, the Trustee or the Fiscal Agent will be required to make such advance by reimbursing the Expense Reserve Fund therefor, to the extent any such advance is not deemed nonrecoverable, in the amount required to cover such other expense, Prepayment Interest Shortfall, credit loss or advance reimbursement. Any amounts remaining in the Expense Reserve Fund after all withdrawals required or permitted therefrom pursuant to the Pooling Agreement will be paid to CLF following the termination of the Trust.

                                                                        ANNEX D

                            THE USPS LEASE PROGRAM

  The USPS Lease Program is a proprietary program of Bedford Capital Funding Corp. ("Bedford"), designed to enhance the certainty of cash flows from net leases on stand alone facilities leased to the United States Postal Service ("USPS"). 96 USPS Lease Loans were originated in accordance with the underwriting guidelines of the USPS Lease Program.

  The USPS Lease Program, with the benefit of additional features used in the Enhanced Lease Program, includes (1) the Lease Enhancement Policies, (2) the Borrower Protective Actions, (3) the Servicer Protective Actions, (4) the Borrower Reserve Fund, (5) the use of standardized loan documents, and (6) the Expense Reserve Fund.

The Lease Enhancement Policies

  Each USPS Lease Loan has the benefit of a Lease Enhancement Policy issued by the Enhancement Insurer. Under the policy, the Enhancement Insurer, as described below, will make payments to the Master Servicer on behalf of the Trustee in certain cases where the mortgaged property has been subjected to a condemnation event or property damage on account of a casualty. The Trustee are named insureds under the Lease Enhancement Policy, and payments under the Lease Enhancement Policy are treated as payments on the USPS Lease Loan by the borrower. The premium relating to each Lease Enhancement Policy was paid in full and each such Lease Enhancement Policy is non-cancelable.

  With respect to both casualty and condemnation, each Lease Enhancement Policy provides that in the event of a permitted termination by USPS of its Credit Lease occurring as a result of such casualty or condemnation, the Enhancement Insurer will pay to the Master Servicer on behalf of the Trustee, either in one lump sum payment or periodically on the applicable monthly rental payment date, at the Enhancement Insurer's option, the Ascertained Net Loss (as such term is defined in the Lease Enhancement Policy). The Ascertained Net Loss payable in one lump sum payment will generally be in an amount equal to the lesser of (a) the outstanding principal balance of the USPS Lease Loan plus accrued interest or (b) the sum of all periodic payments of monthly rental payments that would have been payable under the USPS Credit Lease if the USPS Credit Lease had not been so terminated for the period from the date of the USPS Credit Lease termination through the expiration date of the initial term of such USPS Credit Lease or first renewal term of the USPS Credit Lease, if such USPS Credit Lease has the benefit of an Extended Amortization Policy. In the event that the USPS Credit Lease permits the USPS to abate rent, the Ascertained Net Loss will be in an amount equal to the portion of any monthly rental payments not made by USPS for the period from the date the abatement commences until the earlier of the date the abatement ceases or the expiration date of the initial term or first renewal term of such USPS Credit Lease, if such USPS Credit Lease has the benefit of an Extended Amortization Policy. The Lease Enhancement Policies provide that payments are to be made on the due date for the related monthly rental payment. The Enhancement Insurer is not required to pay:

  . interest accrued following the date of a lump sum payment described above,

  . interest for the period from the due date for the monthly rental payment through the Due Date of the USPS Lease Loan,

  .  any Prepayment Premium due thereunder, or

  . any amounts the borrower is obligated to pay thereunder to reimburse the Master Servicer, the Trustee or the Fiscal Agent for outstanding Servicing Advances.

  Any such interest shortfall or other amounts (other than Prepayment Premiums) required to be paid to certificateholders, the Master Servicer, the Trustee or the Fiscal Agent will be recoverable from the Expense Reserve Fund to the extent of funds therein. In the event of a lump sum payment, however, no Prepayment Premiums will be payable to certificateholders.

  In the event USPS elects to exercise a Casualty or Condemnation Termination or Abatement Right, the Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee will submit to the Enhancement Insurer a proof of loss containing the information required by the Lease Enhancement Policy. The proof of loss must be submitted within two years after the date of USPS Credit Lease termination or rent abatement, as the case may be, or the Enhancement Insurer will be discharged from all liability. Under the terms of the Pooling Agreement, the Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee is obligated to submit notice of a claim under the Lease Enhancement Policies after obtaining actual knowledge or receipt of notice of a casualty or condemnation as soon as reasonably practicable, but in any event within three Business Days. The Lease Enhancement Policies further provide that the Enhancement Insurer is obligated, upon 15 days' prior written notice, to pay to the Master Servicer on behalf of the Trustee the Ascertained Net Loss on the date the monthly rental payment is due under the related USPS Credit Lease. In the event the Enhancement Insurer determines that the claim is either excluded from coverage or not covered by the Lease Enhancement Policy, the Enhancement Insurer will notify the Master Servicer and the Trustee. In the event the Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee contests such notice, the Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee will deliver to the Enhancement Insurer a notice to such effect within 60 days after receipt of the Enhancement Insurer's declination notice. In the event of a dispute, such dispute will be submitted to arbitration as provided in the Lease Enhancement Policy. Notwithstanding the delivery by the Enhancement Insurer of a notice contesting such claim, the Enhancement Insurer is obligated to pay or begin to pay (if periodic payments are elected) to the Master Servicer on behalf of the Trustee the Ascertained Net Loss within 15 business days after the receipt of a proof of loss and will continue to pay until such time as the arbitration decision has been rendered in the Enhancement Insurer's favor. To the extent of any payments under the Lease Enhancement Policy, the Enhancement Insurer will succeed in right to the Trustee as the insured under the Lease Enhancement Policy to the payment of any insurance and condemnation proceeds received with respect to the related mortgaged property.

  Each Lease Enhancement Policy contains certain exclusions to coverage, including loss arising from (1) the borrower's or Credit Lease tenant's bankruptcy, insolvency, financial impairment or inability to perform its contractual obligations, or (2) arising from any condemnation or property damage, as the case may be, of which the insured had knowledge on or prior to the date of the Lease Enhancement Policy (provided such knowledge by one insured will not affect the coverage to which any other insured may be entitled). In addition, absent special endorsements thereto, each Lease Enhancement Policy with respect to property damage also excludes loss resulting from flood (if the mortgaged property is located in an area identified by FEMA as a Zone A Special Flood Hazard Zone), and earthquake (if the property is located in an Earthquake Zone), and damage or destruction directly or indirectly caused by war, insurrection, rebellion, revolution or civil riot and radioactive matter, or from a taking (other than by condemnation) by reason of danger to public health, public safety or the environment. None of the mortgaged properties are located in affected areas except 14 USPS Lease Loans, representing 2.74% of the aggregate Cut-off Date Balance, which are located in an Earthquake Zone.

  . With respect to 9 USPS Lease Loans (representing 2.17% of the aggregate Cut-off Date Balance) the related mortgaged properties are located in Earthquake Zones and are not covered by the Lease Enhancement Policy for a Casualty or Condemnation Termination or Abatement Rights arising from earthquake-related damage. However, the related borrower maintains or pays for earthquake insurance naming the mortgagee as an additional insured in the case of 5 such loans (representing 1.10% of the aggregate Cut-off Date Balance).

  . With respect to 4 USPS Lease Loans (representing 0.57% of the aggregate Cut-off Date Balance), the related mortgaged properties are located in Earthquake Zones and are not covered by the Lease Enhancement Policy for a Casualty or Condemnation Termination or Abatement Rights arising from earthquake-related damage, however CLF has obtained reports with respect to each such USPS Lease Loans that indicate that 4 of the related mortgaged properties are located in areas identified as Seismic Zones 1 and are accordingly designated by the Federal Emergency Management Agency ("FEMA") as unlikely to have damaging levels of ground motion, and one related mortgaged property is located in an area identified as a Seismic Zone 2 and is accordingly designated by FEMA as having a low likelihood to have damaging levels of ground motion.

Borrower Protective Actions

  USPS may have Maintenance Termination or Abatement Rights if the borrower defaults in the performance of its obligation to maintain, repair or replace the mortgaged property. In addition, in certain Double Net Leases, USPS may have Additional Termination or Abatement Rights if the borrower defaults in performing other obligations under the USPS Credit Lease. If the borrower were to default in the performance of any such obligations and USPS were to exercise its right to abate rent or terminate the USPS Credit Lease, there would likely be a disruption in the stream of monthly rental payments available to pay principal and interest to the certificateholders. The USPS Lease Program includes several elements that will encourage a borrower to perform necessary maintenance, repair and replacement and to perform its other obligations under the USPS Credit Lease. In addition, the borrower is required to advance its own funds to pay the costs of these obligations if the Borrower Reserve Fund has insufficient funds to cover such expenses when incurred or the Borrower Reserve Fund is unavailable to the borrower for such expenses.

  Additional Termination or Abatement Rights may arise from breach of Affirmative Lease Covenants under the USPS Credit Lease which require the borrower to take certain actions (such as obligations to repair and restore property) following a casualty or partial condemnation, to correct unanticipated repair obligations or to remove hazardous materials present on the mortgaged property other than by a Credit Lease tenant's actions. See "The Credit Leases--Borrower Obligations; USPS Credit Lease Tenant Rent Abatement and Lease Termination Rights" in this prospectus supplement.

  In each case, the borrower is obligated under the terms of the related USPS Lease Loan to perform its obligations under the USPS Credit Lease, and failure to perform such obligations after appropriate notice and passage of time will constitute a default under the USPS Lease Loan. Certain factors will encourage a borrower to perform its obligations under the USPS Credit Lease:

  . First, as the monthly rental payments amortize the USPS Lease Loan, the borrower's equity in the mortgaged property will increase. Such equity may also grow due to increases, if any, in the value of the mortgaged property over time. A borrower's default under the USPS Credit Lease will cause a default under the USPS Lease Loan which may lead to foreclosure and the loss of the borrower's equity.

  . Second, such a default and foreclosure may force the borrower and/or the principals of the borrower to "recapture" certain losses for federal and state income tax purposes, thereby creating tax liability.

  With respect to maintenance, repair and replacement obligations and other Affirmative Lease Covenants, compliance with such covenants is dependent principally on the cost and, to the extent the cost significantly exceeds funds available therefor from the Borrower Reserve Fund, the financial ability of the borrower to perform such obligations. To the extent the borrower fails to perform such obligations, the Master Servicer or the Special Servicer, as applicable, will be obligated under the Pooling Agreement to use its best efforts to cause such obligations of the borrower to be performed and use funds, to the extent reserved for, in the Borrower Reserve Fund.

  Except as further described in this prospectus supplement, the borrower has agreed pursuant to the loan documents not to amend the USPS Credit Lease without the consent of the Master Servicer on behalf of the Trustee.

Servicer Protective Actions

  The Master Servicer and the Special Servicer perform servicing, advancing and monitoring actions. These obligations are intended to prevent a termination of a USPS Credit Lease or an abatement of rent due to a credit lease tenant's exercise of its Maintenance Termination or Abatement Rights or its Additional Termination or Abatement Rights. In the exercise of these servicer protective actions, and subject to the related loan documents and applicable law, the Master Servicer and the Special Servicer will have access to the mortgaged property and may use funds on deposit in the Borrower Reserve Fund to accomplish those necessary repairs and maintenance items that are reserved for.

The Borrower Reserve Fund

  The Master Servicer will, pursuant to the Pooling Agreement, administer the Borrower Reserve Fund into which it will deposit, on each Due Date, any amounts required to be reserved by a borrower for the payment of expenses related to the borrower's anticipated obligations under the Credit Leases including the maintenance or repair of the mortgaged property and hazard and liability insurance expenses. A Borrower Reserve Fund exists with respect to each USPS Lease Loan secured by a USPS Credit Lease. Amounts to be reserved are established by Bedford. Such amounts are based on a property condition survey prepared by an engineer approved by Bedford. Bedford generally requires that the amounts to be reserved will be equal to at least 125% (with an average of 150% of anticipated cost on the pool of USPS Lease Loans) of the repair, maintenance and replacement costs anticipated to be incurred by the borrower to perform its repair, maintenance and replacement obligations pursuant to the related USPS Credit Lease. The Borrower Reserve Fund is funded by amounts taken from the monthly rental payments not required for debt service. All deposits and withdrawals from the Borrower Reserve Fund will be administered by the Master Servicer and made in accordance with USPS Lease Loan documents. The Borrower Reserve Fund will be beneficially owned by the related borrowers and pledged as collateral to secure the obligations of the borrower under the loan documents. Investment income earned in funds on deposit on the Borrower Reserve Fund will be added thereto.

The Loan Documents

  Each USPS Lease Loan was originated using a standardized set of loan documents executed by the borrower and Bedford. The loan documents incorporate the Credit Lease itself, the Note, the Mortgage, Loan, Pledge and Security Agreement, the Credit Lease Assignment, the power of attorney, any environmental indemnity agreement, guaranty and any other document as may be required of the borrower or the Credit Lease tenant. The loan documents include provisions designed to reduce incentives for borrowers to take any actions which might give rise to Additional Termination or Abatement Rights and which provide for a comprehensive set of rights for the benefit of the Master Servicer or the Special Servicer, as applicable, to enforce the obligations of the borrower under the loan documents through Servicer Protective Actions and to fulfill the obligations of the borrower under the related USPS Credit Lease, if necessary.

The Expense Reserve Fund

  The Expense Reserve Fund will be established and maintained as described under "The Enhanced Lease Program--The Expense Reserve Fund" in Annex C to this prospectus supplement. Amounts on deposit in the Expense Reserve Fund may be used by the Master Servicer for the USPS Lease Loans as well as the Corporate Lease Loans, to provide for additional funds when performing Servicer Protective Actions, to pay trust level expenses and as credit support. See "Description of the Certificate--Accounts" in this prospectus supplement.

PROSPECTUS

                 Commercial Mortgage Pass-Through Certificates
                             (Issuable in Series)

               Bear Stearns Commercial Mortgage Securities Inc.

                                  (Depositor)

                               ----------------

  The commercial mortgage pass-through certificates (the "Offered
Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series (each a "Series"). The Offered Certificates of any Series, together with any other mortgage pass-through certificates of such Series, are collectively referred to herein as the "Certificates".

  Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "Trust Fund") consisting primarily of a segregated pool (a "Mortgage Asset Pool") of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of the following types of real property (each, a "Mortgaged Property"): (i) residential properties consisting of multiple rental or cooperatively-owned dwelling units and mobile home parks; (ii) commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants (or cooperatively owned units therein); and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land. Multifamily properties (consisting of multiple rental or cooperatively owned dwellings), office properties and retail properties will represent security for a material concentration of the Mortgage Loans (and the mortgage loans underlying the MBS included in a particular Trust Fund) constituting the Trust Fund for any Series, based on principal balance at the time such Series is issued.

                               ----------------

  If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support described in this Prospectus, or any combination thereof (with respect to any Series, collectively, "Credit Support"), and interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements described in this Prospectus, or any combination thereof (with respect to any Series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

  The Depositor does not intend to list any of the Offered Certificates on any securities exchange and has not made any other arrangement for secondary trading of the Offered Certificates. There will have been no public market for the Certificates of any series prior to the offering thereof. No assurance can be given that such a market will develop as a result of such an offering. See "Risk Factors".

                                                 (cover continued on next page)

  SEE "RISK FACTORS" BEGINNING ON PAGE 18 OF THIS PROSPECTUS FOR CERTAIN FACTORS TO BE CONSIDERED IN PURCHASING THE OFFERED CERTIFICATES.

                               ----------------

 THESE  SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
   AND EXCHANGE COMMISSION OR ANY  STATE SECURITIES COMMISSION, NOR HAS THE
     SECURITIES  AND   EXCHANGE  COMMISSION   OR  ANY   STATE  SECURITIES
       COMMISSION  PASSED  UPON  THE   ACCURACY  OR  ADEQUACY  OF  THIS
        PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS  A CRIMINAL
          OFFENSE.

                               ----------------

  The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, which may include Bear, Stearns & Co. Inc., an affiliate of the Depositor, as more fully described under "Method of Distribution" and in the related Prospectus Supplement.

  This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

                 The date of this Prospectus is August 3, 1999

(cover continued)

  As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest; (iv) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. See "Description of the Certificates".

  Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such distributions will be made only from the assets of the related Trust Fund.

  No series of Certificates will represent an obligation of or interest in the Depositor or any of its affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates of any series nor the assets in any Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates (the "Certificateholders") pursuant to a Pooling Agreement, as more fully described herein.

  The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates".

  If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Collateral or Trust Fund, as the case may be, or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a Series of Securities will specify which Class or Classes of such Series will be considered to be regular interests in the related REMIC and which Class or Classes will be designated as the residual interest in the related REMIC. See "Certain Federal Income Tax Consequences".

                             PROSPECTUS SUPPLEMENT

  As more particularly described herein, the Prospectus Supplement relating to each series of Offered Certificates will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of such Offered Certificates, including the payment provisions with respect to each such class, the aggregate principal amount of each such class (the "Certificate Balance"), the rate at which interest accrues from time to time, if at all, with respect to each such class (the "Pass-Through Rate") or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount or a specified notional amount, if at all; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made; (iv) information as to the assets constituting the related Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the

Certificates of any series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination;
(vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (ix) information concerning the trustee (as to any series, the "Trustee") of the related Trust Fund; (x) if the related Trust Fund includes Mortgage Loans, information concerning the master servicer (as to any series, the "Master Servicer") and any special servicer (as to any series, the "Special Servicer") of such Mortgage Loans; (xi) information as to the nature and extent of subordination of any class of Certificates of such series, including a class of Offered Certificates; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.

                             AVAILABLE INFORMATION

  The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. The Commission also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the address "http://www.sec.gov."

  No person has been authorized to give any information or to make any representation not contained in this Prospectus and any related Prospectus Supplement and, if given or made, such information or representation must not be relied upon. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates, or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

  The Master Servicer or Trustee for each series will be required to mail to holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of such Offered Certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates-- Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates" and "Description of the Pooling Agreements--Evidence as to Compliance". The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive offices at 245 Park Avenue, New York, New York 10167, Attention: James G. Reichek, or by telephone at 212-272-2000. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
PROSPECTUS SUPPLEMENT.....................................................   2
AVAILABLE INFORMATION.....................................................   3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.........................   4
SUMMARY OF PROSPECTUS.....................................................  10
RISK FACTORS..............................................................  18
  Secondary Market........................................................  18
  Limited Assets..........................................................  18
  Prepayments; Average Life of Certificates; Yields.......................  19
  Limited Nature of Ratings...............................................  20
  Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage
   Loans--General.........................................................  20
    Risks Particular to Multifamily Rental Properties.....................  22
    Risks Particular to Cooperatively-Owned Apartment Buildings...........  22
    Risks Particular to Retail Properties.................................  22
  Balloon Payments; Borrower Default......................................  23
  Credit Support Limitations..............................................  23
  Leases and Rents........................................................  24
  Environmental Risks.....................................................  24
  Special Hazard Losses...................................................  25
  ERISA Considerations....................................................  25
  Certain Federal Tax Considerations Regarding Residual Certificates......  25
  Certain Federal Tax Considerations Regarding Original Issue Discount....  26
  Book-Entry Registration.................................................  26
  Delinquent Mortgage Loans...............................................  26
DESCRIPTION OF THE TRUST FUNDS............................................  26
  General.................................................................  26
  Mortgage Loans..........................................................  27
    General...............................................................  27
    Mortgage Loans Secured by Multifamily Rental Properties...............  27
    Mortgage Loans Secured by Cooperatively-Owned Apartment Buildings.....  28
    Mortgage Loans Secured by Retail Properties...........................  29
    Default and Loss Considerations with Respect to the Mortgage Loans....  29
    Payment Provisions of the Mortgage Loans..............................  31
    Mortgage Loan Information in Prospectus Supplements...................  31
  MBS.....................................................................  32
  Certificate Accounts....................................................  33
  Credit Support..........................................................  33
  Cash Flow Agreements....................................................  33
YIELD AND MATURITY CONSIDERATIONS.........................................  33
  General.................................................................  33
  Pass-Through Rate.......................................................  33
  Payment Delays..........................................................  34
  Certain Shortfalls in Collections of Interest...........................  34
  Yield and Prepayment Considerations.....................................  34
  Weighted Average Life and Maturity......................................  36
  Controlled Amortization Classes and Companion Classes...................  37
  Other Factors Affecting Yield, Weighted Average Life and Maturity.......  37
    Balloon Payments; Extensions of Maturity..............................  37
    Negative Amortization.................................................  38

                                                                           Page
                                                                           ----
    Foreclosures and Payment Plans........................................  38
    Losses and Shortfalls on the Mortgage Assets..........................  38
    Additional Certificate Amortization...................................  39
    Optional Early Termination............................................  39
THE DEPOSITOR.............................................................  39
USE OF PROCEEDS...........................................................  40
DESCRIPTION OF THE CERTIFICATES...........................................  40
  General.................................................................  40
  Distributions...........................................................  40
  Distributions of Interest on the Certificates...........................  41
  Distributions of Principal on the Certificates..........................  42
  Distributions on the Certificates in Respect of Prepayment Premiums or
   in Respect of Equity Participations....................................  42
  Allocation of Losses and Shortfalls.....................................  43
  Advances in Respect of Delinquencies....................................  43
  Reports to Certificateholders...........................................  44
  Voting Rights...........................................................  45
  Termination.............................................................  45
  Book-Entry Registration and Definitive Certificates.....................  46
DESCRIPTION OF THE POOLING AGREEMENTS.....................................  48
  General.................................................................  48
  Assignment of Mortgage Loans; Repurchases...............................  48
  Representations and Warranties; Repurchases.............................  49
  Collection and Other Servicing Procedures...............................  50
  Sub-Servicers...........................................................  50
  Special Servicers.......................................................  51
  Certificate Account.....................................................  51
    General...............................................................  51
    Deposits..............................................................  51
    Withdrawals...........................................................  52
  Modifications, Waivers and Amendments of Mortgage Loans.................  54
  Realization Upon Defaulted Mortgage Loans...............................  54
  Hazard Insurance Policies...............................................  56
  Due-on-Sale and Due-on-Encumbrance Provisions...........................  57
  Servicing Compensation and Payment of Expenses..........................  57
  Evidence as to Compliance...............................................  57
  Certain Matters Regarding the Master Servicer and the Depositor.........  58
  Events of Default.......................................................  59
  Rights Upon Event of Default............................................  59
  Amendment...............................................................  60
  List of Certificateholders..............................................  60
  The Trustee.............................................................  60
  Duties of the Trustee...................................................  61
  Certain Matters Regarding the Trustee...................................  61
  Resignation and Removal of the Trustee..................................  61
DESCRIPTION OF CREDIT SUPPORT.............................................  62
  General.................................................................  62
  Subordinate Certificates................................................  62
  Cross-Support Provisions................................................  62
  Insurance or Guarantees with Respect to Mortgage Loans..................  63
  Letter of Credit........................................................  63

                                                                            Page
                                                                            ----
  Certificate Insurance and Surety Bonds...................................  63
  Reserve Funds............................................................  63
  Credit Support with Respect to MBS.......................................  64
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS....................................  64
  General..................................................................  64
  Types of Mortgage Instruments............................................  64
  Leases and Rents.........................................................  65
  Personalty...............................................................  65
  Foreclosure..............................................................  65
    General................................................................  65
    Foreclosure procedures vary from state to state........................  65
    Judicial Foreclosure...................................................  65
    Equitable Limitations on Enforceability of Certain Provisions..........  66
    Non-Judicial Foreclosure/Power of Sale.................................  66
    Public Sale............................................................  66
    Rights of Redemption...................................................  67
    Anti-Deficiency Legislation............................................  68
  Leasehold Risks..........................................................  68
  Cooperative Shares.......................................................  69
  Bankruptcy Laws..........................................................  69
  Environmental Risks......................................................  72
  Due-on-Sale and Due-on-Encumbrance Provisions............................  73
  Subordinate Financing....................................................  74
  Default Interest and Limitations on Prepayments..........................  74
  Adjustable Rate Loans....................................................  74
  Applicability of Usury Laws..............................................  74
  Soldiers' and Sailors' Civil Relief Act of 1940..........................  75
  Type of Mortgaged Property...............................................  75
  Americans with Disabilities Act..........................................  75
  Forfeitures in Drug and RICO Proceedings.................................  76
CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................  77
  Federal Income Tax Consequences for REMIC Certificates...................  77
    General................................................................  77
    Status of REMIC Certificates...........................................  77
    Qualification as a REMIC...............................................  78
  Taxation of Regular Certificates.........................................  80
    General................................................................  80
    Original Issue Discount................................................  80
    Acquisition Premium....................................................  82
    Variable Rate Regular Certificates.....................................  83
    Deferred Interest......................................................  84
    Market Discount........................................................  84
    Premium................................................................  85
    Election to Treat All Interest Under the Constant Yield Method.........  85
    Sale or Exchange of Regular Certificates...............................  85
    Treatment of Losses....................................................  86
  Taxation of Residual Certificates........................................  87
    Taxation of REMIC Income...............................................  87
    Basis and Losses.......................................................  88
    Treatment of Certain Items of REMIC Income and Expense.................  88
    Original Issue Discount and Premium....................................  89

                                                                           Page
                                                                           ----
    Deferred Interest.....................................................  89
    Market Discount.......................................................  89
    Premium...............................................................  89
    Limitations on Offset or Exemption of REMIC Income....................  89
    Tax-Related Restrictions on Transfer of Residual Certificates.........  90
    Disqualified Organizations............................................  90
    Noneconomic Residual Interests........................................  91
    Foreign Investors.....................................................  92
    Sale or Exchange of a Residual Certificate............................  92
    Mark-to-Market Regulations............................................  93
  Taxes That May Be Imposed on the REMIC Pool.............................  93
    Prohibited Transactions...............................................  93
    Contributions to the REMIC Pool After the Startup Day.................  94
    Net Income from Foreclosure Property..................................  94
  Liquidation of the REMIC Pool...........................................  94
  Administrative Matters..................................................  94
  Limitations on Deduction of Certain Expenses............................  94
  Taxation of Certain Foreign Investors...................................  95
    Regular Certificates..................................................  95
    Residual Certificates.................................................  96
  Backup Withholding......................................................  96
  Reporting Requirements..................................................  96
  Federal Income Tax Consequences For Certificates as to Which No REMIC
   Election Is Made.......................................................  97
   Standard Certificates..................................................  97
    General...............................................................  97
    Tax Status............................................................  98
    Premium and Discount..................................................  98
    Premium...............................................................  98
    Original Issue Discount...............................................  98
    Market Discount.......................................................  99
    Recharacterization of Servicing Fees..................................  99
    Sale or Exchange of Standard Certificates.............................  99
   Stripped Certificates.................................................. 100
    General............................................................... 100
    Status of Stripped Certificates....................................... 101
    Taxation of Stripped Certificates..................................... 101
    Original Issue Discount............................................... 101
    Sale or Exchange of Stripped Certificates............................. 102
    Purchase of More Than One Class of Stripped Certificates.............. 102
    Possible Alternative Characterizations................................ 102
  Federal Income Tax Consequences for FASIT Certificates.................. 102
  Reporting Requirements and Backup Withholding........................... 103
  Taxation of Certain Foreign Investors................................... 103
STATE AND OTHER TAX CONSIDERATIONS........................................ 103
ERISA CONSIDERATIONS...................................................... 104
  General................................................................. 104
  Plan Asset Regulations.................................................. 104
  Administrative Exemptions............................................... 105
  Unrelated Business Taxable Income; Residual Certificates................ 105
LEGAL INVESTMENT.......................................................... 105
METHOD OF DISTRIBUTION.................................................... 107

                                                                            Page
                                                                            ----
LEGAL MATTERS.............................................................. 109
FINANCIAL INFORMATION...................................................... 109
RATING..................................................................... 109
INDEX OF SIGNIFICANT DEFINITIONS........................................... 110

                             SUMMARY OF PROSPECTUS

  The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates.......  Mortgage Pass-Through Certificates, issuable in series (the "Certificates").

Depositor...................  Bear Stearns Commercial Mortgage Securities Inc.,
                              a Delaware corporation. See "The Depositor".

Master Servicer.............  The master servicer (the "Master Servicer"), if any, for a series of Certificates will be named in the related Prospectus Supplement. The Master Servicer for any series of Certificates may be an affiliate of the Depositor or a Special Servicer. See "Description of the Pooling Agreements-- Collection and Other Servicing Procedures".

Special Servicer............  One or more special servicers (each, a "Special
                              Servicer"), if any, for a series of Certificates will be named, or the circumstances under which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. A Special Servicer for any series of Certificates may be an affiliate of the Depositor or the Master Servicer. See "Description of the Pooling Agreements--Special Servicers".

Trustee.....................  The trustee (the "Trustee") for each series of
                              Certificates will be named in the related
                              Prospectus Supplement. See "Description of the Pooling Agreements--The Trustee".

The Trust Assets............  Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:

A. Mortgage Assets..........  The Mortgage Assets with respect to each series of Certificates will, in general, consist of a pool of loans or participations therein, together with installment sales contracts, or any combination thereof (collectively, the "Mortgage Loans") secured by liens on, or security interests in, (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units or by shares allocable to a number of such units and proprietary leases appurtenant thereto (the "Multifamily Properties") or and mobile home parks, (ii) commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants (or cooperatively owned units therein) and (iii) mixed use properties

                              (that is, any combination of the foregoing) and unimproved land (the "Commercial Properties"). If so specified in the related Prospectus Supplement, a Trust Fund may include Mortgage Loans secured by liens on real estate projects under construction. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. If so specified in the related Prospectus Supplement, some Mortgage Loans may be delinquent or non-performing as of the date the related Trust Fund is formed.

                              As and to the extent described in the related Prospectus Supplement, a Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, (iv) may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments and (v) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan will have had a principal balance at origination of not less than $25,000 and an original term to maturity of not more than 40 years. Unless otherwise provided in the related Prospectus Supplement, no Mortgage Loan will have been originated by the Depositor; however, some or all of the Mortgage Loans in any Trust Fund may have been originated by an affiliate of the Depositor. See "Description of the Trust Funds--Mortgage Loans".

                              If and to the extent specified in the related Prospectus Supplement, the Mortgage Assets with respect to a series of Certificates may also include, or consist of, (i) private mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") (collectively, the mortgage-backed securities referred to in clauses (i) and (ii), "MBS"), provided that each MBS will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein. See "Description of the Trust Funds-- MBS".

B. Certificate Account......  Each Trust Fund will include one or more accounts
                              (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and other collections received or advanced with respect to the Mortgage Assets and other assets in such Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain obligations acceptable to each Rating Agency (as defined below) rating one or more classes of the related series of Offered Certificates. See "Description of the Trust Funds--Certificate Accounts" and "Description of the Pooling Agreements--Certificate Account".

C. Credit Support...........  If so provided in the related Prospectus
                              Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this Prospectus, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of any Credit Support, the identification of the entity providing it (if applicable) and related information will be set forth in the Prospectus Supplement for a series of Offered Certificates. See "Risk Factors-- Credit Support Limitations", "Description of the Trust Funds--Credit Support" and "Description of Credit Support".

D. Cash Flow Agreements.....  If so provided in the related Prospectus
                              Supplement, a Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets or on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will contain certain information that pertains to the obligor or counterparty under any such Cash Flow Agreement. See "Description of the Trust Funds--Cash Flow Agreements".

Description of                Each series of Certificates will be issued in one
Certificates................  or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                              As described in the related Prospectus
                              Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things: (i) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate
                              Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iii) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distribution based on collections on the Mortgage Assets in the related Trust Fund attributable to prepayment premiums, yield maintenance penalties or equity participations.

                              Each class of Certificates, other than certain classes of Stripped Interest Certificates and certain classes of Residual Certificates (as defined herein), will have a stated principal amount (a "Certificate Balance"); and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain classes of Residual Certificates, will accrue interest on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a notional amount (a "Notional Amount"), based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance and/or Notional Amount and the Pass-Through Rate (or, in the case of a variable or adjustable Pass-Through Rate, the method for determining such rate), as applicable, for each class of Offered Certificates.

                              The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets" and "Description of the Certificates".

Distributions of Interest
 on the Certificates........
                              Interest on each class of Offered Certificates (other than certain classes of Stripped Principal Certificates and certain classes of Residual Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional Amount thereof outstanding from time to time and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more classes of Certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors-- Prepayments; Average Life of Certificates; Yields", "Yield and Maturity Considerations" and "Description of the Certificates--Distributions of Interest on the Certificates".

Distributions of Principal
 of the Certificates........
                              Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of Residual Certificates) will have a Certificate Balance. The Certificate Balance of a class of Certificates outstanding from time to time will represent the maximum amount that the holders thereof are then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-Off Date"), after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in each Prospectus Supplement, distributions of principal with respect to the related series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to certain limitations, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the Certificates--Distributions of Principal of the Certificates".

Advances....................  If and to the extent provided in the related
                              Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, a Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on such Mortgage Loans. Any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for a series of Certificates, any entity making such advances maybe entitled to receive interest thereon for the period that such advances are outstanding, payable from amounts in the related Trust Fund. See "Description of the Certificates--Advances in Respect of Delinquencies". If a Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling Agreement, or of a party to the related MBS Agreement, will be described in the related Prospectus Supplement.

Termination.................  If so specified in the related Prospectus
                              Supplement, a series of Certificates may be subject to optional early termination through there purchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. See "Description of the Certificates-- Termination".

Registration of Book-Entry
 Certificates...............
                              If so provided in the related Prospectus
                              Supplement, one or more classes of the Offered Certificates of any series will be offered in book-entry format (collectively, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee of DTC. No person acquiring an interest in a class of Book-Entry Certificates (a "Certificate Owner") will be entitled to receive Certificates of such class in fully registered, definitive form ("Definitive Certificates"), except under the limited circumstances described herein. See "Risk Factors--Book-Entry Registration" and
                              "Description of the Certificates--Book-Entry
                              Registration and Definitive Certificates".

Certain Federal Income Tax
 Consequences...............
                              The federal income tax consequences to
                              Certificateholders will vary depending on whether one or more elections are made to treat the Trust Fund or specified portions thereof as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The Prospectus Supplement for each series of Certificates will specify whether one or more such elections will be made. See "Certain Federal Income Tax Consequences".

ERISA Considerations........  Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should carefully review with their legal advisors whether the purchase and holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible under either ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.

Legal Investment............  The Offered Certificates will constitute
                              "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") only if so specified in the related Prospectus Supplement. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the

                              Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

Rating......................  At their respective dates of issuance, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                 RISK FACTORS

  In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.

Secondary Market

  There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for any series of Offered Certificates may indicate that an underwriter specified therein intends to make a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans.

  The primary source of ongoing information regarding the Offered Certificates of any series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders to be delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders". There can be no assurance that any additional ongoing information regarding the Offered Certificates of any series will be available through any other source. The limited nature of such information in respect of a series of Offered Certificates may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

  Insofar as a secondary market does develop with respect to any series of Offered Certificates or class thereof, the market value of such Certificates will be affected by several factors, including the perceived liquidity thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying Mortgage Loans) and prevailing interest rates. The price payable at any given time in respect of certain classes of Offered Certificates (in particular, a class with a relatively long average life, a Companion Class or a class of Stripped Interest Certificates or Stripped Principal Certificates) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Offered Certificate in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered Certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. The Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.

  Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination".

Limited Assets

  Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series. Accordingly, if the related Trust Fund has insufficient assets to make payments on a series of Offered Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If and to the extent so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

Prepayments; Average Life of Certificates; Yields

  As a result of, among other things, prepayments on the Mortgage Loans in any Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related series of Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans in a Trust Fund may affect the average life of one or more classes of Certificates of the related series, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then, subject to, among other things, the particular terms of the Mortgage Loans (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of borrowers to get new financing, principal prepayments on such Mortgage Loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then principal prepayments on such Mortgage Loans are likely to be lower than if prevailing interest rates remain at or below the rates borne by those Mortgage Loans. There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any class of Certificates of the related series could occur significantly earlier or later than expected.

  The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any class of Certificates of the related series will depend on the terms of such Certificates. A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of early retirement of such class ("call risk") if the rate of prepayment is relatively fast; while a class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of an extended average life of such class ("extension risk") if the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

  A series of Certificates may include one or more Controlled Amortization Classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class may entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.

  A series of Certificates may include one or more classes of Offered Certificates offered at a premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recover its original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions thereon. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations" herein.

Limited Nature of Ratings

  Any rating assigned by a Rating Agency to a class of Offered Certificates will reflect only its assessment of the likelihood that holders of such Offered Certificates will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios.

  The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. See "Description of Credit Support" and "Rating".

Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans-- General

  General. A description of risks associated with investments in mortgage loans is included herein under "Certain Legal Aspects of Mortgage Loans". Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. See "Description of the Trust Funds--Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; and other factors beyond the control of the Master Servicer. In the case of Mortgage Loans that represent participation interests in a mortgage loan, the Trustee's or the Master Servicer's enforcement rights may be limited in the event of default by the related borrower.

  In addition, additional risk may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a Mortgage Loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a Mortgage Loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

  Other multifamily and commercial properties located in the areas of the Mortgaged Properties and of the same types as the Mortgaged Properties compete with the Mortgaged Properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a Mortgage Loan competes with all lessors and developers of comparable types of real estate in the area in which the Mortgaged Property is located. Such lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a Mortgaged Property may renovate, refurbish or expand the Mortgaged Property to maintain it and remain competitive, such renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the Mortgaged Properties. In addition, the business conducted at each Mortgaged Property may face competition from other industries and industry segments.

  It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans-- Foreclosure".

  Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

  Risks Particular to Multifamily Rental Properties. Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged for rental units, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels without a corresponding decrease in expenses. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, multifamily rental properties may be subject to rent control laws which could impact the future cash flows of such properties.

  Certain multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Code ("Section 42 Properties"). However, rent limitations associated therewith may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, the income restrictions on tenants imposed by Section 42 of the Code may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between the Section 42 Properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a Section 42 Property, which may have fewer amenities or otherwise be less attractive as a residence. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.

  Risks Particular to Cooperatively-Owned Apartment Buildings. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the subject apartment building representing such tenant-shareholder's pro rata share of the corporation's payments in respect of the Mortgage Loan secured by, and all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, such property, less any other income that the cooperative corporation may realize. Adverse economic conditions, either local regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because such adverse economic conditions have impaired the individual financial conditions of such tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively-owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by such building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. See "--Risks Particular to Multifamily Rental Properties" above. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on such building will be subject to a risk associated with such sponsor's creditworthiness.

  Risks Particular to Retail Properties. In addition to risks generally associated with real estate, Mortgage Loans secured by retail properties are also affected significantly by adverse changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls), alternative forms of retailing (such as direct mail, video shopping networks and selling through the Internet, which reduce the need for retail space by retail companies), the quality and management philosophy of management, the attractiveness of the properties and the surrounding neighborhood to tenants and their customers, the public perception of the safety of customers (at shopping malls and shopping centers, for example) and the need to make major repairs or improvements to satisfy the needs of major tenants.

  Retail properties may be adversely affected if an anchor or other significant tenant ceases operations at such locations (which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at such property.

Balloon Payments; Borrower Default

  Certain of the Mortgage Loans included in a Trust Fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Depositor nor any of its affiliates will be required to refinance any Mortgage Loan.

  If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or a Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. While the Master Servicer or a Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

Credit Support Limitations

  The Prospectus Supplement for a series of Certificates will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

  A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the later paid classes of Certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Certificates having a later right of payment. Moreover, if an instrument of Credit Support covers more than one series of

Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series.

  The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and certain other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings", "Description of the Certificates" and "Description of Credit Support".

Leases and Rents

  Each Mortgage Loan included in any Trust Fund secured by Mortgaged Property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".

Environmental Risks

  Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath such property. Such liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner or operator's liability therefor as to any property is generally not limited under such laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, such owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where such person's hazardous substances were disposed.

  Although the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), provides an exemption from the definition of "owner" for lenders whose primary indicia of ownership in a particular property is the holding of a security interest, lenders may forfeit, as a result of their actions with respect to particular borrowers, their secured creditor exemption and be deemed an owner or operator of property such that they are liable for remediation costs. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" herein. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, then the related Pooling Agreement will contain provisions generally to the effect that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or assume control of its operation unless the Master Servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans". See "Certain Legal Aspects of Mortgage Loans--Environmental Risks". There can be no assurance that any such requirements of a Pooling Agreement will effectively insulate the related Trust Fund from potential liability for a materially adverse environmental condition at a Mortgaged Property.

Special Hazard Losses

  Unless otherwise specified in a Prospectus Supplement, the Master Servicer for the related Trust Fund will be required to cause the borrower on each Mortgage Loan in such Trust Fund to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, the Master Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Support, such losses may be borne, at least in part, by the holders of one or more classes of Offered Certificates of the related series. See "Description of the Pooling Agreements--Hazard Insurance Policies".

ERISA Considerations

  Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. In addition, certain other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section 4975 of the Code. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA or Section 4975 of the Code are urged to consult their own counsel regarding the consequences under ERISA or the Code of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations".

Certain Federal Tax Considerations Regarding Residual Certificates

  Holders of Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Certain Federal Income Tax Consequences-- Federal Income Tax Consequences for REMIC Certificates". Accordingly, under certain circumstances, holders of Offered Certificates that constitute Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which (i) generally, will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Certificates, the taxable income arising in a given year on a Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

Certain Federal Tax Considerations Regarding Original Issue Discount

  Accrual Certificates will be, and certain of the other Classes of Certificates of a series may be, issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to such income. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates".

Book-Entry Registration

  If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates. Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any class of Book-Entry Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ("Participants"). In addition, the access of Certificate Owners to information regarding the Book-Entry Certificates in which they hold interests may be limited. Conveyance of notices and other communications by DTC to its Participants, and directly and indirectly through such Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may suffer delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Book-Entry Certificates may be limited due to the lack of a physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

Delinquent Mortgage Loans

  If so provided in the related Prospectus Supplement, the Trust Fund for a particular Series of Certificates may include Mortgage Loans that are past-due (i.e. beyond any applicable grace period); provided, however, that such delinquent Mortgage Loans may only constitute up to, but not including, 20% (by principal balance) of the Trust Fund. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans may be performed by a Special Servicer. When a Mortgage Loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related Mortgaged Property. In such cases, the related borrower may not have an incentive to continue to perform under the subject Mortgage Loan. In addition, when the debt service coverage ratio of a Mortgage Loan is below 1.0x, the revenue derived from the use and operation of the related Mortgaged Property is insufficient to cover the operating expenses of such Mortgaged Property and to pay debt service on such Mortgage Loan and all mortgage loans senior thereto. In such cases, the related borrower will be required to pay a portion of such items from sources other than cash flow from the related Mortgaged Property. If the related borrower ceases to use such alternative cash sources at a time when operating revenue from the related Mortgaged Property is still insufficient to cover such items, deferred maintenance at the related Mortgaged Property and/or a default under the subject Mortgage Loan may occur. Credit Support provided with respect to a particular Series of Certificates may not cover all losses related to delinquent Mortgage Loans and, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Assets in such Trust Fund and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans--General".

                        DESCRIPTION OF THE TRUST FUNDS

General

  The primary assets of each Trust Fund will consist of (i) various types of multifamily or commercial mortgage loans or participations therein (the "Mortgage Loans"), (ii) pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS

(collectively, "Mortgage Assets"). Each Trust Fund will be established by Bear Stearns Commercial Mortgage Securities Inc. (the "Depositor"). Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

Mortgage Loans

  General. The Mortgage Loans will be evidenced by promissory notes or other evidences of indebtedness (the "Mortgage Notes") secured by liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") and mobile home parks,
(ii) commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants (or cooperatively owned units therein) and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land (the "Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Such liens may be created by mortgages, deeds of trust and similar security instruments (the "Mortgages"). Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor; however, the Originator may be or may have been an affiliate of the Depositor.

  If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the Mortgage Loans included in the Trust Fund for a particular Series of Certificates may be delinquent or non-performing as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

  Mortgage Loans Secured by Multifamily Rental Properties. Significant factors determining the value and successful operation of a multifamily rental property are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and site-built single family homes), the physical attributes of the multifamily building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

  Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

  In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

  Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

  Mortgage Loans Secured by Cooperatively-Owned Apartment Buildings. A cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing such tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, and all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by such cooperative corporation, less any other income that the cooperative corporation may realize. Such payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

  A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by such corporation, as well as all other operating expenses of such property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by such cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither the Depositor nor any other person will have any obligation to provide refinancing for any of the Mortgage Loans.

  In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor, and the current tenants have a certain period to subscribe at prices discounted from the prices to be offered to the public after such period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

  Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to such apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to such subtenancy, and the subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

  Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited to, the ability to lease space in such properties, the ability of tenants to meet their lease obligations, the possibility of a significant tenant becoming bankrupt or insolvent, as well as fundamental aspects of real estate such as location and market demographics.

  The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause such tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related Mortgage Loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

  Whether a shopping center is "anchored" or "unanchored" is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its leases, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant (notwithstanding any continued payment of rent) can have a material negative effect on the economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

  Unlike certain other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the retail properties.

  Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

  Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or the economy of the area in which the Mortgaged Property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose greater risks than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

  Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

  Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the Originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

  Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described herein. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

  While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Risks Associated with Certain Mortgage Loans and Mortgaged Properties" and "--Balloon Payments; Borrower Default".

  Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have had individual principal balances at origination of not less than $25,000, (ii) have had original terms to maturity of not more than 40 years and (iii) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and (iv) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement. If holders of any class or classes of Offered Certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of such Offered Certificates, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.

  Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which will generally be current as of a date specified in the related Prospectus Supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the earliest and latest origination date and maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the original Loan-to-Value Ratios of the Mortgage Loans, or the range thereof, and the weighted average original Loan-to-Value Ratio of the Mortgage Loans,
(vi) the Mortgage Rates borne by the Mortgage Loans, or range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and
(x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to tabulate the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

MBS

  MBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

  Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

  The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

  Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

  The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "-- Mortgage Loans--Mortgage Loan Information in Prospectus Supplements", and (x) the characteristics of any cash flow agreements that relate to the MBS.

Certificate Accounts

  Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain obligations acceptable to each Rating Agency rating one or more classes of the related series of Offered Certificates.

Credit Support

  If so provided in the Prospectus Supplement for a series of Certificates, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of such series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of credit support arrangements, such as letters of credit, insurance policies, guarantees, surety bonds or reserve funds, among others, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of Credit Support, the identification of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".

Cash Flow Agreements

  If so provided in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor or counterparty, will be described in the Prospectus Supplement for a series of Certificates.

                       YIELD AND MATURITY CONSIDERATIONS

General

  The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Prepayments; Average Life of Certificates; Yields". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the Offered Certificates of the related series.

Pass-Through Rate

  The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of Offered Certificates of such series or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

  With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on or near the date they were due.

Certain Shortfalls in Collections of Interest

  When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between Distribution Dates, and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer or other specified person, be distributed to the holders of the Certificates of such series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for each series of Certificates will describe the manner in which any such Prepayment Interest Shortfalls will be allocated among the classes of such Certificates. If so specified in the Prospectus Supplement for a series of Certificates, the Master Servicer for such series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such Prepayment Interest Shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See "Description of the Pooling Agreements-- Servicing Compensation and Payment of Expenses".

Yield and Prepayment Considerations

  A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate.

  The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

  A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

  In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

  Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

  The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced.

  The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

  Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor will make no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

Weighted Average Life and Maturity

  The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

  The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund) is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

  Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

  The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

Controlled Amortization Classes and Companion Classes

  A series of Certificates may include one or more Controlled Amortization Classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as and to the extent described in the related Prospectus Supplement, to receive principal payments from the Mortgage Loans in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, each Controlled Amortization Class will either be a Planned Amortization Class (a "PAC") or a Targeted Amortization Class (a "TAC"). In general, a PAC has a "prepayment collar" (that is, a range of prepayment rates that can be sustained without disruption) that determines the principal cash flow of such Certificates. Such a prepayment collar is not static, and may expand or contract after the issuance of the PAC depending on the actual prepayment experience for the underlying Mortgage Loans. Distributions of principal on a PAC would be made in accordance with the specified schedule so long as prepayments on the underlying Mortgage Loans remain at a relatively constant rate within the prepayment collar and, as described below, Companion Classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying Mortgage Loans. If the rate of prepayment on the underlying Mortgage Loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a PAC. A TAC is structured so that principal distributions generally will be payable thereon in accordance with its specified principal payments schedule so long as the rate of prepayments on the related Mortgage Assets remains relatively constant at the particular rate used in establishing such schedule. A TAC will generally afford the holders thereof some protection against early retirement or some protection against an extended average life, but not both.

  Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more particularly described in the related Prospectus Supplement, a Companion Class will entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and will entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. A class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of early retirement of such class ("call risk") if the rate of prepayment is relatively fast; while a class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of an extended average life of such class ("extension risk") if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

  Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master

Servicer or a Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

  Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur. A Mortgage Loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues thereon would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. In addition, negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

  Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, provides that its scheduled payment will adjust less frequently than its Mortgage Rate or provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Conversely, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

  The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the amortization of the notional amount thereof). See "--Yield and Prepayment Considerations" above.

  Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

  Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

  The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by a reduction in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or by establishing a priority of payments among such classes of Certificates.

  The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

  Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

  The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources would have any material effect on the rate at which such Certificates are amortized.

  Optional Early Termination. If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. In the absence of other factors, any such early retirement of a class of Offered Certificates would shorten the weighted average life thereof and, if such Certificates were purchased at premium, reduce the yield thereon.

                                 THE DEPOSITOR

  Bear Stearns Commercial Mortgage Securities Inc., the Depositor, is a Delaware corporation organized on April 20, 1987. It has remained inactive until the filing of the Registration Statement of which this Prospectus is a part. The primary business of the Depositor is to acquire Mortgage Assets and sell interests therein or bonds secured thereby. It is an affiliate of Bear, Stearns & Co. Inc. The Depositor maintains its principal office at 245 Park Avenue, New York, New York 10167. Its telephone number is (212) 272-2000. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                USE OF PROCEEDS

  The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES

General

  Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things: (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates");
(iv) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (v) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or
(viii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

  Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Limited Liquidity" and "--Book-Entry Registration".

Distributions

  Distributions on the Certificates of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

  Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution.

Distributions of Interest on the Certificates

  Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

  Distributions of interest in respect of any class of Certificates (other than certain classes of Certificates that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual Certificates"), and other than any class of Stripped Principal Certificates or Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of Residual Certificates), the "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally equal to the time period between Distribution Dates) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount (a "Notional Amount") that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations-- Certain Shortfalls in Collections of Interest", exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, all or a portion of the Master Servicer's servicing compensation) that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Prepayments; Average Life of Certificates; Yields" and "Yield and Maturity Considerations".

Distributions of Principal on the Certificates

  Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of Residual Certificates) will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, will be further reduced by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

  If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement.

Allocation of Losses and Shortfalls

  The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by a reduction in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or by establishing a priority of payments among such classes of Certificates.

Advances in Respect of Delinquencies

  If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, a Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

  Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any instrument of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by the Master Servicer, a Special Servicer or the Trustee if, in the good faith judgment of the Master Servicer, a Special Servicer or the Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by the Master Servicer, a Special Servicer or the Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

  If advances have been made by the Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of the Master Servicer, Special Servicer, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

  If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

  The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

Reports to Certificateholders

  On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, the Master Servicer or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

    (i) the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

    (ii) the amount of such distribution to holders of such class of Offered Certificates that is allocable to Accrued Certificate Interest;

    (iii) the amount, if any, of such distribution to holders of such class of Offered Certificates that is allocable to (A) Prepayment Premiums and
  (B) payments on account of Equity Participations;

    (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

    (v) if the related Trust Fund includes Mortgage Loans, the aggregate amount of advances included in such distribution;

    (vi) if the related Trust Fund includes Mortgage Loans, the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and such other customary information as the reporting party deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

    (vii) information regarding the aggregate principal balance of the related Mortgage Assets on or about such Distribution Date;

    (viii) if the related Trust Fund includes Mortgage Loans, information regarding the number and aggregate principal balance of such Mortgage Loans that are delinquent in varying degrees (including specific identification of Mortgage Loans that are more than 60 days delinquent or in foreclosure);

    (ix) if the related Trust Fund includes Mortgage Loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such Mortgage Loans during the related Prepayment Period (that is, the specified period, generally equal in length to the time period between Distribution Dates, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution
  Date);

    (x) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

    (xi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

    (xii) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

    (xiii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

    (xiv) to the extent not otherwise reflected through the information furnished pursuant to subclauses (x) and (xiii) above, the amount of Credit Support being afforded by any classes of Subordinate Certificates.

  In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or per a specified portion of such minimum denomination. The Prospectus Supplement for each series of Certificates may describe additional information to be included in reports to the holders of the Offered Certificates of such series.

  Within a reasonable period of time after the end of each calendar year, the Master Servicer or Trustee for a series of Certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

  If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

Voting Rights

  The voting rights evidenced by each series of Certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

  Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment". The holders of specified amounts of Certificates of a particular series will have the right to act as a group to remove the related Trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related Master Servicer. See "Description of the Pooling Agreements-- Events of Default", "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee".

Termination

  The obligations created by the Pooling Agreement for each series of Certificates will terminate following (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the payment to the Certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

  If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein.

Book-Entry Registration and Definitive Certificates

  If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of the Offered Certificates of such series will be offered in book-entry format through the facilities of The Depository Trust Company ("DTC"), and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

  To facilitate subsequent transfer, all Offered Certificates deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Offered Certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Master Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

  Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling Agreement) will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

  Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

  Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling Agreement.

                     DESCRIPTION OF THE POOLING AGREEMENTS

General

  The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, the Trustee, the Master Servicer and, in some cases, a Special Servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a Trust Fund that consists solely of MBS may not include the Master Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer or Special Servicer. Any party to a Pooling Agreement may own Certificates issued thereunder; however, except with respect to required consents to certain amendments to a Pooling Agreement, Certificates issued thereunder that are held by the Master Servicer or a Special Servicer for the related series will not be allocated Voting Rights.

  A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Bear Stearns Commercial Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167, Attention: James G. Reichek.

Assignment of Mortgage Loans; Repurchases

  At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

  With respect to each Mortgage Loan to be included in a Trust Fund, the Depositor will deliver (or cause to be delivered) to the related Trustee (or to a custodian appointed by the Trustee) certain loan documents which, unless otherwise specified in the related Prospectus Supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form.

Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the related Pooling Agreement will require that the Depositor or another party thereto promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records.

  The Trustee (or a custodian appointed by the Trustee) for a series of Certificates will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the Certificateholders of the related series, the Trustee (or such custodian) will be required to notify the Master Servicer and the Depositor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the related Mortgage Loan from the Trustee at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the Master Servicer will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related Trustee (or to a custodian appointed by the Trustee) because such document has been submitted for recording, and neither such document nor a certified copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related Prospectus Supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected Mortgage Loan on the basis of such missing document so long as it continues in good faith to attempt to obtain such document or such certified copy.

Representations and Warranties; Repurchases

  Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement;
(ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the Master Servicer, a Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

  Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus

Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the Master Servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

  In some cases, representations and warranties will have been made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made will be specified in the related Prospectus Supplement.

Collection and Other Servicing Procedures

  The Master Servicer for any Trust Fund, directly or through Sub-Servicers, will be required to make reasonable efforts to collect all scheduled payments under the Mortgage Loans in such Trust Fund, and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans in such Trust Fund and held for its own account, provided such procedures are consistent with (i) the terms of the related Pooling Agreement and any related instrument of Credit Support included in such Trust Fund, (ii) applicable law and (iii) the servicing standard specified in the related Pooling Agreement and Prospectus Supplement (the "Servicing Standard").

  The Master Servicer for any Trust Fund, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

Sub-Servicers

  The Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer will remain obligated under the related Pooling Agreement. A Sub-Servicer for any series of Certificates may be an affiliate of the Depositor or Master Servicer. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between the Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the Master Servicer is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement. The Master Servicer will be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

  Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer that retained it for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".

Special Servicers

  To the extent so specified in the related Prospectus Supplement, one or more special servicers (each, a "Special Servicer") may be a party to the related Pooling Agreement or may be appointed by the Master Servicer or another specified party. A Special Servicer for any series of Certificates may be an affiliate of the Depositor or the Master Servicer. A Special Servicer may be entitled to any of the rights, and subject to any of the obligations, described herein in respect of the Master Servicer including the ability to appoint subservicers to the extent specified in the related Prospectus Supplement. The related Prospectus Supplement will describe the rights, obligations and compensation of any Special Servicer for a particular Series of Certificates. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in the related Prospectus Supplement.

Certificate Account

  General. The Master Servicer, the Trustee and/or a Special Servicer will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of such Mortgage Loans (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Trustee or Special Servicer (if any) as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special Servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer (if any) or serviced by either on behalf of others.

  Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the Master Servicer, Trustee or Special Servicer will be required to deposit or cause to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

    (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

    (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or any Special Servicer as its servicing compensation or as compensation to the Trustee;

    (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

    (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

    (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

    (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

    (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also "Liquidation Proceeds");

    (viii) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "--Servicing Compensation and Payment of Expenses";

    (ix) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

    (x) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

    (xi) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

    (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

  Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:

    (i) to make distributions to the Certificateholders on each Distribution
  Date;

    (ii) to pay the Master Servicer, the Trustee or a Special Servicer any servicing fees not previously retained thereby, such payment to be made out of payments on the particular Mortgage Loans as to which such fees were earned;

    (iii) to reimburse the Master Servicer, a Special Servicer, the Trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies", such reimbursement to be made out of amounts received that were identified and applied by the Master Servicer or a Special Servicer, as applicable, as late collections of interest on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any instrument of Credit Support with respect to such Mortgage Loans;

    (iv) to reimburse the Master Servicer, the Trustee or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any instrument of Credit Support with respect to such Mortgage Loans and properties;

    (v) to reimburse the Master Servicer, a Special Servicer, the Trustee or other specified person for any advances described in clause (iii) above made by it and/or any servicing expenses referred to in clause (iv) above incurred by it that, in the good faith judgment of the Master Servicer, Special Servicer, Trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (iii) and (iv), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

    (vi) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer, the Trustee or any other specified person interest accrued on the advances described in clause (iii) above made by it and the servicing expenses described in clause (iv) above incurred by it while such remain outstanding and unreimbursed;

    (vii) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

    (viii) to reimburse the Master Servicer, the Special Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor";

    (ix) if and to the extent described in the related Prospectus Supplement, to pay the fees of Trustee;

    (x) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee";

    (xi) if and to the extent described in the related Prospectus Supplement, to pay the fees of any provider of Credit Support;

    (xii) if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any instrument of Credit Support;

    (xiii) to pay the Master Servicer, a Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

    (xiv) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

    (xv) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences-- Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool";

    (xvi) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

    (xvii) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders;

    (xviii) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement; and

    (xix) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

Modifications, Waivers and Amendments of Mortgage Loans

  The Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related Prospectus Supplement, the modification, waiver or amendment (i) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, (ii) will not, in the judgment of the Master Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon and (iii) will not adversely affect the coverage under any applicable instrument of Credit Support. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer also may agree to any other modification, waiver or amendment if, in its judgment, (i) a material default on the Mortgage Loan has occurred or a payment default is imminent, (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan, taking into account the time value of money, than would liquidation and
(iii) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

Realization Upon Defaulted Mortgage Loans

  A borrower's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the Special Servicer for a series of Certificates will be required to monitor any Mortgage Loan in the related Trust Fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives.

  The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time, and such Mortgage Loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans".

  A Pooling Agreement may grant to the Master Servicer, a Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus

Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with the applicable Servicing Standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will require that the Special Servicer accept the highest cash bid received from any person (including itself, the Depositor or any affiliate of either of them or any Certificateholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.

  If a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

    (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions; and

    (ii) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks".

  Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which one or more REMIC elections have been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property in a manner consistent with the Servicing Standard.

  If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer in connection with such Mortgage Loan, the Trust Fund will realize a loss in the amount of such shortfall. The Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

  If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Special Servicer will not be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance and Condemnation Proceeds or Liquidation Proceeds.

Hazard Insurance Policies

  Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will require the Master Servicer to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all sums that would have been deposited therein but for such deductible clause.

  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

  The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(i) the replacement cost of the improvements less physical depreciation and
(ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

  Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".

Servicing Compensation and Payment of Expenses

  Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund and any Special Servicer's compensation with respect to a Series of Certificates will come from payments or other collections on or with respect to Specially Serviced Mortgage Loans and REO Properties. Because that compensation is generally based on a percentage of the principal balance of each such Mortgage Loan outstanding from time to time, it will decrease in accordance with the amortization of the Mortgage Loans. The Prospectus Supplement with respect to a series of Certificates may provide that, as additional compensation, the Master Servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the Certificate Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

  In addition to amounts payable to any Sub-Servicer, the Master Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, and the fees of any Special Servicer, may be required to be borne by the Trust Fund.

  If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest".

Evidence as to Compliance

  Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will require, on or before a specified date in each year, the Master Servicer to cause a firm of independent public accountants to furnish to the Trustee a statement to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include such Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

  Each Pooling Agreement will also require, on or before a specified date in each year, the Master Servicer to furnish to the Trustee a statement signed by one or more officers of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under such Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

  The entity serving as Master Servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, the related Pooling Agreement will permit the Master Servicer to resign from its obligations thereunder only upon (a) the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not have an adverse effect on the rating assigned by such Rating Agency to any class of Certificates of such series or (b) a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling Agreement. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer for each Trust Fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

  Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that none of the Master Servicer, any Special Servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Depositor or any such person will be protected against any breach of a representation, warranty or covenant made in such Pooling Agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to such Pooling Agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Pooling Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties; or (iv) incurred in connection with any violation of any state or federal securities law. In addition, each Pooling Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

  Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Pooling Agreement.

Events of Default

  Unless otherwise provided in the Prospectus Supplement for a series of Certificates, "Events of Default" under the related Pooling Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to the Certificateholders of such series, or to remit to the Trustee for distribution to such Certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the Master Servicer and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement.

Rights Upon Event of Default

  If an Event of Default occurs with respect to the Master Servicer under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the Master Servicer as master servicer under the Pooling Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Pooling Agreement (except that if the Master Servicer is required to make advances thereunder regarding delinquent Mortgage Loans, but the Trustee is prohibited by law from obligating itself to do so, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each applicable Rating Agency to act as successor to the Master Servicer under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

  No Certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless Certificateholders of the same series entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series shall have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and shall have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other period specified in the related Prospectus Supplement) shall have neglected or refused to institute any such proceeding. The Trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates of the related series, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

  Each Pooling Agreement may be amended by the respective parties thereto, without the consent of any of the holders of the related series of Certificates, (i) to cure any ambiguity, (ii) to correct a defective provision therein or to correct, modify or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code, or (v) for any other purpose; provided that such amendment (other than an amendment for the specific purpose referred to in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the Trustee) adversely affect in any material respect the interests of any such holder; and provided further that such amendment (other than an amendment for one of the specific purposes referred to in clauses (i) through (iv) above) must be acceptable to each applicable Rating Agency. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement may also be amended by the respective parties thereto, with the consent of the holders of the related series of Certificates entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series allocated to the affected classes, for any purpose; provided that, unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates, in a manner other than as described in clause (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all Certificates of the related series. However, unless otherwise specified in the related Prospectus Supplement, the Trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the Trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund (or designated portion thereof) to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

List of Certificateholders

  Unless otherwise specified in the related Prospectus Supplement, upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders of that series held by such person. If such list is of a date more than 90 days prior to the date of receipt of such Certificateholders' request, then such person, if not the registrar for such series of Certificates, will be required to request from such registrar a current list and to afford such requesting Certificateholders access thereto promptly upon receipt.

The Trustee

  The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer or Special Servicer and its affiliates. If and to the extent specified under the related Pooling Agreement, certain functions of the Trustee may be performed by a fiscal agent under certain circumstances.

Duties of the Trustee

  The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the Certificates or any underlying Mortgage Loan or related document and will not be accountable for the use or application by or on behalf of the Master Servicer for such series of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the underlying Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account for such series by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

Certain Matters Regarding the Trustee

  As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

  Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

  Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

  A Trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Depositor (or such other person as may be specified in the related Prospectus Supplement) will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor trustee.

  If at any time a Trustee ceases to be eligible to continue as such under the related Pooling Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the Trustee, the Depositor will be authorized to remove the Trustee and appoint a successor trustee. In addition, holders of the Certificates of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time (with or without cause) remove the Trustee under the related Pooling Agreement and appoint a successor trustee.

  Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT

General

  Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of Certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any instrument of Credit Support may provide credit enhancement for more than one series of Certificates to the extent described therein.

  Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if an instrument of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series before the former receive their intended share of such coverage.

  If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations".

Subordinate Certificates

  If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

Cross-Support Provisions

  If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees with Respect to Mortgage Loans

  If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

Letter of Credit

  If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

Certificate Insurance and Surety Bonds

  If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

Reserve Funds

  If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related Mortgage Assets.

  Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

  If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

Credit Support with respect to MBS

  If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such instrument of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

  The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

General

  Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

  There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended) and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

  Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

  In most states, hotel and motel room revenues are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default. See "--Bankruptcy Laws".

Personalty

  In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

Foreclosure

  General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

  Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

  A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

  Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

  Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

  Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

  Public Sale. A third party may be unwilling to purchase a Mortgaged Property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code, as amended from time to time (11 U.S.C.) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks". Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

  The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

  The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

  Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

  The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

  Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Risks

  Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. The ground leases that secure the Mortgage Loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

  In addition to the foregoing protections, a leasehold mortgagee may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, although the enforceability of such a provision has not been established. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.

Cooperative Shares

  Mortgage Loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

  Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency. See "--Anti-Deficiency Legislation".

Bankruptcy Laws

  Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

  Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the lender's lien may be transferred to other collateral and/or the outstanding amount of the secured loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

  The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization. Under Section 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of such sale.

  The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" and such term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

  Lessee bankruptcies at the Mortgaged Properties could have an adverse impact on the borrowers' ability to meet their obligations. For example, Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or certain other similar events. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of such remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

  Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering such case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to such executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for such damages from the termination of a lease of real property will be limited to the sum of (i) the rent reserved by such lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the filing of the petition and the date on which such lender repossessed, or the lessee surrendered, the leased property, and (ii) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

  Under Section 365(f) of the Bankruptcy Code, if a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign such executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions such assignment, provided that the trustee or debtor-in-possession provides "adequate assurance of future performance" by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes adequate assurance of the source of rent and other consideration due under such lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease, that any percentage rent due under such lease will not decline substantially, that the assumption and assignment of the lease is subject to all the provisions thereof, including (but not limited to) provisions such as a radius location, use or exclusivity provision, and will not breach any such provision contained in any other lease, financing agreement, or master agreement relating to such shopping center, and that the assumption or assignment of such lease will not disrupt the tenant mix or balance in such shopping center. Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee.

  Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date.

  In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the related Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a "fraudulent conveyance," regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent and within one year (or within any longer state statutes of limitations periods if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of the bankruptcy.

  A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

  Pursuant to the federal doctrine of "substantive consolidation" or to the (predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a Mortgage Loan is originated or transferred to the related Trust Fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

  For each mortgagor that is described as a "special purpose entity", "single purpose entity" or "bankruptcy-remote entity" in the Prospectus Supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the Depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

Environmental Risks

  A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the Mortgage Loans. Such environmental risks may give rise to (i) a diminution in value of property securing a Mortgage Loan or the inability to foreclose against such property or (ii) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related Mortgage Loan. Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien"), including those of existing mortgages; in these states, the lien of the mortgage for any Mortgage Loan may lose its priority to such a superlien.

  Under the federal Comprehensive Response Compensation and Liability Act ("CERCLA"), a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties ("PRPs"), including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

  Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. A 1990 decision of the United States Court of Appeals for the Eleventh Circuit, United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir. 1990), narrowly construed the security interest exemption under CERCLA to hold lenders liable if they had the capacity to influence their borrower's management of hazardous waste. In response to the Fleet Factors case, the Environmental Protection Agency ("EPA") promulgated a rule in 1992 intended to reduce interpretive uncertainties that surrounded the scope of the secured lender exemption to liability under CERCLA. The rule, which the EPA stated would be entitled to deference in CERCLA cost recovery actions brought against lenders by private parties, clarified the scope of the secured creditor exemption and identified specific types of actions that, if taken by a lender, would preclude application of the exemption. In the decision of Kelley v. EPA, 15 F.3d 1100 (D.C. Cir. 1994), the Court of Appeals for the District of Columbia vacated the EPA's lender liability rule. On September 30, 1996, President Clinton signed into law the "Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996" (the "Asset Conservation Act"), which substantially protects lenders and fiduciaries from liability for the environmental obligations of borrowers and beneficiaries. The Asset Conservation Act includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

  Environment clean-up costs may be substantial. It is possible that such costs could become a liability of the related Trust Fund and occasion a loss to Certificateholders if such remedial costs were incurred.

  In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a Mortgage Loan could be subject to such transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

  The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of a Trust Fund and occasion a loss to Certificateholders of the related series.

  To reduce the likelihood of such a loss, and unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will provide that the Master Servicer, acting on behalf of the related Trust Fund, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans". There can be no assurance that any environmental site assessment obtained by the Master Servicer will detect all possible environmental contamination or conditions or that the other requirements of the related Pooling Agreement, even if fully observed by the Master Servicer, will in fact insulate the related Trust Fund from liability with respect to environmental matters.

  Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

  If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail some expense.

  In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

  Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations, as set forth in the Garn Act and the regulations promulgated thereunder), the Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

  Certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

  Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Adjustable Rate Loans

  The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In such event, the related Trust Fund will not be deemed to be a "holder in due course" within the meaning of the UCC and may take such a mortgage note subject to certain restrictions on the ability to foreclose and to certain contractual defenses available to a mortgagor.

Applicability of Usury Laws

  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

  No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted under the laws of such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

Soldiers' and Sailors' Civil Relief Act of 1940

  Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any instrument of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter. Thus, in the event such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

Type of Mortgaged Property

  The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulation of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Americans with Disabilities Act

  Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeitures in Drug and RICO Proceedings

  Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

  A lender may avoid forfeiture of its interest in the property if it established that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

  In addition, there may be other state or municipal laws providing for forfeiture of mortgaged properties.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates.

  For purposes of this discussion, (i) references to the Mortgage Loans include references to the mortgage loans underlying MBS included in the Mortgage Assets and (ii) where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Loans underlying a series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Fund which does not include the Retained Interest. References to a "holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a Certificate.

Federal Income Tax Consequences for REMIC Certificates

  General. With respect to a particular Series of Certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool". For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more Classes of "Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, O'Melveny & Myers LLP, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Pooling Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more REMIC elections will be made with respect to the related Trust Fund, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable Prospectus Supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as either a financial asset securitization investment trust (a "FASIT") or a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for FASIT Certificates" and "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made".

  Status of REMIC Certificates. REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans... secured by an interest in real property which is... residential real property'' (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute ""real estate assets'' within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered ""interest on obligations secured by mortgages on real property or on interests in real property'' within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the

REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC
Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Mortgage Loans, it is possible that the percentage of such assets constituting
"loans... secured by an interest in real property which is.... residential real property'' for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related Buy-Down Funds. REMIC Certificates held by a regulated investment company will not constitute ""Government Securities'' within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held certain financial institutions will constitute an ""evidence of indebtedness'' within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the ""SBJPA of 1996'') repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of ""qualifying real property loans'' in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must ""recapture'' a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in ""residential loans'' under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

  Qualification as a REMIC. In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See "Taxation of Residual Certificates-- Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations".

  A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for Regular Certificates or Residual Certificates or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property securing the mortgage (including buildings and structural components thereof) is at least 80% of the principal balance of the related Mortgage Loan or mortgage loan underlying the Mortgage Certificate either at origination of the relevant loan or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property securing the mortgage) or (ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,
(iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period. A qualified mortgage also includes any regular interest in a FASIT transferred to the REMIC Pool on the Startup Day in exchange for Regular Certificates or Residual Certificates, or purchased by the REMIC Pool within three months after the Startup Day pursuant to a fixed price contract in effect on the Startup Day, provided that at least 95% of the value of the FASIT assets is at all times attributable to obligations principally secured by interests in real property and which are transferred to, or purchased by, a REMIC as provided in this sentence.

  Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally held beyond the close of the third calendar year following the acquisition of the property by REMIC Pool for not more than two years, with possible extensions granted by the Internal Revenue Service (the "Service") of up to an additional four years.

  In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

  If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

 General

  In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

 Original Issue Discount

  Accrual Certificates and principal-only Certificates will be, and other Classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

  Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a Class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, the Depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Depositor intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

  Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method".

  A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Depositor will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

  Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

  In the case of a Random Lot Certificate, the Depositor intends to determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

 Acquisition Premium

  A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method".

 Variable Rate Regular Certificates

  Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified de minimis amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, or where such rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. Two or more qualified floating rates will be treated as a single qualified floating rate if all such qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all such qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the OID Regulations, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

  Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC Regulations, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, the Depositor intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

  The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

  Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the Depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate Mortgage Loans. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

 Deferred Interest

  Under the OID Regulations, all interest on a Regular Certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity thereof. Accordingly, any Deferred Interest that accrues with respect to a Class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

 Market Discount

  A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See

"Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

  Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

 Premium

  A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

 Election to Treat All Interest Under the Constant Yield Method

  A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

 Sale or Exchange of Regular Certificates

  If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

  Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate (20%) than ordinary income of such taxpayers (39.6%). The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

 Treatment of Losses

  Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section
166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at such time as the principal balance of any class or subclass of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all Mortgage Loans remaining in the Trust Fund have been liquidated or such class of Regular Certificates has been otherwise retired. The Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

 Taxation of REMIC Income

  Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that
(i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

  The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate

Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income". The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such Residual Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

 Basis and Losses

  The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

  A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "Taxation of REMIC Income", the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

  A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

  Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

 Treatment of Certain Items of REMIC Income and Expense

  Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

  Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates-- Original Issue Discount" and "--Variable Rate Regular Certificates", without regard to the de minimis rule described therein, and "--Premium".

  Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate Mortgage Loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to Regular Certificates as described above under "Taxation of Regular Certificates--Deferred Interest".

  Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool allocable to such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Closing Date, in the case of a retained Class). In respect of Mortgage Loans that have market discount to which Code
Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates--Market Discount".

  Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices (or the fair market value of retained Classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates--Premium", a REMIC Pool that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the Mortgage Loans are individuals, Code Section 171 will not be available for premium on Mortgage Loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

 Limitations on Offset or Exemption of REMIC Income

  A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of
(i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

  The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carry forwards, on such Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

  In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1996, unless a Residual Certificateholder elects to have such rules apply only to taxable years beginning after August 20, 1996.

 Tax-Related Restrictions on Transfer of Residual Certificates

  Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below) other than in connection with the formation of a REMIC Pool, if the Disqualified Organization is required, pursuant to a binding contract, to sell such Residual Certificate, which sale occurs within seven days after the Startup Days, a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

  In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

  For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

  The Pooling Agreement with respect to a series of Certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

  Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations". The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling Agreement with respect to each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations". The transferor must have no actual knowledge or reason to know that such statements are false.

  Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States or not otherwise subject to a withholding tax. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

  The Prospectus Supplement relating to a series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if (A) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust, or (B) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

  Sale or Exchange of a Residual Certificate

  Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates--Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

  Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

  The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

 Mark-to-Market Regulations

  The Service has issued regulations (the "Mark-to-Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked-to-market. The Mark-to-Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

Taxes That May Be Imposed on the REMIC Pool

 Prohibited Transactions

  Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than pursuant to a (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

 Contributions to the REMIC Pool After the Startup Day

  In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

 Net Income from Foreclosure Property

  The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition, with possible extensions of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

  It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable Prospectus Supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a Mortgage Loan. In addition, unless otherwise disclosed in the applicable Prospectus Supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

  If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

  The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed (i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Master Servicer as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

  An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $126,600 for the taxable year beginning in 1999 ($63,300 in the case of a married individual filing a separate return) (subject to adjustments for inflation in subsequent years) or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates.

Taxation of Certain Foreign Investors

 Regular Certificates

  Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

  Final withholding regulations (the "New Regulations") affect the documentation required from non-U.S. Persons having validly existing IRS Forms, such as IRS Forms W-8, 1001 or 4224. The New Regulations, which will be effective January 1, 2001, will replace a number of current tax certification forms (including IRS Forms W-8, 1001 and 4224, as discussed above) with a new series of IRS Forms W-8 and generally will standardize the period of time for which withholding agents can rely on such forms (although certain of the new forms may remain valid indefinitely if a Regular Certificateholder provides a United States taxpayer identification number and the information on the form does not change). Existing forms and statements will remain valid until the earlier of their expiration or December 31, 2000.

 Residual Certificates

  The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income". If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Backup Withholding

  Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.

Reporting Requirements

  Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular Series of Regular Certificates. Holders through nominees must request such information from the nominee.

  The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

  Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates".

Federal Income Tax Consequences For Certificates as to Which No REMIC Election Is Made

 Standard Certificates

 General

  In the event that no election is made to treat a Trust Fund (or a segregated pool of assets therein) with respect to a series of Certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (Certificates of such a series hereinafter referred to as "Standard Certificates"), the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Recharacterization of Servicing Fees". Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code
Section 212 for the servicing fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $126,600 for the taxable year beginning in 1999 ($63,300 in the case of a married individual filing a separate return) (subject to adjustments for inflation in subsequent years), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees", respectively.

 Tax Status

  Standard Certificates will have the following status for federal income tax purposes:

    1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans...... secured by an interest in real property which is..... residential real property'' within the meaning of Code Section
  7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

    2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
  Section 856(c)(4)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

    3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation..... which is principally secured by an interest in real property'' within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of ""qualified mortgages'' within the meaning of Code Section 860G(a)(3).

 Premium and Discount

  Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

  Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Treatment of Certain Items of REMIC Income and Expense-- Premium".

  Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the Mortgage Loans.

  Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

  Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount", except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

  Recharacterization of Servicing Fees. If the servicing fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

  Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed below under "--Stripped Certificates", each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

  Sale or Exchange of Standard Certificates. Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%) for property held for more than one year but not more than 18 months, and a still lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

 Stripped Certificates

 General

  Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates". Stripped Certificates include "Stripped Interest Certificates" and "Stripped Principal Certificates" (as defined in this Prospectus) as to which no REMIC election is made.

  The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Master Servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Certificates--Recharacterization of Servicing Fees" above) and (iii) Certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

  In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates--Recharacterization of Servicing Fees". Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates--General", subject to the limitation described therein.

  Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

  Furthermore, Treasury regulations issued December 28, 1992, assume that a Stripped Certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further pursuant to these final regulations the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount unless either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule of Code Section 1273(a)(3), or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

 Status of Stripped Certificates

  No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans.............. secured by an interest in real property which is . . .
residential real property'' within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent ""interest on obligations secured by mortgages on real property'' within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment.

 Taxation of Stripped Certificates

  Original Issue Discount. Except as described above under "General", each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates". However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under "General", the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

  If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

  As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

  Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Certain Federal Income Tax Consequences for REMIC Certificates-- Taxation of Regular Certificates--Sale or Exchange of Regular Certificates". To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

  Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

  Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

  Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Federal Income Tax Consequences for FASIT Certificates

  If and to the extent set forth in the Prospectus Supplement relating to a particular Series of Certificates, an election may be made to treat the related Trust Fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts ("FASITs") within the meaning of Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with certain conditions. With respect to each series of FASIT Certificates, O'Melveny & Myers LLP, counsel to the Depositor, will advise the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Pooling Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury

Regulations thereunder, each FASIT Pool will qualify as a FASIT. In such case, the Regular Certificates will be considered to be "regular interests" in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificate will be considered the "ownership interest" in the FASIT Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more FASIT elections will be made with respect to the related Trust Fund.

  FASIT treatment has become available pursuant to recently enacted legislation, and no Treasury Regulations have as yet been issued detailing the circumstances under which a FASIT election may be made or the consequences of such an election. If a FASIT election is made with respect to any Trust Fund or as to any segregated pool of assets therein, the related Prospectus Supplement will describe the Federal income tax consequences of such election.

Reporting Requirements and Backup Withholding

  The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Trustee will also file such original issue discount information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Backup Withholding".

Taxation of Certain Foreign Investors

  To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

  Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates".

                      STATE AND OTHER TAX CONSIDERATIONS

  In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                             ERISA CONSIDERATIONS

General

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested (all of which are hereinafter referred to as "Plans"), and on persons who are fiduciaries with respect to Plans in connection with the investment of Plan assets.

  ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Master Servicer, a Special Servicer or any Sub-Servicer or the Trustee or an affiliate thereof, either: (a) has discretionary authority or control with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

  Before purchasing any Offered Certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable Prospectus Supplement relating to such Series of Certificates.

  Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such governmental and church plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

Plan Asset Regulations

  A Plan's investment in Offered Certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations ("Plan Asset Regulations") of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans, certain employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets) is not "significant". For this purpose, the Plan Asset Regulations provide, in general, that participation in an entity, such as a Trust Fund, is "significant" if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as Certificates, is held by benefit plan investors. Unless restrictions on ownership of and transfer to Plans apply with respect to a Series of Certificates, there can be no assurance that benefit plan investors will not own at least 25% of a class of Certificates.

  Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, a Special Servicer or any Sub-Servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve one or more prohibited transactions under ERISA and the Code.

Administrative Exemptions

  Several underwriters of mortgage-backed securities have applied for and obtained from DOL individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility, as well as provide a summary of the conditions to the exemption's applicability.

Unrelated Business Taxable Income; Residual Certificates

  The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code
Section 501(a), including most varieties of ERISA plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

  Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Certificates.

  The sale of Certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

                               LEGAL INVESTMENT

  The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related Prospectus Supplement. The appropriate characterization of those Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restriction, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

  Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies, (ii) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of Originators as specified in SMMEA and (iii) are part of a series evidencing interests in a Trust Fund consisting of mortgage loans each of which is secured by a first lien on (a) a single parcel of real estate on which is located a residential and/or mixed residential and commercial structure or (b) one or more parcels of real estate upon which are located one or more commercial structures will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," such classes will constitute legal investments, for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities under applicable law. Under SMMEA, a number of states enacted legislation on or prior to the October 3, 1991 cut-off for such enactments limiting to various extends the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, states are authorized to enact legislation, on or before September 23, 2001, prohibiting or restricting the purchase, holding or investment by state regulated entities in certificates satisfying the rating and qualified Originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures. Accordingly, the investors affected by such legislation will be authorized to invest in Offered Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

  SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss.1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss.1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. ss.ss.703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain classes of the Offered Certificates), except under limited circumstances. Effective January 1, 1998, the NCUA has amended its rules governing investments by federal credit unions at 12 C.F.R. Part 703; the revised rules will permit investments in "mortgage related securities" under certain limited circumstances, but will prohibit investments in stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. (S) 703.140.

  All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council (the "FFIEC"). The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Depository Insurance Company and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain classes of the Offered Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. On September 29, 1997, the FFEIC released for public comment a proposed "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1997 Statement"), which would replace the Policy Statement. As proposed, the 1997 Statement would delete the specific "high-risk mortgage securities" tests, and substitute general guidelines which depository institutions should follow in managing risks (including market, credit, liquidity, operational (transactional), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

  Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any class of the Offered Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

  The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any class of the Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

  Except as to the status of certain classes of Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of any class of Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of any class of Offered Certificates.

  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.

                            METHOD OF DISTRIBUTION

  The Offered Certificates offered hereby and by Prospectus Supplements hereto will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale.

  The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Offered Certificates may be made through a combination of two or more of these methods. Such methods are as follows:

    1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related Prospectus Supplement;

    2. by placements through one or more placement agents specified in the related Prospectus Supplement primarily with institutional investors and dealers; and

    3. through direct offerings by the Depositor.

  If specified in the Prospectus Supplement relating to a Series of Offered Certificates, the Depositor, any affiliate thereof or any other person or persons specified therein (including Originators of Mortgage Loans) may purchase some or all of one or more Classes of Offered Certificates of such Series from the underwriter or underwriters or such other person or persons specified in such Prospectus Supplement. Pursuant to this Prospectus and the related Prospectus Supplement, such purchaser may thereafter from time to time offer and sell some or all of such Certificates directly, or through one or more underwriters to be designated at the time of the offering of such Certificates, or through dealers (whether acting as agent or as principal) or in such other manner as may be specified in the related Prospectus Supplement. Such offering may be restricted in the manner specified in the related Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

  If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Depositor whose identities and relationships to the Depositor will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular Series of Offered Certificates will be set forth in the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

  In connection with the sale of the Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Offered Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

  It is anticipated that the underwriting agreement pertaining to the sale of any series of Certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all Offered Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that the Depositor will indemnify the several underwriters, and each person, if any, who controls any such underwriter within the meaning of
Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

  The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

  The Depositor anticipates that the Offered Certificates offered hereby will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

  As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any unrated class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

  If and to the extent required by applicable law or regulation, this Prospectus will be used by Bear, Stearns & Co. Inc., an affiliate of the Depositor, in connection with offers and sales related to market-making transactions in the Offered Certificates previously offered hereunder in transactions in which Bear, Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

  The validity of the Certificates of each series will be passed upon for the Depositor by O'Melveny & Myers LLP, New York, New York.

                             FINANCIAL INFORMATION

  A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                    RATING

  It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

  Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                        Index of Significant Definitions

1986 Act..........................................................            80
1997 Statement....................................................           107

A
Accrual Certificates..............................................        14, 41
Accrued Certificate Interest......................................            41
ADA...............................................................            75
anchored..........................................................            29
ARM Loans.........................................................            31
Asset Conservation Act............................................            72

B
Book-Entry Certificates...........................................        16, 40

C
call risk.........................................................        19, 37
capital asset.....................................................            85
Cash Flow Agreement...............................................        12, 33
Cash Flow Agreements..............................................             1
CERCLA............................................................        24, 72
Certificate.......................................................            48
Certificate Account...............................................    12, 33, 51
Certificate Balance...............................................     2, 13, 42
Certificate Owner.................................................        16, 46
Certficateholder..................................................            77
Certificateholders................................................             2
Certificates......................................................            10
Code..............................................................        16, 77
commercial mortgage-related securities............................           106
Commercial Properties.............................................        11, 27
Commission........................................................             3
Companion Class...................................................        15, 42
Controlled Amortization Class.....................................        15, 42
Cooperatives......................................................            27
CPR...............................................................            36
Credit Support....................................................     1, 12, 33
Crime Control Act.................................................            76
Cut-Off Date......................................................            14

D
Debt Service Coverage Ratio.......................................            30
defective obligation..............................................            79
Definitive Certificates...........................................        16, 40
Depositor.........................................................            27
Determination Date................................................        34, 41
Direct Participants...............................................            46
Disqualified Organization.........................................            91
Distribution Date.................................................            14
Distribution Date Statement.......................................            44
DOL...............................................................           104
DTC............................................................... 3, 14, 40, 46
Due Dates.........................................................            31
Due Period........................................................            34

E
EPA...................................................................        72
Equity Participation..................................................        31
ERISA.................................................................   16, 104
Events of Default.....................................................        59
excess inclusion......................................................    25, 89
Exchange Act..........................................................         3
extension risk........................................................    19, 37

F
FAMC..................................................................        11
FASIT.................................................................        77
FASITs................................................................       102
FFIEC.................................................................       107
FHLMC.................................................................        11
FNMA..................................................................        11
Foreign Investors.....................................................        91

G
Garn Act..............................................................        73
GNMA..................................................................        11


H
Holder................................................................        77
I
Indirect Participants.................................................        46
Insurance and Condemnation Proceeds...................................        52

L
L/C Bank..............................................................        63
Liquidation Proceeds..................................................        52
Loan-to-Value Ratio...................................................        30
Lock-out Date.........................................................        31
Lock-out Period.......................................................        31

M
Mark-to-Market Regulations............................................        93
Master Servicer.......................................................     3, 10
MBS................................................................... 1, 11, 26
MBS Agreement.........................................................        32
MBS Issuer............................................................        32
MBS Servicer..........................................................        32
MBS Trustee...........................................................        32
Mortgage Asset Pool...................................................         1
Mortgage Asset Seller.................................................        27
Mortgage Assets.......................................................        27
Mortgage Loans........................................................ 1, 10, 26
Mortgage Notes........................................................        27
Mortgage Rate.........................................................    11, 31
mortgage related securities...........................................   16, 105
mortgage related security.............................................       106
Mortgaged Properties..................................................        27
Mortgaged Property....................................................         1
mortgagee-in-possession...............................................        55
Mortgages.............................................................        27
Multifamily Properties................................................    10, 27

N
Net Leases............................................................        30
net of expense........................................................        30
Net Operating Income..................................................        30
New Regulations.......................................................        95
noneconomic residual interest.........................................        91
non-eviction..........................................................        29
Nonrecoverable Advance................................................        43
Non-SMMEA Certificates................................................       105
Non-U.S. Person.......................................................        95
Notional Amount.......................................................    13, 41
numerous obligors.....................................................       106

O
OCC...................................................................       106
Offered Certificates..................................................         1
OID Regulations.......................................................        80
operator..............................................................        55
original issue discount...............................................        26
Original Issue Discount...............................................        85
Originator............................................................        27
owner.................................................................        55

P
PAC...................................................................        37
Participants..........................................................    26, 46
Parties in Interest...................................................       104
Pass-Through Entity...................................................        91
Pass-Through Rate.....................................................     2, 13
Permitted Investments.................................................        51
Plan Asset Regulations................................................       104
Plans.................................................................       104
Policy Statement......................................................       107
Pooling Agreement.....................................................    13, 48
portfolio interest....................................................        96
prepayment............................................................        36
Prepayment Assumption.................................................        81
prepayment collar.....................................................        37
Prepayment Interest Shortfall.........................................        34
Prepayment Premium....................................................        31
Prospectus Supplement.................................................         1
PRPs..................................................................        72

R
Random Lot Certificates...............................................        80
Rating Agency.........................................................        17
real estate mortgage investment conduit...............................         2
real estate mortgage investment conduits..............................        16
Record Date...........................................................        41
Regular Certificateholder.............................................        80
Regular Certificates..................................................        77
regular interests.....................................................        77
Related Proceeds......................................................        43
Relief Act............................................................        75
REMIC................................................................. 2, 16, 77

REMIC Certificates..................................................          77
REMIC Pool..........................................................          77
REMIC Regulations...................................................          77
REO Property........................................................          50
Residual Certificateholders.........................................      77, 87
Residual Certificates...............................................          77
residual interests..................................................          99
RICO................................................................          76

S
SBJPA of 1996.......................................................          78
Section 42 Properties...............................................          22
Securities Act......................................................         108
Senior Certificates.................................................      13, 40
Series..............................................................           1
Service.............................................................          79
Servicing Standard..................................................          50
SMMEA...............................................................     16, 105
SPA.................................................................          36
Special Servicer....................................................   3, 10, 51
Standard Certificateholder..........................................          97
Standard Certificates...............................................          97
Start-up Day........................................................          78
Stripped Certificateholder..........................................         101
stripped bonds......................................................         100
Stripped Certificates............................................... 97, 99, 100
stripped coupons....................................................         100
Stripped Interest Certificates......................................      13, 40
Stripped Principal Certificates.....................................      13, 40
Subordinate Certificates............................................      13, 40
Sub-Servicer........................................................          50
Sub-Servicing Agreement.............................................          50
superlien...........................................................          72
super-premium.......................................................          81

T
TAC.................................................................          37
thrift institutions.................................................          90
Title V.............................................................          74
Treasury............................................................          77
Trust Assets........................................................           3
Trust Fund..........................................................           1
Trustee.............................................................       3, 10
Type IV securities..................................................         106

U
UCC.................................................................          65
unanchored..........................................................          24
U.S. Person.........................................................          92

V
Value...............................................................          30
Voting Rights.......................................................          45

W
Warranting Party....................................................          49

                      CORPORATE LEASE-BACKED CERTIFICATES

                                BSCMS 1999-CLF1

                              New Issue Term Sheet

                                   MBIA LOGO

                                  $320,100,000

                      Corporate Lease-Backed Certificates

                                BSCMS 1999-CLF1

                        Rated Aaa (Moody's) / AAA (S&P)

                                MBIA Guaranteed


                                Approximate
                     Initial     Percentage
                   Certificate       of      Approximate                      Weighted
                   Balance or    Aggregate     Initial                Pass-   Average
                    Notional    Cut-off Date   Credit                Through    Life     Principal
  Class   Ratings    Amount       Balance      Support   Description  Rate    (years)     Window       Guaranty
---------------------------------------------------------------------------------------------------------------
  Offered Certificates
---------------------------------------------------------------------------------------------------------------
  A-1     AAA/Aaa   $29,132,000     7.60%       16.5%    Fixed Rate  6.7300%    2.00     9/99 - 5/03    MBIA
---------------------------------------------------------------------------------------------------------------
  A-2     AAA/Aaa   $25,481,000     6.65%       16.5%    Fixed Rate  7.0000%    5.00    5/03 - 10/05    MBIA
---------------------------------------------------------------------------------------------------------------
  A-3     AAA/Aaa  $110,676,000    28.87%       16.5%     Fixed Rate 7.0000%   10.00   10/05 - 10/12    MBIA
---------------------------------------------------------------------------------------------------------------
  A-4     AAA/Aaa  $154,811,000    40.38%       16.5%    Fixed Rate  7.0000%   16.18    10/12 - 8/18    MBIA
---------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

       All dollar amounts are subject to a variance of plus or minus 5%.

Bear Stearns & Co. Inc.   Banc of America Securities LLC   Prudential Securities

                      CORPORATE LEASE-BACKED CERTIFICATES

                                BSCMS 1999-CLF1

Collateral Pool

  BSCMS 1999-CLF1 is a securitization of approximately $383 million of loans backed by corporate or U.S. Postal Service lease obligations and by liens on related property.

  These loans will be sold into BSCMS 1999-CLF1 by two firms:

  . Capital Lease Funding (CLF) will contribute--$332,595,749.97 loans secured by corporate lease obligations. Lease obligors are 95% investment-grade credits.

  . Bedford Capital Funding will contribute--$50,757,173.78 loans secured by leases to the United States Postal Service ("USPS").

Transaction Structure & MBIA Guaranty

  These loans collateralize sequential-pay certificates issued by BSMCS 1999-CLF1. Classes A-1, A-2, A-3 and A-4, are guaranteed by MBIA:

  .  Subordination provides credit enhancement to Classes A-1 through A-4.

  . Stand-alone AAA risk. Absent the MBIA guaranty, Classes A-1 through A-4 would still receive ratings of Aaa (Moody's) and AAA (S&P).

  . MBIA guaranty. Financial guaranty from MBIA unconditionally and irrevocably guarantees: (i) the timely payment of interest on each Distribution Date, (ii) within the limitations described herein, the timely payment of scheduled principal and (iii) the final payment of principal on or before the Distribution Date in August 2018.

Underlying U.S. Postal Service and Corporate Credits(1)

                                       Cumulative
                            % of          % of
                          Aggregate    Aggregate
Tenant/Guarantor/Parent  Cut-off Date Cut-off Date
Credit Rating              Balance      Balance
-----------------------  ------------ ------------
U.S. Postal
 Service........            13.24%       13.24%
AA..............             8.60%       21.84%
AA-.............             6.75%       28.59%
A+..............            13.90%       42.49%
A...............            30.77%       73.26%
CP A-2..........             2.30%       75.56%
BBB+............             6.60%       82.16%
BBB.............            10.28%       92.44%
BBB-............             2.82%       95.26%
Below Investment
 Grade..........             4.74%      100.00%
Total...........           100.00%      100.00%

                                                        % of
                                                     Aggregate      S&P
                                                      Cut-off     Credit
Tenant/Guarantor/Parent                             Date Balance Rating(1)
-----------------------                             ------------ ---------
U.S. Postal Service................................    13.24%       (2)
Royal Ahold........................................    10.38%        A
CVS Corporation....................................     9.65%        A
Rite Aid Corporation...............................     8.31%       BBB
Walgreen Co. ......................................     7.14%       A+
Eckerd Corporation.................................     6.60%      BBB+
Home Depot U.S.A., Inc. ...........................     6.07%       AA-
Chase Manhattan Mortgage Corp. ....................     5.94%       A+
Middlesex Mutual Assurance Company.................     5.22%       AA
American Stores Company............................     4.52%        A
Lowe's Companies, Inc..............................     4.21%        A
Wal-Mart Stores, Inc...............................     3.12%       AA
Winn-Dixie Stores, Inc. ...........................     2.30%     CP A-2
Hoyts Cinemas Limited .............................     2.24%       (3)
J. Sainsbury PLC...................................     2.00%        A
Accor S.A. ........................................     1.98%       BBB
Bed Bath & Beyond, Inc. ...........................     1.97%      BBB-
Circuit City Stores, Inc. .........................     1.96%       (3)
Nash Finch Company.................................     0.85%      BBB-
International Business Machines Corp. .............     0.82%       A+
LaSalle Bank National Association..................     0.67%       AA-
Sterling Jewelers, Inc. ...........................     0.53%       BB+
McDonald's Corporation.............................     0.26%       AA

(1) Ratings based upon S&P publicly available long-term senior unsecured ratings as of July 1999 except (2) United States Postal Service has no public rating, loan seller estimates it is investment grade, (3) Hoyts Cinemas and Circuit City have no public rating, loan seller estimates that these credits are below investment grade, (4) rating of lessee's parent company (not a guarantor), (5) public information financial strength rating (addresses ability to pay insurance claims) and (6) commercial paper rating.

                      CORPORATE LEASE-BACKED CERTIFICATES

                                BSCMS 1999-CLF1


Transaction Structure

                                   Approximate
                        Initial     Percentage
                      Certificate       of      Approximate                           Weighted
                       Balance or   Aggregate     Initial                     Pass-   Average
                        Notional   Cut-off Date   Credit                     Through    Life     Principal
  Class   Ratings (1)   Amount       Balance      Support     Description     Rate    (years)     Window
------------------------------------------------------------------------------------------------------------
  Offered Certificates
------------------------------------------------------------------------------------------------------------
  A-1       AAA/Aaa    $29,132,000     7.60%        16.5%     Fixed Rate     6.7300%    2.00     9/99 - 5/03
------------------------------------------------------------------------------------------------------------
  A-2       AAA/Aaa    $25,481,000     6.65%        16.5%     Fixed Rate     7.0000%    5.00    5/03 - 10/05
------------------------------------------------------------------------------------------------------------
  A-3       AAA/Aaa   $110,676,000    28.87%        16.5%     Fixed Rate     7.0000%   10.00   10/05 - 10/12
------------------------------------------------------------------------------------------------------------
  A-4       AAA/Aaa   $154,811,000    40.38%        16.5%     Fixed Rate     7.0000%   16.18    10/12 - 8/18
------------------------------------------------------------------------------------------------------------
  Private Certificates--Not Offered Hereby
------------------------------------------------------------------------------------------------------------
  X        AAAr/Aaa   $320,100,000      N/A          N/A    Variable  Rate   0.1290%   11.87        N/A
                                                            (Interest  Only)
------------------------------------------------------------------------------------------------------------
  B          AA/Aa     $16,292,000     4.25%       12.25%         WAC        7.1044%   19.19     8/18 - 2/19
------------------------------------------------------------------------------------------------------------
  C          A/A2      $15,334,000     4.00%        8.25%         WAC        7.1044%   20.36    2/19 - 12/20
------------------------------------------------------------------------------------------------------------
  D         BBB/NR     $24,918,000     6.50%        1.75%         WAC        7.1044%   22.38    12/20 - 5/23
------------------------------------------------------------------------------------------------------------
  E          BB/NR      $3,834,000     1.00%         .75%         WAC        7.1044%   24.00    5/23 - 12/23
------------------------------------------------------------------------------------------------------------
  F          B/NR       $2,874,923     0.75%           0%         WAC        7.1044%   24.87    12/23 - 5/28

                      CORPORATE LEASE-BACKED CERTIFICATES

                                BSCMS 1999-CLF1

Transaction Terms

Issuer                 BSCMS Series 1999-CLF1 (the "Trust").

Underwriters           Bear, Stearns & Co. Inc. (lead & sole book-running
                       manager), Banc of America Securities LLC (co-lead manager) and Prudential Securities Incorporated (co-manager)

Loan Sellers           Capital Lease Funding, L.P. and Bedford Capital
                       Funding Corp.

Trustee                LaSalle Bank National Association

Fiscal Agent           ABN AMRO Bank N.V.

Master & Special       Midland Loan Services, Inc. will service the loans as
Servicer               Master Servicer and Special Servicer. The Master
                       Servicer will engage ORIX Real Estate Capital Markets,
                       LLC as subservicer with respect to the loans acquired from Bedford Capital Funding Corp.

Certificates           The Trust will issue five classes of Series 1999-CLF1
                       senior certificates (namely, the Class A-1, Class A-2,
                       Class A-3, Class A-4 and Class X Certificates (the
                       "Senior Certificates")). The Trust will also issue five classes of subordinate certificates (namely, the Class B, Class C, Class D, Class E and Class F
                       Certificates (the "Subordinate Certificates") and two classes of tax residual certificates ("Residual
                       Certificates" and, with the Senior Certificates and Subordinate Certificates, the "Certificates").

Form of Registration   The Class A Certificates will be in book-entry form,
                       same day funds through DTC.

Class A                $10,000 minimum denomination and any whole dollar
Denominations          denomination in excess thereof.

Cutoff Date            August 15, 1999. The full amount of payments due on
                       the loans after this date (including with respect to interest accrued prior to this date) will be assets of the trust.

Delivery Date          August 31, 1999.

Distribution Date      The Distribution Date is the 20th of each month or, if
                       such 20th day is not a Business Day, the immediately succeeding Business Day, but not less than four business days after the Determination Date.

Determination Date     The 15th day of the month or, if such 15th day is not
                       a business day, the immediately succeeding business day.

Interest Interest will accrue on the Certificates at fixed rates on a 30/360 basis during the month prior to the month of the related Payment Date.

Principal              The Class A Certificates will receive principal in
                       sequential numerical order (if the balance of all Subordinate Certificates has been reduced to zero, principal will be distributed pro rata).

                       No principal will be payable on the Subordinate Certificates until the Class A Certificates have been reduced to zero. Voluntary principal prepayments will be distributed among the Class A Certificates, pro rata.

Prepayment Premiums    Prepayment premiums on the loans will be distributed
                       to each class of certificates receiving a voluntary prepayment using a "base interest fraction methodology" as described in the Prospectus
                       Supplement. Remaining prepayment premiums will be distributed to Class X.

                      CORPORATE LEASE-BACKED CERTIFICATES

                                BSCMS 1999-CLF1



Advances
                       The Master Servicer will be required to advance delinquent loan payments, subject to a recovery determination. The Trustee and Fiscal Agent will make such required advances if the Master Servicer fails to do so, subject to a recovery determination. The Master Servicer also has comprehensive advancing obligations intended to prevent a lease termination or abatement. In the case of USPS Loans, advances are required only to cover costs in excess of amounts in two related borrower reserve funds, and only for routine maintenance and other expenses which are the type often taken into account in establishing the amount of such borrower reserve fund.

MBIA Guaranty:         Simultaneously with the issuance of the certificates,
                       MBIA will issue the MBIA policy to the Trustee for the benefit of the Class A certificateholders. Under the MBIA policy, MBIA will unconditionally and irrevocably guarantee

                       . the timely payment to the holders of the Class A certificates on each Payment Date of their monthly entitlement of interest;

                       . within the limitations described below, timely payment of scheduled principal; and

                       . final payment of principal on or before the distribution date in August 2018.

                       To the extent a loan is liquidated following a default and net liquidation proceeds are received, such net liquidation proceeds will be deposited with the Trustee for the account of MBIA in a segregated account (the "Net Proceeds Account") and reinvested in specified permitted investments at the direction of MBIA. Pursuant to the MBIA policy MBIA will also unconditionally and irrevocably guarantee timely distributions of assumed scheduled principal payments equal to principal payments which would have been due on such Loan had it remained outstanding from the date that such net liquidation proceeds are deposited with the Trustee for the account of MBIA until such net liquidation proceeds and reinvestment income are fully depleted. Such amounts will be depleted by monthly reimbursement to MBIA of such assumed scheduled principal payments, together with interest at a rate based on the pass-through rates of the Class A certificates accrued on a balance equal to the initial net liquidation proceeds less cumulative assumed scheduled principal payments to date. Such feature of the MBIA policy is designed to provide limited protection to Class A certificateholders from acceleration of principal payments as a result of receipt of net liquidation proceeds on defaulted loans. On any payment date on which all remaining Class A certificates are paid in full, or either rating agency shall have indicated that the ratings on the Class A certificates would be reduced due to the existence of the Net Proceeds Account, the Trustee will transfer all funds remaining in the Net Proceeds Account to the certificate account, and MBIA will have no further obligation to make post-liquidation scheduled principal payments except for the final payment in August 2018.

                       In addition, the MBIA policy will cover any amount distributed to holders of the Class A certificates that is sought to be recovered as a voidable preference by a trustee in bankruptcy of the depositor pursuant to the federal Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction. The MBIA policy will not guarantee the reimbursement of any Servicing Advances or any Additional Trust Fund Expenses incurred, or any P&I Advances other than to the extent that such P&I Advances are made with respect to the Class A certificates.

                      CORPORATE LEASE-BACKED CERTIFICATES

                                BSCMS 1999-CLF1


Subordination           Losses will be applied first to the Subordinate
                        Certificates, in reverse alphabetical order, until the principal balance of each class of Subordinate
                        Certificates has been reduced to zero. Remaining losses will ultimately be covered by the MBIA guaranty.

ERISA                   The Class A Certificates will be ERISA eligible.

SMMEA                   The Class A Certificates will not be SMMEA eligible.

                      CORPORATE LEASE-BACKED CERTIFICATES

                                BSCMS 1999-CLF1

                              New Issue Term Sheet


                                  $320,100,000

                      Corporate Lease-Backed Certificates

                                BSCMS 1999-CLF1



                                 Approximate
                      Initial     Percentage
                    Certificate       of      Approximate                            Weighted
                    Balance or    Aggregate     Initial                      Pass-   Average
                     Notional    Cut-off Date   Credit                      Through    Life     Principal
  Class   Ratings     Amount       Balance      Support     Description      Rate    (years)     Window       Guaranty
----------------------------------------------------------------------------------------------------------------------
  Offered Certificates
----------------------------------------------------------------------------------------------------------------------
  A-1     AAA/Aaa    $29,132,000     7.60%        16.5%     Fixed Rate      6.7300%    2.00     9/99 - 5/03    MBIA
----------------------------------------------------------------------------------------------------------------------
  A-2     AAA/Aaa    $25,481,000     6.65%        16.5%     Fixed Rate      7.0000%    5.00    5/03 - 10/05    MBIA
----------------------------------------------------------------------------------------------------------------------
  A-3     AAA/Aaa   $110,676,000    28.87%        16.5%      Fixed Rate     7.0000%   10.00   10/05 - 10/12    MBIA
----------------------------------------------------------------------------------------------------------------------
  A-4     AAA/Aaa   $154,811,000    40.38%        16.5%     Fixed Rate      7.0000%   16.18     8/12 - 8/18    MBIA
----------------------------------------------------------------------------------------------------------------------
  Private Certificates--Not Offered Hereby
----------------------------------------------------------------------------------------------------------------------
  X       AAAr/Aaa  $320,100,000      N/A          N/A    Variable  Rate    0.1290%   11.87        N/A         none
                                                          (Interest  Only)
----------------------------------------------------------------------------------------------------------------------
  B        AA/Aa     $16,292,000     4.25%       12.25%         WAC         7.1044%   19.19     8/18 - 2/19    none
----------------------------------------------------------------------------------------------------------------------
  C         A/A2     $15,334,000     4.00%        8.25%         WAC         7.1044%   20.36    2/19 - 12/20    none
----------------------------------------------------------------------------------------------------------------------
  D        BBB/NR    $24,918,000     6.50%        1.75%         WAC         7.1044%   22.38    12/20 - 5/23    none
----------------------------------------------------------------------------------------------------------------------
  E        BB/NR      $3,834,000     1.00%         .75%         WAC         7.1044%   24.00    5/23 - 12/23    none
----------------------------------------------------------------------------------------------------------------------
  F         B/NR      $2,874,923     0.75%           0%         WAC         7.1044%   24.87    12/23 - 5/28    none


       All dollar amounts are subject to a variance of plus or minus 5%.

Bear Stearns & Co. Inc.  Banc of America Securities LLC    Prudential Securities

                      CORPORATE LEASE-BACKED CERTIFICATES

                                BSCMS 1999-CLF1

Collateral Pool: Over 95% U.S. Postal Service or Investment-Grade Corporate

BSCMS 1999-CLF1 will be a securitization of approximately $383 million of loans backed by corporate or U.S. Postal Service lease obligations and by first mortgage liens on related property.

These loans will be sold into BSCMS 1999-CLF1 by two firms:

  . Capital Lease Funding (CLF) will contribute--$332,595,749.97 loans secured by corporate lease obligations. Lease obligors are 95% investment-grade credits.

  . Bedford Capital Funding will contribute--$50,757,173.78 loans secured by leases to the United States Postal Service ("USPS").

Sequential Transaction Structure

These loans will collateralize certificates issued by BSMCS 1999-CLF1.

  . Sequential structure. Principal, other than voluntary prepayments, will be paid sequentially, starting with Class A-1 and ending with Class F. Voluntary prepayments will be paid pro rata to Class A and sequentially thereafter. Losses will be applied in reverse alphabetical order.

  . Credit wrap. Classes A-1 through A-4 will be guaranteed by MBIA. Absent the MBIA guaranty, Classes A-1 through A-4 would still receive AAA/Aaa ratings.

  . Single pool-level IO. Class X will be a WAC-based interest-only bond stripped off of the entire collateral pool.

Underlying U.S. Postal Service and Corporate Credits(1)

                                       Cumulative
                             % of         % of
                          Aggregate    Aggregate
Tenant/Guarantor/Parent  Cut-off Date Cut-off Date
Credit Rating              Balance      Balance
-----------------------  ------------ ------------
U.S. Postal
 Service.........           13.24%       13.24%
AA...............            8.60%       21.84%
AA-..............            6.75%       28.59%
A+...............           13.90%       42.49%
A................           30.77%       73.26%
CP A-2...........            2.30%       75.56%
BBB+.............            6.60%       82.16%
BBB..............           10.28%       92.44%
BBB-.............            2.82%       95.26%
Below Investment
 Grade...........            4.74%      100.00%
 Total...........          100.00%      100.00%

                                                                       % of
                                                                    Aggregate      S&P
                                                                     Cut-off     Credit
                         Tenant/Guarantor/Parent                   Date Balance Rating(1)
                         -----------------------                   ------------ ---------
                         U.S. Postal
                          Service............                         13.24%       (2)
                         Royal Ahold.........                         10.38%        A
                         CVS Corporation.....                          9.65%        A
                         Rite Aid
                          Corporation........                          8.31%       BBB
                         Walgreen Co. .......                          7.14%       A+
                         Eckerd Corporation..                          6.60%      BBB+
                         Home Depot U.S.A.,
                          Inc. ..............                          6.07%       AA-
                         Chase Manhattan Mortgage Corp. ..             5.94%       A+
                         Middlesex Mutual Assurance Company..          5.22%       AA
                         American Stores
                          Company............                          4.52%        A
                         Lowe's Companies,
                          Inc................                          4.21%        A
                         Wal-Mart Stores,
                          Inc................                          3.12%       AA
                         Winn-Dixie Stores,
                          Inc. ..............                          2.30%     CP A-2
                         Hoyts Cinemas
                          Limited............                          2.24%       (3)
                         J. Sainsbury PLC....                          2.00%        A
                         Accor S.A. .........                          1.98%       BBB
                         Bed Bath & Beyond,
                          Inc. ..............                          1.97%      BBB-
                         Circuit City Stores,
                          Inc. ..............                          1.96%       (3)
                         Nash Finch Company..                          0.85%      BBB-
                         International Business Machines Corp. ..      0.82%       A+
                         LaSalle Bank
                          National
                          Association........                          0.67%       AA-
                         Sterling Jewelers,
                          Inc. ..............                          0.53%       BB+
                         McDonald's
                          Corporation........                          0.26%       AA

(1) Ratings based upon S&P publicly available long-term senior unsecured ratings as of July 1999 except (2) United States Postal Service has no public rating, loan seller estimates it is investment grade, (3) Hoyts Cinemas and Circuit City have no public rating, loan seller estimates that these credits are below investment grade, (4) rating of lessee's parent company (not a guarantor), (5) public information financial strength rating (addresses ability to pay insurance claims and (6) commercial paper rating.

                      CORPORATE LEASE-BACKED CERTIFICATES

                                BSCMS 1999-CLF1

Transaction Terms

Issuer                 BSCMS Series 1999-CLF1 (the "Trust").

Managers Bear, Stearns & Co. Inc. (lead & sole book-running manager), Banc of America Securities LLC (co-lead manager) and Prudential Securities Incorporated (co-manager).

Loan Sellers           Capital Lease Funding, L.P. and Bedford Capital
                       Funding Corp.

Trustee                LaSalle Bank National Association

Fiscal Agent           ABN AMRO Bank N.V.

Master & Special       Midland Loan Services, Inc. will service the loans as
 Servicer              Master Servicer and Special Servicer. The Master
                       Servicer will engage ORIX Real Estate Capital Markets
                       LLC as subservicer with respect to the loans acquired from Bedford Capital Funding Corp.

Certificates           The Trust will issue five classes of Series 1999-CLF1
                       senior certificates (namely, the Class A-1, Class A-2,
                       Class A-3, Class A-4 and Class X Certificates (the
                       "Senior Certificates")). The Trust will also issue five classes of subordinate certificates (namely, the Class B, Class C, Class D, Class E and Class F
                       Certificates (the "Subordinate Certificates") and two classes of tax residual certificates ("Residual
                       Certificates" and, with the Senior Certificates and Subordinate Certificates, the "Certificates").

Form of Registration   Book-entry form, same day funds through DTC.

Denominations          $100,000 minimum denomination for the Subordinate
                       Certificates and any whole dollar denomination in excess thereof. $1,000,000 notional amount minimum denomination for the Class X Certificates and any whole dollar denomination in excess thereof.


Cutoff Date            August 15, 1999. The full amount of payments due on
                       the loans after this date (including with respect to interest accrued prior to this date) will be assets of the trust.

Delivery Date          August 31, 1999.

Distribution Date      The Distribution Date is anticipated to be the 20th of
                       each month or, if such 20th day is not a Business Day, the immediately succeeding Business Day, but not less than three business days after the Determination Date.

Determination Date     The 15th day of the month or, if such 15th day is not
                       a business day, the immediately succeeding business day.

Interest Interest will accrue on the Certificates at fixed rates or a WAC-based rate on a 30/360 basis during the month prior to the month of the related Payment Date. Interest will be paid on the Certificates in sequential alphabetical order, except for the Class X Certificates which will receive their interest pro rata with the Class A Certificates.

                      CORPORATE LEASE-BACKED CERTIFICATES

                                BSCMS 1999-CLF1


Principal              The Certificates will receive principal in sequential
                       alphabetical order. No principal will be payable on the Subordinate Certificates until the Senior
                       Certificates have been reduced to zero. The Class X
                       Certificates do not have a principal balance and will not be entitled to payments of principal. Voluntary principal prepayments on the loans will be distributed on the Class A Certificates, pro rata, and on the Subordinate Certificates sequentially.

Subordination          Losses will be applied first to the Subordinate
                       Certificates, in reverse alphabetical order, until the principal balance of each class of Subordinate
                       Certificates has been reduced to zero. Losses will then be applied to the Senior Certificates, pro rata.

Prepayment Premiums    Prepayment premiums on the loans will be distributed
                       to each Class of Certificates receiving a voluntary prepayment, other than Classes E and F, using a "base interest fraction methodology" as described in the offering documents.

Advances The Master Servicer will be required to advance delinquent loan payments, subject to a recovery determination. The Trustee and Fiscal Agent will make such required advances if the Master Servicer fails to do so, subject to a recovery determination. The Master Servicer also has comprehensive advancing obligations intended to prevent a lease termination or abatement, as more fully described on page 8 herein.

Appraisal Reductions   If a loan becomes more than 60 days delinquent or
                       becomes REO or the Special Servicer materially modifies a loan, the Special Servicer will obtain an appraisal on the property. Advances of delinquent interest to the most subordinate class will be reduced to the extent of the interest on the "Appraisal
                       Reduction Amount." The "Appraisal Reduction Amount" will generally be equal to the difference between (a) the scheduled balance of the loan plus any unpaid advances outstanding and other amounts payable with respect thereto and (b) an amount equal to 90% of the appraisal value of the property.

MBIA Guaranty:         MBIA guarantees payments of interest and principal to
                       the Class A Certificates. The Subordinate and Class X
                       Certificates are not guaranteed by MBIA. As described below, in certain circumstances following a default and recovery of principal, the Trustee may hold cash for the benefit of the Trust pursuant to the MBIA guaranty.

                       See the offering documents for a more detailed description of the MBIA guaranty.

  Simultaneously with the issuance of the certificates, MBIA will issue the MBIA policy to the Trustee for the benefit of the Class A certificateholders. Under the MBIA policy, MBIA will unconditionally and irrevocably guarantee

  . the timely payment to the holders of the Class A certificates on each Payment Date of their monthly entitlement of interest;

  . within the limitations described below, timely payment of scheduled principal; and

  .  final payment of principal on or before the distribution date in August
     2018.

  To the extent a loan is liquidated following a default and net liquidation proceeds are received, such net liquidation proceeds will be deposited with the Trustee for the account of MBIA in a segregated account (the "Net Proceeds Account") and reinvested in specified permitted investments at the direction of MBIA. Pursuant to the MBIA policy MBIA will also unconditionally and irrevocably guarantee timely distributions of assumed scheduled principal

                      CORPORATE LEASE-BACKED CERTIFICATES

                                BSCMS 1999-CLF1

payments equal to principal payments which would have been due on such Loan had it remained outstanding from the date that such net liquidation proceeds are deposited with the Trustee for the account of MBIA until such net liquidation proceeds and reinvestment income are fully depleted. Such amounts will be depleted by monthly reimbursement to MBIA of such assumed scheduled principal payments, together with interest at a rate based on the pass-through rates of the Class A certificates accrued on a balance equal to the initial net liquidation proceeds less cumulative assumed scheduled principal payments to date. Such feature of the MBIA policy is designed to provide limited protection to Class A certificateholders from acceleration of principal payments as a result of receipt of net liquidation proceeds on defaulted loans. On any payment date on which all remaining Class A certificates are paid in full, or either rating agency shall have indicated that the ratings on the Class A certificates would be reduced due to the existence of the Net Proceeds Account, the Trustee will transfer all funds remaining in the Net Proceeds Account to the certificate account, and MBIA will have no further obligation to make post-liquidation scheduled principal payments except for the final payment in August 2018.

  In addition, the MBIA policy will cover any amount distributed to holders of the Class A certificates that is sought to be recovered as a voidable preference by a trustee in bankruptcy of the depositor pursuant to the federal Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction. The MBIA policy will not guarantee the reimbursement of any Servicing Advances or any Additional Trust Fund Expenses incurred, or any P&I Advances other than to the extent that such P&I Advances are made with respect to the Class A certificates.

ERISA The Class A Certificates will, and the Subordinate and Class X Certificates will not, be ERISA eligible.

SMMEA                  The Certificates will not be SMMEA eligible.

                      CORPORATE LEASE-BACKED CERTIFICATES

                                BSCMS 1999-CLF1

Corporate lease structures: Bond-type, triple-net and double-net

Lease Type

 . Bond-type             In general, tenant is responsible   18.30% of pool
                         for:
                         . rent payments
                         . property taxes & insurance
                         . property maintenance
                         . risk of casualty or
                           condemnation
                         . landlord has no monetary
                           obligations.
                         In general:
                         . tenant cannot terminate lease
                         . in condemnation, tenant is
                           obligated to make an
                           irrevocable, rejectable
                           purchase offer for the
                           condemned property in an amount
                           at least equal to the loan
                           balance.
 . Triple net            In general, tenant is responsible   39.88% of pool
                         for:
                         . rent payments
                         . property taxes & insurance
                         . property maintenance.
                         In general, tenant can terminate
                         or abate rent:
                         . in the event of a casualty or
                           condemnation.
                         Termination and abatement risks
                         are insured against or otherwise
                         mitigated. See "Plugging "holes'
                         in corporate leases", below.
 . Double net            In general, tenant is responsible   41.82% of pool are
                         for:                                Double Net
                         . rent payments                     Leases
                         . property taxes & insurance        13.24% of pool are
                                                             Double Net
                         . property maintenance.             Leases to the USPS
                         In general, tenant can terminate
                         or abate rent:
                         . in the event of a casualty or
                           condemnation
                         . if the landlord fails to
                           perform certain lease
                           obligations (generally capital
                           items (e.g., roof, structure,
                           parking or compliance)).
                         Termination and abatement risks
                         are insured or otherwise
                         mitigated. Estimated capital
                         items are pre-funded. See
                         "Plugging "holes' in corporate
                         leases", below.
 Term Structure
 . Fully amortizing      Primary term lease payments and     63.54% of pool
                         fixed contractual rent steps are
                         sufficient to fully amortize loan
                         balance.
 . Extended amortization Primary term lease payments and     4.46% of pool
                         contractual rent steps are
                         insufficient to fully amortize
                         loan balance; repayment depends,
                         in part, on one or more optional
                         lease extensions. The loan
                         balance is substantially reduced
                         by amortization reduced by
                         amortization during the fixed
                         lease term; lease extension risk
                         is insured by a third party
                         insurer.
                         See "Plugging "holes' in
                         corporate leases", below.
 . Balloon loans         Loan balance is substantially       26.78% of pool
                         reduced by amortization over
                         lease term; remaining balloon
                         balance is secured by third-party
                         residual value insurance and by
                         residual value of property.
                         See "Plugging "holes' in
                         corporate leases", below.

                      CORPORATE LEASE-BACKED CERTIFICATES

                                BSCMS 1999-CLF1

Lease enhancements: plugging "holes" in leases

 Applies to     Lease risk        Enhancement offset             % of pool
 ----------     ----------        ------------------             ---------
 Triple or      Casualty or       Insurance Policy--A lease      81.70% of pool
 Double Net     Condemnation      enhancement insurance policy
 Corporate      Risk              pays substantially all
 Leases                           amounts due under the lease
                                  for the remaining loan term
                                  or in a lump sum (covering
                                  the then outstanding loan
                                  balance).
                                  The policy is issued by a
                                  AAA-rated insurer (an
                                  affiliate of AIG or Chubb).
 Double Net     Landlord Lease    Servicing Obligations--The     41.82% of pool
 Corporate      Default Risk      servicer has comprehensive     are Double Net
 Leases                           servicing, monitoring and      Leases
                                  advancing obligations
                                  intended to prevent a
                                  termination or abatement.
                Landlord fails    Servicer is obligated to use   13.24% of pool
                to perform under  its best efforts to maintain   are Double Net
                lease terms.      the lease in place,            Leases to
                                  including paying and           the USPS
                                  performing landlord
                                  obligations as necessary.(1)
                                  The servicer is not
                                  permitted to foreclose on a
                                  property until advances
                                  exceed 60% of property
                                  value.
                For example,      Servicer's activities are
                capital items     funded as follows:
                are not
                completed on
                time.
                                  . Loan Level Reserves--A
                                    reserve fund established
                                    by the borrower and
                                    administered by the
                                    servicer is available to
                                    cover maintenance, repair
                                    and replacement expenses.
                                    Based on an engineer's
                                    estimate, the reserve fund
                                    is generally structured to
                                    provide at least 125%
                                    (150% average for the USPS
                                    loans) of the landlord's
                                    expected maintenance,
                                    repair and replacement
                                    costs. The reserve is
                                    funded by a portion of the
                                    monthly lease payments not
                                    needed for debt service;
                                    the loan may also require
                                    an initial deposit into
                                    the reserve.
                                  . Property Cash Flow--If
                                    landlord fails to perform
                                    lease obligations,
                                    servicer can sweep excess
                                    property cash flow from
                                    lockbox. Double net leases
                                    are typically structured
                                    to provide excess cash
                                    flow (i.e., the debt
                                    service coverage ratio
                                    exceeds 1.0x).
                                  . Expense Reserve Fund--
                                    Servicer deposits 0.3% of
                                    each lease payment on
                                    approximately 66% of the
                                    loans. The fund is
                                    expected to grow to
                                    approximately $1.5 million
                                    over the life of the
                                    transaction, assuming no
                                    draws, no defaults, no
                                    prepayments and a 5%
                                    reinvestment rate. The
                                    cumulative balance in the
                                    fund is available across
                                    all loans to cover
                                    landlord's obligations.
                                  This fund also represents
                                  additional credit support
                                  for all sequential-pay bond
                                  classes.
                                  . Servicer advances--The
                                    servicer must advance
                                    funds, to the extent
                                    recoverable, to cover
                                    scheduled loan payments
                                    and landlord's
                                    obligations.(1)
 Extended       Lease Renewal     Insurance Policy--An           4.46% of pool
 Amortization   Risk              extended amortization
 Loans                            insurance policy pays
                                  substantially all amounts
                                  due under the loan over the
                                  loan term or in a lump sum.
                                  The policy is issued by a
                                  AAA-rated subsidiary of
                                  Berkshire Hathaway.
                Tenant fails to   At expiration of lease term,
                renew the lease   initial loan balance is
                upon expiration   substantially reduced by
                of initial term.  amortization.
 Balloon        Balloon Default   Insurance Policy--A residual   26.78% of pool
 Balances       Risk              value insurance policy
                                  guarantees that property's
                                  residual value will at least
                                  equal loan balance. Policies
                                  are issued by Royal
                                  Indemnity (rated AA-) or RVI
                                  (rated A).
                Lease payments    At balloon, initial loan
                do not fully      balance is substantially
                amortize loan     reduced by amortization.
                balance.

(1) On the USPS loans, the servicer only advances for routine maintenance and other expenses which are of the type taken into account in establishing the reserve.

                      CORPORATE LEASE-BACKED CERTIFICATES

                                BSCMS 1999-CLF1

Stratification Tables

                               Credit Lease Type

                                                                Weighted
                                      Aggregate        % of     Average  Weighted
                         Number of  Cut-off Date   Credit Lease Original  Average
                           Loans       Balance         Pool       DSCR   Loan Rate
                         --------- --------------- ------------ -------- ---------
Bond-Type Lease.........     11    $ 70,158,282.32     18.30%     1.02x     7.89%
Triple Net Lease........     23    $152,870,860.05     39.88%     1.07x     7.10%
Double Net Lease........    136    $160,323,781.38     41.82%     1.08x     7.25%
                            ---    ---------------    ------      ----    ------
                            170    $383,352,923.75    100.00%     1.06x     7.31%
                            ===    ===============    ======      ====    ======

                  Primary Industry of Lease Obligor/Guarantor

                                                                Weighted
                                      Aggregate                 Average  Weighted  Weighted
Tenants/Guarantors       Number of  Cut-off Date       % of     Original  Average   Average
Industry                   Loans       Balance      Loan Pool     DSCR   LTV Ratio Loan Rate
------------------       --------- --------------- ------------ -------- --------- ---------
Retail Drug.............     49    $121,498,805.83     31.69%     1.05x    88.93     7.22%
Grocery.................      9    $ 76,881,665.11     20.06%     1.01x    92.76     7.25%
U.S. Postal Service.....     96    $ 50,757,173.78     13.24%     1.10x      N/A     7.41%
Building materials......      2    $ 28,318,806.19      7.39%     1.00x    79.10     6.75%
Banking.................      2    $ 25,340,293.33      6.61%     1.34x    77.20     6.87%
Insurance...............      1    $ 20,026,522.70      5.22%     1.00x    78.54     8.38%
Retail Discount.........      1    $ 11,964,798.53      3.12%     1.00x    94.96     7.17%
Building Material
 Retailer...............      1    $ 11,127,383.11      2.90%     1.09x    95.11     6.71%
Theater.................      1    $  8,605,270.77      2.24%     1.03x    94.56     7.67%
Hotel...................      1    $  7,575,511.22      1.98%     1.00x    93.52     8.50%
Retail..................      1    $  7,551,825.22      1.97%     1.00x   102.47     8.00%
Retail Electronics......      3    $  7,526,691.54      1.96%     1.10x    89.16     8.00%
Computers...............      1    $  3,154,079.60      0.82%     1.10x   102.07     6.98%
Retail Jewelry..........      1    $  2,042,126.58      0.53%     1.10x    88.79     7.89%
Restaurant..............      1    $    981,970.24      0.26%     1.05x    81.83     7.15%
                            ---    ---------------    ------      ----    ------     ----
Total...................    170    $383,352,923.75     100.0%     1.06x    88.55     7.31%
                            ===    ===============    ======      ====    ======     ====

                      CORPORATE LEASE-BACKED CERTIFICATES

                                BSCMS 1999-CLF1

How do corporate lease loans compare to typical conduit CMBS collateral?

Typical Conduit CMBS Collateral           Corporate Lease Loans
Balloon Risk                              Balloon Risk
Loan has a substantial balloon            Loan is fully amortizing (or has a
payment (generally exceeding 90% of       relatively small balloon payment that
initial balance).                         is insured by a company rated at
                                          least "A").
Typical amortization schedule is 30       Typical amortization schedule is 20
years.                                    years.
Collateral Assignment of Leases           Collateral Assignment of Leases
Collateral includes assignment of         Collateral includes assignment of a
leases that are recourse to tenants.      single recourse lease to a corporate
Leases typically expire before            tenant (in BSMCS 1999-CLF1, over 95%
balloon is due. Mortgage lender is        are investment grade).
exposed to substantial leasing risk.
                                          Lease extends through or beyond
                                          loan's maturity (or, in a few cases,
                                          final lease term is contingent--this
                                          exposure is insured by a company
                                          rated AAA).
Recourse to Borrower                      Recourse to Borrower
Loan is not recourse to borrower.         Loan is not recourse to borrower.
In an adverse real estate market,         In any real estate market, borrower
borrower may have little incentive to     cannot manipulate performance of
invest in re-leasing property (or, if     property (single lease remains in
borrower controls several properties,     place regardless of market
may face a conflict of interest).         conditions).
Quality of Tenant                         Quality of Tenant
Varies. Commercial properties may         Typically a U.S. Government-sponsored
include U.S. Government, public or        enterprise or investment-grade
private corporations, or individuals.     publicly traded company.
Multifamily properties are generally      Some tenants may be private companies
leased to individuals.                    with rated debt.
Hospitality and entertainment             A small number of tenants are below
properties do not have leases.            investment grade (in BSCMS 1999-CLF1,
                                          4.74% of the loans are secured by
                                          leases to below-investment-grade
                                          tenants).
                                          The combination of investment grade
                                          tenants and long lease terms provide
                                          relatively strong protection against
                                          economic downturns.
Ongoing Information / Disclosure          Ongoing Information / Disclosure
Disclosure at issuance is very good.      Information on lessees' credit is
Loan-level underwriting is usually        publicly available. Most have public
current.                                  credit ratings. Investors are less
                                          reliant on rating agencies for
                                          surveillance.
Information gets stale over time--
ongoing reporting is not nearly as
complete or accurate as initial
information.

                      CORPORATE LEASE-BACKED CERTIFICATES

                                BSCMS 1999-CLF1

What are typical steps to default, bankruptcy and foreclosure?

Typical Conduit CMBS Collateral           Corporate Lease Loans
Borrower defaults on payment or           Tenant declares bankruptcy
balloon
Since loan is non-recourse, a default     Tenants are substantial companies.
could be caused by an adverse real        Operating leases (or lease
estate market, the bankruptcy of a        guarantees) are among their senior-
tenant, or (at balloon) high interest     most obligations.
rates or a tight credit market.
Borrowing entity declares bankruptcy      Lease is affirmed or rejected in
                                          court
Entity is typically single purpose--      Upon bankruptcy, tenant must reject
borrower does not jeopardize other        or affirm lease. Retailers may be
assets by declaring bankruptcy.           highly dependent on leased properties
                                          to generate cash flow--these tenants
                                          typically affirm leases for
                                          profitable locations.
                                          In other cases, leases may be
                                          affirmed as part of an asset sale (if
                                          a parent company divests itself of a
                                          business line in a given region, for
                                          example).
Lender forecloses on property             If lease is affirmed, loan stays
                                          current
                                          Although the tenant's credit quality
                                          has fallen dramatically, the lease
                                          and therefore the loan payments
                                          continue.
                                          If lease is rejected, tenant is
                                          removed
                                          A rejected lease does not necessarily
                                          cause a loan default. The borrower,
                                          usually an independent real estate
                                          investor, may judge that his equity
                                          position in the property is valuable.
                                          Relatively rapid loan amortization
                                          allows borrowers to build equity
                                          quickly.
                                          Also, in addition to the mortgage
                                          lien and a claim for any unpaid rent
                                          already due, the lender would have a
                                          bankruptcy claim against the tenant
                                          limited to the greater of rent for 1
                                          year or for 15% of the remaining term
                                          (capped at 3 years).
                                          If the property leases well, loan
                                          stays current
                                          The loan payments are funded by lease
                                          income from a new tenant.
                                          If property leases poorly, the loan
                                          may default
                                          If a new tenant pays a substantially
                                          lower rent, income may be
                                          insufficient to fund loan payments.
                                          Borrowing entity declares bankruptcy
                                          Entity is typically single purpose--
                                          borrower does not jeopardize other
                                          assets by declaring bankruptcy.
                                          Lender forecloses on property

                      CORPORATE LEASE-BACKED CERTIFICATES

                                BSCMS 1999-CLF1

                            Geographic Distribution

                                                            Weighted   Weighted
                     Number of                    % of      Average    Average
                      Mortgage     Aggregate    Aggregate Underwriting Mortgage
States               Properties     Balance      Balance      DSCR       Rate
------               ---------- --------------- --------- ------------ --------
AL..................      3     $  7,296,050.81    1.90%     1.06x      7.29%
AR..................      1        3,268,058.71    0.85%     1.13x      8.00%
CA..................      3        9,025,403.61    2.35%     1.02x      7.86%
CO..................      1        1,257,540.89    0.33%     1.17x      6.54%
CT..................      3       30,212,238.00    7.88%     1.01x      8.12%
DC..................      1          981,970.24    0.26%     1.05x      7.15%
FL..................      3        7,776,233.43    2.03%     1.07x      7.28%
GA..................      6       21,502,251.01    5.61%     1.02x      7.13%
IA..................      7        2,382,899.61    0.62%     1.12x      7.47%
IL..................      1        2,583,409.45    0.67%     1.00x      7.60%
IN..................      8       17,565,771.57    4.58%     1.08x      6.85%
KS..................      2        2,743,902.98    0.72%     1.05x      6.84%
KY..................      4        2,039,788.28    0.53%     1.06x      7.66%
LA..................      2        2,924,856.26    0.76%     1.03x      8.03%
MA..................      3       10,461,648.57    2.73%     1.06x      7.50%
ME..................      4        1,393,796.73    0.36%     1.09x      7.87%
MI..................      7       15,299,737.23    3.99%     1.03x      7.38%
MN..................      4        3,864,958.21    1.01%     1.10x      7.16%
MS..................      4        6,168,317.47    1.61%     1.02x      7.49%
MT..................      2        1,581,106.87    0.41%     1.06x      7.58%
NC..................      4        7,129,959.53    1.86%     1.06x      7.32%
NH..................      8       10,892,247.15    2.84%     1.06x      7.39%
NJ..................      3       44,734,794.81   11.67%     1.01x      7.03%
NM..................      6        5,271,411.63    1.38%     1.07x      6.89%
NV..................      4       25,180,592.51    6.57%     1.06x      7.20%
NY..................     21       33,852,108.69    8.83%     1.04x      7.34%
OH..................      4       26,522,483.44    6.92%     1.34x      6.87%
OK..................      4        1,291,769.55    0.34%     1.11x      7.79%
OR..................      1          583,841.46    0.15%     1.04x      7.70%
PA..................      6       16,171,770.02    4.22%     1.03x      7.12%
RI..................      1          545,150.79    0.14%     1.04x      7.96%
SC..................      2        8,055,545.90    2.10%     1.06x      7.08%
TN..................      1          635,999.53    0.17%     1.03x      8.21%
TX..................     16       17,096,054.56    4.46%     1.09x      7.12%
UT..................      1          164,593.67    0.04%     1.43x      7.22%
VA..................      6       13,216,416.13    3.45%     1.05x      7.24%
WA..................     11       17,196,310.18    4.49%     1.05x      7.79%
WI..................      1        3,258,050.01    0.85%     1.00x      6.90%
WV..................      1          352,004.97    0.09%     1.08x      8.01%
WY..................      1          871,879.29    0.23%     1.04x      7.40%
                        ---     ---------------  -------     -----      -----
                        171     $383,352,923.75  100.00%     1.06x      7.31%
                        ===     ===============  =======     =====      =====

                      CORPORATE LEASE-BACKED CERTIFICATES

                                BSCMS 1999-CLF1

Stratification Tables (continued)

                                                                Weighted   Weighted
                          Number of                   % of      Average    Average
                          Mortgage     Aggregate    Aggregate Underwriting Mortgage
Cut-Off Balance             Loans       Balance      Balance      DSCR       Rate
---------------           --------- --------------- --------- ------------ --------
$0--$99,999.............       1    $     98,723.62    0.03%     1.15x      7.90%
$100,000--$199,999......       7       1,194,419.82    0.31%     1.16x      7.73%
$200,000--$299,999......      13       3,371,462.87    0.88%     1.13x      7.72%
$300,000--$399,999......      20       6,833,210.92    1.78%     1.13x      7.62%
$400,000--$499,999......      15       6,838,233.41    1.78%     1.11x      7.66%
$500,000--$599,999......      12       6,539,051.40    1.71%     1.15x      7.58%
$600,000--$699,999......       7       4,568,521.19    1.19%     1.14x      7.44%
$700,000--$799,999......       6       4,597,130.36    1.20%     1.06x      7.34%
$800,000--$899,999......       2       1,712,119.22    0.45%     1.04x      6.80%
$900,000--$999,999......       4       3,811,579.53    0.99%     1.09x      7.11%
$1,000,000--$1,999,999..      27      38,129,448.20    9.95%     1.08x      7.33%
$2,000,000--$2,999,999..      24      58,450,441.10   15.25%     1.05x      7.31%
$3,000,000--$3,999,999..      13      44,362,682.85   11.57%     1.06x      7.14%
$4,000,000--$4,999,999..       4      18,234,236.97    4.76%     1.03x      7.20%
$5,000,000--$5,999,999..       1       5,030,624.99    1.31%     1.01x      6.76%
$6,000,000--$6,999,999..       2      13,351,142.38    3.48%     1.03x      7.24%
$7,000,000--$7,999,999..       3      22,805,082.70    5.95%     1.02x      7.91%
$8,000,000--$8,999,999..       1       8,605,270.77    2.24%     1.03x      7.67%
$9,000,000--$9,999,999..       1       9,753,498.68    2.54%     1.00x      7.35%
$11,000,000--
 $11,999,999............       2      23,092,181.64    6.02%     1.05x      6.95%
$17,000,000--
 $17,999,999............       1      17,320,981.78    4.52%     1.03x      7.20%
$18,000,000--
 $18,999,999............       1      18,581,291.57    4.85%     1.00x      7.32%
$20,000,000--
 $20,999,999............       1      20,026,522.70    5.22%     1.00x      8.38%
$22,000,000--
 $22,999,999............       1      22,756,883.88    5.94%     1.38x      6.79%
$23,000,000--
 $23,999,999............       1      23,288,181.20    6.07%     1.00x      6.75%
                             ---    ---------------  -------     -----      -----
                             170    $383,352,923.75  100.00%     1.06x      7.31%
                             ===    ===============  =======     =====      =====

                                                                Weighted   Weighted
                          Number of                   % of      Average    Average
                          Mortgage     Aggregate    Aggregate Underwriting Mortgage
Year of Loan Origination    Loans       Balance      Balance      DSCR       Rate
------------------------  --------- --------------- --------- ------------ --------
1995....................       1    $ 20,026,522.70    5.22%     1.00x      8.38%
1997....................      20      11,495,021.20    3.00%     1.08x      7.98%
1998....................      95     190,721,669.35   49.75%     1.09x      7.09%
1999....................      54     161,109,710.50   42.03%     1.04x      7.38%
                             ---    ---------------  -------     -----      -----
                             170    $383,352,923.75  100.00%     1.06x      7.31%
                             ===    ===============  =======     =====      =====

                      CORPORATE LEASE-BACKED CERTIFICATES

                                BSCMS 1999-CLF1

Stratification Tables (continued)

                                                             Weighted   Weighted
                       Number of                   % of      Average    Average
                       Mortgage     Aggregate    Aggregate Underwriting Mortgage
Mortgage Rate            Loans       Balance      Balance      DSCR       Rate
-------------          --------- --------------- --------- ------------ --------
6.00%--6.24%.........       2    $  2,082,694.26    0.54%     1.03x      6.22%
6.25%--6.49%.........       2         700,990.27    0.18%     1.10x      6.33%
6.50%--6.74%.........       4      14,304,556.45    3.73%     1.09x      6.68%
6.75%--6.99%.........      24      85,919,073.42   22.41%     1.13x      6.81%
7.00%--7.24%.........      24      87,361,412.54   22.79%     1.04x      7.15%
7.25%--7.49%.........      32      87,459,124.62   22.81%     1.03x      7.30%
7.50%--7.74%.........      36      39,026,753.91   10.18%     1.07x      7.63%
7.75%--7.99%.........      27      16,852,412.15    4.40%     1.10x      7.85%
8.00%--8.24%.........      14      21,316,689.36    5.56%     1.06x      8.02%
8.25%--8.49%.........       4      20,753,705.55    5.41%     1.01x      8.37%
8.50%--8.74%.........       1       7,575,511.22    1.98%     1.00x      8.50%
                          ---    ---------------  -------     -----      -----
                          170    $383,352,923.75  100.00%     1.06x      7.31%
                          ===    ===============  =======     =====      =====
                                                             Weighted   Weighted
                       Number of                   % of      Average    Average
                       Mortgage     Aggregate    Aggregate Underwriting Mortgage
Year of Loan Maturity    Loans       Balance      Balance      DSCR       Rate
---------------------  --------- --------------- --------- ------------ --------
2003.................       1    $    136,269.31    0.04%     1.07x      7.68%
2006.................       1         373,428.57    0.10%     1.03x      7.75%
2007.................       1      20,026,522.70    5.22%     1.00x      8.38%
2012.................       2         676,913.17    0.18%     1.12x      7.77%
2013.................       7      25,124,786.77    6.55%     1.36x      6.86%
2014.................       6       5,298,809.44    1.38%     1.09x      7.25%
2015.................       1         458,331.97    0.12%     1.08x      7.86%
2016.................      10       2,696,200.67    0.70%     1.12x      7.79%
2017.................      17      13,505,337.45    3.52%     1.08x      7.61%
2018.................      79     155,732,534.82   40.62%     1.05x      7.13%
2019.................      25      46,467,861.30   12.12%     1.05x      7.17%
2021.................       4      15,102,202.76    3.94%     1.05x      8.25%
2022.................       1       7,551,825.22    1.97%     1.00x      8.00%
2023.................       7      18,415,664.67    4.80%     1.06x      7.17%
2024.................       7      70,356,403.55   18.35%     1.01x      7.31%
2028.................       1       1,429,831.38    0.37%     1.03x      7.76%
                          ---    ---------------  -------     -----      -----
                          170    $383,352,923.75  100.00%     1.06x      7.31%
                          ===    ===============  =======     =====      =====

                      CORPORATE LEASE-BACKED CERTIFICATES

                                BSCMS 1999-CLF1

Stratification Tables (continued)

                                                                  Weighted   Weighted
                            Number of                   % of      Average    Average
                            Mortgage     Aggregate    Aggregate Underwriting Mortgage
Remaining Term to Maturity    Loans       Balance      Balance      DSCR       Rate
--------------------------  --------- --------------- --------- ------------ --------
40--59..................         1    $    136,269.31    0.04%     1.07x      7.68%
80--99..................         2      20,399,951.27    5.32%     1.00x      8.36%
140--159................         1         370,548.97    0.10%     1.14x      7.84%
160--179................        14      30,729,960.41    8.02%     1.31x      6.93%
180--199................         2         678,684.12    0.18%     1.13x      7.88%
200--219................        24      15,139,685.91    3.95%     1.09x      7.63%
220--239................       105     196,487,057.94   51.25%     1.05x      7.14%
240--259................         1       6,554,838.24    1.71%     1.05x      7.25%
260--279................         5      22,654,027.98    5.91%     1.04x      8.17%
280--299................        14      88,772,068.22   23.16%     1.02x      7.28%
340--359................         1       1,429,831.38    0.37%     1.03x      7.76%
                               ---    ---------------  -------     -----      -----
                               170    $383,352,923.75  100.00%     1.06x      7.31%
                               ===    ===============  =======     =====      =====

                      CORPORATE LEASE-BACKED CERTIFICATES

                                BSCMS 1999-CLF1

Top 7 Lease Obligors/Guarantors (Representing 60% of Pool)

United States Postal Service

Ninety-six leases are to the United States Postal Service ("USPS"), representing 13.24% of the pool. The USPS is an independent establishment of the executive branch of the federal government which provides mail service for the United States. The USPS delivers more than 650 million pieces of mail each day, handling 41% of the world's mail volume. Since 1982, the USPS has been self-supporting, receiving no government appropriations to fund its operations. Postal rates are set by an independent body, the Postal Rate Commission. By law, the USPS can borrow money only after notifying and offering the debt to the Secretary of the Treasury. Treasury has exercised its right of first refusal for USPS debt in recent years. The USPS web site is at http://www.usps.gov. The following information was obtained from the 1998 USPS annual report.

                                      Year Ended     Year Ended     Year Ended
      USPS ($ in millions)          Sept. 30, 1998 Sept. 30, 1997 Sept. 30, 1996
      --------------------          -------------- -------------- --------------
      Operating Revenue............    $60,072        $58,216        $56,402
      Operating Expenses...........     57,778         54,873         53,113
      Operating Income.............      2,294          3,343          3,289
      Operating Margin.............        3.8%           5.7%           5.8%

Royal Ahold (Edwards, Stop & Shop and BI-LO)

Royal Ahold (Koninklijke Ahold NV) is guarantor on four leases representing, in total, 10.38% of the pool. Two leases are to Mayfair Supermarkets (to be operated or operating as a Stop & Shop supermarket and an Edwards, respectively), one lease is to Stop & Shop Supermarket, and one lease is to BI-LO supermarket. Royal Ahold, a Netherlands corporation, is a leading international food retailer with major operations in the U.S., the Netherlands and elsewhere in Europe and Asia. Royal Ahold owns the U.S. supermarket chains BI-LO, Giant Food Stores, Edwards, Finast, Tops and Stop & Shop and has announced that it is expected to acquire Pathmark this fall. Royal Ahold's long-term debt is rated "A" by S&P, with a negative outlook. Royal Ahold's stock trades as ADRs on the NYSE under the symbol "AHO." Royal Ahold's web site is at http://www.ahold.nl. The following information was obtained from Royal Ahold's 1998 annual report and its first quarter 1999 earnings release.

                                   Sixteen
                                 Weeks Ended     Year Ended       Year Ended
Royal Ahold (in millions)       April 25, 1999 January 3, 1999 December 28, 1997
-------------------------       -------------- --------------- -----------------
Total Sales....................   $ 8,723.2       $30,945.7        $25,271.6
Net (Loss) Profit..............      $164.6          $639.4           $466.7
Total Assets...................   $11,337.8       $13,351.2         $9,414.9
Total Shareholders' Equity.....    $1,908.2        $1,814.3         $1,543.8

-------
* 1.886 and 2.001 NLG/$US exchange rates were used to derive year end Jan. 3, 1999, and Dec. 28, 1997, balance sheet items, respectively. A 0.94 Euro/$US exchange rate was used to derive sixteen weeks ended Apr. 25, 1999, balance sheet items.

                      CORPORATE LEASE-BACKED CERTIFICATES

                                BSCMS 1999-CLF1

CVS Corporation

Seventeen leases are guaranteed by CVS Corporation ("CVS"), representing 9.65% of the pool. CVS, one of the largest drugstore chains in America, is the leading drugstore chain in the Northeast, Mid-Atlantic, Southeast and Midwest regions. As of the end of 1998, CVS operated 4,122 stores in 25 states and the District of Columbia. CVS' long-term debt is rated "A" by S&P. CVS stock trades on the NYSE under the symbol "CVS," and its web site is at http://www.cvs.com. The following information was obtained from CVS' 1998 annual report on Form 10-K for the fiscal year ended December 31, 1997, and Form 10-Q for the three months ended March 27, 1999.

                         Three Months Ended    Year Ended        Year Ended
   CVS (in millions)       March 27, 1999   December 31, 1998 December 31, 1997
   -----------------     ------------------ ----------------- -----------------
Net Sales...............      $4,240.5          $15,273.6         $13,749.6
Net (Loss) Profit.......        $164.6             $396.4             $76.9
Total Assets............      $6,842.0           $6,736.2          $5,978.9
Total Shareholders'
 Equity.................      $3,264.2           $3,110.6          $2,614.6


Rite Aid Corporation

Rite Aid Corporation ("Rite Aid") is tenant or guarantor on fourteen leases representing 8.31% of the pool. Rite Aid operates in two business segments; 1) a retail drug segment, and 2) a pharmacy benefit management ("PBM") segment, that includes other managed health care services and mail-order pharmacy services. The company's business segments are organized according to the products and services offered to its customers. The company's dominant business segment is the operation of one of the largest retail drugstore chains in America. In addition, through its acquisition of PCS Health Systems, Inc. from Eli Lilly and Company in the fourth quarter of fiscal 1999, the company operates a PBM segment which offers pharmacy benefit management, mail-order pharmacy services, marketing prescription plans and selling other managed health care services to employers, health plans and their members and government-sponsored employee benefit programs. In June 1999, the company announced that it had signed a ten-year agreement with General Nutrition Centers, Inc. and drugstore.com that will result in a 25.3% ownership in drugstore.com, for a cash investment of $7,600,000 as well as other marketing commitments and obligations.

Rite Aid Corporation's long-term senior unsecured debt is rated "BBB" by S&P. Rite Aid Corporation's stock trades on the NYSE under the symbol "RAD," and its web site is at http://www.riteaid.com. The following information was obtained from Rite Aid's 1998 annual report on Form 10-K for the fiscal year ended February 27, 1999, and Form 10-Q for the three months ended May 29, 1999.

                                  Three
    Rite Aid (in               Months Ended    Year Ended        Year Ended
      millions)                May 29, 1999 February 27, 1999 February 28, 1998
    ------------               ------------ ----------------- -----------------
Net Sales.....................   $3,624.5       $12,731.9         $11,375.1
Net (Loss) Profit.............      $81.0          $143.7            $305.9
Total Assets..................  $10,677.8       $10,421.7          $7,612.3
Total Shareholders' Equity....   $3,005.3        $2,953.7         $12,907.3

                      CORPORATE LEASE-BACKED CERTIFICATES

                                BSCMS 1999-CLF1

Walgreen Co.

Walgreen Co. ("Walgreens") is tenant or guarantor on nine leases representing 7.14% of the pool. Walgreens is America's largest drugstore retailer. Walgreens serves customers in 35 states and Puerto Rico through 2,547 retail drugstores and 2 mail service facilities. The company filled 226 million prescriptions in fiscal 1998--approximately 9 percent of the U.S. retail market. Walgreen announced in June 1999 that it intends to launch a "full service" internet pharmacy in September 1999, expanding beyond its online prescription refill service by allowing new prescription orders over the Net. Walgreens' long-term debt is rated "A+" by S&P. Walgreens' common stock is traded on the NYSE under the symbol "WAG," and its web page is located at http://www.walgreens.com. The following information was obtained from Walgreens' 1997 annual report on Form 10-K for the fiscal year ended August 31, 1998, and Form 10-Q for the nine months ended May 31, 1999.

                                        Nine Months
                                           Ended      Year Ended    Year Ended
   Walgreen Co. ($ in millions)         May 31, 1999 Aug. 31, 1998 Aug. 31, 1997
   ----------------------------         ------------ ------------- -------------
   Net Sales...........................   $13,279       $15,307       $13,363
   Net Earnings........................       464           511           436
   Total Assets........................     5,592         4,902         4,207
   Total Shareholders' Equity..........     3,338         2,849         2,373

Eckerd Corporation

Eckerd Corporation ("Eckerd") is tenant or guarantor on ten leases representing 6.60% of the pool. Eckerd operates the Eckerd drugstore chain, which is one of the largest drugstore chains in the United States. Eckerd operates approximately 2,900 drugstores located throughout the northeast, southeast, and sunbelt regions of the United States, including the Eckerd's March 1999 acquisition of the New York-based Genovese drugstore chain. Eckerd is a wholly-owned subsidiary of J.C. Penney Company, Inc. ("J.C. Penney"). J.C. Penney's long-term senior unsecured obligations are rated "BBB+" by S&P.

J.C. Penney's common stock trades on the NYSE under the symbol "JCP." Eckerd's web site is located at http://www.eckerd.com. The following information was obtained from J.C. Penney's 1998 annual report on Form 10-K for the fiscal year ended January 31, 1999, and Form 10-Q for the thirteen weeks ended May 1, 1999.

                                        13 Weeks Ended  Year Ended    Year Ended
   Eckerd Corporation ($ in millions)    May 1, 1999   Jan. 30, 1999 Jan. 31, 1998
   ----------------------------------   -------------- ------------- -------------
   Net Retail Sales...............          $3,047           --            --
   Operating Profit...............             129           --            --
   Revenue........................             --         10,325         9,663
   Operating Earnings.............             --            254           347
   Total Assets...................             --          6,361         6,064

                      CORPORATE LEASE-BACKED CERTIFICATES

                                BSCMS 1999-CLF1

Home Depot U.S.A., Inc.

  One lease, representing 6.07% of the pool, is to Home Depot U.S.A., Inc. ("Home Depot"). Home Depot is the nation's leading retailer in the home improvement industry. Home Depot operates over 800 stores in 44 states, five Canadian provinces and in Puerto Rico and Chile. Home Depot is the primary operating subsidiary of Home Depot, Inc. The long-term obligations of Home Depot, Inc. are rated "AA-" by S&P. Home Depot, Inc.'s stock trades on the NYSE under the symbol "HD." Home Depot's web page is located at http://www.homedepot.com. The following information was obtained from Home Depot, Inc.'s 1998 annual report on Form 10-K for the fiscal year ended January 31, 1999, and Form 10-Q for the three months ended May 2, 1999.

                                         Three Months
                                            Ended      Year Ended    Year Ended
   Home Depot, Inc. ($ in millions)      May 2, 1999  Jan. 31, 1999 Feb. 1, 1998
   --------------------------------      ------------ ------------- ------------
   Net Sales............................   $ 8,952       $30,219      $24,156
   Net Earnings.........................       489         1,614        1,160
   Total Assets.........................    15,199        13,465       11,229
   Total Shareholders' Equity...........     9,329         8,740        7,098

  This diskette contains one spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File "BSC99CLF1.XLS" is a Microsoft Excel,/1/ Version 5.0 spreadsheet. The Spreadsheet File provides, in electronic format, all of the information shown in Annex A of the Prospectus Supplement dated August 10, 1999 (the "Prospectus Supplement"). The information contained in this diskette appears elsewhere in paper form in this Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in this Prospectus Supplement and the Prospectus. Defined terms used in this diskette but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and Prospectus. All of the information contained in this diskette is subject to the same limitations and qualifications contained elsewhere in this Prospectus Supplement and the Prospectus. Prospectus investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this diskette. If this diskette was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Bear, Stearns & Co. Inc. at (212) 272-4192 to receive an original copy of the diskette. As a precautionary measure, scan this diskette for computer viruses before opening. Upon opening the Microsoft Excel file contained on this diskette, a legend will be displayed, which should be read carefully.

  Open the file as you would normally open any Spreadsheet File in Microsoft Excel. After the Spreadsheet File is opened, a legend will be displayed. READ THE LEGEND CAREFULLY. The data in the Spreadsheet File that corresponds to the information shown in Annex A is in the worksheet labeled "ANNEX A".
--------
/1/ Microsoft Excel is a registered trademark of Microsoft Corporation.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  You should rely on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not autho-rized anyone to provide you with different information.
  We are not offering the certificates in any state where the offer is not per-mitted.
  We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.
  Dealers will deliver a prospectus supplement and the accompanying prospectus when acting as underwriters of the certificates and with respect to their un-sold allotments or subscriptions. In addition, all dealers selling the certifi-cates will deliver a prospectus supplement and the accompanying prospectus un-til November 25, 1999.

                              -------------------
                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                                         Page
                                                                         -----
Table of Contents.......................................................   S-4
Important Notice About this Prospectus Supplement and the Accompanying
 Prospectus.............................................................   S-5
Executive Summary.......................................................   S-7
Summary of Prospectus Supplement........................................  S-10
Risk Factors............................................................  S-24
Risks Related to the Certificates.......................................  S-24
Risks Related to the Loans..............................................  S-30
Description of the Loan Pool............................................  S-46
The Credit Leases.......................................................  S-75
Servicing of the Loans..................................................  S-82
Description of the Certificates.........................................  S-95
The Trustee and the Fiscal Agent........................................ S-116
The Enhancement Insurer................................................. S-117
The Extension Insurer................................................... S-117
The Residual Value Insurers............................................. S-117
Description of the MBIA Policy.......................................... S-118
The Certificate Insurer................................................. S-119
Yield and Maturity Considerations....................................... S-122
Use of Proceeds......................................................... S-130
Certain Federal Income Tax Consequences................................. S-130
Certain ERISA Considerations............................................ S-131
Legal Investment........................................................ S-134
Method of Distribution.................................................. S-135
Legal Matters........................................................... S-135
Experts................................................................. S-136
Ratings................................................................. S-136
Index of Principal Definitions.......................................... S-137
Annex A.................................................................   A-1
Annex B.................................................................   B-1
Annex C.................................................................   C-1
Annex D.................................................................   D-1
                                   Prospectus
Prospectus Supplement...................................................     2
Available Information...................................................     3
Incorporation of Certain Information by Reference.......................     4
Table of Contents.......................................................     5
Summary of Prospectus...................................................    10
Risk Factors............................................................    18
Description of the Trust Funds..........................................    26
Yield and Maturity Considerations.......................................    33
The Depositor...........................................................    39
Use of Proceeds.........................................................    40
Description of the Certificates.........................................    40
Description of the Pooling Agreements...................................    48
Description of Credit Support...........................................    62
Certain Legal Aspects of Mortgage Loans.................................    64
Certain Federal Income Tax Consequences.................................    77
State and Other Tax Considerations......................................   103
ERISA Considerations....................................................   104
Legal Investment........................................................   105
Method of Distribution..................................................   107
Legal Matters...........................................................   109
Financial Information...................................................   109
Rating..................................................................   109
Index of Significant Definitions........................................   110

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $320,100,000
                                 (Approximate)

                Bear Stearns Commercial Mortgage Securities Inc.

                                   Depositor

                      Corporate Lease-Backed Certificates,
                                Series 1999-CLF1

Class A-1 Certificates............................................ $ 29,132,000
Class A-2 Certificates............................................ $ 25,481,000
Class A-3 Certificates............................................ $110,676,000
Class A-4 Certificates............................................ $152,811,000

                              -------------------

                             PROSPECTUS SUPPLEMENT

                              -------------------

                            Bear, Stearns & Co. Inc.

                         Banc of America Securities LLC

                             Prudential Securities

                                August 10, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------